Exhibit 10.18

CONSOLIDATED, AMENDED AND RESTATED

TERM LOAN AGREEMENT

among

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC,
a Delaware limited liability company
as Lead Borrower,

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC,
a Delaware limited liability company
and
FORDHAM PLACE OFFICE LLC
a Delaware limited liability company
as Borrower,

The LENDERS Party Hereto,
as Lenders

and

EUROHYPO AG, NEW YORK BRANCH

as Administrative Agent

Date:           As of November 4, 2009

i

LIST OF EXHIBITS AND SCHEDULES

EXHIBIT A	-	LEGAL DESCRIPTION OF PROJECT
EXHIBIT B	-	INTENTIONALLY OMITTED
EXHIBIT C	-	FORM OF NOTE
EXHIBIT D	-	FORM OF ASSIGNMENT AND ACCEPTANCE
EXHIBIT E	-	FORM OF HEDGE AGREEMENT PLEDGE
EXHIBIT F	-	FORM OF NOTICE OF CONVERSIONS AND CONTINUATIONS

SCHEDULE 1	-	COMMITMENTS
SCHEDULE 1.1(97)	-	LEASING GUIDELINES
SCHEDULE 2.1	-	ADVANCE CONDITIONS
SCHEDULE 2.4(1)	-	WIRE INSTRUCTIONS
SCHEDULE 2.4(2)	-	AMORTIZATION SCHEDULE
SCHEDULE 7.28	-	ORGANIZATIONAL CHART

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into as of November 4, 2009 among ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Lead Borrower”); FORDHAM PLACE OFFICE LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Fordham Office“, hereinafter, jointly and severally with Lead Borrower, and singly and collectively, “Borrower”); each of the lenders that is a signatory hereto identified under the caption “LENDERS” on the signature pages hereof and each lender that becomes a “Lender” after the date hereof pursuant to Section 12.24(2) (individually, a “Lender” and, collectively, the “Lenders”); and EUROHYPO AG, NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, “Administrative Agent”).

R E C I T A L S

A.           Lead Borrower and the Fordham Office are the fee owners of that certain tract of land located in the County of Bronx, State of New York and being more fully described in Exhibit A attached hereto (the “Land”).  Lead Borrower is the fee owner of the condominium unit designated as the “Retail Unit” in the Condominium Declaration along with an undivided 70% interest in the Common Elements (as defined in the Condominium Declaration) constituting a portion of the improvements currently located on the Land, and Fordham Office is the fee owner of the condominium unit designated as the “Office/Community Unit” in the Condominium Declaration along with an undivided 30% interest in the Common Elements (as defined in the Condominium Declaration) constituting a portion of the improvements currently located on the Land.

B.           Borrower has entered into (a) that certain Acquisition and Project Loan Agreement dated as of October 5, 2007 by and among Borrower, Lenders and Administrative Agent pursuant to which the Lenders made a Loan to Borrower in the original principal amount of $19,930,757.00 (the “Original Acquisition and Project Loan Agreement”); and (b) that certain Building Loan Agreement dated as of October 5, 2007 by and among Borrower, Lenders and Administrative Agent pursuant to which the Lenders made a Loan to Borrower in the original principal amount of $75,339,243.00 (the “Original Building Loan Agreement” and, with the Original Acquisition and Project Loan Agreement, collectively, the “Original Loan Agreement”).

C.           Pursuant to the Original Loan Agreement, the Lenders have made advances of the loans for the purposes described therein in the amount of $86,061,835.70 and Borrower will, as of the Closing Date, prepay the loan such that the outstanding principal balance as of the Closing Date will be $86,000,000.00.

D.           Borrower has represented to the Lenders that the Borrower has completed construction of the Improvements (as defined in the Original Acquisition and Project Loan Agreement) and requested that the Lenders amend, reduce and restate and consolidate the Original Loan Agreement to, among other things, extend the maturity date and reflect that no further amounts will be advanced under the Original Loan Agreement, and the Lenders have indicated their willingness to so amend and restate and consolidate the Original Loan Agreement, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that the Original Acquisition and Project Loan Agreement and the Original Building Loan Agreement are hereby amended, restated and consolidated in their entirety as follows:

ARTICLE 1

CERTAIN DEFINITIONS

Section 1.1Certain Definitions.  As used herein, the following terms have the meanings indicated:

(1)           “Additional Cash Collateral Account” has the meaning assigned to such term in the Cash Management Agreement.

(2)           “Additional Costs” has the meaning assigned to such term in Section 2.9(1)(a).

(3)           “Additional Interest” means any and all amounts which may become due and payable by Borrower in accordance with the terms and provisions of any Hedge Agreement provided by a Eurohypo Counterparty which is secured by the Mortgage in accordance with Section 9.15 which amounts shall be evidenced by and payable pursuant to the Notes in favor of Eurohypo and/or such Affiliate; provided, however, that Additional Interest shall not include any amounts which may become due and payable pursuant to any Hedge Agreement which is not secured by the Mortgage.

(4)           “Adjusted LIBOR Rate” means, for any Interest Period for any LIBOR-based Loan, a rate per annum (rounded upwards to the nearest 1/32 of 1%) determined by Administrative Agent to be equal to the LIBOR Rate for such Interest Period divided by 1 minus the Reserve Requirement (if any) for such Interest Period.

(5)           “Adjusted Operating Expenses” means Operating Expenses as determined and adjusted by Administrative Agent in accordance with its then current audit policies and procedures.

(6)           “Adjusted Operating Revenues” means Operating Revenues as determined and adjusted by Administrative Agent in accordance with its then current audit policies and procedures.

(7)           “Administrative Fee” means the administrative fee agreed to by Borrower and Administrative Agent pursuant to the Fee Letter.

(8)           “Advance Date” has the meaning assigned to such term in Section 2.8(6).

(9)           “Advanced Amount” has the meaning assigned to such term in Section 14.12(2).

(10)           “Affiliate” means with respect to any Person, another Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person and, if such Person is an individual, any member of the immediate family (including parents, spouse, children and siblings) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust.  As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns directly or indirectly securities having 10% or more of the voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership, membership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person.  Notwithstanding the foregoing, no individual shall be an Affiliate solely by reason of his or her being a director, officer, trustee or employee of Borrower.

(11)           “Agreement” means this Loan Agreement, as the same may be modified, amended and/or supplemented and in effect from time to time.

(12)           “Anti-Terrorism Order” means Executive Order No. 13,224, 66 Fed. Reg. 49,079 (2001), issued by the President of the United States of America (Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism).

(13)           “Applicable Lending Office” means, for each Lender and for each Type of Loan, the “Lending Office” of such Lender (or of an Affiliate of such Lender) designated for such Type of Loan on the respective signature pages hereof or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to Administrative Agent and Borrower as the office by which its loans of such Type are to be made and maintained.

(14)           “Applicable Margin” means (a) for Base Rate Loans, 1.50% per annum; and (b) for LIBOR-based Loans, 3.50% per annum.

(15)           “Appraisal” means an appraisal of the Project prepared by an appraiser satisfactory to Administrative Agent, which appraisal must also (a) satisfy the requirements of Title XI of the Federal Institution Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder (including the appraiser with respect thereto) and (b) be otherwise in form and substance satisfactory to Administrative Agent.

(16)           “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(17)           “Arranger” means Eurohypo.

(18)           “Assignment and Acceptance” means an Assignment and Acceptance, duly executed by the parties thereto, in substantially the form of Exhibit D hereto and consented to by Administrative Agent in accordance with Section 12.24(2).

(19)           “Award” means any compensation paid by any Governmental Authority in connection with a Condemnation in respect of all or any part of the Project.

(20)           “Bankruptcy Party” has the meaning assigned to such term in Section 10.8.

(21)           “Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Rate for such day plus 1/2 of 1%, (b) the Prime Rate for such day or (c) the LIBOR Rate plus 1.50%.  Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.

(22)           “Base Rate Loans” means Loans that bear interest at rates based upon the Base Rate.

(23)           “Basel II Accord” means the proposals for risk-based capital framework described by the Basel Committee on Banking Regulations and Supervisory Practices in its paper entitled “International Convergence of Capital Measurement and Capital Standards: a Revised Framework – Comprehensive Version” dated June 2006, as amended, modified and supplemented and in effect from time to time or any replacement thereof.

(24)           “Bifurcation” has the meaning assigned to such term in Section 12.29(1).

(25)           “Borrower” has the meaning assigned to such term in the Preamble.  With respect to the definition of “Borrower”, except where the context otherwise provides, (i) any representations contained herein of Borrower shall be applicable to each Borrower, (ii) any affirmative covenants contained herein shall be deemed to be covenants of each Borrower and shall require performance by all Borrowers, (iii) any negative covenants contained herein shall be deemed to be covenants of each Borrower, and shall be breached if any Borrower fails to comply therewith, (iv) the occurrence of any Event of Default with respect to any Borrower shall be deemed to be an Event of Default hereunder, and (v) any Indebtedness and/or obligations of Borrower shall be deemed to include any Indebtedness and/or obligations of the Borrowers, or any Indebtedness and/or obligations of any one of them.

(26)           “Borrower Party” means Borrower, any Guarantor or Managing Member

(27)           “Business Day” means (a) any day other than a Saturday, a Sunday, or other day on which commercial banks located in New York City are authorized or required by law to remain closed and (b) in connection with a borrowing of, a payment or prepayment of principal of or interest on, a Conversion of or into, or an Interest Period for, a LIBOR-based Loan or a notice by Lead Borrower with respect to any such borrowing, payment, prepayment or Conversion, the term “Business Day” shall, in addition to the days excluded in subsection (a) above, also exclude a day on which banks are not open for dealings in Dollar deposits in the London interbank market.

(28)           “Calculated Debt Service” means, for any period, an amount equal to the outstanding principal balance of the Loans as of the date of calculation multiplied by a loan constant of seven percent (7.0%).

(29)           “Cash Management Account” has the meaning assigned to such term in the Cash Management Agreement.

(30)           “Cash Management Agreement” means that certain Cash Management and Security Agreement to be executed, dated and delivered by Borrower, Administrative Agent (on behalf of the Lenders) and the Depository Bank subsequent to the Closing Date, as the same may be modified, amended and/or supplemented and in effect from time to time.

(31)           “Casualty” has the meaning specified in Section 3.3 hereof.

(32)           “Casualty Consultant” has the meaning assigned to such term in Section 3.2(2)(c).

(33)           “Casualty Retainage” has the meaning assigned to such term in Section 3.2(2)(d).

(34)           “Casualty/Taking Account” has the meaning assigned to such term in the Cash Management Agreement.

(35)           “Change of Control” means any transaction, transfer, admission, redemption, withdrawal, change in organizational documents or structure, or otherwise, whether directly or indirectly, as a result of which (a)(i) Sponsor, whether directly or indirectly, owns less than 18% of the membership interests in and rights to distributions from Borrower, or (ii) any Person other than Managing Member has the responsibility for managing and administering the day-to day business and affairs of Borrower or (iii) in any other respects, any Person other than Sponsor directly or indirectly Controls Borrower, (b) (i) Sponsor no longer directly or indirectly owns at least 18% of the membership interests in and rights to distributions from the Managing Member, or (ii) Sponsor no longer directly or indirectly has responsibility for managing and administering the day-to day business and affairs of the Managing Member or (iii) in any other respects, any Person other than Sponsor directly or indirectly Controls the Managing Member,  (c)(i) anyone other than Acadia Realty Trust, whether directly or indirectly, owns less than 75% of the partnership interests in Sponsor, or (ii) any Person other than Acadia Realty Trust has the responsibility for managing and administering the day-to day business and affairs of Sponsor or (iii) in any other respects, any Person other than Acadia Realty Trust directly or indirectly Controls Sponsor, or (d) a change in the management control of Acadia Realty Trust such that Kenneth F. Bernstein is no longer the Chief Executive Officer of Acadia Realty Trust or Kenneth F. Bernstein fails to devote a substantial amount of his business time and attention in any consecutive six (6) month period to the affairs of Acadia Realty Trust; provided, however, such occurrence shall not be an Event of Default if within sixty (60) days of the occurrence thereof the Administrative Agent approves, in the exercise of its reasonable judgment, the replacement or successor management of Acadia Realty Trust.  As used in this definition, “Control” of one Person (the “controlled Person”) by another Person (the “controlling Person”) shall mean the possession, directly or indirectly, by the controlling Person of the power or ability to direct or cause the direction of the management or policies of the controlled Person, whether through the ability to exercise voting power, by contract or otherwise (“Controlled” and “Controlling” each have the meanings correlative thereto).

(36)           “Clearing Account” means an account with the Clearing Bank into which Borrower and Property Manager shall deposit, or cause to be deposited, all rents and other revenue from the Premises, and, upon the effectiveness of the Cash Management Agreement, shall have the meaning assigned to such term in the Cash Management Agreement..

(37)           “Clearing Bank” means Bank of America, N.A. and, upon the effectiveness of the Cash Management Agreement, shall have the meaning assigned to such term in the Cash Management Agreement.

(38)           “Closing Date” means the date of this Agreement.

(39)           “Co-Borrower Documents” means collectively, the Contribution Agreement, the Co-Borrower Guaranty (Acquisitions) and the Co-Borrower Guaranty (Office).

(40)           “Co-Borrower Guaranty (Acquisitions)” means the Co-Borrower Guaranty by Lead Borrower in favor of Administrative Agent on the Closing Date, as the same may be modified, supplemented or amended from time to time.

(41)           “Co-Borrower Guaranty (Office)” means the Co-Borrower Guaranty by Fordham Office in favor of Administrative Agent on the Closing Date, as the same may be modified, supplemented or amended from time to time.

(42)           “Collateral Letter of Credit” means a clean, irrevocable and unconditional standby letter of credit that is (a) issued for the account of an applicant other than Borrower, (b) issued in favor of Administrative Agent (on behalf of the Lenders) in the amount of any cash required pursuant to the terms of this Agreement or any other Loan Document pursuant to which it is being issued, (c) issued by an issuer having a paying office in the City of New York (or, with respect to Bank of America, N.A. only, such other office as is acceptable to Administrative Agent in its reasonable discretion) and having a rating with respect thereto of “AA” or better by S&P (or any equivalent rating from Moody’s) or such other issuer as shall be approved by Administrative Agent in its sole and absolute discretion (Bank of America, N.A. is hereby approved by Administrative Agent, provided that the letter of credit is in form and substance acceptable to Administrative Agent in its reasonable discretion), (d) drawable, in whole or in part from time to time, by Administrative Agent upon the presentment to the issuer of a clean sight-draft demanding such payment, (e) an “evergreen” letter of credit that initially has an expiration date of at least one (1) year from the date of deposit and is automatically renewed from year to year or one which does not expire until at least thirty (30) Business Days after the Maturity Date, and (f) freely assignable upon presentation of customary documents by Administrative Agent at no cost and expense to Administrative Agent.

(43)           “Commitment” means, as to each Lender, the obligation of such Lender to make a Loan in a principal amount up to but not exceeding the amount set opposite the name of such Lender on Schedule 1 under the caption “Commitment” or, in the case of a Person that becomes a Lender pursuant to an assignment permitted under Section 12.24(2), as specified in the respective instrument of assignment pursuant to which such assignment is affected.  The original aggregate principal amount of the Commitments is $86,000,000.00.

(44)           “Condemnation” means a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Project, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Project or any part thereof.

(45)           “Condemnation Proceeds” has the meaning assigned to such term in Section 3.2(2).

(46)           “Condominium” means that certain condominium established pursuant to the Condominium Declaration.

(47)           “Condominium Act” means Article 9-B of the Real Property Law of the State of New York (§ 339-d et seq.), and all amendments, modifications or replacements thereof or regulations with respect thereto, now or hereafter enacted or promulgated.

(48)           “Condominium Declaration” means that certain Condominium Declaration filed with the Attorney General’s Office of the State of New York and approved by Administrative Agent prior to the Closing Date for the purpose of creating the Condominium.

(49)           “Condominium Documents” means the Condominium Declaration, the by-laws of any owner’s association to be established pursuant to the Condominium Declaration to govern the affairs of the Condominium, and any other document, instrument or agreement creating, governing or affecting the Condominium.

(50)           “Continue” “Continuation” and “Continued” refer to the continuation pursuant to Section 2.2 of (a) a LIBOR-based Loan from one Interest Period to the next Interest Period or (b) a Base Rate Loan at the Base Rate.

(51)           “Contribution Agreement” means the Indemnity, Subrogation and Contribution Agreement among Lead Borrower, Fordham Office and Administrative Agent dated as of October 5, 2007, as the same may be modified, supplemented or amended from time to time.

(52)           “Convert” “Conversion” and “Converted” refer to a conversion pursuant to the terms of this Agreement of one Type of Loans into another Type of Loans, which may be accompanied by the transfer by a Lender (at its sole and absolute discretion) of a Loan from one Applicable Lending Office to another.

(53)           “Debt” means, for any Person, without duplication:  (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person would be liable, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners, members (or other equity holders) or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person is liable, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person is liable contingently or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.

(54)           “Debt Service” means, with respect to the applicable period of time, the aggregate interest, fixed principal and other payments due under the Loan for such period.

(55)           “Debt Service Coverage Ratio” means, (a) with respect to the period from the Closing Date through and including the first anniversary of the Closing Date, for the period of time for which calculation is being made, the ratio of Net Operating Income to Debt Service, and (b) from the first day after the first anniversary of the Closing Date through and including the original Maturity Date, for the period of time for which calculation is being made, the ratio of Pro Forma Net Operating Income to Calculated Debt Service.  The Debt Service Coverage Ratio shall be as determined by Administrative Agent based upon the most recent reports required to have been submitted by Borrower under Section 8.1 (or, if no such reports have been so submitted, such other information as Administrative Agent shall determine in its sole and absolute discretion), which determination shall be conclusive in the absence of manifest error.

(56)           “Debt Yield” means, for the period of calculation, the result of (x) Net Operating Income, divided by (y) the outstanding principal balance of the Loans, expressed as a percentage.

(57)           “Declarant” means Acadia-PA East Fordham Acquisitions, LLC in its capacity as the declarant named in the Condominium Declaration.

(58)           “Default Rate” means a rate per annum equal to 5% plus the Base Rate as in effect from time to time plus the Applicable Margin for Base Rate Loans, provided that, with respect to principal of a LIBOR-based Loan, the “Default Rate” shall be the greater of (a) 5% plus the interest rate for such Loan as provided in Section 2.3(1)(b) and (b) the rate provided for above in this definition; provided, however, that in no event shall the Default Rate exceed the maximum rate allowed by applicable law.

(59)           “Defaulting Lender” has the meaning assigned to such term in Section 14.12(1).

(60)           “Deposit Account Control Agreement” means the Deposit Account Control Agreement among Borrower, Administrative Agent and the Clearing Bank pertaining to the Clearing Account, as the same may be modified, amended and/or supplemented and in effect from time to time.

(61)           “Depository Bank” has the meaning assigned to such term in the Cash Management Agreement.

(62)           “Dollars” and “$” means lawful money of the United States of America.

(63)           “Eligible Assignee” means any of (i) a commercial bank organized under the Laws of the United States, or any State thereof, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000; (ii) a commercial bank organized under the laws of any other country which is a member of the Organization of Economic Cooperation and Development (“OECD”), or a political subdivision of any such country, and having (x) total assets in excess of $1,000,000,000 and (y) a combined capital and surplus of at least $250,000,000, provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of OECD; (iii) a life insurance company organized under the Laws of any State of the United States, or organized under the Laws of any country and licensed as a life insurer by any State within the United States and having admitted assets of at least $1,000,000,000; (iv) a nationally recognized investment banking company or other financial institution in the business of making loans, or an Affiliate thereof (other than any Person which is directly or indirectly a Borrower Party or directly or indirectly an Affiliate of any Borrower Party) organized under the Laws of any State of the United States, and licensed or qualified to conduct such business under the Laws of any such State and having (1) total assets of at least $1,000,000,000 and (2) a net worth of at least $250,000,000; (v) an Approved Fund; (vi) any Affiliate of Eurohypo, any other Person into which, or with which, Eurohypo is merged, consolidated or reorganized, or which is otherwise a successor to Eurohypo by operation of law, or which acquires all or substantially all of the assets of Eurohypo, any other Person which is a successor to the business operations of Eurohypo and engages in substantially the same activities, or any Affiliate of any of the foregoing; or (vii) any other Person reasonably acceptable to Borrower (to the extent Borrower’s consent to an assignment is required for an assignment to a Person other than those identified in clauses (i) through (vi) above, pursuant to Section 12.24(2), and provided that all other applicable conditions to such assignment set forth in Section 12.24(2) have been satisfied, including any applicable consent thereto to be delivered by Administrative Agent.

(64)           “Environmental Claim” has the meaning assigned to such term in Article 5.

(65)           “Environmental Indemnity” means that certain Environmental Indemnity Agreement by Borrower and Guarantor in favor of Administrative Agent and each of the Lenders, to be executed, dated and delivered to Administrative Agent (on behalf of the Lenders) on October 5, 2007, as the same may be modified, amended and/or supplemented and in effect from time to time.

(66)           “Environmental Laws” has the meaning assigned to such term in Article 5.

(67)           “Environmental Liens” has the meaning assigned to such term in Article 5.

(68)           “Environmental Loss” has the meaning assigned to such term in Article 5.

(69)           “Eurohypo” means Eurohypo AG, New York Branch.

(70)           “Eurohypo Counterparty” means Eurohypo and or (a) any Affiliate of Eurohypo, (b) any other Person into which, or with which, Eurohypo is merged, consolidated or reorganized, or which is otherwise a successor to Eurohypo by operation of law, or which acquires all or substantially all of the assets of Eurohypo, (c) any other Person which is a successor to the business operations of Eurohypo and engages in substantially the same activities, or (d) any Affiliate of any of the Persons described in clauses (b) and (c) of this definition.

(71)           “Event of Default” has the meaning assigned to such term in Article 10.

(72)           “Exculpated Party” has the meaning assigned to such term in Section 13.1.

(73)           “Extension Period” has the meaning assigned to such term in Section 2.5.

(74)           “Extension Notice” has the meaning assigned to such term in Section 2.5(1).

(75)           “Federal Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” as amended from time to time, and any successor statutes and rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditor’s rights.

(76)           “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards to the nearest 1/32 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day and (b) if such rate is not so published for any Business Day, the Federal Funds Rate for such Business Day shall be the average rate charged to Eurohypo on such Business Day on such transactions as determined by Administrative Agent, or such other commercial bank as selected by Administrative Agent.

(77)           “Fee Letter” means the letter agreement, dated the date hereof, between Borrower and Administrative Agent with respect to certain fees payable by Borrower in connection with the Loans, as the same may be modified or amended from time to time.

(78)           “Flood Insurance Acts” has the meaning assigned to such term in Section 3.1(1)(g).

(79)          “GAAP” means accounting principles generally accepted in the United States of America.

(80)          “Governmental Authority” means any governmental department, commission, board, bureau, agency, regulatory authority, instrumentality, judicial or administrative body, federal, state or local, or foreign having jurisdiction over the matter or matters in question.

(81)           “Guarantor” means Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company.

(82)           “Guarantor Documents” means collectively, the Guaranty and the Environmental Indemnity.

(83)           “Guaranty” means the instruments of guaranty, if any, now or hereafter in effect from a Guarantor to Administrative Agent (on behalf of the Lenders).

(84)           “Hazardous Materials” has the meaning assigned to such term in Article 5.

(85)           “Hedge Agreement” means any swap/cap agreement between Borrower and one or more financial institutions providing for the transfer or mitigation of interest risks either generally or under specific contingencies, as the same may be modified, amended and/or supplemented and in effect from time to time in accordance with Section 9.15; provided, however, that any such agreement may only be secured by the Liens and Security Documents securing the Loans, if, and only if, the protection is provided by one or more Eurohypo Counterparties and otherwise complies with Section 9.15.

(86)           “Hedge Agreement Pledge” means that certain Assignment, Pledge and Security Agreement substantially in the form of Exhibit E attached hereto, to be executed, dated and delivered by Borrower to Administrative Agent (on behalf of the Lenders) in accordance with Section 9.15 and at any other time Borrower elects or is required to enter into a Hedge Agreement, covering Borrower’s right, title and interest in and to any such Hedge Agreement, as the same may be modified, amended and/or supplemented and in effect from time to time.

(87)           “Improvements” has the meaning assigned to such term in the Mortgage.

(88)           “Indebtedness” has the meaning assigned to such term in the Mortgage.

(89)           “Independent Manager” means, in the case of a corporation, limited liability company or limited partnership, a director, member or manager that is a natural person who has no affiliation with any Borrower Party and who is approved by Administrative Agent.

(90)           “Insurance Premiums” has the meaning assigned to such term in Section 3.1(2).

(91)           “Insurance Proceeds Deficiency” has the meaning assigned to such term in Section 3.2(2).

(92)           “Interest Period” means, with respect to any LIBOR-based Loan, each period commencing on the date such LIBOR-based Loan is made or Converted from a Base Rate Loan or (in the event of a Continuation) the last day of the immediately preceding Interest Period for such Loan and ending on the numerically corresponding day in the first calendar month thereafter; provided that (i) each Interest Period that commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month; (ii) each Interest Period that would otherwise end on a day that is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the immediately preceding Business Day); (iii) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR-based Loan would otherwise be a shorter period, such Loan shall bear interest at the Base Rate plus the Applicable Margin for Base Rate Loans; (iv) in no event shall any Interest Period extend beyond the Maturity Date; and (v) there may be no more than one (1) Interest Period in respect of LIBOR based Loans outstanding at any one time.

(93)           “Interest Rate Hedge Period” has the meaning assigned to such term in Section 9.15.

(94)           “Interest Reserve Account” has the meaning assigned to such term in the Cash Management Agreement.

(95)           “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

(96)           “Land” has the meaning assigned to such term in the Recitals.

(97)           “Leasing Guidelines” means the Leasing Guidelines described in Schedule 1.1(97) attached hereto.

(98)           “Lender” and “Lenders” have the respective meanings assigned to such terms in the Preamble.

(99)           “LIBOR Rate” means, for any Interest Period for any LIBOR-based Loan, the greater of (a) 1.50% and (b) the rate per annum appearing on Reuters Screen LIBOR01 (formerly operated as Page 3750 of the Dow Jones Market Service (Telerate)) (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m. London time on the date two (2) Business Days prior to the first day of such Interest Period as the rate for the offering of Dollar deposits having a term comparable to such Interest Period, provided that if such rate does not appear on such page, or if such page shall cease to be publicly available, or if the information contained on such page, in the reasonable judgment of Administrative Agent shall cease accurately to reflect the rate offered by leading banks in the London interbank market as reported by any publicly available source of similar market data selected by Administrative Agent, the LIBOR Rate for such Interest Period shall be determined from such substitute financial reporting service as Administrative Agent in its discretion shall determine.

(100)           “LIBOR-based Loans” means Loans that bear interest at rates based on rates referred to in the definition of “LIBOR Rate.”

(101)           “Licenses” has the meaning assigned to such term in Section 7.20.

(102)           “Lien” means any interest, or claim thereof, in the Project securing an obligation owed to, or a claim by, any Person other than the owner of the Project, whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.  The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Project.

(103)           “Loans” means the loans made by the Lenders to Borrower under this Agreement and all other amounts evidenced or secured by the Loan Documents.

(104)           “Loan Documents” means: (a) this Agreement, (b) the Notes, (c) the Guaranty, (d) any letter of credit provided to Administrative Agent in connection with the Loan, (e) the Mortgage, (f) the Subordination of Property Management Agreement, (g) the Environmental Indemnity, (h) Hedge Agreement Pledge, (i) the Cash Management Agreement, (j) Uniform Commercial Code financing statements, (k) the Co-Borrower Documents, (l) such assignments of management agreements, contracts and other rights as may be required under the Commitment or otherwise requested by Administrative Agent, (m) all other documents evidencing, securing, governing or otherwise pertaining to the Loans; provided, however, that a Hedge Agreement entered into with any counterparty that is not a Eurohypo Counterparty shall not be a Loan Document, and (n) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing.

(105)           “Loan To Value Ratio” means, at any time, the ratio, expressed as a percentage, of (a) $86,000,000.00, to (b) the “as is” value of the Project as determined by an Appraisal satisfactory to Administrative Agent.

(106)           “Loan Transactions” has the meaning assigned to such term in Section 2.8(4).

(107)           “Loan Year” means the period between the date hereof and October 4, 2010 for the first Loan Year and the period between each succeeding October 5 and October 4 until the Maturity Date.

(108)           “Low DSCR Account” has the meaning assigned to such term in the Cash Management Agreement.

(109)           “Low DSCR Release Event” means, at any time after the occurrence of a Low DSCR Trigger Event, that (a) the Debt Service Coverage Ratio shall, for two consecutive calendar or fiscal quarters, be at or above: (i) with respect to the period from the Closing Date through and including the first anniversary of the Closing Date, 1.40:1.00; and (ii) from the first day after the first anniversary of the Closing Date through and including the original Maturity Date, 1.30:1.00; or (b) in the event that Borrower exercises the option to extend the term of the Loan pursuant to Section 2.5 hereof, the Pro Forma Debt Service Coverage Ratio shall, for two consecutive calendar or fiscal quarters, be at or above 1.50:1.00.

(110)           “Low DSCR Trigger Event” means, at any time prior to the Maturity Date, that: (a) the Debt Service Coverage Ratio for any calendar quarter is less than (i) with respect to the period from the Closing Date through and including the first anniversary of the Closing Date, 1.35:1.00; and (ii) from the first day after the first anniversary of the Closing Date through and including the original Maturity Date, 1.25:1.00; or (b) in the event that Borrower exercises the option to extend the term of the Loan pursuant to Section 2.5 hereof, the Pro Forma Debt Service Coverage Ratio for any calendar quarter during the Extension Period is less than 1.45:1.00.

(111)           “Low DSCR Trigger Period” means the period of time after a Low DSCR Trigger Event until the occurrence of a Low DSCR Release Event.

(112)           “Major Lease” means any lease that (a) accounts for five percent (5%) or more of the total gross rental revenue of the Project and/or (b) is for 10,000 rentable square feet or more.

(113)           “Majority Lenders” means Lenders holding at least 66⅔% of the aggregate outstanding principal amount of the Loans or, if the Loans shall not have been made, at least 66⅔% of the Commitments.

(114)           “Managing Member” means Acadia – P/A Holding Company, LLC, a Delaware limited liability company, as sole member under the organizational documents of Borrower and its successors thereunder as managing member of Borrower as permitted under the Loan Documents.

(115)           “Material Adverse Effect” means a material adverse effect, as unilaterally determined by Administrative Agent, in its reasonable judgment and discretion, on (a) the Project or the business, operations, financial condition, prospects, liabilities or capitalization of Borrower, (b) the ability of Borrower to perform its obligations under any of the Loan Documents to which it is a party, including the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith, (c) the ability of the Guarantor or any Borrower Party to perform its obligations under any of the Loan Documents to which it is a party, (d) the validity or enforceability of any of the Loan Documents or (e) the rights and remedies of the Lenders and Administrative Agent under any of the Loan Documents.

(116)           “Maturity Date” means the earlier of (a) October 4, 2011, as such date may extended by the Extension Period, or (b) any earlier date on which all of the Loans are required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.

(117)           “Mold” has the meaning assigned to such term in Section 5.1(6).

(118)           “Mortgage” means the Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by Borrower in favor of Administrative Agent (on behalf of the Lenders), covering the Project and any amendments, modifications, renewals, substitutions, consolidations, severances and replacements thereof.

(119)           Intentionally Omitted.

(120)           Intentionally Omitted.

(121)           “Net Cash Flow” means, for any period, the amount by which Operating Revenues exceed the sum of (a) Operating Expenses, (b) Debt Service, and (c) any actual payment into impounds, escrows, or reserves required by Administrative Agent, except to the extent included within the definition of Operating Expenses.

(122)           “Net Operating Income” means the amount by which Adjusted Operating Revenues exceed Adjusted Operating Expenses.

(123)           “Net Proceeds” has the meaning assigned to such term in Section 3.2(2).

(124)           “Net Proceeds Deficiency” has the meaning assigned to such term in Section 3.2(2)(f).

(125)           “Notes” means the four (4) promissory notes of even date herewith as provided for in Section 2.1(4), and in the Note Consolidation, Severance and Modification Agreement of even date herewith between Administrative Agent, and all promissory notes delivered in substitution or exchange therefor, in each case as the same may be consolidated, replaced, severed, modified, amended or extended from time to time.

(126)           “Office Component” means the portion of the Improvements belonging to Fordham Office consisting of a 14-story Class A office building containing approximately 151,685 square feet of net leaseable space.

(127)           “Operating Expenses” means all reasonable and necessary expenses of operating the Project in the ordinary course of business calculated in accordance with GAAP which are directly associated with and fairly allocable to the Project for the applicable period, including annualized ad valorem real estate taxes and assessments, capital expenditures at an imputed rate of $0.10 per square foot on an annualized basis of gross leasable area at the Project, annualized insurance premiums, regularly scheduled tax impounds paid to Administrative Agent, maintenance costs, management fees and costs in an amount equal to the greater of the management fees and costs actually paid or an imputed rate of four percent (4%) of Operating Revenues, accounting, legal, and other professional fees, fees relating to environmental and Net Cash Flow and Net Operating Income audits, and other expenses incurred by Administrative Agent and reimbursed by Borrower under this Agreement and the other Loan Documents, deposits to any capital replacement reserves required by Administrative Agent, wages, salaries, and personnel expenses, but excluding Debt Service, capital expenditures, any of the foregoing expenses which are paid from deposits to cash reserves previously included as Operating Expenses, any payment or expense for which Borrower was or is to be reimbursed from proceeds of the Loans or insurance or by any third party, and any non-cash charges such as depreciation and amortization.  Any management fee or other expense payable to Borrower or to an Affiliate of Borrower shall be included as an Operating Expense only with Administrative Agent’s prior approval.  Operating Expenses shall not include federal, state or local income taxes or legal and other professional fees unrelated to the operation of the Project.

(128)           “Operating Revenues” means all cash receipts of Borrower from operation of the Project or otherwise arising in respect of the Project after the date hereof which are properly allocable to the Project for the applicable period (subject to an underwritten market vacancy rate of not less than 8%), including receipts from leases and parking agreements, concession fees and charges and other miscellaneous operating revenues, proceeds from rental or business interruption insurance, withdrawals from cash reserves (except to the extent any operating expenses paid therewith are excluded from Operating Expenses), in all cases, determined in accordance with GAAP but without taking into account straight-lining of rents and extraordinary revenues (including, but not limited to, lease termination payments) and FAS 141R adjustments, but excluding (a) all rent and other revenues received during the applicable period from tenants that, at any time during the applicable period, are subject to a Bankruptcy Proceeding, unless such Bankruptcy Proceeding has been closed, and the subject tenant has not been discharged from its obligations under the subject lease and/or the rental payments due and/or paid by such tenant to Borrower can not be disgorged from Borrower, (b) rent and other revenues from tenants that have been in default on the payment of rent under their respective leases for more than thirty (30) days, (c) rent and other revenues from tenants under leases which have remaining terms of less than twelve (12) months from the date of calculation, (d) security deposits and earnest money deposits until they are forfeited by the depositor, (e) advance rentals (i.e. more than thirty (30) days in advance) until they are earned, (f) lump sum lease buy-out payments made by tenants in connection with any surrender, cancellation or termination of their lease, and (d) proceeds from a sale or other disposition.

(129)           “Participant” has the meaning assigned to such term in Section 12.24(3).

(130)           “Payment Date” means the first Business Day of each calendar month.

(131)           “Payor” has the meaning assigned to such term in Section 2.8(6).

(132)           “Permitted Encumbrances” has the meaning set forth in the Mortgage.

(133)           “Permitted Transfer” shall mean any of the following transfers, provided there is no Change of Control as a result of such transfer:

(a)           a transfer by devise or descent or by operation of law upon the death of a member, partner or shareholder of Borrower or any Affiliate of Borrower, so long as Lead Borrower delivers notice to Administrative Agent as soon as practicable thereafter and that Borrower or such Affiliate is promptly reconstituted, if applicable, following the death of such member partner or shareholder;

(b)           transfers for estate planning purposes of an individual’s interest in Borrower or any Affiliate of Borrower to the spouse or any lineal descendant of such individual, or to a trust for the benefit of any one or more of such individual, spouse or lineal descendant, so long as Borrower or such Affiliate is reconstituted, if required, following such transfer;

(c)           the sale or pledge, in one or a series of transactions, of the stock, limited partnership interests or non-managing membership interests (as the case may be) in Borrower or an Affiliate of Borrower; provided, however, that no such transfers shall result in any sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of the Project, and as a condition to each such transfer, Administrative Agent shall receive no less than thirty (30) days prior written notice of such proposed transfer;

(d)           a transfer by P/A Associates, LLC (“P/A Associates”) of 100% of its membership interest in Managing Member to Acadia Strategic Opportunity Fund II, LLC (“Fund II”) or an Affiliate of Fund II; and

(e)           the sale, transfer, or issuance of stock in Acadia Realty Trust (the “Trust”), in the ordinary course of business, provided such stock is listed on the NYSE or other nationally recognized stock exchange.

(134)           “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.

(135)           “Policy” has the meaning assigned to such term in Section 3.1(2).

(136)           “Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

(137)           “Prime Rate” means the rate of interest from time to time announced by Eurohypo at its principal office as its prime commercial lending rate, it being understood that such prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate being charged by Eurohypo to any customer.

(138)          “Prohibited Person” means any Person:

(a)           listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(b)           that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(c)           with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;

(d)           who is known to Borrower to commit, threaten or conspire to commit or support “terrorism”, as defined in the Executive Order;

(e)           that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(f)           who is known to Borrower to be an Affiliate of or affiliated with a Person listed above.

(139)           “Project” means that certain mixed use retail/office building consisting of approximately 119,446 square feet of retail space and 151,685 square feet of office space, and all related facilities, amenities, fixtures, and personal property owned by Borrower and any improvements now or hereafter located on the real property described in Exhibit A.

(140)           “Project Amenities” means those areas or elements of, easements over, interests in or licenses or rights to use, those portions of the Project that are granted to Units in the Condominium Declaration.

(141)           “Property Management Agreement” means that certain Property Management Agreement dated as of August 15, 2007 between Property Manager and Lead Borrower with respect to the management of the Project by the Property Manager, together with any management agreements entered into with future Property Managers in accordance with the terms of this Agreement.

(142)           “Property Manager” means Acadia – P/A Management Services LLC, which is initially the manager of the Project under the Property Management Agreement, together with any successor property managers appointed for the Project in accordance with the terms of this Agreement.

(143)           “Pro Forma Debt Service Coverage Ratio” means the ratio of: (a) Pro Forma Net Operating Income for the full calendar quarter immediately preceding the date of calculation, to (b) the Calculated Debt Service for the full calendar quarter immediately preceding the date of calculation.  The Pro Forma Debt Service Coverage Ratio shall be as determined by Administrative Agent based upon the most recent reports required to have been submitted by Borrower under Section 8.1 (or, if no such reports have been so submitted, such other information as Administrative Agent shall determine in its sole and absolute discretion), which determination shall be conclusive in the absence of manifest error.

(144)           “Pro Forma Net Operating Income” means, for any period, the amount by which Pro Forma Operating Revenues exceed Adjusted Operating Expenses.

(145)           “Pro Forma Operating Revenues” means, for any period, the sum of (a) Adjusted Operating Revenues and (b) pro forma net effective rental income from tenants who have executed leases, but have yet to commence paying rent for the applicable period; provided, however, that the foregoing calculation shall exclude rent and other revenues from tenants under leases which have remaining terms of less than nine (9) months from the date of calculation.

(146)           “Proportionate Share” means, with respect to each Lender, initially the percentage set forth opposite such Lender’s name on Schedule 1.1(146) attached hereto, as such percentage may be modified from time to time pursuant to Assignment and Acceptances and as recorded in Administrative Agent’s register of Lenders for the Loan.

(147)           “Proposed Lender” has the meaning assigned to such term in Section 2.9(7).

(148)           “Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System of the United States of America (or any successor), as the same may be modified and supplemented and in effect from time to time.

(149)           “Regulatory Change” means, with respect to any Lender, any change after the date hereof in Federal, state or foreign law or regulations (including, without limitation, Regulation D) or the adoption or making after such date of any interpretation, directive or request applying to a class of banks including such Lender of or under any Federal, state or foreign law or regulations (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

(150)           “Rejecting Lender” has the meaning set forth in Section 9.1.

(151)           “Related Entity” means, as to any Person, (a) any Affiliate of such Person; (b) any other Person into which, or with which, such Person is merged, consolidated or reorganized,  or which is otherwise a  successor to such Person by operation of law, or which acquires all or substantially all of the assets of such Person; (c) any other Person which is a successor to the business operations of such Person and engages in substantially the same activities; or (d) any Affiliate of the Persons described in clauses (b) and (c) of this definition.

(152)           “Replacement Lender” has the meaning assigned to such term in Section 14.12(6).

(153)           “Requesting Lender” has the meaning assigned to such term in Section 2.9(7).

(154)           “Required Payment” has the meaning assigned to such term in Section 2.8(6).

(155)           “Reserve Account Collateral” has the meaning assigned to such term in Section 4.4(1).

(156)           “Reserve Funds” means, the Tax and Insurance Reserve Fund.

(157)           “Reserve Requirement” means, for any Interest Period for any LIBOR-based Loan, the average maximum rate at which reserves (including, without limitation, any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding $1,000,000,000 against “Eurocurrency liabilities” (as such term is used in Regulation D).  Without limiting the effect of the foregoing, the Reserve Requirement shall include any other reserves required to be maintained by such member banks by reason of any Regulatory Change with respect to (i) any category of liabilities that includes deposits by reference to which the LIBOR Rate for any Interest Period for any LIBOR-based Loans is to be determined as provided in the definition of “LIBOR Rate” or (ii) any category of extensions of credit or other assets that includes LIBOR-based Loans.

(158)           “Restoration” means the repair and restoration of the Project after a Casualty or Condemnation as nearly as possible to the condition the Project was in immediately prior to such Casualty or Condemnation, with such alterations as may be approved by Administrative Agent.

(159)           “Retail Component” means the portion of the Improvements belonging to the Lead Borrower consisting of approximately 119,446 square feet of gross leasable retail area.

(160)           “Security Accounts” means, collectively, the Tax and Insurance Reserve Account, the Casualty/Taking Account, the Additional Cash Collateral Account, the Cash Management Account, the Low DSCR Account and the Reserve Funds.

(161)           “Security Documents” means collectively, the Mortgage, the Hedge Agreement Pledge, the Deposit Account Control Agreement, the Cash Management Agreement and all Uniform Commercial Code financing statements required by this Agreement, the Mortgage, the Hedge Agreement Pledge, the Deposit Account Control Agreement or the Cash Management Agreement to be filed with respect to the applicable security interests.

(162)           “Single Purpose Entity” means a corporation, limited partnership or limited liability company which at all times on and after the date hereof, unless otherwise approved in writing by Administrative Agent:

(a)           is organized solely for the purpose of one of the following: (a) acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing and operating the Project, entering into this Agreement, refinancing the Project in connection with a permitted repayment of the Loans, and transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing or (b) acting as the sole managing member of Borrower;

(b)           is not engaged and will not engage in any business unrelated to (a) the acquisition, development, ownership, management or operation of the Project or (b) acting as the sole managing member of Borrower;

(c)           does not have and will not have any assets other than those related to (a) the Project or (b) its membership interest in Borrower;

(d)           has not engaged, sought or consented to and will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, sale of all or substantially all of its assets, transfer of partnership or membership interests (if such entity is a general partner in a limited partnership or a member in a limited liability company), or any amendment of its articles of incorporation, by-laws, limited partnership certificate, limited partnership agreement, articles of organization, certificate of formation or operating agreement (as applicable) with respect to the matters set forth in this definition;

(e)           in the case of Borrower, has and will have, as its only managing member, the Managing Member, which shall be a limited liability company that is a Single Purpose Entity and has at least one (1) Independent Manager;

(f)           if such entity is (i) a limited liability company, has articles of organization, a certificate of formation and/or an operating agreement, as applicable, (ii) a limited partnership, has a certificate of limited partnership and limited partnership agreement, or (ii) a corporation, has a certificate of incorporation or articles of incorporation, that in each case provide that such entity shall not, without the unanimous written consent of all of its partners or members (and, in the case of the Managing Member, its Independent Manager(s)): (a) dissolve, merge, liquidate or consolidate itself or any entity in which it has a direct or indirect legal or beneficial ownership interest; (b) sell all or substantially all of its assets or the assets of any other entity in which it has a direct or indirect legal or beneficial ownership interest; (c) engage in any other business activity or permit any entity in which it has a direct or indirect legal or beneficial ownership interest to engage in any other business activity, in each case except as permitted pursuant to the Loan Documents, (d) amend its organizational documents with respect to the matters set forth in this definition without the consent of Administrative Agent; and (e) file a bankruptcy or insolvency petition or otherwise institute insolvency proceedings with respect to itself or to any other entity in which it has a direct or indirect legal or beneficial ownership interest or is the direct or indirect general partner or manager;

(g)           if such entity is a limited partnership, has as its only general partner a Single Purpose Entity;

(h)           is and will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due, and is maintaining and will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(i)           has not failed and will not fail to correct any known misunderstanding regarding the separate identity of such entity;

(j)           has maintained and will maintain its accounts, books and records separate from any other Person and will file its own tax returns, except to the extent that it is required or permitted to file consolidated tax returns by law;

(k)           has not commingled and will not commingle its funds or assets with those of any other Person;

(l)           has held and will hold its assets in its own name;

(m)           has maintained and will maintain financial statements that properly and accurately show its separate assets and liabilities and do not show the assets or liabilities of any other Person, and has not permitted and will not permit its assets to be listed as assets on the financial statement of any other entity other than an Affiliate (but in such case noting that such entity and the Affiliate are separate entities);

(n)           has paid and will pay its own liabilities and expenses, including, but not limited to, the salaries of its own employees (if any), out of its own funds and assets, and has maintained and will maintain a sufficient number of employees or has entered into appropriate alternative  arrangements for workforce services in light of its contemplated business operations;

(o)           has observed and will observe all corporate, partnership or limited liability company formalities, as applicable;

(p)           has not incurred and will not incur any Debt other than (a) with respect to Borrower, the Loans and (b) trade and operational debt which is (i) incurred in the ordinary course of business, (ii) not more than sixty (60) days past due, (iii) with trade creditors, (iv) with respect to Borrower, in the aggregate, in an amount less than  $1,000,000.00, (v) not evidenced by a note, and (vi) paid when due.  No Debt other than the Loans may be secured (subordinate or pari passu) by the Project;

(q)           has not and will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit as being available to satisfy the obligations of any other Person except as permitted pursuant to this Agreement;

(r)           has not and will not acquire obligations or securities of its members or shareholders or any other Affiliate;

(s)           has allocated and will allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including, but not limited to, paying for shared office space and services performed by any officer or employee of an Affiliate;

(t)           maintains and uses and will maintain and use  separate invoices and checks bearing its name.  The stationery, invoices, and checks utilized by the Single Purpose Entity or utilized to collect its funds or pay its expenses shall bear its own name and shall not bear the name of any other entity unless such entity is clearly designated as being the Single Purpose Entity’s agent;

(u)           except in connection with the Loans, has not pledged and will not pledge its assets for the benefit of any other Person;

(v)           has conducted business, held itself out and identified itself and will conduct business, hold itself out and identify itself as a separate and distinct entity under its own name or in a name franchised or licensed to it by a Person other than an Affiliate of Borrower and not as a division or part of any other Person;

(w)           has not made and will not make loans to any person or entity or hold evidence of indebtedness issued by another person or entity (other than cash and securities issued by a person or entity that is not an Affiliate or subject to common ownership with such entity);

(x)           has not identified and will not identify its partners, members or shareholders, or any Affiliate of any of them, as a division or part of it, and has not identified itself and shall not identify itself as a division of any other Person;

(y)           has not entered into or been a party to, and will not enter into or be a party to, any transaction with its partners, members, shareholders or Affiliates except in the ordinary course of its business and on terms which are intrinsically fair, commercially reasonable and are no less favorable to  it than would be obtained in a comparable arm’s length transaction with an unrelated third party;

(z)           has not and will not have any obligation to indemnify its partners, officers, directors or members, as the case may be, unless such obligation is fully subordinated to the Indebtedness and will not constitute a claim against it in the event that, after payment of the Indebtedness, cash flow is insufficient to pay such obligation;

(aa)           if such entity is a corporation, it is required to consider the interests of its creditors in connection with all corporate actions;

(bb)           does not and will not have any of its obligations guaranteed by any affiliate.

(163)           “Site Assessment” means an environmental engineering report for the Project prepared by an engineer engaged by Administrative Agent at Borrower’s expense, and in a manner satisfactory to Administrative Agent, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Project, and the past or present discharge, disposal, release or escape of any such substances, all consistent with good customary and commercial practice.

(164)           “Special Advance Lender” has the meaning assigned to such term in Section 14.12(1).

(165)           “Sponsor” means Acadia Realty Limited Partnership

(166)           “State” means the State of New York.

(167)           “Stub Interest Period” has the meaning assigned to such term in Section 2.4(1).

(168)           “Subordination of Property Management Agreement” means that certain Property Manager’s Consent and Subordination of Property Management Agreement, dated the date hereof, by the Property Manager in favor of Administrative Agent (on behalf of the Lenders), as the same may be modified, amended and/or supplemented and in effect from time to time.

(169)           “Syndication” has the meaning assigned to such term to in Section 12.28.

(170)           “Tax and Insurance Reserve Account” has the meaning assigned to such term in the Cash Management Agreement.

(171)           “Tax and Insurance Reserve Fund” has the meaning assigned to such term in Section 4.1(1).

(172)           “Taxes” has the meaning assigned to such term in Section 9.2.

(173)           “Terrorism Insurance” has the meaning assigned to such term in Section 3.1(2).

(174)           “Terrorism Insurance Cap” has the meaning assigned to such term in Section 3.1(2).

(175)           “Terrorism Insurance Required Amount” has the meaning assigned to such term in Section 3.1(2).

(176)           “Third-Party Counterparty” has the meaning assigned to such term in Section 9.15(3).

(177)           “Third-Party Hedge Agreement” has the meaning assigned to such term in Section 9.15(3).

(178)           “Threshold Amount” means $2,000,000.

(179)           “TI/LC Letter of Credit” has the meaning assigned to such term in Section 4.2.

(180)           “Transfer” has the meaning assigned to such term in Section 9.1.

(181)           “Type” has the meaning assigned to such term in Section 2.1.

(182)           “Unit” means each unit of the Condominium, together with all rights, interests and easements in and to the Project Amenities that are held by the owner of such unit as a result of the operation of the terms of the Condominium Declaration.

(183)           “Unit Annual Assessments” means the assessments allocated to each Unit and collected by Declarant as set forth in the Condominium Declaration.

(184)           “Unpaid Amount” has the meaning assigned to such term in Section 14.12(2).

Section 1.2Types of Loans.  Loans hereunder are distinguished by “Type”.  The “Type” of a Loan refers to whether such Loan is an Base Rate Loan or a LIBOR-based Loan, each of which constitutes a Type.

ARTICLE 2

LOAN TERMS

Section 2.1The Commitments, Loans and Notes.

(1)           Loans.  Each Lender severally agrees, on the terms and conditions of this Agreement, to make a term loan to Borrower in Dollars in a principal amount up to but not exceeding the amount of the Commitment of such Lender.  The Loans shall be funded in a single advance in the aggregate amount of up to $86,000,000.00 and repaid in accordance with this Agreement.  The precondition to effectiveness of this Agreement shall be Borrower’s satisfaction of the conditions described in Schedule 2.1.  Borrower hereby confirms that, notwithstanding the foregoing, the Loans have been fully advanced in the amount of $86,000,000.00 prior to the date hereof and that no actual advance of the Loans to Borrower shall be made on the date hereof or be required during the term of the Loans.

(2)           Lending Offices.  The Loans of each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.

(3)           Several Obligations.  The failure of any Lender to make any Loan to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender.

(4)           Notes.

(a)           Loan Notes.  The Loans made by each Lender shall be evidenced by a single promissory note of Borrower substantially in the form of Exhibit C, payable to such Lender in a principal amount equal to the amount of its Commitment as originally in effect and otherwise duly completed.

(b)           Endorsements on Notes.  The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by each Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by such Lender on its books and, prior to any transfer of the Note held by it, endorsed by such Lender on the schedule attached to such Note or any continuation thereof; provided that the failure of such Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing hereunder or under such Note in respect of such Loans.

(c)           Substitution, Exchange and Subdivision of Notes.  No Lender shall be entitled to have its Notes substituted or exchanged for any reason, or subdivided for promissory notes of lesser denominations, except in connection with a permitted assignment of all or any portion of such Lender’s Commitment, Loans and Note pursuant to Sections 12.10 and 12.24 (and, if requested by any Lender, Borrower agrees to so substitute or exchange any Notes and enter into note splitter agreements in connection therewith).

(d)           Loss, Theft, Destruction or Mutilation of Notes.  In the event of the loss, theft or destruction of any Note, upon Borrower’s receipt of a reasonably satisfactory indemnification agreement executed in favor of Borrower by the holder of such Note, or in the event of the mutilation of any Note, upon the surrender of such mutilated Note by the holder thereof to Borrower, Borrower shall execute and deliver to such holder a new replacement Note in lieu of the lost, stolen, destroyed or mutilated Note.

Section 2.2Conversions or Continuations of Loans.

(1)           Subject to Sections 2.8(4), 2.9(2) and 2.9(3), Lead Borrower shall have the right to Convert Loans of one Type into Loans of another Type or Continue Loans of one Type as Loans of the same Type, at any time or from time to time; provided that:  (a) Lead Borrower shall give Administrative Agent notice of each such Conversion or Continuation as provided in Section 2.8(5); (b) LIBOR-based Loans may be Converted only on the last day of an Interest Period for such Loans unless Borrower complies with the terms of Section 2.9(5) and (c) subject to Sections 2.9(1) and 2.9(3), any Conversion or Continuation of Loans shall be pro rata among the Lenders.  Notwithstanding the foregoing, and without limiting the rights and remedies of Administrative Agent and the Lenders under Article 11, in the event that any Event of Default exists, Administrative Agent may (and at the request of the Majority Lenders shall) suspend the right of Lead Borrower to Convert any Loan into a LIBOR-based Loan, or to Continue any Loan as a LIBOR-based Loan for so long as such Event of Default exists, in which event all Loans shall be Converted (on the last day(s) of the respective Interest Periods therefor) or Continued, as the case may be, as Base Rate Loans.  In connection with any such Conversion, a Lender may (at its sole and absolute discretion) transfer a Loan from one Applicable Lending Office to another.

(2)           Notwithstanding anything to the contrary contained in this Agreement, at any time that a Hedge Agreement is in effect, Lead Borrower shall have the right to choose only an Interest Period with respect to the principal amount  equal to the notional amount under such Hedge Agreement which is the same as the Interest Rate Hedge Period.

Section 2.3Interest Rate; Late Charge.

(1)            Borrower hereby promises to pay to Administrative Agent for account of each Lender interest on the unpaid principal amount of each Loan (which may be Base Rate Loans and/or LIBOR-based Loans) made by such Lender for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

(a)           during such periods as such Loan is a Base Rate Loan, the Base Rate plus the Applicable Margin; and

(b)           during such periods as such Loan is a LIBOR-based Loan, for each Interest Period relating thereto, the Adjusted LIBOR Rate for such Loan for such Interest Period plus the Applicable Margin.

(2)           Accrued interest on each Loan shall be payable (i) monthly in arrears on each Payment Date and (ii) in the case of any Loan, upon the payment or prepayment thereof or the Conversion of such Loan to a Loan of another Type (but only on the principal amount so paid, prepaid or Converted), except that interest payable at the Default Rate shall be payable from time to time on demand.

(3)           Notwithstanding anything to the contrary contained herein, after the Maturity Date and during any period when an Event of Default exists, Borrower shall pay to Administrative Agent for the account of each Lender interest at the applicable Default Rate on the outstanding principal amount of any Loan made by such Lender, any interest payments (except a late payment of any Additional Interest which shall be governed by the terms of the Hedge Agreement) thereon not paid when due and on any other amount payable by Borrower hereunder, under the Notes and any other Loan Documents.

(4)           Promptly after the determination of any interest rate provided for herein or any change therein, Administrative Agent shall give notice thereof to the Lenders to which such interest is payable and to Lead Borrower, but the failure of Administrative Agent to provide such notice shall not affect Borrower’s obligation for the payment of interest on the Loans.

(5)             In addition to any sums due under this Section 2.3, Borrower shall pay to Administrative Agent for the account of the Lenders a late payment premium in the amount of five percent (5.0%) of (i) any payments of principal under the Loans made and payable after the due date thereof, and (ii) any payments of interest or other sums under the Loans made more than five (5) days after the due date thereof, which late payment premium shall be due with any such late payment or upon demand by Administrative Agent.  Such late payment charge represents the reasonable estimate of Borrower and the Lenders of a fair average compensation for the loss that may be sustained by the Lenders due to the failure of Borrower to make timely payments.  Such late charge shall be paid without prejudice to the right of Administrative Agent and the Lenders to collect any other amounts provided herein or in the other Loan Documents to be paid or to exercise any other rights or remedies under the Loan Documents.

(6)           Borrower shall pay Additional Interest under the Notes in accordance with the terms of any Hedge Agreement provided by a Eurohypo Counterparty.

Section 2.4      Terms of Payment.

The Loans shall be payable as follows:

(1)           Interest.  On the date hereof, Borrower shall make a payment of interest only (covering the period from the date hereof through and including December 1, 2009 (the “Stub Interest Period”), and beginning with the first Business Day of each month thereafter, commencing on January 1, 2010, Borrower shall pay interest in arrears on each Payment Date in accordance with the wire transfer instructions set forth in Schedule 2.4(1) hereto (or such other instructions as Administrative Agent may from time to time provide) until all amounts due under the Loan Documents are paid in full.

(2)           Principal Amortization.  Borrower shall make payments of interest only for the first twelve (12) months of the term of the Loan.  Beginning with the first Payment Date following the first anniversary of the Closing Date and continuing through the Maturity Date (including, if the extension option is exercised, through the Extension Period), Borrower shall make payments of principal in the amounts set forth on Schedule 2.4(2) attached hereto and made a part hereof.

(3)           Maturity.  On the Maturity Date, Borrower shall pay to Administrative Agent (on behalf of the Lenders) all outstanding principal, accrued and unpaid interest, and any other amounts due under the Loan Documents.

(4)           Optional Prepayments.  Subject to the provisions of Sections 2.4(6) and 2.9(5), Borrower shall have the right to prepay Loans in whole or in part, without premium or penalty; provided that:  (a) Lead Borrower shall give Administrative Agent notice of each such prepayment as provided in Section 2.8(5) (and, upon the date specified in any such notice of prepayment, the amount to be prepaid shall become due and payable hereunder) and (b) partial prepayments shall be in the minimum aggregate principal amounts specified in Section 2.8(4).  Loans that are prepaid cannot be reborrowed.

(5)           Mandatory Prepayments.  If a casualty or condemnation shall occur with respect to the Project, Borrower, upon Borrower’s or Administrative Agent’s receipt of the applicable insurance proceeds or condemnation award, shall prepay the Loan, if required by the provisions of Article 3, on the dates and in the amounts specified therein without premium (but subject to the provisions of Sections 2.4(6) and 2.9(5)).  Nothing in this Section 2.4(5) shall be deemed to limit any obligation of Borrower under the Mortgage or any other Security Document, including any obligation to remit to a collateral or similar account maintained by Administrative Agent pursuant to the Mortgage or any of the other Security Documents the proceeds of insurance, condemnation award or other compensation received in respect of any casualty or condemnation.  Prepayments pursuant to this Section 2.4(5) shall be applied to the Loans then outstanding pro rata in the order set forth in Section 2.4(6).

(6)           Interest and Other Charges on Prepayment.  If the Loans are prepaid, in whole or in part, pursuant to Section 2.4(4) or 2.4(5), each such prepayment shall be made on the prepayment date specified in the notice to Administrative Agent pursuant to Section 2.8(5), and (in every case) together with (a) the accrued and unpaid interest (including accrued and unpaid Additional Interest, if applicable) on the principal amount prepaid and (b) any amounts payable to a Lender pursuant to Section 2.9(5) as a result of such prepayment while an Adjusted LIBOR Rate is in effect; provided, however, that any such prepayment shall be applied first, to the prepayment of any portions of the outstanding principal amount that are Base Rate Loans and, second, to the prepayment of any portions of the outstanding principal amount that are LIBOR-based Loans applying such sums first to LIBOR-based Loans of the shortest maturity so as to minimize breakage costs; provided further, however, that if an Event of Default exists, Administrative Agent may distribute such payment to the Lenders for application in such manner as it or the Majority Lenders, subject to Section 2.8(2), may determine to be appropriate.

(7)           Application of Payments.  All payments received by Administrative Agent under the Loan Documents shall be applied: first, to any fees and expenses due to Administrative Agent and the Lenders under the Loan Documents; second, to any Default Rate interest or late charges; third, to accrued and unpaid interest; and fourth, to the principal sum and other amounts due under the Loan Documents; provided, however, that, if an Event of Default exists Administrative Agent shall apply such payments in any order or manner as Administrative Agent shall determine.

Section 2.5Extension of Maturity Date.  Borrower may, at its option, extend the term of the then outstanding principal amount for a period of three hundred sixty-four (364) days from the original Maturity Date (the applicable period being, the (“Extension Period”), subject to the satisfaction of the following conditions:

(1)           Lead Borrower shall notify (the “Extension Notice”) Administrative Agent of Borrower’s exercise of such option between sixty (60) and one hundred twenty (120) days prior to the original Maturity Date;

(2)           No Potential Default or Event of Default exists as of the date of the Extension Notice, as of the original Maturity Date or would result from the extension of the maturity of the Loans for the Extension Period;

(3)           The Loan to Value Ratio does not exceed 70%, based on a new Appraisal obtained by Administrative Agent not more than sixty (60) days prior to the original Maturity Date, such Appraisal to be at Borrower’s expense and satisfactory to Administrative Agent in all respects;

(4)           The Pro Forma Debt Service Coverage Ratio as of the original Maturity Date shall be equal to or greater than 1.45:1.00;

(5)           The Debt Yield as of the original Maturity Date shall not be less than ten percent (10.0%).

(6)           The expiration date of any Collateral Letters of Credit, if still outstanding pursuant to the terms of this Agreement or any other Loan Document, shall be extended to a date which is thirty (30) days beyond the end of the Extension Period, or shall otherwise contain evergreen provisions satisfactory to Administrative Agent, in its sole and absolute discretion;

(7)           Current financial statements regarding Borrower (dated not earlier than ninety (90) days prior to the Extension Notice) and all other financial statements and other information as may be required under this Agreement and the Loan Documents regarding Borrower and the Project shall have been submitted promptly to Administrative Agent;

(8)           In the opinion of Administrative Agent, there shall not have occurred any Material Adverse Effect;

(9)           Whether or not the extension becomes effective, Borrower shall pay all out-of-pocket costs and expenses incurred by Administrative Agent and the Lenders in connection with the proposed extension (pre- and post-closing), including appraisal fees and legal fees; all such costs and expenses shall be due and payable upon demand, and any failure to pay such amounts shall constitute a default under this Agreement and the Loan Documents;

(10)           Not later than the original Maturity Date, (i) the extension shall have been documented to the Lenders’ satisfaction and consented to by Borrower, Administrative Agent and all the Lenders, including the execution and delivery by the Guarantor of reaffirmations of their respective obligations under the Guaranty and (ii) Administrative Agent shall have been provided with an updated title report and judgment and lien searches, and appropriate title insurance endorsements shall have been issued as required by Administrative Agent; and

(11)           Borrower shall pay to Administrative Agent (for the benefit of the Lenders in accordance with their proportionate shares) on the original Maturity Date a non-refundable extension fee equal to one-half percent (0.50%) of an amount equal to the outstanding principal amount at such time.

Any such extension shall be otherwise subject to all of the other terms and provisions of this Agreement and the other Loan Documents.

Section 2.6Reserved.

Section 2.7   Cash Management.

(1)           Borrower shall cause all rents from the Project to be deposited into the Clearing Account in accordance with the Deposit Account Control Agreement and the Cash Management Agreement.  Without limitation of the foregoing, Borrower shall, and shall cause the Property Manager to, (a) deliver irrevocable written instructions to all tenants under leases to deliver all rents payable thereunder directly to the Clearing Account, and (b) deposit all amounts received by Borrower or the Property Manager constituting rents or other revenue of any kind from the Project into the Clearing Account within one (1) Business Day of receipt thereof.  Disbursements from the Clearing Account will be made in accordance with the terms and conditions of this Agreement and the Cash Management Agreement.  Administrative Agent shall have sole dominion and control over the Clearing Account and Borrower shall have no rights to make withdrawals therefrom.

(2)           Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default exists, Borrower’s obligations with respect to the monthly payment of interest and principal (if any) and the deposits to be made into the Security Accounts and any other payment due pursuant to this Agreement or any other Loan Document shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account and are unconditionally available to Administrative Agent (on behalf of the Lenders) to satisfy such obligations in accordance with the terms of this Agreement and the Cash Management Agreement on the dates each such payment is required, regardless of whether any of such amounts are so applied by Administrative Agent.

(3)           The insufficiency of funds on deposit in the Clearing Account or the Cash Management Account (or any sub-account thereunder) shall not absolve Borrower of the obligation to make any payments as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.

Section 2.8   Payments; Pro Rata Treatment; Etc.

(1)           Payments Generally.

(a)           Payments by Borrower.  Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by Borrower under this Agreement and the Notes, and, except to the extent otherwise provided therein, all payments to be made by Borrower under any other Loan Document, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to Administrative Agent at an account designated by Administrative Agent by notice to Lead Borrower, not later than 2:00 p.m., New York City time, on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).

(b)           Application of Payments.  Subject to the provisions of Section 2.4(7), Lead Borrower shall, at the time of making each payment under this Agreement or any Note for the account of any Lender, specify to Administrative Agent (which shall so notify the intended recipient(s) thereof) the Loans or other amounts payable by Borrower hereunder to which such payment is to be applied (and in the event that Lead Borrower fails to so specify, or if an Event of Default has occurred and is continuing, Administrative Agent may distribute such payment to the Lenders for application in such manner as it may determine to be appropriate, subject to Section 2.8(2) and any other agreement among Administrative Agent and the Lenders with respect to such application).

(c)           Forwarding of Payments by Administrative Agent.  Except as otherwise agreed by Administrative Agent and the Lenders, each payment received by Administrative Agent under this Agreement  or any Note for account of any Lender shall be paid by Administrative Agent promptly to such Lender, in immediately available funds, for account of such Lender’s Applicable Lending Office for the Loan or other obligation in respect of which such payment is made.

(d)           Extensions to Next Business Day.  If the due date of any payment under this Agreement or any Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

(2)           Pro Rata Treatment.  Except to the extent otherwise provided herein:  (a) except as otherwise provided in Section 2.9(4),Loans shall be allocated pro rata among the Lenders according to the amounts of their respective Commitments (in the case of the making of Loans) or their respective Loans (in the case of Conversions or Continuations of Loans); (b) each payment or prepayment of principal of Loans by Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (c) each payment of interest on Loans by Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.

(3)           Computations.  Interest on all Loans shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

(4)           Minimum Amounts.  Except for (a) mandatory prepayments made pursuant to Section 2.4(5) and (b) Conversions or prepayments made pursuant to Section 2.9(4), each borrowing, Conversion, Continuation and partial prepayment of principal (collectively, “Loan Transactions”) of Loans shall be in an aggregate amount at least equal to $1,000,000 (Loan Transactions of or into Loans of different Types or Interest Periods at the same time hereunder shall be deemed separate Loan Transactions for purposes of the foregoing, one for each Type or Interest Period); provided that if any Loans or borrowings would otherwise be in a lesser principal amount for any period, such Loans shall be Base Rate Loans during such period.  Notwithstanding the foregoing, the minimum amount of $1,000,000 shall not apply to Conversions of lesser amounts into a tranche of Loans that has (or will have upon such Conversion) an aggregate principal amount exceeding such minimum amount and one Interest Period.

(5)           Certain Notices.  Notices by Lead Borrower to Administrative Agent regarding Loan Transactions and the selection of Types of Loans and/or of the duration of Interest Periods shall be irrevocable and shall be effective only if received by Administrative Agent not later than 12:00 noon, New York City time, on the number of Business Days prior to the date of the proposed Loan Transaction or the first day of such Interest Period specified below:

Notice	Number of Business Days Prior
Optional Prepayment	3
Conversions into, Continuations as, or borrowings in Base Rate Loans	3
Conversions into, Continuations as, borrowings in or changes in duration of Interest Period for, LIBOR-based Loans (subject to Section 2.4(6)	3

Each such notice of a Loan Transaction shall specify the amount (subject to Section 2.8(4)), Type, and Interest Period of such proposed Loan Transaction, and the date (which shall be a Business Day) of such proposed Loan Transaction.  Notices for Conversions and Continuations shall be in the form of Exhibit F.  Each such notice specifying the duration of an Interest Period shall specify the portion of the Loans to which such Interest Period is to relate.  Administrative Agent shall promptly notify the Lenders of the contents of each such notice.  If Lead Borrower fails to select (i) the Type of Loan or (ii) the duration of any Interest Period for any LIBOR-based Loan within the time period (i.e., three (3) Business Days prior to the first day of the next applicable Interest Period) and otherwise as provided in this Section 2.8(5), such Loan (if outstanding as a LIBOR Loan) will be automatically Continued as an LIBOR-based Loan with an Interest Period of one (1) month on the last day of the current Interest Period for such Loan (based on a LIBOR-based Rate determined two (2) Business Days prior to the first day of the next Interest Period) or, if outstanding as an Base Rate Loan, will remain as a Base Rate Loan.

(6)           Non-Receipt of Funds by Administrative Agent.  Unless Administrative Agent shall have been notified by a Lender or Lead Borrower (in either case, and along with Borrower, the “Payor”) prior to the date on which the Payor is to make payment to Administrative Agent of (in the case of a Lender) the proceeds of a Loan to be made by such Lender hereunder or (in the case of Borrower) a payment to Administrative Agent for account of any Lender hereunder (in either case, such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that the Payor does not intend to make the Required Payment to Administrative Agent, Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date; and, if the Payor has not in fact made the Required Payment to Administrative Agent, the recipient(s) of such payment shall, on demand, repay to Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date (the “Advance Date”) such amount was so made available by Administrative Agent until the date Administrative Agent recovers such amount at a rate per annum equal to (a) the Federal Funds Rate for such day in the case of payments returned to Administrative Agent by any of the Lenders or (b) the applicable interest rate due hereunder with respect to payments returned by Borrower to Administrative Agent and, if such recipient(s) shall fail promptly to make such payment, Administrative Agent shall be entitled to recover such amount, on demand, from the Payor, together with interest as aforesaid; provided that if neither the recipient(s) nor the Payor shall return the Required Payment to Administrative Agent within three (3) Business Days of the Advance Date, then, retroactively to the Advance Date, the Payor and the recipient(s) shall each be obligated to pay interest on the Required Payment as follows:

(a)           if the Required Payment shall represent a payment to be made by Borrower to the Lenders, Borrower and the recipient(s) shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment at the Default Rate (without duplication of the obligation of Borrower under Section 2.3 to pay interest on the Required Payment at the Default Rate), it being understood that the return by the recipient(s) of the Required Payment to Administrative Agent shall not limit such obligation of Borrower under Section 2.3 to pay interest at the Default Rate in respect of the Required Payment, and

(b)           if the Required Payment shall represent proceeds of a Loan to be made by the Lenders to Borrower, the Payor and Borrower shall each be obligated retroactively to the Advance Date to pay interest in respect of the Required Payment pursuant to whichever of the rates specified in Section 2.3 is applicable to the Type of such Loan, it being understood that the return by Borrower of the Required Payment to Administrative Agent shall not limit any claim Borrower may have against the Payor in respect of such Required Payment.

(7)           Sharing of Payments, Etc.

(a)           Right of Set-off.  Borrower agrees that, in addition to (and without limitation of) any right of set-off, banker’s lien or counterclaim a Lender may otherwise have, (subject, as among the Lenders, to Section 12.26), each Lender shall be entitled, at its option (to the fullest extent permitted by law), to set off and apply any deposit (general or special, time or demand, provisional or final), or other indebtedness, held by it for the credit or account of Borrower at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender’s Loans or any other amount payable to such Lender hereunder, that is not paid when due (regardless of whether such deposit or other indebtedness is then due to Borrower), in which case it shall promptly notify Borrower and Administrative Agent thereof, provided that such Lender’s failure to give such notice shall not affect the validity thereof.

(b)           Sharing.  If any Lender shall obtain from Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement or any other Loan Document through the exercise (subject, as among the Lenders, to Section 12.26) of any right of set-off, banker’s lien or counterclaim or similar right or otherwise (other than from Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due hereunder or thereunder by Borrower to such Lender than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders.  To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c)           Consent by Borrower.  Borrower agrees that any Lender so purchasing such a participation (or direct interest) may exercise (subject, as among the Lenders, to Section 12.26) all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans or other amounts (as the case may be) owing to such Lender in the amount of such participation.

(d)           Rights of Lenders; Bankruptcy.  Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrower.  If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 2.8(7) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.8(7) to share in the benefits of any recovery on such secured claim.

Section 2.9Yield Protection; Etc.

(1)           Additional Costs.

(a)           Costs of Making or Maintaining LIBOR-based Loans.  Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs that such Lender determines are attributable to its making or maintaining of any LIBOR-based Loans or its obligation to make any LIBOR-based Loans hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such Loans or such obligation (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change that:

(i)
shall subject any Lender (or its Applicable Lending Office for any of such Loans) to any tax, duty or other charge in respect of such Loans or its Note or changes the basis of taxation of any amounts payable to such Lender under this Agreement or its Note in respect of any of such Loans (excluding changes in the rate of tax on the overall net income of such Lender or of such Applicable Lending Office by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office); or

(ii)
imposes or modifies any reserve, special deposit or similar requirements (other than the Reserve Requirement used in the determination of the Adjusted LIBOR Rate for any Interest Period for such Loan) relating to any extensions of credit or other assets of, or any deposits with or other liabilities of, such Lender (including, without limitation, any of such Loans or any deposits referred to in the definition of “LIBOR Rate”), or any commitment of such Lender (including, without limitation, the Commitment of such Lender hereunder); or

(iii)	imposes any other condition affecting this Agreement or its Note (or any of such extensions of credit or liabilities) or its Commitment.

If any Lender requests compensation from Lead Borrower under this paragraph (a), Borrower may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender thereafter to make or Continue LIBOR-based Loans, or to Convert Loans into LIBOR-based Loans, until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 2.9(4) shall be applicable), provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(b)           Costs Attributable to Regulatory Change or Risk-Based Capital Guidelines.  Without limiting the effect of the foregoing provisions of this Section 2.9(1) (but without duplication), Borrower shall pay directly to each Lender from time to time on request such amounts as such Lender may determine to be necessary to compensate such Lender (or, without duplication, the bank holding company of which such Lender is a subsidiary) for any costs that it determines are attributable to the maintenance by such Lender (or any Applicable Lending Office or such bank holding company), pursuant to any law or regulation or any interpretation, directive or request (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any court or governmental or monetary authority (i) following any Regulatory Change or (ii) implementing any risk-based capital guideline or other requirement (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) hereafter issued by any government or governmental or supervisory authority implementing at the national level the Basel II Accord, of capital in respect of its Commitment or Loans (such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender (or any Applicable Lending Office or such bank holding company) to a level below that which such Lender (or any Applicable Lending Office or such bank holding company) could have achieved but for such law, regulation, interpretation, directive or request.

(c)           Notification and Certification.  Each Lender shall notify Lead Borrower of any event occurring after the date hereof entitling such Lender to compensation under paragraph (a) or (b) of this Section 2.9(1) as promptly as practicable, but in any event within sixty (60) days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within sixty (60) days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to this Section 2.9(1) in respect of any costs resulting from such event, only be entitled to payment under this Section 2.9(1) for costs incurred from and after the date forty-five (45) days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, except that such Lender shall have no obligation to designate an Applicable Lending Office located in the United States of America.  Each Lender will furnish to Lead Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under paragraph (a) or (b) of this Section 2.9(1).  Determinations and allocations by any Lender for purposes of this Section 2.9(1) of the effect of any Regulatory Change pursuant to paragraph (a) of this Section 2.9(1), or of the effect of capital maintained pursuant to paragraph (b) of this Section 2.9(1), on its costs or rate of return of maintaining Loans or its obligation to make Loans, or on amounts receivable by it in respect of Loans, and of the amounts required to compensate such Lender under this Section 2.9(1), shall be conclusive, provided that such determinations and allocations are made on a reasonable basis.

(2)           Limitation on Types of Loans.  Anything herein to the contrary notwithstanding, if, on or prior to the determination of the LIBOR Rate for any Interest Period for any LIBOR-based Loan:

(a)           Administrative Agent determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Rate are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR-based Loans as provided herein; or

(b)           Any Lender determines, which determination shall be conclusive, and notifies Administrative Agent that the relevant rates of interest referred to in the definition of LIBOR Rate upon the basis of which the rate of interest for LIBOR-based Loans for such Interest Period is to be determined are not likely adequately to cover the cost to such Lenders of making or maintaining LIBOR-based Loans for such Interest Period;

then Administrative Agent shall give Lead Borrower and each Lender prompt notice thereof and, so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR-based Loans, to Continue LIBOR-based Loans or to Convert Loans of any other Type into LIBOR-based Loans, and Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding LIBOR-based Loans, either prepay such Loans or such Loans shall be automatically Converted into Base Rate Loans.

(3)           Illegality.  Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR-based Loans hereunder (and, in the sole opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify Lead Borrower thereof (with a copy to Administrative Agent) and such Lender’s obligation to make or Continue, or to Convert Loans of any other Type into, LIBOR-based Loans shall be suspended until such time as such Lender may again make and maintain LIBOR-based Loans (in which case the provisions of Section 2.9(4) shall be applicable).

(4)           Treatment of Affected Loans.  If the obligation of any Lender to make LIBOR-based Loans or to Continue, or to Convert Base Rate Loans into, LIBOR-based Loans shall be suspended pursuant to Section 2.9(1) or 2.9(3), such Lender’s Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Loans (or, in the case of a Conversion resulting from a circumstance described in Section 2.9(3), on such earlier date as such Lender may specify to Lead Borrower with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 2.9(1) or 2.9(3) that gave rise to such Conversion no longer exist:

(a)           to the extent that such Lender’s Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s Loans shall be applied instead to its Base Rate Loans; and

(b)           all Loans that would otherwise be made or Continued by such Lender as LIBOR-based Loans shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into LIBOR-based Loans shall remain as Base Rate Loans.

If such Lender gives notice to Lead Borrower with a copy to Administrative Agent that the circumstances specified in Section 2.9(1) or 2.9(3) that gave rise to the Conversion of such Lender’s Loans pursuant to this Section 2.9(4) no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when LIBOR-based Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding LIBOR-based Loans, to the extent necessary so that, after giving effect thereto, all Base Rate Loans and LIBOR-based Loans are allocated among the Lenders ratably (as to principal amounts, Types and Interest Periods) in accordance with their respective Commitments.

(5)           Compensation.  Borrower shall pay to Administrative Agent for account of each Lender, upon the request of such Lender through Administrative Agent, such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost or expense that such Lender determines is attributable to:

(a)           any payment, prepayment or Conversion of a LIBOR-based Loan made by such Lender for any reason (including, without limitation, the acceleration of the Loans pursuant to Administrative Agent’s or the Lenders’ rights referred to in Article 11) on a date other than the last day of the Interest Period for such Loan; or

(b)           any failure by Borrower for any reason to borrow a LIBOR-based Loan from such Lender on the date for such borrowing specified in the relevant notice of borrowing given to Administrative Agent in accordance with the terms of this Agreement.

Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest that otherwise would have accrued on the principal amount so paid, prepaid, Converted or not borrowed for the period from the date of such payment, prepayment, Conversion or failure to borrow to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan that would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the amount of interest that otherwise would have accrued on such principal amount at a rate per annum equal to the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender), or if such Lender shall cease to make such bids, the equivalent rate, as reasonably determined by such Lender, derived from Page 3750 of the Dow Jones Markets (Telerate) Service or other publicly available source as described in the definition of LIBOR Rate.

(6)           U.S. Taxes.

(a)           Gross-up for Deduction or Withholding of U.S. Taxes.  Borrower agrees to pay to each Lender that is not a U.S. Person such additional amounts as are necessary in order that the net payment of any amount due to such non-U.S. Person hereunder after deduction for or withholding in respect of any U.S. Taxes imposed with respect to such payment (or in lieu thereof, payment of such U.S. Taxes by such non-U.S. Person), will not be less than the amount stated herein to be then due and payable, provided that the foregoing obligation to pay such additional amounts shall not apply:

(i)
to any payment to any Lender hereunder unless such Lender is, on the date hereof (or on the date it becomes a Lender hereunder as provided in Section 12.24(2)) and on the date of any change in the Applicable Lending Office of such Lender, either entitled to submit a Form W-8BEN (relating to such Lender and entitling it to a complete exemption from withholding on all interest to be received by it hereunder in respect of the Loans) or Form W-8ECI (relating to all interest to be received by such Lender hereunder in respect of the Loans), or

(ii)
to any U.S. Taxes imposed solely by reason of the failure by such non-U.S. Person to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of America of such non-U.S. Person if such compliance is required by statute or regulation of the United States of America as a precondition to relief or exemption from such U.S. Taxes.

For the purposes hereof, (A) “U.S. Person” means a citizen, national or resident of the United States of America, a corporation, limited liability company, partnership or other entity created or organized in or under any laws of the United States of America or any State thereof, or any estate or trust that is subject to Federal income taxation regardless of the source of its income, (B) “U.S. Taxes” means any present or future tax, assessment or other charge or levy imposed by or on behalf of the United States of America or any taxing authority thereof or therein, (C) “Form W-8BEN” means Form W-8BEN of the Department of the Treasury of the United States of America and (D) “Form W-8ECI” means Form W-8ECI of the Department of the Treasury of the United States of America.  Each of the Forms referred to in the foregoing clauses (C) and (D) shall include such successor and related forms as may from time to time be adopted by the relevant taxing authorities of the United States of America to document a claim to which such Form relates.

(b)           Evidence of Deduction, Etc.  Within thirty (30) days after paying any amount to Administrative Agent or any Lender from which it is required by law to make any deduction or withholding, and within thirty (30) days after it is required by law to remit such deduction or withholding to any relevant taxing or other authority, Borrower shall deliver to Administrative Agent for delivery to such non-U.S. Person evidence satisfactory to such Person of such deduction, withholding or payment (as the case may be).

(7)           Replacement of Lenders.  If any Lender requests compensation pursuant to Section 2.9(1) or 2.9(6), or any Lender’s obligation to Continue Loans of any Type, or to Convert Loans of any Type into the other Type of Loan, shall be suspended pursuant to Section 2.9(2) or 2.9(3) (any such Lender requesting such compensation, or whose obligations are so suspended, being herein called a “Requesting Lender”), Lead Borrower, upon three (3) Business Days notice, may require that such Requesting Lender transfer all of its right, title and interest under this Agreement and such Requesting Lender’s Note to any bank or other financial institution (a “Proposed Lender”) identified by Lead Borrower that is satisfactory to Administrative Agent (i) if such Proposed Lender agrees to assume all of the obligations of such Requesting Lender hereunder, and to purchase all of such Requesting Lender’s Loans hereunder for consideration equal to the aggregate outstanding principal amount of such Requesting Lender’s Loans, together with interest thereon to the date of such purchase (to the extent not paid by Borrower), and satisfactory arrangements are made for payment to such Requesting Lender of all other amounts accrued and payable hereunder to such Requesting Lender as of the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 2.9(5) as if all of such Requesting Lender’s Loans were being prepaid in full on such date) and (ii) if such Requesting Lender has requested compensation pursuant to Section 2.9(1) or 2.9(6), such Proposed Lender’s aggregate requested compensation, if any, pursuant to Section 2.9(1) or 2.9(6) with respect to such Requesting Lender’s Loans is lower than that of the Requesting Lender.  Subject to the provisions of Section 12.24(2), such Proposed Lender shall be a “Lender” for all purposes hereunder.  Without prejudice to the survival of any other agreement of Borrower hereunder, the agreements of Borrower contained in Sections 2.9(1), 2.9(6) and 12.5 (without duplication of any payments made to such Requesting Lender by Borrower or the Proposed Lender) shall survive for the benefit of such Requesting Lender under this Section 2.9(7) with respect to the time prior to such replacement.

Section 2.10   Administrative Fee.

Until payment in full of all obligations under this Agreement and the other Loan Documents, Borrower shall pay to Administrative Agent, for its sole account (except as agreed in writing between Administrative Agent and any Lender(s)), the Administrative Fee in accordance with the Fee Letter.

Section 2.11   Exit Fee.

With respect to any repayment or prepayment of principal under the Loans made on or prior to the original Maturity Date for any reason whatsoever (whether such repayment or prepayment of the Loans is made voluntarily or involuntarily or as a result of the occurrence of an Event of Default pursuant to which the Administrative Agent has accelerated the obligations of the Borrower under the Loan Documents or otherwise), Borrower shall pay to Administrative Agent (for the account of the Lenders in accordance with their pro rata shares), in addition to all other amounts that may be due hereunder, an amount equal to one quarter of one percent (0.25%) of the amount so repaid or prepaid under the Loans (the “Exit Fee”).

ARTICLE 3

INSURANCE, CONDEMNATION, AND IMPOUNDS

Section 3.1   Insurance.

(1)           Borrower shall obtain and maintain, or cause to be maintained, Policies for Borrower and the Project providing at least the following coverages:

(a)           comprehensive all-risk insurance on the Improvements and the personal property, in each case (i) in an amount equal to 100% of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, (ii) containing an agreed amount endorsement with respect to the improvements and personal property waiving all co insurance provisions; (iii) providing for no deductible in excess of $50,000; (iv) providing for repairs and alteration coverage; and (v) providing coverage for contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements together with an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Project shall at any time constitute legal non-conforming structures or uses.  The Full Replacement Cost shall be redetermined from time to time (but not more frequently than once in any twenty-four (24) calendar months) at the request of Administrative Agent by an appraiser or contractor designated by Borrower and reasonably approved by Administrative Agent, or by an engineer or appraiser in the regular employ of the insurer.  The cost of such appraisal shall be paid by Administrative Agent unless an Event of Default shall have occurred and be continuing, in which case such cost shall be paid by Borrower.  After the first appraisal, additional appraisals may be based on construction cost indices customarily employed in the trade.  No omission on the part of Administrative Agent to request any such ascertainment shall relieve Borrower of any of its obligations under this Section 3.1(1)(a);

(b)           commercial general liability insurance against claims for personal injury, bodily injury, death or property damage (including liabilities as a result of repairs and alterations) occurring upon, in or about the Project, such insurance (i) to be on the so called “occurrence” form with a combined single limit of not less than $1,000,000 per occurrence and $2,000,000 general aggregate; (ii) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (iii) to cover at least the following hazards:  (A) premises and operations; (B) products and completed operations on an “if any” basis and for a period of not less than five (5) years after the completion of construction of the applicable Improvements; (C) independent contractors; (D) blanket contractual liability for all “insured contracts” as defined in the standard general liability policy; and (E) contractual liability covering the indemnities contained in Sections 5.4, 11.3 and 14.5 hereof, to the extent the same is available and falls within the definition of “insured contracts”;

(c)           business income/loss of rents insurance (i) with loss payable to Administrative Agent (for the benefit of the Lenders); (ii) covering all risks required to be covered by the insurance provided for in Section 3.1(1)(a) hereof; (iii) in an amount equal to 100% of the projected gross income from the Project (on an actual loss sustained basis) for a period continuing until the Restoration of the Project is completed; the amount of such business income/loss of rents insurance shall be determined prior to the date hereof and at least once each year thereafter based on the greater of (x) Borrower’s reasonable estimate of the gross income from the Project, and (y) the highest gross income received during the term of the Notes for any full calendar year prior to the date the amount of such insurance is being determined (or such lesser period as may have expired from the date of substantial completion of the applicable Improvements to the date the amount of such insurance is being determined), in each case for the succeeding eighteen (18) month period and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the improvements and the personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twenty-four (24) months from the date that the Project is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period.  All insurance proceeds payable to Administrative Agent (for the benefit of the Lenders) pursuant to this Section 3.1(1)(c) shall be held by Administrative Agent and shall be applied to the obligations secured hereunder from time to time due and payable hereunder and under the Notes and this Agreement; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured hereunder on the respective dates of payment provided for in the Notes and this Agreement except to the extent such amounts are actually paid out of the proceeds of such business income/loss of rents insurance;

(d)           when required by Administrative Agent or at the discretion of Borrower, at all times during which structural construction, repairs or alterations are being made with respect to the Improvements in connection with any Casualty or Condemnation Event, the insurance provided for in Section 3.1(1)(a) shall be written in a so called builder’s risk completed value form or equivalent coverage as part of the “all-risk” insurance (1) on a non reporting basis, (2) against all risks insured against pursuant to Section 3.1(1)(a), (3) shall include permission to occupy the Project, and (4) shall contain an agreed amount endorsement waiving co insurance provisions and shall also include coverage for:

(i)
loss suffered with respect to materials, equipment, machinery, and supplies whether on-site, in transit, or stored off-site and with respect to temporary structures, hoists, sidewalks, retaining walls, and underground property;

(ii)	soft costs, plans, specifications, blueprints and models in connection with any restoration following a casualty;

(iii)	demolition and increased cost of construction, including, without limitation, increased costs arising out of changes in applicable law and codes;

(iv)	operation of building laws;

(v)	collapse, transit and testing; and

(vi)	delayed opening coverage on an actual loss sustained basis with extended period of indemnity endorsement consistent with Section 3.1(1)(c).

(e)           workers’ compensation insurance, as required by any Governmental Authority or legal requirement, subject to the statutory limits of the state of New York;

(f)           comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Administrative Agent on terms consistent with the commercial property insurance policy required under Section 3.1(1)(a);

(g)           if any portion of the Improvements is at any time located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance in an amount not less than the greater of (A) the maximum limit of coverage available with respect to the Project, under Policies issued pursuant to the Flood Insurance Acts, subject only to customary deductibles under such Policies, and (B) the maximum limit of coverage available with respect to the Project, under Policies issued by private insurance carriers;

(h)           earthquake insurance (based on probable maximum loss) in amounts and in form and substance satisfactory to Administrative Agent, provided that the insurance pursuant to this Section 3.1(1)(h) hereof shall be on terms consistent with the all risk insurance policy required under Section 3.1(1)(a) hereof;

(i)           umbrella liability insurance in an amount not less than $100,000,000 per occurrence on terms consistent with the commercial general liability insurance policy required under Section 3.1(1)(b) hereof;

(j)           secured creditor’s environmental insurance, insuring against unknown environmental hazards and conditions in amounts and in form and substance satisfactory to Administrative Agent, which shall name the Administrative Agent as a loss payee or additional insured, as applicable; and

(k)           such other insurance and in such amounts as Administrative Agent from time to time may request against such other insurable hazards which at the time are available on commercially reasonable terms for properties located in or around the region where the Project is located and are customarily required by institutional lenders with respect to projects similar  to the Project.

(2)           All insurance provided in compliance with Section 3.1(1)(a) hereof shall be obtained under valid and enforceable policies (the “Policies” or in the singular, the “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Administrative Agent, issued by financially sound and responsible insurance companies permitted to do business in the state of New York and reasonably approved by Administrative Agent.  The insurance companies must have a claims paying ability/financial strength rating of “AX” (or its equivalent) or better by A.M. Best.  No Policy shall contain an exclusion from coverage under such Policy for loss or damage incurred as a result of an act of terrorism or similar acts of sabotage, provided that Borrower may obtain separate Terrorism Insurance coverage subject to and in accordance with the terms of this Section 3.1(2).  Borrower will be required to maintain insurance against terrorism, terrorist acts or similar acts of sabotage (“Terrorism Insurance”) with coverage amounts of not less than an amount equal to the full replacement cost of the improvements and the personal property (the “Terrorism Insurance Required Amount”).  Notwithstanding the foregoing sentence, Borrower shall not be obligated to expend in any fiscal year on Insurance Premiums for Terrorism Insurance more than two (2.0) times the then-current annual premium paid by Borrower for the comprehensive all-risk insurance required under subsection 3.1(1)(a) hereof (the “Terrorism Insurance Cap”) and if the cost of the Terrorism Insurance Required Amount exceeds the Terrorism Insurance Cap, Borrower shall purchase the maximum amount of Terrorism Insurance available with funds equal to the Terrorism Insurance Cap; provided, however, the Terrorism Insurance Cap shall not apply or restrict the amount of terrorism coverage required to be obtained and maintained by this subsection (x) with respect to the Project if (a) owners and/or operators of mixed-use retail/office buildings in the same class as the Project in Bronx, New York are generally obtaining terrorism insurance, (b) lenders financing such mixed-use retail/office properties in the same class as the Project in Bronx, New York are generally requiring terrorism insurance as a condition of financing, or (c) Borrower or Sponsor or any Affiliate of Borrower or Sponsor, is obtaining terrorism insurance on any other properties in Bronx, New York of which any of the foregoing Persons own or operate.  Not less than fifteen (15) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 3.1(1) hereof, Lead Borrower shall deliver to Administrative Agent insurance certificates showing payment of all premiums (the “Insurance Premiums”) for such Policies, which certificates shall be in form and substance reasonably satisfactory to Administrative Agent.  Within sixty (60) days following the expiration dates of the Policies, Lead Borrower shall deliver to Administrative Agent certified copies of such Policies marked “premium paid” or accompanied by evidence satisfactory to Administrative Agent of payment of the Insurance Premiums.

(3)           Borrower shall not obtain (a) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Administrative Agent, and Lenders’ interest is included therein as provided in this Agreement, or (b) separate insurance concurrent in form or contributing in the event of loss with that required in Section 3.1(1) to be furnished by, or which may be required to be furnished by, Borrower.  In the event Borrower obtains separate insurance or an umbrella or a blanket policy, Lead Borrower shall notify Administrative Agent of the same and shall cause certified copies of each Policy to be delivered as required in Section 3.1(1).

(4)           All Policies provided for or contemplated by Section 3.1(1) hereof, except for the Policy referenced in Section 3.1(1)(e), shall name Administrative Agent (for the benefit of the Lenders) as additional insured under liability policies and as mortgagee/loss payee under property policies, as their respective interests may appear, and in the case of property, boiler and machinery, and flood insurance, shall contain a so called New York standard non-contributing mortgagee clause in favor of Administrative Agent providing that the loss thereunder shall be payable to Administrative Agent in accordance with the terms of this Agreement and shall otherwise be in form, substance and content reasonably acceptable to Administrative Agent.

(5)           All Policies provided for in Section 3.1(1)(a) hereof shall contain clauses or endorsements to the effect that:

(i)
no willful act or negligence of Borrower, or anyone acting for Borrower, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent is concerned;

(ii)
the Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least thirty (30) days’ written notice (or ten (10)  days’ written notice, in the case of non-payment of premium) to Administrative Agent and any other party named therein as an insured;

(iii)	each Policy shall provide that the issuers thereof shall give written notice to Administrative Agent if the Policy has not been renewed fifteen (15) days prior to its expiration; and

(iv)	Administrative Agent shall not be liable for any insurance premiums thereon or subject to any assessments thereunder.

(6)           If at any time Administrative Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Administrative Agent shall have the right, on five (5) Business Days’ notice to Lead Borrower to take such action as Administrative Agent deems necessary to protect its interest in the Project, including, without limitation, the obtaining of such insurance coverage as Administrative Agent in its reasonable discretion deems appropriate, and all expenses incurred by Administrative Agent in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Administrative Agent upon demand and until paid shall be secured by the Mortgage and shall bear interest at the Default Rate.

(7)           In the event of a foreclosure of the Mortgage, or other transfer of title to the Project in extinguishment in whole or in part of the Loans all right, title and interest of Borrower in and to the Policies then in force and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Administrative Agent for the benefit of the Lenders or other transferee in the event of such other transfer of title.

(8)           Lead Borrower shall give immediate written notice of any loss in excess of $100,000 to the insurance carrier and to Administrative Agent.  In connection with losses in excess of $100,000, but less than or equal to $2,000,000, Borrower and Administrative Agent shall cooperate in all matters related to the loss including, without limitation, making proof of loss, adjusting and compromising any claim under the insurance policies, appearing in and prosecuting any action arising from such insurance policies, and collecting and receiving insurance proceeds.  In connection with losses in excess of $2,000,000, Borrower hereby irrevocably authorizes and empowers Administrative Agent, as attorney in fact for Borrower coupled with an interest, to make proof of loss, to adjust and compromise any claim under insurance policies, to appear in and prosecute any action arising from such insurance policies, to collect and receive insurance proceeds, and to deduct therefrom Administrative Agent’s expenses incurred in the collection of such proceeds.  Nothing contained in this Section 3.1(8), however, shall require Administrative Agent or any Lender to incur any expense or take any action hereunder.

Section 3.2   Use and Application of Net Proceeds.

The following provisions shall apply in connection with the Restoration of the Project:

(1)           If the Net Proceeds shall be less than the Threshold Amount and the costs of completing the Restoration shall be less than Threshold Amount, the Net Proceeds will be disbursed by Administrative Agent to Borrower upon receipt, provided that (a) no Event of Default and/or Low DSCR Trigger Event has occurred and is continuing and (b) Borrower delivers to Administrative Agent a written undertaking to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of this Agreement.

(2)           If the Net Proceeds are equal to or greater than Threshold Amount or the costs of completing the Restoration is equal to or greater than Threshold Amount Administrative Agent shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 3.2.  The term “Net Proceeds” shall mean:  (i) the net amount of all insurance proceeds received by Administrative Agent pursuant to Section 3.1(1)(a), (d), (f), (g) and (h) as a result of such damage or destruction, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”), or (ii) the net amount of the Award, after deduction of its reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), whichever the case may be.

(a)           The Net Proceeds shall be made available to Borrower for Restoration provided that each of the following conditions are met:

(i)	no Event of Default shall have occurred and be continuing; except for the Casualty or Condemnation Event;

(ii)
(1) in the event the Net Proceeds are Insurance Proceeds, less than fifty percent (50%) of the total floor area of the improvements on the Project has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, less than ten percent (10%) of the land constituting the Project is taken, and such land is located along the perimeter or periphery of the Project, and no portion of the improvements is located on such land;

(iii)
Leases demising in the aggregate a percentage amount equal to or greater than sixty percent (60%) of the total rentable space in the Project which has been demised under executed and delivered leases in effect as of the date of the occurrence of such fire or other casualty or taking, whichever the case may be, shall remain in full force and effect during and after the completion of the Restoration, subject to an appropriate rent abatement (covered by loss of rental insurance), notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be;

(iv)
Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than forty-five (45) days after such Casualty or Condemnation, whichever the case may be, occurs) and shall diligently pursue the same to satisfactory completion in compliance with all applicable laws, including, without limitation, all applicable Environmental Laws;

(v)
Administrative Agent shall be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Notes, which will be incurred with respect to the Project as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in (iii), if applicable, or (3) by other funds of Borrower;

(vi)
Administrative Agent shall be reasonably satisfied that the Restoration will be substantially completed in accordance with applicable laws so that the tenants can legally and physically occupy their space on or before the earliest to occur of (1) three (3) months prior to the Maturity Date, (2) twelve (12) months after the occurrence of such Casualty or Condemnation, or (3) such time as may be required under applicable law, in order to repair and restore the Project to the condition it was in immediately prior to such Casualty or Condemnation or (4) the expiration of the insurance coverage referred to in Section 3.1(1)(c);

(vii)	the Project and the use thereof after the Restoration will be in compliance with and permitted under all applicable laws;

(viii)
Administrative Agent shall be satisfied that the Debt Service Coverage Ratio after the completion of the Restoration shall be equal to or greater than the Debt Service Coverage Ratio immediately prior to the Casualty or Condemnation, as applicable;

(ix)	such Casualty or Condemnation, as applicable, does not result in the total and permanent (following the Restoration) loss of access to the Project or the related improvements;

(x)
Borrower shall deliver, or cause to be delivered, to Administrative Agent a signed detailed budget approved in writing by Borrower’s architect or engineer stating the entire cost of completing the Restoration, which budget shall be acceptable to Administrative Agent;

(xi)
the Net Proceeds together with any cash or letter of credit deposited by Borrower with Administrative Agent are sufficient in Administrative Agent’s reasonable discretion to cover the cost of the Restoration; and

(xii)
the Property Management Agreement in effect as of the date of the occurrence of such Casualty or Condemnation, whichever the case may be, shall (1) remain in full force and effect during the Restoration and shall not otherwise terminate as a result of the Casualty or Condemnation or the Restoration or (2) if terminated, shall have been replaced with a replacement Property Management Agreement with a qualified Property Manager, prior to the opening or reopening of the Project or any portion thereof for business with the public.

(b)           The Net Proceeds shall be held by Administrative Agent in an interest bearing account (with interest to be available to Borrower to the same extent as Net Proceeds are made available pursuant to the terms of this Section 3.2) and, until disbursed in accordance with the provisions of this Section 3.2, shall constitute additional security for the Loans and other obligations under the Loan Documents.  The Net Proceeds shall be disbursed by Administrative Agent to, or as directed by, Lead Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Administrative Agent that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full (less Casualty Retainage), and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Project which have not either been fully bonded to the reasonable satisfaction of Administrative Agent and discharged of record or in the alternative fully insured to the reasonable satisfaction of Administrative Agent by the title company issuing the title insurance policy.

(c)           All plans and specifications required in connection with the Restoration, the cost of which is greater than the Threshold Amount, shall be subject to prior review and acceptance (which shall not be unreasonably withheld, conditioned or delayed) in all material respects by Administrative Agent and by an independent consulting engineer selected by Administrative Agent (the “Casualty Consultant”).  Administrative Agent shall  have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration.  The identity of the contractors, subcontractors and materialmen engaged in the Restoration the cost of which is greater than the Threshold Amount, as well as the contracts under which they have been engaged, shall be subject to prior review and acceptance by Administrative Agent and the Casualty Consultant.  All costs and expenses incurred by Administrative Agent in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower.

(d)           In no event shall Administrative Agent be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage.  The term “Casualty Retainage” shall mean an amount equal to ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed.  The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 3.2(2), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration (but shall not be duplicative of such amounts actually held back by Borrower).  The Casualty Retainage shall not be released until the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of this Section 3.2 and that all approvals necessary for the re-occupancy and use of the Project have been obtained from all appropriate Governmental Authorities, and Administrative Agent receives evidence satisfactory to Administrative Agent that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Administrative Agent will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Administrative Agent that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Administrative Agent or by the title company issuing the title insurance policy for the Project, and receives an endorsement to such title insurance policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement.  If required by Administrative Agent, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.

(e)           Administrative Agent shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.

(f)           If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the opinion of Administrative Agent in consultation with the Casualty Consultant, if any, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall deposit the deficiency (the “Net Proceeds Deficiency”), either in cash or a letter of credit, with Administrative Agent before any further disbursement of the Net Proceeds shall be made.  The Net Proceeds Deficiency deposited with Administrative Agent shall be held by Administrative Agent in the Casualty/Taking Account in accordance with the Cash Management Agreement and shall be disbursed for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed pursuant to Section 3.2 hereof shall constitute additional security for the Loans and other obligations under the Loan Documents.

(g)           The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Administrative Agent after the Casualty Consultant certifies to Administrative Agent that the Restoration has been completed in accordance with the provisions of Section 3.2, hereof and the receipt by Administrative Agent of evidence satisfactory to Administrative Agent that all costs incurred in connection with the Restoration have been paid in full, shall be remitted by Administrative Agent to Lead Borrower, provided no Event of Default shall have occurred and shall be continuing.

(3)           All Net Proceeds not required (i) to be made available for the Restoration or (ii) to be returned to Lead Borrower as excess Net Proceeds pursuant to Section 3.2(2)(g) hereof may be retained and applied by Administrative Agent toward the payment of the Loans (without any prepayment premium) whether or not then due and payable in such order, priority and proportions as Administrative Agent in its sole and absolute discretion shall deem proper, or, at the sole and absolute discretion of Administrative Agent, the same may be paid, either in whole or in part, to Lead Borrower for such purposes as Administrative Agent shall approve, in its sole and absolute discretion.  If Administrative Agent shall receive and retain Net Proceeds, the Lien of the Mortgage shall be reduced only by the amount thereof received and retained by Administrative Agent and actually applied by Administrative Agent in reduction of the Loans.

Section 3.3   Casualty and Condemnation.

(a)           If the Project shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrower shall give prompt notice of such damage to Administrative Agent and shall promptly commence and diligently prosecute the completion of the Restoration of the Project as nearly as possible to the condition the Project was in immediately prior to such Casualty, with such alterations as may be reasonably approved by Administrative Agent and otherwise in accordance with  Section 3.2 hereof.  Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance (provided that, if Net Proceeds are required to be made available to Borrower for Restoration pursuant to the terms of Section 3.2 hereof, they are made available to Borrower for Restoration).  Administrative Agent may, but shall not be obligated to, make proof of loss if not made promptly by Borrower.

(b)           Lead Borrower shall promptly give Administrative Agent notice of the actual or threatened commencement of any proceeding for the Condemnation of all or any part of the Project and shall deliver to Administrative Agent copies of any and all papers served in connection with such proceedings.  Administrative Agent may participate in any such proceedings, and Borrower shall, from time to time, deliver to Administrative Agent all instruments reasonably requested by it to permit such participation.  Borrower shall, at its expense, diligently prosecute any such proceedings, and shall consult with Administrative Agent, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings.  Notwithstanding any taking by any public or quasi public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Loans at the time and in the manner provided for its payment in the Notes and in this Agreement and the Loans shall not be reduced until any Award shall have been actually received and applied by Administrative Agent, after the deduction of expenses of collection, to the reduction or discharge of the Loans.  Administrative Agent and the Lenders shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Notes.  If the Project or any portion thereof is taken by a condemning authority, Borrower shall, promptly commence and diligently prosecute the Restoration of the Project and otherwise comply with the provisions of Section 3.2 hereof.  If the Project is sold, through foreclosure or otherwise, prior to the receipt by Administrative Agent of the Award, Administrative Agent shall have the right, whether or not a deficiency judgment on the Notes shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Loans.

ARTICLE 4

RESERVES; COLLATERAL LETTERS OF CREDIT

Section 4.1Real Estate Tax and Insurance Reserve Fund.

(1)           Deposits.  On the Closing Date, Borrower shall deposit with Administrative Agent the amount of $213,645.46, which amount shall be held by Administrative Agent and disbursed by Administrative Agent in accordance with the terms of Section 4.1(2) (with such disbursements that would have been made by Depository Bank to be made directly by Administrative Agent) until such time as the Cash Management Agreement has been entered into, at which time Administrative Agent shall deposit any remaining amounts held by it and not disbursed pursuant hereto into the Tax and Insurance Reserve Account.  On each Payment Date, Borrower shall deposit with Administrative Agent, for deposit in the Tax and Insurance Reserve Account, (i) a monthly amount, as determined by Administrative Agent, which will be sufficient to accumulate with Administrative Agent thirty (30) days prior to each due date therefor sufficient funds to pay all real estate taxes which Administrative Agent estimates will be payable during the next ensuing twelve (12) months, and (ii)  a monthly amount, as determined by Administrative Agent, which will be sufficient to accumulate with Administrative Agent thirty (30) days prior to the expiration of the insurance policies sufficient funds to pay all premiums which Administrative Agent estimates will be payable for the renewal of the coverage afforded by the insurance policies during the next ensuing twelve (12) months (said amounts in clauses (i) and (ii) above, together with the amount set forth in the first sentence of this Section 4.1(1), being, collectively, the “Tax and Insurance Reserve Fund”).  If at any time Administrative Agent reasonably determines that the Tax and Insurance Reserve Fund is not or will not be sufficient to pay real estate taxes and insurance premiums by the dates set forth in clauses (i) and (ii) above, Administrative Agent shall notify Lead Borrower of such determination and Borrower shall increase its monthly payments to Administrative Agent by the amount that Administrative Agent estimates is sufficient to make up the deficiency thirty (30) days prior to delinquency of the real estate taxes and/or thirty (30) days prior to expiration of the insurance policies, as the case may be.  Notwithstanding the foregoing, and provided that no Event of Default has occurred and is continuing, if Borrower has an umbrella insurance policy that: (x) provides acceptable coverage for the Project, (y) is in full force and effect, and (z) is acceptable to Administrative Agent in its sole discretion, then Borrower shall not be required to make the deposits set forth in clause (ii) above with respect to the renewal of insurance policies.

(2)           Disbursements.  Borrower shall furnish Administrative Agent with (i) bills for the charges for which such deposits are required and (ii) a disbursement request (in a form reasonably satisfactory to Administrative Agent), executed by an authorized officer of Borrower, at least thirty (30) days prior to the date on which the charges first become payable.  Provided that no Event of Default exists, Administrative Agent will direct the Depository Bank to apply the Tax and Insurance Reserve Fund to payments of insurance premiums and real estate taxes required to be made by Borrower pursuant to Sections 3.1 and 9.2, respectively, and under the Mortgage but not, in any event, earlier than ten (10) days prior to the due dates thereof.  In making any payment relating to the Tax and Insurance Reserve Fund, the Depository Bank may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to real estate taxes) or insurer or agent (with respect to insurance premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof unless said bill, statement or estimate is obviously incorrect.  If the amount of the Tax and Insurance Reserve Fund shall exceed the amounts due for real estate taxes and insurance premiums pursuant to Sections 3.1 and 9.2, respectively, Administrative Agent shall, in its sole and absolute discretion, return any excess to Lead Borrower or credit such excess against future payments to be made to the Tax and Insurance Reserve Fund.  Provided that on the date that said real estate taxes are due and payable, no Event of Default exists and sufficient funds are on deposit in the Tax and Insurance Reserve Fund to pay real estate taxes, Borrower shall not be liable to pay and shall not be charged with any late charges, interest and/or penalties imposed by or payable to any Governmental Authority as a result of the Depository Bank’s failure to pay real estate taxes prior to the date that same become delinquent.

Section 4.2Tenant Improvement/Leasing Reserve Letter of Credit.

Borrower shall provide to Administrative Agent for the benefit of the Lenders an unconditional, irrevocable standby letter of credit (the “TI/LC Letter of Credit”) in the amount of $4,610,000.00 to be used for the payment of future tenant improvements and leasing commissions, which TI/LC Letter of Credit conforms with the requirements of a Collateral Letter of Credit (except that the TI/LC Letter of Credit delivered on the Closing Date only shall not be required to include an “evergreen” automatic renewal provision).  The amount of the TI/LC Letter of Credit shall be reduced, upon the written request of Borrower made not more than once per calendar month, in connection with the payment by Borrower of amounts for tenant improvements and leasing commissions for newly executed leases entered into at the Project which have been approved by Administrative Agent or are deemed approved pursuant to Section 6.2 hereof.  Reductions to the TI/LC Letter of Credit shall be calculated using a tenant improvement allowance equal to the lesser of actual tenant improvement costs or $20.00 per net leasable square foot and reductions for leasing commissions shall be calculated using a leasing commissions allowance equal to the lesser of actual leasing commissions or $26.58 per net leasable square foot.  The TI/LC Letter of Credit shall be subject to each of the terms and conditions set forth in Section 4.5 with respect to a Collateral Letter of Credit subject to the following additional terms:

(1)           The TI/LC Letter of Credit delivered on the Closing Date shall have an expiry date no earlier than February 1, 2010.  At least thirty (30) days prior to the expiration date of such TI/LC Letter of Credit and each renewal and extension thereof Borrower shall deliver to Administrative Agent either (i) a replacement, extension or renewal TI/LC Letter of Credit, in accordance with the terms hereof, or (ii) notice that such replacement, extension or renewal TI/LC Letter of Credit shall not be delivered.

(2)           Following a draw by Administrative Agent on the TI/LC Letter of Credit solely because of the failure to furnish Administrative Agent with a replacement or renewal of the TI/LC Letter of Credit, Administrative Agent will deposit such proceeds in the Additional Cash Collateral Account as security for the purposes for which such TI/LC Letter of Credit was delivered.  Administrative Agent shall be entitled to draw upon such deposited proceeds to the same extent it would have been entitled to make a draw under the TI/LC Letter of Credit and such deposited proceeds shall be subject to disbursement to Borrower on the same basis as reductions to the TI/LC Letter of Credit are calculated, as described above.  Administrative Agent shall direct the Depository Bank to disburse the full remaining amount of such proceeds to Borrower provided (i) Borrower delivers to Administrative Agent a replacement TI/LC Letter of Credit acceptable to Administrative Agent in its sole discretion, (ii) there exists no Event of Default or Potential Default, and (iii) Borrower pays all of Administrative Agent’s fees and expenses in connection with such draw and disbursement.

(3)           In the event that Borrower fails to deliver to Administrative Agent a replacement, extension or renewal TI/LC Letter of Credit in accordance with the terms hereof, and Administrative Agent does not draw on the TI/LC Letter of Credit prior to its expiry date then Borrower shall furnish such replacement, extension or renewal TI/LC Letter of Credit or Additional Cash Collateral in the required amount of such TI/LC Letter of Credit no later than ten (10) days after the expiry date of such TI/LC Letter of Credit.

Section 4.3Reserved.

Section 4.4Reserve Funds and Security Accounts Generally.

(1)           Grant of Security Interest.  Borrower hereby grants a perfected first priority security interest in favor of Administrative Agent for the ratable benefit of the Lenders in each Reserve Fund and Security Account established by or for it hereunder and all financial assets and other property and sums at any time held, deposited or invested therein, and all security entitlements and investment property relating thereto, together with any interest or other earnings thereon, and all proceeds thereof, whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities (collectively, “Reserve Account Collateral”), together with all rights of a secured party with respect thereto (even if no further documentation is requested by Administrative Agent or the Lenders or executed by Borrower).

(a)           Borrower covenants and agrees:

(A)           to do all acts that may be reasonably necessary to maintain, preserve and protect Reserved Account Collateral;

(B)           to pay promptly when due all material taxes, assessments, charges, encumbrances and liens now or hereafter imposed upon or affecting any Reserved Account Collateral;

(C)           to appear in and defend any action or proceeding which may materially and adversely affect Borrower’s title to or Administrative Agent’s interest in the Reserved Account Collateral;

(D)           following the creation of each Reserve Fund and Security Account established by or for Borrower and the initial funding thereof, other than to Administrative Agent pursuant to this Agreement or the Cash Management Agreement, not to transfer, assign, sell, surrender, encumber, mortgage, hypothecate, or otherwise dispose of any of the Reserve Account Collateral or rights or interests therein, and to keep the Reserve Account Collateral free of all levies and security interests or other liens or charges except the security interest in favor of Administrative Agent granted hereunder;

(E)           to account fully for and promptly deliver to Administrative Agent, in the form received, all documents, chattel paper, instruments and agreements constituting the Reserve Account Collateral hereunder, endorsed to Administrative Agent or in blank, as requested by Administrative Agent, and accompanied by such powers as appropriate and until so delivered all such documents, instruments, agreements and proceeds shall be held by Borrower in trust for Administrative Agent, separate from all other property of Borrower; and

(F)           from time to time upon request by Administrative Agent, to furnish such further assurances of Borrower’s title with respect to the Reserve Account Collateral, execute such written agreements, or do such other acts, all as may be reasonably necessary to effectuate the purposes of this agreement or as may be required by law, or in order to perfect or continue the first-priority lien and security interest of Administrative Agent in the Reserve Account Collateral.

(2)           Rights on Event of Default.  Upon the occurrence and during the continuance of an Event of Default, Administrative Agent, at its option, may withdraw the Reserve Funds and the other funds in the Security Accounts and apply such funds to the items for which the Reserve Funds were established or to payment of the Loans in such order, proportion and priority as Administrative Agent may determine in its sole and absolute discretion.  Administrative Agent’s right to withdraw and apply such funds shall be in addition to all other rights and remedies provided to Administrative Agent on behalf of the Lenders under the Loan Documents.

(3)           Prohibition Against Further Encumbrance.  Borrower shall not, without the prior consent of Administrative Agent, further pledge, assign or grant any security interest in the Reserve Funds or the Security Accounts or permit any Lien to attach thereto, or any levy to be made thereon, or any Uniform Commercial Code financing statements, except those naming Administrative Agent on behalf of the Lenders as the secured party, to be filed with respect thereto.

(4)           Release of Reserve Funds.  Any amount remaining in the Reserve Funds and the Security Accounts after the Loans have been paid in full shall be promptly returned to Borrower.

Section 4.5Collateral Letters of Credit. With respect to any Collateral Letter of Credit which Borrower may furnish or cause to be furnished to Administrative Agent in accordance with the terms of this Agreement or any of the other Loan Documents:

(1)           Administrative Agent will be entitled, among other things, to make one or more draws by presentment thereof to the issuing bank accompanied only by Administrative Agent’s clean sight-draft, it being intended that the issuing bank shall have no right to inquire as to Administrative Agent’s right to draw upon such Collateral Letter of Credit;

(2)           Administrative Agent shall be entitled, among other things, to draw upon each Collateral Letter of Credit, in whole, or in part from time to time, upon the occurrence and during the continuance of any Event of Default or under the other circumstances under which a draw shall be permitted under the Loan Documents or the Collateral Letter of Credit;

(3)           Administrative Agent shall have the right to draw upon any Collateral Letter of Credit within thirty (30) days prior to the expiration date of such Collateral Letter of Credit and each renewal and extension thereof unless, at least thirty (30) days prior to such expiration date of such Collateral Letter of Credit and each renewal and extension thereof, Borrower shall have furnished a replacement, extension or renewal Collateral Letter of Credit, acceptable to Administrative Agent, it being the intent hereof that at no time shall the unexpired term of any Collateral Letter of Credit be less than thirty (30) days.  If Administrative Agent draws upon a Collateral Letter of Credit pursuant to the terms of this subsection (3), then Administrative Agent shall hold the proceeds thereof in the Additional Cash Collateral Account as additional collateral for the Obligations, to be applied in accordance with subsections (4) and (5) below.

(4)           Administrative Agent shall also be entitled to draw upon a Collateral Letter of Credit if Administrative Agent believes that its rights to draw on such Collateral Letter of Credit could be in jeopardy.  Without limiting the foregoing, Administrative Agent shall also be entitled to draw on a Collateral Letter of Credit if the credit rating or financial condition of the issuing bank is no longer meets the minimum rating contained in the definition of Collateral Letter of Credit.  Following a draw by Administrative Agent on a Collateral Letter of Credit solely because of the deterioration of the creditworthiness of the issuing bank, Administrative Agent will deposit such proceeds in the Additional Cash Collateral Account as security for the purposes for which such Letter of Credit was delivered and Administrative Agent shall be entitled to draw upon such proceeds to the same extent it would have been entitled to make a draw under the applicable Letter of Credit.  Administrative Agent shall direct the Depository Bank to disburse such proceeds to Borrower provided (i) Borrower delivers to Administrative Agent a replacement Collateral Letter of Credit within ten (10) days of Administrative Agent’s draw, (ii) there exists no Event of Default or Potential Default, and (iii) Borrower pays all of Administrative Agent’s fees and expenses in connection with such draw and disbursement.

(5)           No draw by Administrative Agent on any Collateral Letter of Credit shall cure or be deemed to cure any Event of Default or limit in any respect any of Administrative Agent’s or the Lenders’ remedies under the Loan Documents, it being understood that Administrative Agent’s and the Lenders’ rights and remedies hereunder shall be cumulative and Administrative Agent and the Lenders shall have no obligations to apply the proceeds of any draw to missed installments or other amounts then due and unpaid under the Loans.  Proceeds of any draw upon a Collateral Letter of Credit (after reimbursement of any costs and expenses, including attorneys’ fees and reimbursements, incurred by Administrative Agent in connection with such draw) may be applied by Administrative Agent to the payment of the Loans in such manner as Administrative Agent may determine.  No delay or omission of Administrative Agent or the Lenders in exercising any right to draw on a Collateral Letter of Credit shall impair any such right, or shall be construed as a waiver of, or acquiescence in, any Event of Default.

(6)           Administrative Agent shall, upon request, release its rights in any Collateral Letters of Credit and surrender such Collateral Letters of Credit to the issuing bank upon the payment in full of all Loans.

ARTICLE 5

ENVIRONMENTAL MATTERS

Section 5.1Certain Definitions.  As used herein, the following terms have the meanings indicated:

(1)           “Environmental Claim” means, with respect to any Person, any written request for information by a Governmental Authority, or any written notice, notification, claim, administrative, regulatory or judicial action, suit, judgment, demand or other written communication by any Person or Governmental Authority alleging or asserting liability with respect to Borrower or the Project, whether for damages, contribution, indemnification, cost recovery, compensation, injunctive relief, investigatory, response, remediation, damages to natural resources, personal injuries, fines or penalties arising out of, based on or resulting from (i) the presence, use or release into the environment of any Hazardous Materials originating at or from, or otherwise affecting, the Project, (ii) any fact, circumstance, condition or occurrence forming the basis of any violation, or alleged violation, of any Environmental Law by Borrower or otherwise affecting the health, safety or environmental condition of the Project or (iii) any alleged injury or threat of injury to the environment by Borrower or otherwise affecting the Project.

(2)           “Environmental Laws” means any federal, state or local law (whether imposed by statute, or administrative or judicial order, or common law), now or hereafter enacted and applicable to the Project, governing health, safety, industrial hygiene, the environment or natural resources, or Hazardous Materials, including, such laws governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, discharge of, or exposure to, Hazardous Materials.

(3)           “Environmental Liens” has the meaning assigned to such term in Section 5.3(4).

(4)           “Environmental Loss” means any losses, damages, costs, fees, expenses, claims, suits, judgments, awards, liabilities (including but not limited to strict liabilities), obligations, debts, diminutions in value, fines, penalties, charges, costs of remediation (whether or not performed voluntarily), amounts paid in settlement, foreseeable and unforeseeable consequential damages, litigation costs, reasonable attorneys’ fees and expenses, engineers’ fees, environmental consultants’ fees, and investigation costs (including but not limited to costs for sampling, testing and analysis of soil, water, air, building materials, and other materials and substances whether solid, liquid or gas), of whatever kind or nature, and whether or not incurred in connection with any judicial or administrative proceedings, actions, claims, suits, judgments or awards relating to Hazardous Materials, Environmental Claims, Environmental Liens and violation of Environmental Laws.

(5)           “Hazardous Materials” means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos-containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, (h) Mold, or (i) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any Governmental Authority to be hazardous, toxic, dangerous or otherwise regulated, controlled or giving rise to liability under any Environmental Laws.

(6)           “Mold” means any microbial or fungus contamination or infestation in any Project of a type that could reasonably be anticipated (after due inquiry and investigation) to pose a risk to human health or the environment or could reasonably be anticipated (after due inquiry and investigation) to negatively impact the value of the affected Property in any material respect.

Section 5.2Representations and Warranties on Environmental Matters.  Borrower represents and warrants to Administrative Agent and the Lenders that, to Borrower’s knowledge, except as set forth in the Site Assessment, (1) no Hazardous Material is now or was formerly used, stored, generated, manufactured, installed, treated, discharged, disposed of or otherwise present at or about the Project or any property adjacent to the Project (except for cleaning and other products currently used in connection with the routine maintenance or repair of the Project and de minimus quantities used by tenants in the normal course of business in full compliance with Environmental Laws), (2) all permits, licenses, approvals and filings required by Environmental Laws have been obtained, and the use, operation and condition of the Project do not, and did not previously, violate any Environmental Laws, (3) no civil, criminal or administrative action, suit, claim, hearing, investigation or proceeding has been brought or been threatened, nor have any settlements been reached by or with any parties or any Liens imposed in connection with the Project concerning Hazardous Materials or Environmental Laws and (4) no underground storage tanks exist at the Project.

Section 5.3   Covenants on Environmental Matters.

(1)           Borrower shall (a) comply strictly and in all respects with applicable Environmental Laws; (b) notify Administrative Agent immediately upon Borrower’s discovery of any spill, discharge, release or presence of any Hazardous Material at, upon, under, within, contiguous to or otherwise affecting the Project; (c) promptly remove such Hazardous Materials and remediate the Project in full compliance with Environmental Laws and as reasonably recommended to preserve the value and/or use of the Project, in accordance with the reasonable recommendations and specifications of an independent environmental consultant approved by Administrative Agent; and (d) promptly forward to Administrative Agent copies of all orders, notices, permits, applications or other communications and reports in connection with any spill, discharge, release or the presence of any Hazardous Material or any other matters relating to the Environmental Laws or any similar laws or regulations, as they may affect the Project or Borrower.

(2)           Borrower shall not cause, shall prohibit any other Person within the control of Borrower from causing, and shall use prudent, commercially reasonable efforts to prohibit other Persons (including tenants) from causing (a) any spill, discharge or release, or the use, storage, generation, manufacture, installation, or disposal, of any Hazardous Materials at, upon, under, within or about the Project or the transportation of any Hazardous Materials to or from the Project (except for cleaning and other products used in connection with the routine maintenance or repair of the Project in full compliance with Environmental Laws), (b) any underground storage tanks to be installed at the Project, or (c) any activity that requires a permit or other authorization under Environmental Laws to be conducted at the Project.

(3)           Lead Borrower shall provide to Administrative Agent, at Borrower’s expense promptly upon the written request of Administrative Agent from time to time, a Site Assessment or, if required by Administrative Agent, an update to any existing Site Assessment, to assess the presence or absence of any Hazardous Materials and the potential costs in connection with abatement, cleanup or removal of any Hazardous Materials found on, under, at or within the Project.  Borrower shall pay the cost of no more than one such Site Assessment or update in any twelve (12)-month period, unless Administrative Agent’s request for a Site Assessment is based on information provided under Section 5.3(1), a reasonable suspicion of Hazardous Materials at or near the Project, a breach of representations under Section 5.2, or an Event of Default, in which case any such Site Assessment or update shall be at Borrower’s expense.

(4)           Environmental Notices.  Lead Borrower shall promptly provide notice to Administrative Agent of:

(a)           all Environmental Claims asserted or threatened against Borrower or any other party occupying the Project or any portion thereof or against the Project which become known to Borrower;

(b)           the discovery by Borrower of any occurrence or condition on the Project or on any real property adjoining or in the vicinity of the Project which could reasonably be expected to lead to an Environmental Claim against Borrower, Administrative Agent or any of the Lenders;

(c)           the commencement or completion of any environmental remediation at the Project; and

(d)           any Lien or other encumbrance imposed pursuant to any Environmental Law “Environmental Liens”.

In connection therewith, Lead Borrower shall transmit to Administrative Agent copies of any citations, orders, notices or other written communications received from any Person and any notices, reports or other written communications submitted to any Governmental Authority with respect to the matters described above.

Section 5.4Allocation of Risks and Indemnity.  As between Borrower, Administrative Agent and the Lenders, all risk of loss associated with non-compliance with Environmental Laws, or with the presence of any Hazardous Material at, upon, within, contiguous to or otherwise affecting the Project, shall lie solely with Borrower.  Accordingly, Borrower shall bear all risks and costs associated with any Environmental Loss, damage or liability therefrom, including all costs of removal of Hazardous Materials or other remediation required hereunder or by law.  Borrower shall indemnify, defend and hold Administrative Agent and the Lenders harmless from and against all loss, liabilities, damages, claims, costs and expenses (including reasonable costs of defense) arising out of or associated, in any way, with the non-compliance with Environmental Laws, or the existence of Hazardous Materials in, on, or about the Project, or a breach of any representation, warranty or covenant contained in this Article 5, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, including those arising from the joint, concurrent, or comparative negligence of Administrative Agent and the Lenders; provided, however, Borrower shall not be liable under such indemnification to the extent such loss, liability, damage, claim, cost or expense results solely from Administrative Agent’s or any Lender’s gross negligence or willful misconduct.  Borrower’s obligations under this Section 5.4 shall arise upon the discovery of the presence of any Hazardous Material, whether or not any Governmental Authority has taken or threatened any action in connection with the presence of any Hazardous Material, and whether or not the existence of any such Hazardous Material or potential liability on account thereof is disclosed in the Site Assessment and shall continue notwithstanding the repayment of the Loans or any transfer or sale of any right, title and interest in the Project (by foreclosure, deed in lieu of foreclosure or otherwise).

Section 5.5No Waiver.  Notwithstanding any provision in this Article 5 or elsewhere in the Loan Documents, or any rights or remedies granted by the Loan Documents, Administrative Agent and the Lenders do not waive and expressly reserve all rights and benefits now or hereafter accruing to Administrative Agent and/or any Lenders under the “security interest” or “secured creditor” exception under applicable Environmental Laws, as the same may be amended.  No action taken by Administrative Agent and/or any Lender pursuant to the Loan Documents shall be deemed or construed to be a waiver or relinquishment of any such rights or benefits under the “security interest exception.”

ARTICLE 6

LEASING MATTERS

Section 6.1Representations and Warranties on Leases.  Borrower represents and warrants to Administrative Agent and the Lenders with respect to leases of the Project that:  (1) to Borrower’s knowledge, the rent roll delivered to Administrative Agent is true and correct, and the leases are valid and in and full force and effect; (2) the leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (3) the copies of the leases delivered to Administrative Agent are true and complete; (4) to Borrower’s knowledge, neither the landlord nor any tenant is in default under any of the leases; (5) Borrower has no knowledge of any notice of termination or default with respect to any lease; (6) Borrower has not assigned or pledged any of the leases, the rents or any interests therein except to Administrative Agent (on behalf of the Lenders); (7) no tenant or other party has an option to purchase all or any portion of the Project; (8) no tenant has the right to terminate its lease prior to expiration of the stated term of such lease except in the case of a casualty or condemnation of the Project to the extent permitted pursuant to the terms and conditions of such lease; and (9) no tenant has prepaid more than one month’s rent in advance (except for bona fide security deposits not in excess of an amount equal to two month ’s rent).  To the extent that any part of the Land is located in the State of New York, reference is hereby made to Section 291-f of the Real Property Law of the State of New York for purposes of obtaining for Administrative Agent and the Lender the benefits of said Section in connection herewith.

Section 6.2Standard Lease Form; Approval Rights.  All leases and other rental arrangements shall in all respects be approved by Administrative Agent and shall be on a standard lease form, to the extent possible, using commercially reasonable efforts, for the Office Component, approved by Administrative Agent with no material modifications (except as approved by Administrative Agent in writing).  Such lease form shall provide (a) that the lease is subordinate to the Mortgage, (b) that the tenant shall attorn to Administrative Agent (on behalf of the Lenders) following an Event of Default and (c) that any cancellation, surrender, or amendment of such lease without the prior written consent of Administrative Agent shall be voidable by Administrative Agent.  Borrower shall hold, in trust, all tenant security deposits in a segregated account, and, to the extent required by applicable law, shall not commingle any such funds with any other funds of Borrower.  Within ten (10) days after Administrative Agent’s request, Borrower shall furnish to Administrative Agent a statement of all tenant security deposits, and copies of all leases not previously delivered to Administrative Agent, certified by Borrower as being true and correct.  Notwithstanding anything contained in the Loan Documents, Administrative Agent’s approval shall not be required for future leases or lease extensions if the following conditions are satisfied:  (1) there exists no Potential Default or Event of Default; (2) the lease is on the standard lease form approved by Administrative Agent with no modifications except for commercially reasonable changes agreed to in the ordinary course of Borrower’s business, but in any event there shall be no modifications to the subordination, attornment, estoppel and landlord liability clause without the prior written consent of Administrative Agent; (3) the lease does not conflict with any restrictive covenant affecting the Project or any other lease for space in the Project; (4) the lease is not a Major Lease; (5) the lease shall provide for rental rates and landlord concessions comparable to existing local market rates as shall be established pursuant to the Leasing Guidelines; (6) the lease is with a third party not an Affiliate of Borrower, Sponsor or Guarantor; (7) the lease shall not contain any options for renewal or expansion by the tenant at rental rates which are below reasonable comparable market levels at the time the lease is executed; (8) the lease shall be to a tenant which Borrower, in its professional and commercially reasonable judgment, has determined is creditworthy and (9) the lease is for a term of not more than ten (10) years (exclusive of renewal options which, together with the initial lease term shall not exceed fifteen (15) years).

Section 6.3Covenants.  Borrower (1) shall perform the obligations which Borrower is required to perform under the leases, including the performance of any tenant improvement work with respect thereto; (2) shall enforce the obligations to be performed by the tenants; (3) shall promptly furnish to Administrative Agent any notice of default or termination received by Borrower from any tenant, and any notice of default or termination given by Borrower to any tenant; (4) shall not collect any rents for more than thirty (30) days in advance of the time when the same shall become due, except for bona fide security deposits not in excess of an amount equal to two month’s rent; (5) shall not enter into any ground lease or master lease of any part of the Project; (6) shall not further assign or encumber any lease; (7) shall not, except with Administrative Agent’s prior written consent, cancel or accept surrender or termination of any Major Lease; (8) shall not, except with Administrative Agent’s prior written consent, modify or amend any Major Lease (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the lease); and (9) shall use its best efforts to lease the Improvements; any action in violation of clauses (5), (6), (7), and (8) of this Section 6.3 shall be void at the election of Administrative Agent.

Section 6.4Tenant Estoppels.  At Administrative Agent’s request, Borrower shall, within thirty (30) days, obtain and furnish to Administrative Agent, (1) written estoppels in form and substance reasonably satisfactory to Administrative Agent, executed by tenants under leases in the Project and confirming the term, rent, and other provisions and matters relating to the leases and (2) written subordination and attornment agreements, in form and substance satisfactory to Administrative Agent, executed by tenants under leases in the Project, whereby, among other things, such tenants subordinate their interest in the Project to the Loan Documents and agree to attorn to Administrative Agent (on behalf of the Lenders) and its successors and assigns upon foreclosure or other transfer of the Project after an Event of Default.

ARTICLE 7

REPRESENTATIONS AND WARRANTIES

Borrower represents and warrants to Administrative Agent and the Lenders that:

Section 7.1Organization and Power.  Borrower and each Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence, and is in compliance with legal requirements applicable to doing business in the State.  Borrower is not a “foreign person” within the meaning of § 1445(f)(3) of the Internal Revenue Code.  Lead Borrower’s U.S. taxpayer identification number is 20-1577239 and Fordham Office’s U.S. taxpayer identification number is 26-1094416.

Section 7.2Validity of Loan Documents.  The execution, delivery and performance by Borrower and each Borrower Party of the Loan Documents: (1) are duly authorized and do not require the consent or approval of any other party or Governmental Authority which has not been obtained; and (2) will not violate any law or result in the imposition of any Lien upon the assets of any such party, except as contemplated by the Loan Documents.  The Loan Documents constitute the legal, valid and binding obligations of Borrower and each Borrower Party, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

Section 7.3   Liabilities; Litigation.

(1)           The financial statements delivered by Borrower and each Borrower Party are true and correct with no material change since the date of preparation.  Except as disclosed in such financial statements, there are no liabilities (fixed or contingent) affecting the Project, Borrower or any Borrower Party.  Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to the knowledge of Borrower, threatened, against the Project, Borrower or any Borrower Party which if adversely determined could have a Material Adverse Effect.

(2)           Neither Borrower nor any Borrower Party is contemplating either the filing of a petition by it under state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of its assets or property, and neither Borrower nor any Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.

Section 7.4Taxes and Assessments.  The Project is comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot.  There are no pending or, to Borrower’s best knowledge, proposed, special or other assessments for public improvements or otherwise affecting the Project, nor are there any contemplated improvements to the Project that may result in such special or other assessments.

Section 7.5Other Agreements; Defaults.  Neither Borrower nor any Borrower Party is a party to or in violation of any agreement or instrument or subject to any court order, injunction, permit, or restriction which might have a Material Adverse Effect.

Section 7.6   Compliance with Law.

(1)           Borrower and each Borrower Party have all requisite licenses, permits, franchises, qualifications, certificates of occupancy or other governmental authorizations to own, lease and operate the Project and carry on its business, and the Project is in compliance with all applicable legal requirements and is free of structural defects, and all building systems contained therein are in good working order, subject to ordinary wear and tear.  The Project does not constitute, in whole or in part, a legally non-conforming use under applicable legal requirements;

(2)           No condemnation has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Project or for the relocation of roadways providing access to the Project; and

(3)           The Project has adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities.  All public utilities necessary or convenient to the full use and enjoyment of the Project are located in the public right-of-way abutting the Project, and all such utilities are connected so as to serve the Project without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Project.  All roads necessary for the full utilization of the Project for its current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.

Section 7.7Location of Borrower.  Borrower’s principal place of business and chief executive offices are located at the address stated in Section 12.1.

Section 7.8ERISA.  Borrower has no employees and has not established any pension plan for employees which would cause Borrower to be subject to the Employee Retirement Income Security Act of 1974, as amended.

Section 7.9Margin Stock.  No part of proceeds of the Loans will be used for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System.

Section 7.10Tax Filings.  Borrower and each Borrower Party have filed (or have obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by Borrower and each Borrower Party, respectively.

Section 7.11Solvency.  Giving effect to the Loans, the fair saleable value of Borrower’s assets exceeds and will, immediately following the making of the Loans, exceed Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities.  The fair saleable value of Borrower’s assets is and will, immediately following the making of the Loans, be greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its Debts as such Debts become absolute and matured.  Borrower’s assets do not and, immediately following the making of the Loans will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted.  Borrower does not intend to, and does not believe that it will, incur Debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such Debts as they mature (taking into account the timing and amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower).

Section 7.12Full and Accurate Disclosure.  No statement of fact made by or on behalf of Borrower or any  Borrower Party in this Agreement or in any of the other Loan Documents or in any certificate, statement or questionnaire delivered by Borrower or any Borrower Party in connection with the Loans contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading.  There is no fact presently known to Borrower or any Borrower Party which has not been disclosed to Administrative Agent which might have a Material Adverse Effect.

Section 7.13Single Purpose Entity.  Borrower is and has at all times since its formation been a Single Purpose Entity.

Section 7.14Property Management Agreement.  The Property Management Agreement is the only management agreement in existence with respect to the operation or management of the Project.  The copy of the Property Management Agreement delivered to Administrative Agent is a true and correct copy, and such agreement has not been amended or modified.  Neither party to such agreement is in default under such agreement and the Property Manager  has no defense, offset right or other right to withhold performance under or terminate such agreement.

Section 7.15No Conflicts.  The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, operating agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower’s property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

Section 7.16Title.  Borrower has good, marketable and insurable fee simple title to the Project, free and clear of all Liens whatsoever, except for the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.  The Mortgage creates (and upon the recordation thereof and of any related financing statements there will be perfected) (1) a valid Lien on the Project, subject only to Permitted Encumbrances and (2) security interests in and to, and collateral assignments of, all personalty (including the leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents.  There are no claims for payment for work, labor or materials affecting the Project which are or may become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents.  None of the Permitted Encumbrances, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage and this Agreement, materially and adversely affect the value of the Project, impair the use or operations of  the Project or impair Borrower’s ability to pay its obligations in a timely manner.

Section 7.17Use of Project.  The Project is being, and will continue to be, used exclusively for retail, office and other ancillary uses permitted by applicable zoning law, and for no other purpose or purposes.

Section 7.18Flood Zone.  No portion of the Project or the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law.

Section 7.19Insurance.  Borrower has obtained and has delivered to Administrative Agent certified copies of all of the insurance policies for the Project reflecting the insurance coverages, amounts and other insurance requirements set forth in this Agreement.  No claims have been made under any such policy, and no Person, including Borrower, has done, by act or omission, anything which would impair the coverage of any such policy.

Section 7.20Certificate of Occupancy; Licenses.  All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of the Project as an office building (with multi-floor retail uses) (collectively, the “Licenses”) have been obtained and are in full force and effect.  Borrower shall keep and maintain all Licenses in full force and effect.  The use being made of the Project is in conformity with any applicable certificate of occupancy issued for the Project.

Section 7.21Physical Condition.  Except as disclosed in the building condition reports certified to Administrative Agent and delivered in connection with the initial advance of the Loans, the Project, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; to Borrower’s knowledge, there exists no structural or other material defects or damages in the Project, whether latent or otherwise, and Borrower has not received written notice from any insurance company or bonding company of any defects or inadequacies in the Project, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

Section 7.22Boundaries.  All of the Improvements lie wholly within the boundaries and building restriction lines of the Project, and no improvements on adjoining properties encroach upon the Project, and no Improvements encroach upon or violate any easements or other encumbrances upon the Project, so as to materially adversely affect the value or marketability of the Project, except those which are insured against by title insurance.

Section 7.23Separate Lots. The Project is comprised of one (1) or more parcels which constitutes one (1) or more separate tax lots and does not constitute a portion of any other tax lot not a part of the Project.

Section 7.24Survey.  The survey for the Project delivered to Administrative Agent in connection with this Agreement does not fail to reflect any material matter affecting the Project or the title thereto.

Section 7.25Filing and Recording Taxes.  All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable legal requirements currently in effect in connection with the transfer of the Project to Borrower or any transfer of a controlling interest in Borrower have been paid.  All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgage, have been paid and, the Mortgage is enforceable in accordance with its terms by Administrative Agent or any subsequent holder thereof (on behalf of the Lenders), subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.

Section 7.26Investment Company Act.  Borrower is not (1) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (2) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (3) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.

Section 7.27   Foreign Assets Control Regulations, Etc.

(1)           Neither the execution and delivery of the Notes and the other Loan Documents by Borrower Parties nor the use of the proceeds of the Loans, will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same.  Without limiting the generality of the foregoing, no Borrower Party or any of their respective subsidiaries (a) is or will become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) engages or will engage in any dealings or transactions or be otherwise associated with any such blocked person.

(2)           Each partner or member or other direct or indirect principal of Borrower shall be at all times during the term of the Loans an entity or person which (a) is (and whose principals shall be) a reputable entity or person of good character and in good standing as reasonably determined by the Lenders, (b) is creditworthy and not adverse to any of the Lenders in any pending litigation or arbitration in which any Lender is also a party, (c) is not a Prohibited Person, and (d) is in good standing in its state or country of organization.

Section 7.28Organizational Structure.

(1)           Borrower has heretofore delivered to Administrative Agent a true and complete copy of the Organizational Documents of each Borrower Party.  The only member of Borrower on the date hereof is Managing Member.  The Managing Member is the sole managing member of Borrower.  As of the date hereof, there are no outstanding equity rights with respect to Borrower or the Managing Member.

(2)           The only members of the Managing Member on the date hereof are Guarantor and P/A Associates LLC.  Guarantor is the sole managing member of the Managing Member.

(3)           Schedule 7.28 contains a true and accurate chart reflecting the ownership of all of the direct and indirect equity interests in Borrower, including the percentage of ownership interest of the Persons shown thereon.

ARTICLE 8

FINANCIAL REPORTING

Section 8.1Financial Statements.

(1)           Quarterly Reports.  Within forty-five (45) days after the end of each calendar quarter, Lead Borrower shall furnish to Administrative Agent a detailed operating statement (showing quarterly activity and year-to-date) stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow, and capital expenditures for the calendar quarter just ended and a balance sheet for such quarter for Borrower.  Borrower’s quarterly statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior calendar quarter, (ii) a calculation reflecting the Debt Service Coverage Ratio as of the last day of such quarter, for such quarter and the last four quarters; (iii) a current rent roll for the Project, and  (iv) a certificate executed by the chief financial officer of Borrower or the managing member of Borrower stating that each such quarterly statement presents fairly the financial condition and the results of operations of Borrower and the Project and has been prepared in accordance with general accepted accounting principles.

(2)           Annual Reports.  Within ninety (90) days after the end of each calendar year of Borrower’s operation of the Project, Lead Borrower will furnish to Administrative Agent a complete copy of Borrower’s annual financial statements prepared in accordance with GAAP and otherwise in form and detail reasonably acceptable to Administrative Agent, for such calendar year which financial statements shall contain a balance sheet, a detailed operating statement stating Operating Revenues, Operating Expenses, operating income and Net Cash Flow for each of Borrower and the Project.  Borrower’s annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior calendar year, (ii) a certificate executed by the chief financial officer of Borrower or the managing member of Borrower stating that each such annual financial statement presents fairly the financial condition and the results of operations of Borrower and the Project and has been prepared in accordance with general accepted accounting principles.

(3)           Additional Reports.  Upon request of Administrative Agent, Lead Borrower shall deliver to Administrative Agent as soon as reasonably available, but in no event later than thirty (30) days after such items become available to Borrower in final form a summary report containing each of the following with respect to the Project for the most recently completed calendar year:  (A) aggregate sales by tenants under leases or other occupants of the Project, both on an actual (or to the extent such information is not provided by tenants, Property Manager’s or Borrower’s best estimate) and on a comparable store basis, (B) rent per square foot payable by each tenant, (C) aggregate Occupancy of the Project by anchor space and in-line store space as of December 31 and (D) such other information as Administrative Agent shall reasonably request.

(4)           Certification; Supporting Documentation.  Each such financial statement shall be in scope and detail satisfactory to Administrative Agent and certified by the chief financial representative of Borrower.

Section 8.2Accounting Principles.  All financial statements shall be prepared in accordance with sound accounting principles applicable to commercial real estate, consistently applied from year to year.  If the financial statements are prepared on an accrual basis, such statements shall be accompanied by a reconciliation to cash basis accounting principles.

Section 8.3Other Information.  Lead Borrower shall deliver to Administrative Agent such additional information regarding Borrower, its subsidiaries, its business, any Borrower Party, and the Project within thirty (30) days after Administrative Agent’s request therefor.

Section 8.4Annual Budget.  At least thirty (30) days prior to the commencement of each fiscal year, Lead Borrower will provide to Administrative Agent Borrower’s proposed annual operating and capital improvements budget for such fiscal year for review and approval by Administrative Agent.

Section 8.5Audits.  Administrative Agent shall have the right to choose and appoint a certified public accountant to perform financial audits as it deems necessary, at Borrower’s expense, provided, however unless an Event of Default has occurred, Borrower shall not be required to pay for more than one (1) financial audit per calendar year.  Borrower shall permit Administrative Agent to examine such records, books and papers of Borrower which reflect upon its financial condition and the income and expense relative to the Project.

ARTICLE 9

COVENANTS

Borrower covenants and agrees with Administrative Agent and the Lenders as follows:

Section 9.1Due on Sale and Encumbrance; Transfers of Interests.  Without the prior written consent of Administrative Agent and the Lenders (to the extent required under Section 12.2),

(1)           Borrower shall not allow any Change of Control to occur, or permit any Transfer to occur (whether of equity interests or through any pledge or encumbrance of equity interests, or of the economic or other benefits therefrom, whether voluntary, involuntary, by operation of law or otherwise) if any such Transfer would result in a Change of Control;

(2)           neither Borrower nor any other Person having an ownership or beneficial interest in Borrower shall (a) allow, directly or indirectly, any Transfer (other than a Permitted Transfer), to occur; (b)  further encumber, alienate, grant a Lien or grant any other interest in the Project or any part thereof (including any partnership, membership or other ownership interest in Borrower), whether voluntarily or involuntarily; or (c) enter into any easement or other agreement granting rights in or restricting the use or development of the Project;

(3)           no new general partner, member, or limited partner having the ability to control the affairs of Borrower shall be admitted to or created in Borrower (nor shall any existing general partner or member or controlling limited partner withdraw from Borrower), and no change in Borrower’s organizational documents relating to control over Borrower and/or the Project shall be effected.

As used in this Section 9.1, “Transfer” shall include the sale, transfer, conveyance, mortgage, pledge, or assignment of the legal or beneficial ownership of (a) the Project (including any Unit), (b) any partnership interest in any general partner in Borrower that is a partnership, (c) any membership interest in any member in Borrower that is a limited liability company and (d) any voting stock in any managing member in Borrower that is a corporation; “Transfer” shall not include (i) the leasing of any space within the Project so long as Borrower complies with the provisions of the Loan Documents relating to such leasing activity; or (ii) the transfers of non-managing membership interests in Borrower so long as no Change of Control results therefrom.

Section 9.2Taxes; Charges.  Borrower shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges that may become a Lien upon the Project or become payable during the term of the Loans (collectively, the “Taxes”), and will promptly furnish Administrative Agent with evidence of such payment; however, Borrower’s compliance with Section 4.1 of this Agreement relating to impounds for taxes and assessments shall, with respect to payment of such taxes and assessments, be deemed compliance with this Section 9.2.  Borrower shall not suffer or permit the joint assessment of the Project with any other real property constituting a separate tax lot or with any other real or personal property.  Borrower shall pay when due all claims and demands of mechanics, materialmen, laborers and others which, if unpaid, might result in a Lien on the Project; however, Borrower may contest the validity of such claims and demands or taxes so long as (1) Lead Borrower notifies Administrative Agent that Borrower intends to contest such claim or demand, (2) Borrower provides Administrative Agent with an indemnity, bond or other security satisfactory to Administrative Agent (including an endorsement to Administrative Agent’s title insurance policy insuring against such claim or demand) assuring the discharge of Borrower’s obligations for such claims and demands, including interest and penalties, (3) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Project is scheduled to be sold, forfeited, terminated, cancelled or lost for non payment, (4) such proceedings shall not subject Borrower, the Administrative Agent or any Lender to criminal or civil liability (other than civil liability as to which adequate security has been provided pursuant to clause (2) above), and (5) Borrower shall promptly upon final determination thereof pay the amount of such items, together with all costs, interests and penalties.

Section 9.3Control; Management.  Borrower shall not terminate, replace or appoint any manager or terminate or amend the Property Management Agreement for the Project without Administrative Agent’s prior written approval.  Any change in ownership or control of the Property Manager shall be cause for Administrative Agent to re-approve such Property Manager and Property Management Agreement.  If at any time Administrative Agent consents to the appointment of a new manager, such new manager and Borrower shall, as a condition of Administrative Agent’s consent, execute a Property Manager’s Consent and Subordination of Property Management Agreement in the form then used by Administrative Agent.  Each manager shall hold and maintain all necessary licenses, certifications and permits required by law.  Borrower shall fully perform all of its covenants, agreements and obligations under the Property Management Agreement.

Section 9.4Operation; Maintenance; Inspection.  Borrower shall observe and comply with all legal requirements applicable to the ownership, use and operation of the Project.  Borrower shall maintain the Project in good condition and promptly repair any damage or casualty.  Borrower shall permit Administrative Agent and the Lenders and their agents, representatives and employees, upon reasonable prior notice to Borrower, to inspect the Project and conduct such environmental and engineering studies as Administrative Agent may require, provided such inspections and studies do not materially interfere with the use and operation of the Project.

Section 9.5Taxes on Security.  Borrower shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Notes or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Administrative Agent or any Lender.  If there shall be enacted any law (1) deducting the Loans from the value of the Project for the purpose of taxation, (2) affecting any Lien on the Project, or (3) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrower shall promptly pay to Administrative Agent, on demand, all taxes, costs and charges for which Administrative Agent or any Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loans usurious, then instead of collecting such payment, Administrative Agent may (and on the request of the Majority Lenders shall) declare all amounts owing under the Loan Documents to be immediately due and payable.

Section 9.6Legal Existence; Name, Etc.

(1)            Borrower and each managing member in Borrower shall preserve and keep in full force and effect its existence as a Single Purpose Entity, entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to the ownership, use and operation of the Project.  Neither Borrower nor any managing member of Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into, or convey, sell, assign, transfer, lease, or otherwise dispose of all or substantially all of its assets, or acquire all or substantially all of the assets of the business of any Person, or permit any subsidiary or Affiliate of Borrower to do so.  Borrower and each managing member in Borrower shall conduct business only in its own name and shall not change its name, identity, or organizational structure, or the location of its chief executive office or principal place of business unless Borrower (a) shall have obtained the prior written consent of Administrative Agent to such change, and (b) shall have taken all actions necessary or requested by Administrative Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.

(2)           Borrower shall at all times cause there to be at least one (1) duly appointed member of the board of managers or other governing board or body of the managing member of the Managing Member, who is an Independent Manager.  Borrower shall not take any action or permit any action to be taken which, under the terms of this Agreement, or the limited partnership agreement or limited liability company operating agreement of Borrower, the Managing Member, or the managing member of the Managing Member, requires the consent of such Independent Manager(s), unless such Independent Manager(s) shall have consented in writing to such action.

(3)           Neither Borrower nor Borrower’s Managing Member shall cause or permit any modification to be made in its organizational documents that would be inconsistent with the provisions of Section 7.28 or this Section 9.6, that would interfere with its ability to comply with its status as a Single Purpose Entity, as applicable, or that otherwise in any other respect would violate this Agreement or could reasonably be expected to have a Material Adverse Effect.

Section 9.7Affiliate Transactions.  Without the prior written consent of Administrative Agent, Borrower shall not engage in any transaction affecting the Project with an Affiliate of Borrower.

Section 9.8Limitation on Other Debt.  Borrower and Managing Member shall not, without the prior written consent of Administrative Agent and the Majority Lenders, incur any Debt other than, in the case of the Borrower, the Loans and trade and operational debt described in subsection (p) of the definition of Single Purpose Entity.

Section 9.9Further Assurances.  Borrower shall promptly (1) cure any defects in the execution and delivery of the Loan Documents, and (2) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and instruments as Administrative Agent may reasonably request to further evidence and more fully describe the collateral for the Loans, to correct any omissions in the Loan Documents, to perfect, protect or preserve any Liens created under any of the Loan Documents, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith.

Section 9.10Loan Certificates.  Borrower or Administrative Agent, within ten (10) days after request from the other party, shall furnish to the requesting party a written statement, duly acknowledged, setting forth the amount due on the Loans, the terms of payment of the Loans, the date to which interest has been paid, whether any offsets or defenses exist against the Loans and, if any are alleged to exist, the nature thereof in detail, and such other matters as the requesting party reasonably may request.

Section 9.11Notice of Certain Events.  Lead Borrower shall promptly notify Administrative Agent of (1) any Potential Default or Event of Default, together with a detailed statement of the steps being taken to cure such Potential Default or Event of Default; (2) any notice of default received by Borrower or any Borrower Party under other obligations relating to the Project or otherwise material to Borrower’s business; and (3) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrower and any Governmental Authority, affecting Borrower or the Project.

Section 9.12Indemnification.  Borrower shall indemnify, defend and hold Administrative Agent and each Lender harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including the reasonable fees and actual expenses of their counsel, which may be imposed upon, asserted against or incurred by any of them relating to or arising out of (1) the Project or (2) any of the Loan Documents or the transactions contemplated thereby, including, without limitation, (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about any of the Project or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways, (b) any inspection, review or testing of or with respect to the Project, (c) any investigative, administrative, mediation, arbitration, or judicial proceeding, whether or not Administrative Agent or any Lender is designated a party thereto, commenced or threatened at any time (including after the repayment of the Loans) in any way related to the execution, delivery or performance of any Loan Document or to the Project, (d) any proceeding instituted by any Person claiming a Lien, and (e) any brokerage commissions or finder’s fees claimed by any broker or other party claiming to have dealt with the Borrower in connection with the Loans, the Project, or any of the transactions contemplated in the Loan Documents, including those arising from the joint, concurrent, or comparative negligence of Administrative Agent or any Lender, except to the extent any of the foregoing is caused by Administrative Agent’s or any Lender’s gross negligence or willful misconduct, in which case the party to whom the gross negligence or willful misconduct is attributable (but not any other party) shall not be entitled to the indemnification provided for hereunder to the extent of such gross negligence or willful misconduct, to the extent determined by a court of competent jurisdiction.

Section 9.13Payment for Labor and Materials.  Borrower will promptly pay when due all bills and costs for labor, materials, and specifically fabricated materials incurred in connection with the Project and never permit to exist beyond the due date thereof in respect of the Project or any part thereof any Lien, even though inferior to the Liens of the Loan Documents, and in any event never permit to be created or exist in respect of the Project or any part thereof any other or additional Lien other than the Liens or security of the Loan Documents, except for the Permitted Encumbrances; however, Borrower may contest the validity of such Liens so long as (1) Lead Borrower notifies Administrative Agent that Borrower intends to contest such Liens, (2) Borrower provides Administrative Agent with an indemnity, bond or other security satisfactory to Administrative Agent (including an endorsement to Administrative Agent’s title insurance policy insuring against such Liens) assuring the discharge of Borrower’s obligations for such Liens, including interest and penalties, (3) Borrower is diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which the Project is scheduled to be sold, forfeited, terminated, cancelled or lost for non payment, (4) such proceedings shall not subject Borrower, the Administrative Agent or any Lender to criminal or civil liability (other than civil liability as to which adequate security has been provided pursuant to clause (2) above), and (5) Borrower shall promptly upon final determination thereof pay the amount of such items, together with all costs, interests and penalties.

Section 9.14Alterations.  Borrower shall obtain Administrative Agent’s prior written consent, which consent shall not be unreasonably withheld or delayed, to any alterations to any improvements that may have a Material Adverse Effect on Borrower’s financial condition, the use, operation or value of the Project or the actual Net Operating Income with respect to the Project, other than (a) tenant improvement work performed pursuant to the terms of any lease executed on or before the date hereof, (b) tenant improvement work performed pursuant to the terms and provisions of a lease and not adversely affecting any structural component of any improvements, any utility or HVAC system contained in any improvements or the exterior of any building constituting a part of any improvements at the Project, or (c) alterations performed in connection with the restoration of the Project after the occurrence of a casualty in accordance with the terms and provisions of this Agreement.

Section 9.15Hedge Agreements.

(1)           At Borrower’s option, the Borrower may enter into one or more Hedge Agreements.  Each Hedge Agreement shall, at Borrower’s option, be based on an Interest Period (each, an “Interest Rate Hedge Period”) of one (1) month.  The economic and other benefits of the Hedge Agreements and all of the other rights thereunder shall be collaterally assigned to Administrative Agent as additional security for the Loans, pursuant to a Hedge Agreement Pledge.  All Hedge Agreement Pledges shall be accompanied by (i) Uniform Commercial Code financing statements, in duplicate, with respect to such pledges and (ii) the consent and agreement of the counterparty thereunder that it will pay all amounts due thereunder to an account designated by Administrative Agent and will continue to perform its obligations under such Hedge Agreement for the benefit of Administrative Agent and the Lenders after enforcement of and/or realization on such Hedge Agreement Pledge and an acknowledgement that Administrative Agent shall not be deemed to have assumed any of the obligations or duties of Borrower under any such Hedge Agreement.

(2)           All of Borrower’s obligations under any Hedge Agreement provided by a Eurohypo Counterparty shall be secured by the lien of the Mortgage on a pari passu basis with the Loans and other sums evidenced or secured by the Loan Documents.

(3)           Any Hedge Agreement entered into with one or more banks or insurance companies (each a “Third-Party Counterparty”) other than a Eurohypo Counterparty (a “Third-Party Hedge Agreement”) shall not be secured by the Mortgage or a Lien on any portion of the collateral under the Security Documents or on or in any direct or indirect interest in Borrower.

(4)           Borrower shall cause all payments payable by a Third-Party Counterparty under the Hedge Agreement to be deposited into an account designated by Administrative Agent.  On the due date for interest on the Loans each month, the amounts so deposited in such account shall be debited, and applied to pay the accrued but unpaid interest on the Loans due on such date, before applying any portion of the Loan proceeds which is allocated to the Interest Reserve for such purpose, and before applying any Operating Revenues for such purpose.

(5)           Any payment due from the counterparty under any Hedge Agreement upon a termination thereof, shall be delivered to Administrative Agent and applied by Administrative Agent to any amounts due under the Loan Documents.

(6)           In connection with a Third-Party Hedge Agreement, Lead Borrower shall obtain and deliver to Administrative Agent an opinion from counsel (which counsel may be in-house counsel for the Third-Party Counterparty) for the Third-Party Counterparty (in form reasonably satisfactory to Administrative Agent and upon which Administrative Agent, the Lenders and their respective successors and assigns may rely) which shall provide, in relevant part, that:

(a)           the Third-Party Counterparty is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation or organization and has the organizational power and authority to execute and deliver, and to perform its obligations under, the Third-Party Hedge Agreement;

(b)           the execution and delivery of the Third-Party Hedge Agreement by the Third-Party Counterparty, and any other agreement which the Third-Party Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been and remain duly authorized by all necessary action and do not contravene any provision of its certificate of incorporation or by-laws (or equivalent organizational documents) or any law, regulation or contractual restriction binding on or affecting it or its property;

(c)           all consents, authorizations and approvals required for the execution and delivery by the Third-Party Counterparty of the Third-Party Hedge Agreement, and any other agreement which the Third-Party Counterparty has executed and delivered pursuant thereto, and the performance of its obligations thereunder have been obtained and remain in full force and effect, all conditions thereof have been duly complied with, and no other action by, and no notice to or filing with any Governmental Authority or regulatory body is required for such execution, delivery or performance; and

(d)           the Third-Party Hedge Agreement, and any other agreement which the Third-Party Counterparty has executed and delivered pursuant thereto, has been duly executed and delivered by the Third-Party Counterparty and constitutes the legal, valid and binding obligation of the Third-Party Counterparty, enforceable against the Third-Party Counterparty in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

Section 9.16Certain Financial Covenants.

(1)           Debt Service Coverage Ratio.

(a)           Commencing on December 31, 2009 Borrower shall not permit (a) the Debt Service Coverage Ratio for any calendar quarter to be less than (i) with respect to the period from the Closing Date through and including the first anniversary of the Closing Date, 1.35:1.00; and (ii) from the first day after the first anniversary of the Closing Date through and including the original Maturity Date, 1.25:1.00; or (b) in the event that Borrower exercises the option to extend the term of the Loan pursuant to Section 2.5 hereof, the Pro Forma Debt Service Coverage Ratio for any calendar quarter during the Extension Period to be less than 1.45:1.00.

(b)           Upon the occurrence of a Low DSCR Trigger Event, Borrower shall, on or before the date which is five (5) Business Days after the date of any such determination (but in any event within fifty (50) days after the end of the applicable calendar quarter) either (a) make a payment in reduction of the outstanding principal amount in an amount determined by Administrative Agent (together with all applicable breakage costs or other charges, if any, provided for herein) such that after giving effect to such payment, the Debt Service Coverage Ratio would not have triggered a Low DSCR Trigger Event for the applicable calendar quarter had such prepayment been made as of the first day of such calendar quarter; or (b) make a deposit of cash with Administrative Agent, and/or deliver a Collateral Letter of Credit to Administrative Agent as additional collateral for the Notes and Borrower’s other obligations under the Loan Documents, in each case, in an amount determined by Administrative Agent such that if the amount so deposited were used to make a principal prepayment, the Debt Service Coverage Ratio would not have triggered a Low DSCR Trigger Event for the applicable calendar quarter had such prepayment been made as of the first day of such calendar quarter.  Any cash shall be deposited by Administrative Agent in the Low DSCR Account and be subject to the terms of the Cash Management Agreement, including the security interest granted by Borrower therein pursuant to the Cash Management Agreement.  If the Low DSCR Release Event shall occur within six (6) months of the Low DSCR Trigger Event, provided that there is no then existing Potential Default or Event of Default, any funds held in the Low DSCR Account pursuant to this subsection (b) and any undrawn Collateral Letters of Credit delivered pursuant to this subsection (b) shall be released to Lead Borrower.  In the event that the Low DSCR Release Event does not occur within six (6) months of the Low DSCR Trigger Event, then Administrative Agent shall have the right to apply any funds held in the Low DSCR Account pursuant to this subsection (b) and to draw on any Collateral Letters of Credit delivered pursuant to this subsection (b) and apply such amounts in reduction of the outstanding principal balance of the Loan.

Section 9.17   Handicapped Access.

(1)           Borrower (a) agrees that it shall use commercially reasonable efforts to ensure that the Project shall at all times comply with the applicable requirements of the Americans with Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including, without limitation, the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities (collectively, “Access Laws”) and (b) has no actual knowledge as to the Project’s non-compliance with any Access Laws where the failure to so comply could have a Material Adverse Effect on the Project or on Borrower’s ability to repay the Loans in accordance with the terms hereof.

(2)           Notwithstanding any provisions set forth herein or in any other document regarding Administrative Agent’s approval of alterations of the Project, Borrower shall not alter the Project in any manner which would materially increase Borrower’s responsibilities for compliance with the applicable Access Laws without the prior written approval of Administrative Agent.  The foregoing shall apply to tenant improvements constructed by Borrower or by any of its tenants.  Administrative Agent may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other person reasonably acceptable to Administrative Agent.

(3)           Lead Borrower agrees to give prompt notice to Administrative Agent of the receipt by Borrower of any written complaints related to violation of any Access Laws with respect to the Project and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

Section 9.18Zoning.  Borrower shall not, without Administrative Agent’s prior consent, such consent not to be unreasonably withheld, seek, make, suffer, consent to or acquiesce in any change or variance in any zoning or land use laws or other conditions of use of the Project or any portion thereof.  Borrower shall not use or permit the use of any portion of the Project in any manner that could result in such use becoming a non-conforming use under any zoning or land use law or any other applicable law or modify any agreements relating to zoning or land use matters or with the joinder or merger of lots for zoning, land use or other purposes, without the prior written consent of Administrative Agent.  Without limiting the foregoing, in no event shall Borrower take any action that would reduce or impair either (a) the number of parking spaces at the Improvements or (b) access to the Project from adjacent public roads.  Further, without Administrative Agent’s prior written consent, such consent not to be unreasonably withheld, Borrower shall not file or subject any part of the Project to any additional declaration of condominium or co-operative or convert any part of the Project to an additional condominium, co-operative or other direct or indirect form of multiple ownership and governance.

Section 9.19ERISA.  Borrower shall not take any action, or omit to take any action, which would (a) cause Borrower’s assets to constitute “plan assets” for purposes of ERISA or the Internal Revenue Code or (b) cause the Loan Transactions to be a nonexempt prohibited transaction (as such term is defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) that could subject Administrative Agent and/or the Lenders, on account of any Loan or execution of the Loan Documents hereunder, to any tax or penalty on prohibited transactions imposed under Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA.

Section 9.20Books and Records.  Borrower will, and will cause each of the other Borrower Parties to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  Borrower will, and will cause each of the other Borrower Parties to, permit any representatives designated by Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

Section 9.21Foreign Assets Control Regulations.  Neither Borrower nor any Borrower Party shall use the proceeds of the Loan in any manner that will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or the Anti-Terrorism Order or any enabling legislation or executive order relating to any of the same.  Without limiting the foregoing, neither Borrower nor any Borrower Party will permit itself nor any of its Subsidiaries to (a) become a blocked person described in Section 1 of the Anti-Terrorism Order or (b) knowingly engage in any dealings or transactions or be otherwise associated with any person who is known by such Borrower Party or who (after such inquiry as may be required by applicable law) should be known by such Borrower Party to be a blocked person.

Section 9.22Appraisals.  Administrative Agent may, at its option, commission one or more new and/or updated Appraisals from time to time after the closing date; provided, however, that Borrower shall only be required to reimburse Administrative Agent for such new and updated Appraisal (A) not more than annually unless (1) an Event of Default exists or (2) there is, in Administrative Agent’s reasonable judgment, a material adverse change in the Project or the market conditions related to the Project, (B) in connection with Section 2.5 and (C) at any time such appraisal is required by applicable law or regulatory requirements.

Section 9.23   Covenants Regarding the Condominium Declaration.

Borrower covenants and agrees that:

(1)           Borrower shall pay when due and before any fine, penalty, interest or cost may be added thereto for the late payment or non-payment thereof, all Unit Annual Assessments imposed on Borrower’s Project Interest and all other charges mentioned in and payable by Borrower under the Condominium Declaration (including, without limitation, all insurance and taxes applicable to Borrower’s Project Interest), and shall comply with all of its other obligations under the Condominium Declaration, and shall do all things necessary to preserve and to keep unimpaired Borrower’s rights, powers and privileges (whether as the owner of the Units, as the Declarant, as the holder of any special class of voting rights, or otherwise) thereunder.  If Borrower shall fail to do so, the Lenders shall, if required by Administrative Agent, pay such Unit Annual Assessments or other charges.  Lead Borrower shall deliver to Administrative Agent, upon request, copies of receipts or other proof satisfactory to Administrative Agent evidencing the timely payment of such Unit Annual Assessments and other charges.

(2)           Borrower shall comply with the covenants, agreements and provisions of the Condominium Documents, and Lead Borrower shall promptly notify Administrative Agent of (a) any failure by Borrower to comply with the Condominium Declaration and (b) the receipt by Borrower of any notice asserting or claiming a default by Borrower under the Condominium Declaration, and shall promptly cause a copy of such notice to be delivered to Administrative Agent.

(3)           Borrower shall not vote in favor of or otherwise approve any amendment of the Condominium Declaration without the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld.

(4)           Borrower shall not waive any material right of the Borrower (whether as the owner of the Units, as the Declarant, as the holder of any special class of voting rights, or otherwise) under the Condominium Declaration without the prior written consent of Administrative Agent which shall not be unreasonably withheld.

(5)           The Lien of the Mortgage shall encumber all of Borrower’s Project Interest, including all of Borrower’s rights to vote on or approve any matter with respect to Borrower’s Project Interest.  Without the prior written consent of Administrative Agent, Borrower shall not exercise such voting or approval rights with respect to any of the following:

(a)           any partition of all or a part of the Project subject to the Condominium Declaration;

(b)           the nature and amount of any insurance covering all or a part of the Project and the disposition of any proceeds thereof;

(c)           the manner in which any condemnation or threat of condemnation of all or a part of the Project shall be defended or settled and the disposition of any award or settlement in connection therewith;

(d)           the construction of any additions or improvements to, or any repair, rebuilding or restoration of all or a portion of any Improvements to, the Project (to the extent that the same would require the approval of Administrative Agent under this Agreement);

(e)           the distribution of any insurance or condemnation proceeds (other than in compliance with this Agreement); and

(f)           any other material action or decision provided for in the Condominium Declaration.

(6)           If required by the Administrative Agent, Lead Borrower will take all action to obtain as promptly as possible, and forthwith upon receipt furnish to the Administrative Agent, a true and correct copy of: (a) any statement showing the allocation of expenses and other assessments against the Units and (b) any statements issued to Borrower calling for payment of expenses.

(7)           Lead Borrower shall be, and remain through the repayment of the Loans in full, the Declarant under the Condominium Declaration.

(8)           Borrower shall cause the condominium association created by the Condominium Documents to, at all times, have furnished to Administrative Agent at no cost or expense to Administrative Agent, insurance policies for the insurance required hereunder and under the Condominium Documents, with extended coverage naming Administrative Agent, said condominium association, and Borrower (as owner of the Units), as their respective interests may appear, as the insureds, covering all of the Improvements; said insurance shall at all times be an amount equal to 100% of the insurable value of the Improvements and shall otherwise comply with the applicable conditions contained in the Mortgage and elsewhere in this Agreement.

(9)           Borrower shall at all times comply with the following covenants:

(a)           Borrower shall satisfy all of the requirements of the Condominium Act and of any other applicable law necessary to maintain a valid condominium regime inclusive of all of the Units; and obtain any required approval of the Condominium Documents from the Attorney General of the State of New York.  Any Condominium Documents and any modifications or amendments thereto shall be reasonably approved by Administrative Agent prior to the recording, filing or effectiveness thereof, provided that in the case of any such amendment which shall increase the number of condominium units, in the event that a casualty or condemnation has occurred and the provisions of ARTICLE 3 prevent restoration in connection with such casualty or condemnation, then prior to the recording, filing or effectiveness, as applicable, of such amendment, Lead Borrower, at Administrative Agent's option, shall be prohibited from recording, filing or otherwise causing the amendment to become effective and Administrative Agent, at the Majority Lenders' election, shall be permitted to vote, on Lead Borrower's behalf in accordance with the Voting Proxy delivered to Administrative Agent, or require Lead Borrower to vote, to terminate and dissolve the Condominium.  In connection with such amendment, Lead Borrower shall provide updates of the documents and opinion provided herein in the event that the Condominium Declaration has been modified or amended or any of the officers, managers or directors have changed as a result of such amendment;

(b)           Borrower shall duly perform or cause to be duly performed, in all material respects, all obligations of the developers or sponsors under the Condominium Documents, and do or cause to be done all things necessary to operate and maintain the Project and the Condominium as a retail condominium project, that are required to be done by the developers or sponsors and comply with all Applicable Laws applicable to the Condominium, and furnish such evidence of compliance therewith as Administrative Agent may reasonably request;

(c)           Subject to Administrative Agent’s approval in its reasonable discretion, Borrower shall not cancel, terminate or revoke, or modify, or in any way alter or permit the alteration of, any of the material provisions of the Condominium Documents or grant any consents or waivers thereunder, and not to exercise any right it may have under the Condominium Documents to cancel, terminate or revoke the same.  Any request for approval by Administrative Agent pursuant to this paragraph shall be made to, and approved by, Administrative Agent prior to, if necessary, submitting such request to the Attorney General of the State of New York

(10)           Borrower acknowledges and agrees that nothing set forth in this Section or in any of the other provisions of the Loan Documents shall impose upon Administrative Agent or any Lender any obligation or responsibility to Borrower under the Condominium Declaration.

Section 9.24Industrial and Commercial Incentive Program.

(1)           On or before the Closing Date, Borrower shall have delivered to Administrative Agent the preliminary application submitted to the New York City Department of Finance (“Department of Finance”) evidencing the Project’s eligibility for the partial tax exemption in accordance with paragraph 24 of Schedule 4-Part A.

(2)           On or before the Closing Date, pursuant to Title 11, Chapter 2, Part 4 of the Administrative Code of the City of New York City and the regulations promulgated thereunder, as amended from time to time (“Code”), Borrower shall have made a thorough and complete final application to the Department of Finance for a certificate of eligibility for a partial exemption of real property taxes for the Improvements for a twenty-five (25) year period (“ICIP Tax Exemption”) subsequent to commencing construction on the Project.  Borrower shall provide a copy of the said application to Administrative Agent evidencing that same was received by the Department of Finance on or before the Closing Date.

(3)           Pursuant to the Code, Borrower shall have submitted a thorough and complete final construction report within sixty (60) days of completing construction on the Project to the Department of Finance for a certificate of eligibility for the ICIP Tax Exemption.  Borrower shall have provided a copy of the certificate of eligibility, or if unavailable, a letter from the Department of Finance evidencing same, to Administrative Agent promptly upon Borrower’s receipt thereof and in any event no later than sixty (60) days after the submission of such application, or such later date to the extent that the Borrower’s failure to receive such certificate is due to Unavoidable Delay.

(4)           Borrower shall do or shall have done all things necessary and required by statute, rule and regulation to maintain the availability of the ICIP Tax Exemption, including, but not limited to the following: (i) having notified the ICIP unit of the Department of Finance (“ICIP Unit”) and the New York City Department of Small Business Services/Division of Labor Services (“Division of Labor Services”) in writing fifteen (15) business days prior to commencing construction on the Project; (ii) submitting construction employment reports for the Project to the Division of Labor Services; and, if requested by the Department of Finance, filing a certificate of continuing use with the ICIP Unit annually in each year of benefit period.

(5)           Notwithstanding anything to the contrary in this Agreement, Borrower’s failure to obtain a certificate of eligibility for a ICIP Tax Exemption pursuant to clauses (2) and (3) above shall not constitute a default provided that (a) Borrower has otherwise complied with the provisions of this Section 9.24, (b) is diligently proceeding to obtain such certificate and (iii) the only cause for Borrower’s inability to obtain the applicable certificate is the Department of Finance’s bureaucratic delay in issuing the applicable certificate and not for reasons related to Borrower’s actions or eligibility.

ARTICLE 10

EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default under the Loans:

Section 10.1Payments.  Borrower’s failure to (i) pay any regularly scheduled installment of principal, interest, the Administrative Fee or other amount due under the Loan Documents or (ii) make a deposit of cash, and/or deliver a Collateral Letter of Credit required under the Loan Documents, within five (5) days of (and including) the date when due, or Borrower’s failure to pay the Loans at the Maturity Date, whether by acceleration or otherwise.

Section 10.2Insurance.  Borrower’s failure to maintain insurance as required under Section 3.1 of this Agreement.

Section 10.3Single Purpose Entity.  If Borrower or any Borrower Party materially breaches its covenant under Section 9.6 with respect to its status as a Single Purpose Entity.

Section 10.4Taxes.  If any of the Taxes are not paid when the same are due and payable and such failure continues for ten (10) Business Days after Borrower has actual knowledge of such failure.

Section 10.5Sale, Encumbrance, Etc.  The sale, transfer, conveyance, pledge, mortgage or assignment of any part or all of the Project, or any interest therein, or of any interest in Borrower, in violation of Section 9.1 of this Agreement.

Section 10.6Representations and Warranties.  Any representation or warranty made in any Loan Document proves to be untrue in any material respect when made or deemed made.

Section 10.7Other Encumbrances.  Any material default under any document or instrument, other than the Loan Documents, evidencing or creating a Lien on the Project or any part thereof that is not cured within any applicable notice or cure period.

Section 10.8Various Covenants.  Borrower defaults under any of its obligations under Section 4.2(3) (pertaining to the TI/LC Letter of Credit), Section 6.2 (pertaining to lease approvals) and Sections 9.3 (management of the Project), 9.7 (transactions with Affiliates), 9.8 (limitations on debt), 9.15 (hedge arrangements), 9.18 (zoning and use changes) or 9.19 (ERISA), of this Agreement.

Section 10.9Reserved.

Section 10.10Financial Covenants.  Borrower defaults under any of its obligations under Section 9.16 of this Agreement.

Section 10.11Involuntary Bankruptcy or Other Proceeding.  Commencement of an involuntary case or other proceeding against Borrower, any Borrower Party or any other Person having an ownership or security interest in the Project (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of sixty (60) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.

Section 10.12Voluntary Petitions, Etc.  Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.

Section 10.13Indebtedness.  Any of the Borrower Parties, or any combination thereof, shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $1,000,000.00 or more and such default shall not be cured within any applicable notice or cure period provided with respect to such Indebtedness; or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise); prior to its stated maturity.

Section 10.14Dissolution.  Any of the Borrower Parties shall be terminated, dissolved or liquidated (as a matter of law or otherwise) or proceedings shall be commenced by any Person (including any Borrower Party) seeking the termination, dissolution or liquidation of any Borrower Party , which, in the case of actions by Persons other than a Borrower Party or any of their Affiliates, shall continue unstayed and in effect for a period of sixty (60) or more days.

Section 10.15Judgments.  One or more (i) judgments for the payment of money (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) aggregating with respect to any Borrower Party (other than Guarantor) in excess of $1,000,000.00 shall be rendered against such party or parties or (ii) non-monetary judgments, orders or decrees shall be entered against any of the Borrower Parties which have or would reasonably be expected to have a Material Adverse Effect, and, in either case, the same shall remain undischarged for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Borrower Party to enforce any such judgment.

Section 10.16Security.  The Liens created by the Security Documents shall at any time not constitute a valid and perfected first priority Lien (subject to the Permitted Encumbrances) on the collateral intended to be covered thereby in favor of Administrative Agent, free and clear of all other Liens (other than the Permitted Encumbrances), or, except for expiration in accordance with its terms, any of the Security Documents shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Borrower Party or any of their Affiliates, provided that, as long as the security  provided by the Security Documents shall not be impaired, with respect to a Lien (other than a Permitted Encumbrance) on the collateral, Borrower shall have ten (10) days for monetary Liens and thirty (30) days for all non-monetary Liens within which to provide Administrative Agent with evidence that such Lien has been bonded or otherwise removed of record.

Section 10.17Guarantor Documents.  Guarantor shall (i) default under any Guarantor Document beyond any applicable notice and grace period; or (ii) revoke or attempt to revoke, contest or commence any action against its obligations under any Guarantor Document.

Section 10.18Security Accounts.  Borrower uses, or permits the use of, funds from any reserves or from any Security Accounts for any purpose other than the purpose for which such funds were disbursed from such reserves or the Security Accounts and such default is not cured within ten (10) days of Borrower’s knowledge of such default.

Section 10.19Reserved.

Section 10.20Covenants.  Borrower’s failure to perform or observe any of the agreements and covenants contained in this Agreement or in any of the other Loan Documents and not specified above, and, if such failure is susceptible to being cured, the continuance of such failure for thirty (30) days after notice by Administrative Agent to Lead Borrower; provided, however, subject to any shorter period for curing any failure by Borrower as specified in any of the other Loan Documents, Borrower shall have an additional ninety (90) days to cure such failure if (1) such failure does not involve the failure to make payments on a monetary obligation; (2) such failure cannot reasonably be cured within thirty (30) days; (3) Borrower is diligently undertaking to cure such default, and (4) Borrower has provided Administrative Agent with security reasonably satisfactory to Administrative Agent against any reasonably anticipated interruption of payment or impairment of collateral as a result of such continuing failure.

Section 10.21Co-Borrower Documents.  Either Borrower shall (i) default under any Co-Borrower Document beyond any applicable notice and grace period; or (ii) revoke or attempt to revoke, contest or commence any action against its obligations under any Co-Borrower Document.

Notwithstanding anything set forth in this Article 10, no cure periods will be afforded for any willful breach hereunder or under any of the Loan Documents.

ARTICLE 11

REMEDIES

Section 11.1Remedies - Insolvency Events.  Upon the occurrence of any Event of Default described in Section 10.8 or 10.9, and all amounts due under the Loan Documents immediately shall become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrower; provided, however, if the Bankruptcy Party under Section 10.8 or 10.9 is other than Borrower, then all amounts due under the Loan Documents shall become immediately due and payable at Administrative Agent’s election.

Section 11.2Remedies - Other Events.  Except as set forth in Section 11.1 above, while any Event of Default exists, Administrative Agent may (1) by written notice to Lead Borrower, declare the entire amount of the Loans to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrower, (2) terminate the obligation, if any, of the Lenders to advance amounts hereunder, and (3) exercise all rights and remedies therefor under the Loan Documents and at law or in equity.

Section 11.3Administrative Agent’s Right to Perform the Obligations.  If Borrower shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents, then while any Event of Default exists, and without notice to or demand upon Borrower and without waiving or releasing any other right, remedy or recourse Administrative Agent or any Lender may have because of such Event of Default, Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrower, and shall have the right to enter upon the Project for such purpose and to take all such action thereon and with respect to the Project as it may deem necessary or appropriate.  If Administrative Agent shall elect to pay any sum due with reference to the Project, Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof.  Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, Lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same.  Additionally, if any Hazardous Materials affect or threaten to affect the Project, Administrative Agent may (but shall not be obligated to) give such notices and take such actions as it deems necessary or advisable in order to abate the discharge of any Hazardous Materials or remove the Hazardous Materials.  Borrower shall indemnify, defend and hold Administrative Agent and the Lenders harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees and disbursements, incurred or  accruing by reason of any acts performed by Administrative Agent or any Lender pursuant to the provisions of this Section 11.3, including those arising from the joint, concurrent, or comparative negligence of Administrative Agent and any Lender, except as a result of Administrative Agent’s or any Lender’s gross negligence or willful misconduct.  All sums paid by Administrative Agent pursuant to this Section 11.3, and all other sums expended by Administrative Agent or any Lender to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loans, shall be secured by the Loan Documents and shall be paid by Borrower to Administrative Agent upon demand.

ARTICLE 12

MISCELLANEOUS

Section 12.1Notices.  Any notice required or permitted to be given under this Agreement shall be in writing and either shall be (a) mailed by certified mail, postage prepaid, return receipt requested, (b) sent by overnight air courier service, (c) personally delivered to a representative of the receiving party, or (d) sent by telecopy (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 12.1) to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof.  Any communication so addressed and mailed shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by Administrative Agent, a Lender, Lead Borrower or Borrower, as the case may be.  If given by telecopy, a notice shall be deemed given and received when the telecopy is transmitted to the party’s telecopy number specified above, and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 2.1.  Any party may designate a change of address by written notice to each other party by giving at least ten (10) days’ prior written notice of such change of address.

Section 12.2   Amendments, Waivers, Etc.

(1)           Subject to any consents required pursuant to this Section 12.2 and any other provisions of this Agreement and any other Loan Document which expressly require the consent, approval or authorization of the Majority Lenders, this Agreement and any other Loan Document may be modified or supplemented only by an instrument in writing signed by Borrower and Administrative Agent; provided that, Administrative Agent may (without any Lender’s consent) give or withhold its agreement to any amendments of the Loan Documents or any waivers or consents in respect thereof or exercise or refrain from exercising any other rights or remedies which Administrative Agent may have under the Loan Documents or otherwise provided that such actions do not, in Administrative Agent’s judgment reasonably exercised, materially adversely affect the value of any collateral, taken as a whole, or represent a departure from Administrative Agent’s standard of care described in Section 14.5, except that Administrative Agent will not, without the consent of such Lender, agree to any amendment, waiver or consent for which a Lender’s consent is required pursuant to Section 14.9.

(2)           Notwithstanding anything to contrary contained in this Agreement, any modification or supplement of Article 14, or of any of the rights or duties of Administrative Agent hereunder, shall require the consent of Administrative Agent.

Section 12.3Limitation on Interest.  It is the intention of the parties hereto to conform strictly to applicable usury laws.  Accordingly, all agreements between Borrower, Administrative Agent and the Lenders with respect to the Loans are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or agreed to be paid to Administrative Agent or any Lender or charged by any Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law.  If the Loans would be usurious under applicable law (including the laws of the State and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (1) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Notes by the holders thereof (or, if the Notes have been paid in full, refunded to Borrower); and (2) if maturity is accelerated by reason of an election by Administrative Agent in accordance with the terms hereof, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law.  In such case, excess interest, if any, provided for in the Loan Documents or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof.  If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be cancelled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Notes (or, if the Notes have been paid in full, refunded to Borrower).  The terms and provisions of this Section 12.3 shall control and supersede every other provision of the Loan Documents.  The Loan Documents are contracts made under and shall be construed in accordance with and governed by the laws of the State, except that if at any time the laws of the United States of America permit the Lenders to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which the Lenders may contract for, take, reserve, charge or receive under the Loan Documents.

Section 12.4Invalid Provisions.  If any provision of any Loan Document is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.

Section 12.5Reimbursement of Expenses.  Borrower shall pay or reimburse Administrative Agent and/or the Lenders within ten (10) Business Days of demand by the applicable party for: (1) all expenses incurred by Administrative Agent in connection with the Loans, including reasonable fees and expenses of Administrative Agent’s attorneys, environmental, engineering and other consultants, and fees, charges or taxes for the negotiation, recording or filing of Loan Documents, (2) all expenses of Administrative Agent in connection with the administration of the Loans, including audit costs, inspection fees, reasonable attorneys’ fees and disbursement, settlement of condemnation and casualty awards, and premiums for title insurance and endorsements thereto, (3) all of Administrative Agent’s reasonable costs and expenses (including reasonable fees and disbursements of Administrative Agent’s external counsel) incurred in connection with the syndication of the Loans to the Lenders, and (4) Administrative Agent and the Lenders for all amounts expended, advanced or incurred by Administrative Agent and the Lenders to collect the Notes, or to enforce the rights of Administrative Agent and the Lenders under this Agreement or any other Loan Document, or to defend or assert the rights and claims of Administrative Agent and the Lenders under the Loan Documents or with respect to the Project (by litigation or other proceedings), which amounts will include all court costs, reasonable attorneys’ fees and expenses, fees and expenses of financial advisors, fees of auditors and accountants, and investigation expenses as may be incurred by Administrative Agent and the Lenders in connection with any such matters (whether or not litigation is instituted), together with interest at the Default Rate on each such amount from the date of disbursement until the date of reimbursement to Administrative Agent and the Lenders, all of which shall constitute part of the Loans and shall be secured by the Loan Documents.

Section 12.6Approvals; Third Parties; Conditions.  All approval rights retained or exercised by Administrative Agent and the Lenders with respect to leases, contracts, plans, studies and other matters are solely to facilitate the Lenders’ credit underwriting, and shall not be deemed or construed as a determination that the Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by Borrower or any other Person.  This Agreement is for the sole and exclusive use of Administrative Agent, the Lenders, the Lead Borrower and Borrower and may not be enforced, nor relied upon, by any Person other than Administrative Agent, the Lenders, the Lead Borrower and Borrower.  All conditions of the obligations of Administrative Agent and the Lenders hereunder, including any obligation to make advances, are imposed solely and exclusively for the benefit of Administrative Agent and the Lenders, their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that the Lenders will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by Administrative Agent and the Lenders at any time in their sole discretion.

Section 12.7Lenders and Administrative Agent Not in Control; No Partnership.  None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or any Lender the right or power to exercise control over the affairs or management of Borrower, the powers of Administrative Agent and the Lenders being limited to the rights to exercise the remedies referred to in the Loan Documents.  The relationship between Borrower and the Lenders is, and at all times shall remain, solely that of debtor and creditor.  No covenant or provision of the Loan Documents is intended, nor shall it be deemed or construed, to create a partnership, joint venture, agency or common interest in profits or income between Administrative Agent, the Lenders, Lead Borrower and Borrower or to create an equity in the Project in Administrative Agent or any Lender.  Administrative Agent and the Lenders neither undertake nor assume any responsibility or duty to Borrower or to any other person with respect to the Project or the Loans, except as expressly provided in the Loan Documents; and notwithstanding any other provision of the Loan Documents: (1) neither Administrative Agent nor any Lender is, nor shall be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrower or any Borrower Party or any of their respective stockholders, members, or partners and neither Administrative Agent nor any Lender intends to ever assume such status; (2) no Lender or Administrative Agent shall in any event be liable for any Debts, expenses or losses incurred or sustained by Borrower or any Borrower Party; and (3) no Lender or Administrative Agent shall be deemed responsible for or a participant in any acts, omissions or decisions of Borrower or any Borrower Party or any of their respective stockholders, members, or partners.  Administrative Agent, the Lenders and Borrower disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income between Administrative Agent, the Lenders and Borrower, or to create an equity in the Project in Administrative Agent or any Lender, or any sharing of liabilities, losses, costs or expenses.

Section 12.8  Time of the Essence.  Time is of the essence with respect to this Agreement.

Section 12.9  Successors and Assigns.  Subject to the provisions of Section 12.24, this Agreement shall be binding upon and inure to the benefit of Administrative Agent, the Lenders and Borrower and the respective successors and permitted assigns.

Section 12.10Renewal, Extension or Rearrangement.  All provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loans.  For portfolio management purposes, the Lenders may elect to divide the Loans into two or more separate loans evidenced by separate promissory notes so long as the payment and other obligations of Borrower are not effectively increased or otherwise modified.  Borrower agrees to cooperate with Administrative Agent and the Lenders and to execute such documents as Administrative Agent reasonably may request to effect such division of the Loans.

Section 12.11Waivers.  No course of dealing on the part of Administrative Agent or any Lender, their officers, employees, consultants or agents, nor any failure or delay by Administrative Agent or any Lender with respect to exercising any right, power or privilege of Administrative Agent or any Lender under any of the Loan Documents, shall operate as a waiver thereof.

Section 12.12Cumulative Rights.  Rights and remedies of Administrative Agent and the Lenders under the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

Section 12.13Singular and Plural.  Words used in this Agreement and the other Loan Documents in the singular, where the context so permits, shall be deemed to include the plural and vice versa.  The definitions of words in the singular in this Agreement and the other Loan Documents shall apply to such words when used in the plural where the context so permits and vice versa.

Section 12.14Phrases.  When used in this Agreement and the other Loan Documents, the phrase “including” shall mean “including, but not limited to,” the phrases “satisfactory to any Lender” or “satisfactory to Administrative Agent” shall mean in form and substance satisfactory to such Lender or Administrative Agent, as the case may be, in all respects, the phrases “with Lender’s consent”, “with Lender’s approval”, “with Administrative Agent’s consent” or “with Administrative Agent’s approval” shall mean such consent or approval at Lender’s or Administrative Agent’s, as the case may be, discretion, and the phrases “acceptable to Lender” or “acceptable to Administrative Agent” shall mean acceptable to Lender or Administrative Agent, as the case may be, at such party’s sole discretion.”

Section 12.15Exhibits and Schedules.  The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.

Section 12.16Titles of Articles, Sections and Subsections.  All titles or headings to articles, sections, subsections or other divisions of this Agreement and the other Loan Documents or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.

Section 12.17Promotional Material.  Borrower authorizes Administrative Agent and each of the Lenders to issue press releases, advertisements and other promotional materials in connection with Administrative Agent’s or such Lender’s own promotional and marketing activities, and describing the Loans in general terms or in detail and Administrative Agent’s or such Lender’s participation in the Loans.  All references to Administrative Agent or any Lender contained in any press release, advertisement or promotional material issued by Borrower shall be approved in writing by Administrative Agent and such Lender in advance of issuance.

Section 12.18Survival.  All of the representations, warranties, covenants, and indemnities of  Borrower hereunder (including environmental matters under Article 5, the obligations under Sections 2.9(1), 2.9(5) and 2.9(6)), and under the indemnification provisions of the other Loan Documents shall survive (a) the repayment in full of the Loans and the release of the Liens evidencing or securing the Loans, (b) the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Project to any party, whether or not an Affiliate of Borrower and (c) in the case of any Lender that may assign any interest in its Commitment or Loans hereunder in accordance with the terms of this Agreement, the making of such assignment, notwithstanding that such assigning Lender may cease to be a “Lender” hereunder.

Section 12.19WAIVER OF JURY TRIAL.  BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS OR IN ANY WAY RELATING TO THE LOANS OR THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE).  THIS WAIVER IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND EACH LENDER TO ENTER THIS AGREEMENT.

Section 12.20Remedies of Borrower.  It is expressly understood and agreed that, notwithstanding any applicable law or any provision of this Agreement or the other Loan Documents to the contrary, the liability of Administrative Agent and each Lender (including their respective successors and assigns) and any recourse of Borrower against Administrative Agent and each Lender shall be limited solely and exclusively to their respective interests in the Loans and/or Commitments or the Project.  Without limiting the foregoing, in the event that a claim or adjudication is made that Administrative Agent, any of the Lenders, or their agents, acted unreasonably or unreasonably delayed acting in any case where by applicable law or under this Agreement or the other Loan Documents, Administrative Agent, any Lender or any such agent, as the case may be, has an obligation to act reasonably or promptly, or otherwise violated this Agreement or the Loan Documents, Borrower agrees that none of Administrative Agent, the Lenders or their agents shall be liable for any incidental, indirect, special, punitive, consequential or speculative damages or losses resulting from such failure to act reasonably or promptly in accordance with this Agreement or the other Loan Documents.

Section 12.21Governing Law.

(1)           THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY ADMINISTRATIVE AGENT AND LENDERS AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTES DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROJECT IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTES, AND THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(2)           ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST ADMINISTRATIVE AGENT, ANY LENDER OR BORROWER ARISING OUT OF OR RELATING TO THE LOAN DOCUMENTS MAY AT ADMINISTRATIVE AGENT’S OPTION (WHICH DECISION SHALL BE MADE BY THE MAJORITY LENDERS) BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING.  BORROWER DOES HEREBY DESIGNATE AND APPOINT NATIONAL REGISTERED AGENTS, INC., 875 AVENUE OF THE AMERICAS, SUITE 501, NEW YORK, NY 10001 AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK.  BORROWER (A) SHALL GIVE PROMPT NOTICE TO ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (C) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Section 12.22Entire Agreement.  This Agreement and the other Loan Documents embody the entire agreement and understanding between Administrative Agent, the Lenders and Borrower and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof.  Accordingly, the Loan Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.  There are no unwritten oral agreements between the parties.  If any conflict or inconsistency exists between this Agreement and any of the other Loan Documents, the terms of this Agreement shall control.

Section 12.23Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

Section 12.24   Assignments and Participations.

(1)           Assignments by Borrower.  Borrower may not assign any of its rights or obligations hereunder or under the Notes without the prior consent of all of the Lenders and Administrative Agent.

(2)           Assignments by the Lenders.  Each Lender may assign any of its Loans, its Note and its Commitment (but only with the consent of Administrative Agent); provided that:

(a)           no such consent by Administrative Agent shall be required in the case of any assignment by any Lender to another Lender or an Affiliate of such Lender or such other Lender (provided that in the case of an assignment to an Affiliate of the assigning Lender, the assigning Lender will not be released from its obligations under the Loan Documents and Administrative Agent may continue to deal only with such assigning Lender);

(b)           except to the extent Administrative Agent shall otherwise consent, any such partial assignment (other than to another Lender or an Affiliate of a Lender) shall be in an amount at least equal to $10,000,000;

(c)           each such assignment (including an assignment to another Lender or an Affiliate of a Lender) by a Lender of its Loans or Commitment shall be made in such manner so that the same portion of its Loans and Commitment is assigned to the respective assignee;

(d)           subject to the applicable Lender’s compliance with the provisions of clauses (b) and (c) above, Administrative Agent’s consent to an assignment shall not be unreasonably withheld, delayed or conditioned if (i) such assignment is made to an Eligible Assignee, and (ii) the provisions of clause (e) have been satisfied; and

(e)           upon execution and delivery by the assignee (even if already a Lender) to Borrower and Administrative Agent of an Assignment and Acceptance pursuant to which such assignee agrees to become a “Lender” hereunder (if not already a Lender) having the Commitment and Loans specified in such instrument, and upon consent thereto by Administrative Agent to the extent required above, the assignee shall have, to the extent of such assignment (unless otherwise consented to by Administrative Agent), the obligations, rights and benefits of a Lender hereunder holding the Commitment and Loans (or portions thereof) assigned to it (in addition to the Commitment and Loans, if any, theretofore held by such assignee) and the assigning Lender shall, to the extent of such assignment, be released from the Commitment (or portion thereof) so assigned.  Upon each such assignment the assigning Lender shall pay Administrative Agent a processing and recording fee of $3,500 (unless the assignee is an Affiliate of the Assigning Lender) and  the reasonable fees and disbursements of Administrative Agent’s counsel incurred in connection therewith.

(3)           Participations.

(a)           A Lender may sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of any Loans held by it, or in its Commitment, provided (A) such Lender’s obligations under this Agreement and the other Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) Borrower, Administrative Agent  and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder or under any other Loan Document except that such Lender may agree with the Participant that it will not, without the consent of the Participant, agree to (i) increase or extend the term of such Lender’s Commitment, (ii) extend the date fixed for the payment of principal of or interest on the related Loan or Loans or any portion of any fee hereunder payable to the Participant, (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon, or any fee hereunder payable to the Participant, to a level below the rate at which the Participant is entitled to receive such interest or fee or (v) consent to any modification, supplement or waiver hereof or of any of the other Loan Documents to the extent that the same, under Section 12.2, requires the consent of each Lender.  Subject to subsection (3)(b) of this Section 12.24, Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.9(1), 2.9(5), and 2.9(6) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (2) of this Section 12.24.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.24 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.24 as though it were a Lender.

(b)           A Participant shall not be entitled to receive any greater payment under Section 2.9(1) or 2.9(6) than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Borrower’s prior written consent.  A Participant that is a non-U.S. Person that would become a Lender shall not be entitled to the benefits of Section 2.9(6) unless Lead Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Borrower, to comply with Section 2.9(6) as though it were a Lender

(4)           Certain Pledges.  In addition to the assignments and participations permitted under the foregoing provisions of this Section 12.24 (but without being subject thereto), any Lender may (without notice to Borrower, Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank, and such Loans and Note shall be fully transferable as provided therein.  No such assignment shall release the assigning Lender from its obligations hereunder.

(5)           Provision of Information to Assignees and Participants.  A Lender may furnish any information concerning Borrower, any Borrower Party or any of their respective Affiliates or the Project in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such assignee and participant  agree to be bound by the terms of Section 12.29.

(6)           No Assignments to Borrower or Affiliates.  Anything in this Section 12.24 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower or any of its Affiliates without the prior consent of each Lender.

Section 12.25Brokers.  Borrower hereby represents to Administrative Agent and each Lender that Borrower has not dealt with any broker, underwriters, placement agent, or finder in connection with the transactions contemplated by this Agreement and the other Loan Documents.  Borrower hereby agrees to indemnify and hold Administrative Agent and each Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein.

Section 12.26   Right of Set-off.

(1)           Upon the occurrence and during the continuance of any Event of Default, each of the Lenders is, subject (as between the Lenders) to the provisions of subsection (3) of this Section 12.26, hereby authorized at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower) and to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, and other indebtedness at any time owing, by such Lender in any of its offices, in Dollars or in any other currency, to or for the credit or the account of Borrower against any and all of the respective obligations of Borrower now or hereafter existing under the Loan Documents, irrespective of whether or not such Lender or any other Lender shall have made any demand hereunder and although such obligations may be contingent or unmatured and such deposits or indebtedness may be unmatured.  Each Lender hereby acknowledges that the exercise by any Lender of offset, set-off, banker’s lien, or similar rights against any deposit or other indebtedness of Borrower whether or not located in New York or any other state with certain laws restricting lenders from pursuing multiple collection methods, could result under such laws in significant impairment of the ability of all the Lenders to recover any further amounts in respect of the Loan.  Therefore, each Lender agrees that no Lender shall exercise any such right of set-off, banker’s lien, or otherwise, against any assets of Borrower (including all general or special, time or demand, provisional or other deposits and other indebtedness owing by such Lender to or for the credit or the account of Borrower) without the prior written consent of Administrative Agent.

(2)           Each Lender shall promptly notify Lead Borrower and Administrative Agent after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Lenders under this Section 12.26 are in addition to other rights and remedies (including other rights of set-off) which the Lenders may have.

(3)           Each Lender agrees that it shall turn over to Administrative Agent any payment (whether voluntary or involuntary, through the exercise of any right of setoff or otherwise) on account of the Loans held by it in excess of its ratable portion (in accordance with this Agreement and any separate agreement among Administrative Agent and the Lenders) of payments on account of the Loans obtained by all the Lenders.

Section 12.27Limitation on Liability of Administrative Agent’s and the Lenders’ Officers, Employees, etc.  Any obligation or liability whatsoever of Administrative Agent or any Lender which may arise at any time under this Agreement or any other Loan Document shall be satisfied, if at all, out of Administrative Agent’s or such Lender’s respective assets only.  No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Administrative Agent’s or any Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

Section 12.28Cooperation with Syndication.  Borrower acknowledges that Arranger intends to syndicate a portion of the Commitments to one or more Lenders (the “Syndication”) and in connection therewith, Borrower will take all actions as Arranger may reasonably request to assist Arranger in its Syndication effort.  Without limiting the generality of the foregoing, Borrower shall, at the request of Arranger (i) facilitate the review of the Loan and the Project by any prospective Lender; (ii) assist Arranger and otherwise cooperate with Arranger in the preparation of information offering materials (which assistance may include reviewing and commenting on drafts of such information materials and drafting portions thereof); (iii) deliver updated information on Borrower and the Project; (iv) make representatives of Borrower available to meet with prospective Lenders at tours of the Project and bank meetings; (v) facilitate direct contact between the senior management and advisors of Borrower and any prospective Lender; and (vi) provide Arranger with all information reasonably deemed necessary by it to complete the Syndication successfully.  Borrower agrees to take such further action, in connection with documents and amendments to the Loan Documents, as may reasonably be required to effect such Syndication; provided, however, that notwithstanding any other provision of this Section 12.28 or Section 12.29 to the contrary, Borrower shall not be required to enter into any such documents and amendments which would alter any of the material economic terms of the Loan Documents or which would create new or greater obligations or liabilities on Borrower Parties under the Loan Documents.

Section 12.29Severance of Loan.   Loan Components.  The Administrative Agent shall have the right, at any time, with respect to all or any portion of the Loan, to (a) cause the Notes, the Mortgage and the other Security Documents to be severed and/or split into two or more separate notes, mortgages and other security agreements, so as to evidence and secure one or more senior and subordinate mortgage loans, (b) create one or more senior and subordinate notes (i.e., an A/B or A/B/C structure) secured by the Mortgage and the other Security Documents, (c) create multiple components of the Notes (and allocate or re-allocate the outstanding principal amount of the Loan among such components) or (d) otherwise sever the Loan into two or more loans secured by the Mortgage and the other Security Documents (each of clauses (a) through (d), a “Bifurcation”); in each such case, in whatever proportions and priorities as Administrative Agent may so direct in its discretion to Administrative Agent; provided, however, that in each such instance (i) the outstanding principal amount of all the Notes evidencing the Loan (or components of such Notes) immediately following such Bifurcation shall be equal to the outstanding principal amount of the Loan immediately prior to such Bifurcation, and (ii) the weighted average Applicable Margin and/or Base Rate, as applicable, with respect to the new notes immediately after such Bifurcation and at all times prior to the occurrence of any Event of Default shall not exceed the weighted average Applicable Margin and/or Base Rate, as applicable, with respect to the initial Notes delivered hereunder (as such interest rates are subject to being adjusted from time to time in accordance herewith, including as a result of the accrual of interest at the Default Rate).  If requested by Administrative Agent in writing, Borrower shall execute within ten (10) days after such request, a severance agreement, amendments to or amendments and restatements of any one or more Loan Documents, and such documentation as Administrative Agent may reasonably request to evidence and/or effectuate any such Bifurcation, all in form and substance reasonably satisfactory to Administrative Agent.

Section 12.30Confidentiality.  Each of Administrative Agent and the Lenders and Borrower Parties and Sponsor agrees to maintain the confidentiality of the Confidential Information, except that Confidential Information may be disclosed (a) to it and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made shall be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, (c) to the extent required by Applicable Law or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) to any assignee or pledgee of or Participant in, or any prospective assignee or pledgee of or Participant in, any of its rights or obligations under this Agreement or any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Borrower and its obligations, (g) with the consent of Borrower or Administrative Agent, as applicable, or (h) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this Section 12.29 or of arrangements entered into pursuant hereto or (ii) becomes available to such party from a source other than Borrower or its Affiliates or the Administrative Agent or the Lender or their Affiliates, as applicable; provided, however, the obligation to maintain the confidentiality of the Confidential Information provided hereunder shall expire twelve (12) months after the date upon which the Loans hereunder are indefeasibly paid in full.  Administrative Agent and each Lender, to the extent required to maintain the confidentiality of Information as provided in this Section 12.29, shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as a commercial banker exercising reasonable and customary business practices would accord to its own confidential information.  Notwithstanding anything herein to the contrary, the information subject to this Section 12.29  shall not include, and Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011 4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to Administrative Agent or such Lender relating to such tax treatment and tax structure. For purposes of this Section 12.29, the information that shall be treated as Confidential Information shall mean, in the case of Administrative Agent and the Lenders, written non-public information concerning the Project and, in the case of Borrower, information concerning the terms and conditions set forth in the Loan Documents.

Section 12.31Designation of Lead Borrower as Agent for Borrower.

(1)           Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower’s agent to obtain loans and advances under the Loan.  As the disclosed principal for its agent, each Borrower shall be obligated to the Agent and the Lenders on account of loans and advances so made under the Loan as if made directly by the Lenders to that Borrower, notwithstanding the manner by which such loans and advances are recorded on the books and records of the Lead Borrower and/or of any Borrower (including, without limitation, on account of any such treatment of said loan or advance as an equity investment in a Borrower by Lead Borrower).  Lead Borrower shall ensure that each Borrower receives from the Loan proceeds an amount or benefit that is a reasonably equivalent value for the grants of security made by each Borrower to Administrative Agent.

(2)           Each Borrower recognizes that credit available to it under the Loan is in excess of and on better terms than it otherwise could obtain on and for its own account and that one of the reasons therefor is its joining in the credit facility contemplated herein with all other Borrowers.  Consequently, each Borrower, jointly and severally, hereby assumes and agrees fully, faithfully, and punctually to discharge all obligations of all of the Borrowers under the Loan Documents.

(3)           The proceeds of the Loan shall be deposited into an account in the name of the Lead Borrower or as otherwise indicated by the Lead Borrower.  Neither the Agent nor any Lender shall have any obligation to see to the application of such proceeds.

(4)           Each Borrower hereby irrevocably designates and appoints the Lead Borrower as that Borrower’s attorney-in-fact to act in the Borrower’s name and stead and to do and perform all matters, to grant to the Agent for the benefit of the Lenders a security interest in the Collateral, transact all business, and make, execute and acknowledge all Loan Documents and other instruments relating to this Agreement including but not limited to, this Agreement, the Note, and the Security Documents.  The Borrowers hereby acknowledge and agree that the power of attorney created hereby is coupled with an interest.

ARTICLE 13

RECOURSE LIABILITY

Section 13.1Recourse Liability .  No past, present or future member, or any past, present or future shareholder, partner, member, officer, employee, servant, executive, director, agent, authorized representative or Affiliate of Borrower or any member of Borrower, (each such Person, an “Exculpated Party”) shall be personally liable for payments due hereunder or under any other Loan Document or for the performance of any obligation, or breach of any representation or warranty made by Borrower hereunder or thereunder.  The sole recourse of the Lenders and Administrative Agent for satisfaction of the obligations of Borrower hereunder and under any other Loan Document shall be against Borrower and its assets and not against any assets or property of any such Exculpated Party other than the direct or indirect ownership interest of such Exculpated Party in Borrower.  In the event that a Potential Default or Event of Default occurs in connection with such obligations, no action shall be brought against any such Exculpated Party by virtue of its direct or indirect ownership interest in Borrower.  In the event of foreclosure or other sale or disposition of the Project, no judgment for any deficiency upon the obligations hereunder or under any other Loan Document shall be obtainable by the Lenders or Administrative Agent against any such Exculpated Party.  Notwithstanding the foregoing, nothing in this Section 13.1 shall affect or diminish the obligations of Borrower or Guarantor under or in respect of each Loan Document to which it is a party, including Guarantor Documents (including the right to name any Guarantor in any foreclosure action in connection with its obligations under the Guarantor Documents) and the Co-Borrower Documents.  Notwithstanding the foregoing provisions of this Section 13.1, each Exculpated Party shall be personally (and on a full recourse basis) liable for and shall indemnify and defend Administrative Agent and the Lenders from and against, and shall hold Administrative Agent and the Lenders harmless of, from and against any deficiency, liability, loss, damage, costs, and expenses (including legal fees and disbursements) suffered by Administrative Agent and/or the Lenders and caused by, or arising out of or as a result of any of the following:  (i) such Person’s commission of a criminal act, (ii) such Person’s failure to comply with the provisions of the Loan Documents prohibiting a transfer or Change of Control; (iii) such Person’s misappropriation of any cash flow or other revenue derived from or in respect of the Project, including security deposits, insurance proceeds, condemnation awards, or any rental, sales or other income derived directly or indirectly from the Project, or the misapplication of any of the foregoing sums, in either event, in contravention of any provision of this Agreement or the other Loan Documents; (iv) such Person’s fraud or misrepresentation or inaccurate certification made at any time in connection with the Loan Documents or the Loans; (v) such Person’s intentional interference with Administrative Agent’s (or the Lenders’) exercise of its rights under any of the Loan Documents; (vi) such Person’s intentional destruction or removal of fixtures or personal property securing the Loans unless replaced by items of equal value and utility; (vii) such Person’s misapplication or misappropriation of funds disbursed from the Security Accounts or the Controlled Accounts; (viii) such Person’s commissions of intentional waste to or of the Project or any portion thereof or failure to maintain the Project in the manner required by the Loan Documents; (ix) failure to maintain the insurance coverage required by the Loan Documents; (x) failure to pay taxes, assessments and any other charges, including, without limitation, charges for labor or materials, which could result in prior liens against any portion of the Project; (xi) willful misconduct; (xii) Borrower files a voluntary petition under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xiii) such Person files or joins in the filing of, or solicits or acts in concert with, or colludes or conspires with petitioning creditors with respect to, an involuntary petition against Borrower under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xiv) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Federal Bankruptcy Code or any other Federal or state bankruptcy or insolvency law; (xv) such Person consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any portion of the Project; (xvi) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (xvii) Borrower violates any of provisions set forth in the definition of Single Purpose Entity and such violation results in a substantive consolidation of the Borrower or its assets in the bankruptcy of an Affiliate.

Section 13.2No Waiver of Certain Rights.  Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, (A) neither of Administrative Agent nor the Lenders shall be deemed to have waived any right which Administrative Agent or any Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Federal Bankruptcy Code, as such sections may be amended, to file a claim for the full amount due to Administrative Agent or such Lender under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents and (B) Administrative Agent may pursue any power of sale, bring any foreclosure action, any action for specific performance, or any other appropriate action or proceedings against Borrower or any other Person for the purpose of enabling the Administrative Agent and the Lenders to realize upon the collateral for the Loans (including, without limitation, any Net Operating Income to the extent provided for in the Loan Documents) or to obtain the appointment of a receiver.

ARTICLE 14

ADMINISTRATIVE AGENT

Section 14.1Appointment, Powers and Immunities.  Each Lender hereby appoints and authorizes Administrative Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to Administrative Agent by the terms of this Agreement and of the other Loan Documents, together with such other powers as are reasonably incidental thereto.  Administrative Agent (which term as used in this sentence and in Section 14.5 and the first sentence of Section 14.6 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees and agents):

(a)           shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Lender except to the extent that Administrative Agent acts as an agent with respect to the receipt or payment of funds, nor shall Administrative Agent have any fiduciary duty to Borrower nor shall any Lender have any fiduciary duty to Borrower or any other Lender;

(b)           shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement or in any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement or any other Loan Document (except of representations, warranties and certifications expressly made by Administrative Agent to a Lender in writing as set forth in any Assignment and Acceptance executed by Administrative Agent in favor of a Lender), or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any Note or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by Borrower or any other Person to perform any of its obligations hereunder or thereunder; and

(c)           shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except to the extent any such action taken or omitted violates Administrative Agent’s standard of care set forth in the first sentence of Section 14.5.

(d)           shall not, except to the extent expressly instructed by the Majority Lenders with respect to collateral security under the Security Documents, be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document; and

(e)           shall not be required to take any action which is contrary to this Agreement or any other Loan Document or Applicable law.

The relationship between Administrative Agent and each Lender is a contractual relationship only, and nothing herein shall be deemed to impose on Administrative Agent any obligations other than those for which express provision is made herein or in the other Loan Documents.  Administrative Agent may employ agents and attorneys-in-fact, and may delegate all or any part of its obligations hereunder, to third parties and shall not be responsible for the negligence or misconduct of any such agents, attorneys-in-fact or third parties selected by it in good faith.  Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Administrative Agent, any such assignment or transfer to be subject to the provisions of Section 12.24.  Except to the extent expressly provided in Sections 14.8, the provisions of this Article 14 are solely for the benefit of Administrative Agent and the Lenders, and Borrower shall not have any rights as a third-party beneficiary of any of the provisions hereof and the Lenders may Modify or waive such provisions of this Article 14 in their sole and absolute discretion..

Section 14.2Reliance by Administrative Agent.  Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including, without limitation, any thereof by telephone, telecopy, telegram or cable) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent.  As to any matters not expressly provided for by this Agreement or any other Loan Document, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.

Section 14.3   Defaults.

(1)           Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Default or Event of Default, other than a payment Event of Default arising out of Section 10.1, unless Administrative Agent has received notice from a Lender, Lead Borrower or Borrower specifying such Potential Default or Event of Default and stating that such notice is a “Notice of Default”.  In the event that Administrative Agent receives such a notice of the occurrence of a Potential Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Lenders.  Within ten (10) days of delivery of such notice of Potential Default or Event of Default from Administrative Agent to the Lenders (or such shorter period of time as Administrative Agent determines is necessary), Administrative Agent and the Lenders shall consult with each other to determine a proposed course of action.  Administrative Agent shall (subject to Section 14.7) take such action with respect to such Potential Default or Event of Default as shall be directed by the Majority Lenders, provided that, (A) unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, including decisions (1) to make protective advances that Administrative Agent determines are necessary to protect or maintain the Project and (2) to foreclose on any of the Project or exercise any other remedy, with respect to such Potential Default or Event of Default as it shall deem advisable in the interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of all of the Lenders and (B) no actions approved by the Majority Lenders shall violate the Loan Documents or applicable law; provided further that if no consensus is reached by Majority lenders within one hundred twenty (120) days, Administrative Agent shall commence a foreclosure action with respect to the Project.  Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents (including the Notes) other than through Administrative Agent.  Administrative Agent shall advise the Lenders of all material actions which Administrative Agent takes in accordance with the provisions of this Section 14.3(1) and shall continue to consult with the Lenders with respect to all of such actions.  Notwithstanding the foregoing, if the Majority Lenders shall at any time direct that a different or additional remedial action be taken from that already undertaken by Administrative Agent, including the commencement of foreclosure proceedings, such different or additional remedial action shall be taken in lieu of or in addition to, the prosecution of such action taken by Administrative Agent; provided that all actions already taken by Administrative Agent pursuant to this Section 14.3(1) shall be valid and binding on each Lender.  All money (other than money subject to the provisions of Section 14.7) received from any enforcement actions, including the proceeds of a foreclosure sale of the Project, shall be applied, first, to the payment or reimbursement of Administrative Agent for expenses incurred in accordance with the provisions of Sections 14.3(2), (3) and (4) and 14.5 and to the payment of the Administrative Fee to the extent not paid by Borrower pursuant to Section 14.11, second, to the payment or reimbursement of the Lenders for expenses incurred in accordance with the provisions of Sections 14.3(2), (3) and (4) and 14.5; third, to the payment or reimbursement of the Lenders for any advances made pursuant to Section 14.3(2); and fourth, to the Lenders in accordance with their respective Proportionate Shares (and, if applicable, to Eurohypo Counterparty under any Hedge Agreement for its Additional Interest in accordance with Section 9.15), unless an Unpaid Amount is owed pursuant to Section 14.12, in which event such Unpaid Amount shall be deducted from the portion of such proceeds of the Defaulting Lender and be applied to payment of such Unpaid Amount to the Special Advance Lender.

(2)           All losses with respect to interest (including interest at the Default Rate) and other sums payable pursuant to the Notes or incurred in connection with the Loans shall be borne by the Lenders in accordance with their respective proportionate shares of the Loans.  All losses incurred in connection with the Loans, the enforcement thereof or the realization of the security therefor, shall be borne by the Lenders in accordance with their respective proportionate shares of the Loan, and the Lenders shall promptly, upon request, remit to Administrative Agent their respective proportionate shares of (i) any actual out of pocket expenses incurred by Administrative Agent in connection with any Default to the extent any expenses have not been paid by Borrower, (ii) any advances made to pay taxes or insurance or otherwise to preserve the Lien of the Security Documents or to preserve and protect the Project, whether or not the amount necessary to be advanced for such purposes exceeds the amount of the Mortgage, and (iii) any other actual out of pocket expenses incurred in connection with the enforcement of the Mortgage or other Loan Documents.  To the extent any such advances are recovered in connection with the enforcement of the Mortgage or the other Loan Documents, each Lender shall be paid its proportionate share of such recovery after deduction of the expenses of Administrative Agent and the Lenders.

(3)           If, at the direction of the Majority Lenders or otherwise as provided in Section 14.3(1), any action(s) is brought to collect on the Notes or enforce the Security Documents or any other Loan Document, such action shall (to the extent permitted under applicable law and the decisions of the court in which such action is brought) be an action brought by Administrative Agent and the Lenders, collectively, to collect on all or a portion of the Notes or enforce the Security Documents or any other Loan Document and counsel selected by Administrative Agent shall prosecute any such action on behalf of Administrative Agent and the Lenders, and Administrative Agent and the Lenders shall consult and cooperate with each other in the prosecution thereof.  All decisions concerning the appointment of a receiver while such action is pending, the conduct of such receivership, the conduct of such action, the collection of any judgment entered in such action and the settlement of such action shall be made by Administrative Agent.  The costs and expenses of any such action shall be borne by the Lenders in accordance with each of their respective proportionate shares.

(4)           If, at the direction of the Majority Lenders or otherwise as provided in Section 14.3(1), any action(s) is brought to foreclose the Mortgage, such action shall (to the extent permitted under applicable law and the decisions of the court in which such action is brought) be an action brought by Administrative Agent and the Lenders, collectively, to foreclose all or a portion of the Mortgage and collect on the Notes.  Counsel selected by Administrative Agent shall prosecute any such foreclosure on behalf of Administrative Agent and the Lenders and Administrative Agent and the Lenders shall consult and cooperate with each other in the prosecution thereof.  All decisions concerning the appointment of a receiver, the conduct of such foreclosure, the acceptance of a deed in lieu of foreclosure, the bid on behalf of Administrative Agent and the Lenders at the foreclosure sale of the Project, the manner of taking and holding title to the Project (other than as set forth in subsection (6) below), and the commencement and conduct of any deficiency judgment proceeding shall be made by Administrative Agent.  All decisions concerning the sale of the Project after foreclosure shall be made by the Majority Lenders, provided, however, the Lenders agree that if Administrative Agent receives a bona fide “all cash” (as determined by Administrative Agent in its reasonable discretion) offer for the purchase of the entire Project which has been approved in writing by Administrative Agent and (i) such offer (A) equals or exceeds ninety percent (90%) of the most recent appraised value of the Project as established by an Appraisal that has been completed within six (6) months of such offer and (B) is equal to or greater than ninety percent (90%) of the outstanding principal balance of the Loan, and (ii) the consent of the Majority Lenders is not achieved within ninety (90) days from the date that Administrative Agent received such offer, then, notwithstanding anything to the contrary contained in this subsection (4), Administrative Agent is irrevocably authorized to accept such offer on behalf of all Lenders.  The costs and expenses of foreclosure will be borne by the Lenders in accordance with their respective proportionate shares.

(5)           If title is acquired to the Project after a foreclosure sale or by a deed in lieu of foreclosure, title shall be held by Administrative Agent in its own name in trust for the Lenders or, at Administrative Agent’s election, in the name of a wholly owned subsidiary of Administrative Agent on behalf of the Lenders, or a subsidiary wholly owned by the Lenders and managed by the Administrative Agent.

(6)           If Administrative Agent (or its subsidiary) acquires title to the Project or is entitled to possession of the Project during or after the foreclosure, all material decisions with respect to the possession, ownership, development, construction, control, operation, leasing, and management of the Project shall be made by Administrative Agent.  All income or other money received after so acquiring title to or taking possession of the Project with respect to the Project, including income from the operation and management of the Project and the proceeds of a sale of the Project, shall be applied (subject to the terms of any separate agreement among Administrative Agent  and the Lenders), first, to the payment or reimbursement of Administrative Agent and the expenses incurred in accordance with the provisions of this Article 14 and to the payment of the Administrative Fee to the extent not paid by Borrower pursuant to Section 14.11, second, to the payment of operating expenses, taxes and insurance with respect to the Project; third, to the establishment of reasonable reserves for the operation of the Project; fourth, to the payment or reimbursement of the Lenders for any advances made pursuant to Section 14.3(2); fifth to fund any capital improvement, leasing and other reserves; and sixth, to the Lenders in accordance with their respective Proportionate Shares (and, if applicable, to Eurohypo Counterparty under any Hedge Agreement for its Additional Interest in accordance with Section 9.15), unless an Unpaid Amount is owed pursuant to Section 14.12, in which event such Unpaid Amount shall be deducted from the portion of such proceeds of the Defaulting Lender and be applied to payment of such Unpaid Amount to the Special Advance Lender.

Section 14.4Rights as a Lender.  With respect to its Commitment and the Loans made by it Eurohypo (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity.  Eurohypo (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of lending, trust or other business with Borrower (and any of its Affiliates)(to the extent otherwise permitted by the terms of this Agreement) as if it were not acting as Administrative Agent, and Eurohypo and its Affiliates may accept fees and other consideration from Borrower for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

Section 14.5Standard of Care; Indemnification.  In performing its duties under the Loan Documents, Administrative Agent will exercise the same degree of care as it normally exercises in connection with real estate loans that it syndicates and administers and holds for its own account, but Administrative Agent shall have no further responsibility to any Lender except as expressly provided herein and except for its own gross negligence or willful misconduct which resulted in actual loss to such Lender, and, except to such extent, Administrative Agent shall have no responsibility to any Lender for the failure by Administrative Agent to comply with any of Administrative Agent’s obligations to Borrower under the Loan Documents or otherwise.  Subject to the terms of any separate agreement among Administrative Agent and the Lenders, the Lenders agree to indemnify Administrative Agent (to the extent not reimbursed under Section 12.5, but without limiting the obligations of Borrower under Section 12.5) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments), for any and all liabilities, obligations, losses (other than losses due to Borrower’s failure to pay any interest, principal and fees payable by Borrower under the Loan Documents), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including, without limitation, the costs and expenses that Borrower is obligated to pay under Section 12.5, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Agent’s breach of its standard of care set forth in the first sentence of this Section.

Section 14.6Non-Reliance on Administrative Agent and Other Lenders.  Each Lender agrees that it has, independently and without reliance on Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of Borrower and its Affiliates and decision to enter into this Agreement and that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or under any other Loan Document.  Subject to the provisions of the first sentence of Section 14.5, Administrative Agent shall not be required to keep itself informed as to the performance or observance by Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the Project or the books of Borrower or any of its Affiliates.  Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by Administrative Agent hereunder or as otherwise agreed by Administrative Agent and the Lenders, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of Borrower or any of its Affiliates that may come into the possession of Administrative Agent or any of its Affiliates.

Section 14.7Failure to Act.  Except for action expressly required of Administrative Agent hereunder, and under the other Loan Documents, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 14.5 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.

Section 14.8Successor Administrative Agent.  Administrative Agent may resign at any time by giving notice thereof to the Lenders and Lead Borrower.  The Majority Lenders (including all Lenders exclusive of Administrative Agent, for the purposed of determining the Majority Lenders), on the basis of gross negligence or willful misconduct (as to which a final determination is made in a judicial proceeding in which Administrative Agent has had an opportunity to be heard, which determination includes a specific finding that Administrative Agent had acted in a grossly negligent manner or had engaged in willful misconduct), may remove Administrative Agent at any time by giving thirty (30) days’ prior written notice to Administrative Agent, Borrower and the other Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent that shall be a Person that meets the qualifications of an Eligible Assignee.  If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Lenders’ giving notice of removal, as the case may be, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, that shall be an institutional lender that meets the requirements of the immediately preceding sentence.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and prospective obligations hereunder (if not already discharged therefrom as provided above in this Section 14.8).  The fees payable by Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provision of this Article 14 and Section 12.5 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

Section 14.9Consents under Loan Documents.  Administrative Agent may (without any Lender’s consent) give or withhold its agreement to any amendments of the Loan Documents or any waivers or consents in respect thereof or exercise or refrain from exercising any other rights or remedies which Administrative Agent may have under the Loan Documents or otherwise provided that such actions do not, in Administrative Agent’s reasonable judgment, materially adversely affect the value of any collateral, taken as a whole, or represent a departure from Administrative Agent’s standard of care described in Section 14.5, except that, except as otherwise provided in any separate agreement entered into among Administrative Agent and the Lenders, Administrative Agent shall not agree to the following (provided that no Lender’s consent shall be required for any of the following which are otherwise required or contemplated under the Loan Documents):

(a)           increase the Commitment of any Lender without the consent of such Lender;

(b)           reduce the principal amount of the Loans or reduce the interest rate thereon without the consent of each Lender affected thereby;

(c)           increase the interest rate on the Loans (exclusive of imposing the Default Rate) without the consent of all Lenders;

(d)           extend any stated payment date for principal of or interest on the Loans payable to any Lender without the consent of each Lender affected thereby;

(e)           release Borrower, any Guarantor or any other party from liability under the Loan Documents (except for any assigning Lender pursuant to Section 12.24 and any resigning Administrative Agent pursuant to Section 14.8 without the consent of each Lender (except that no such consent shall be required, and Administrative Agent is hereby authorized, to release Borrower and Guarantor upon payment of the Obligations in full in accordance with the terms of the Loan Documents);

(f)           release or subordinate in whole or in part any material portion of the collateral given as security for the Loans without the consent of each Lender (except that no such consent shall be required, and Administrative Agent is hereby authorized, to release any Lien covering the collateral under the Security Documents upon payment of the Obligations in full in accordance with the terms of the Loan Documents);

(g)           modify any of the provisions of Section 12.2 or this Section 14.9 or the definition of “Majority Lenders” or any other provision in the Loan Documents specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder without the consent of each Lender;

(h)           modify the terms of, or definition of, any Event of Default without the consent of each Lender;

(i)           consent to (i) the sale, transfer or encumbrance of any portion of the Project (or any interest therein) or any direct or indirect ownership interest therein and (ii) the incurrence by Borrower of any additional indebtedness secured by the Project, in each case to the extent such consent is required under the Loan Documents (and subject to any standard of reasonability set forth therein) without the consent of each Lender;

(j)           A modification or waiver of conditions to extension of the Maturity Date without the consent of each Lender;

(k)           A modification or waiver of any financial covenants of Borrower in the Loan Documents without the consent of the Majority Lenders;

(l)           A material modification of the terms of any cash management arrangement or lockbox without the consent of the Majority Lenders; or

(m)           a waiver of any Event of Default without consent of the Majority Lenders.

Notwithstanding anything to the contrary contained in this Agreement, (a) any modification or supplement of ARTICLE 14, or of any of the rights or duties of Administrative Agent hereunder, shall require the consent of Administrative Agent and (b) Administrative Agent is hereby authorized to enter into modifications or amendments to the Loan Documents which are ministerial in nature, including the preparation and execution of Uniform Commercial Code forms, Assignments and Assumptions and subordination and non-disturbance agreements with tenants at the Project.  If Administrative Agent solicits any consents or approvals from the Lenders under any of the Loan Documents, each Lender shall within ten (10) Business Days of receiving such request, give Administrative Agent written notice of its consent or approval or denial thereof; provided that, if Administrative Agent’s request states that failure to respond within ten (10) Business Days shall be deemed consent and any Lender does not respond within such ten (10) Business Days, such Lender shall be deemed to have authorized Administrative Agent to vote such Lender’s interest with respect to the matter which was the subject of Administrative Agent’s solicitation as Administrative Agent elects.  Any such solicitation by Administrative Agent for a consent or approval shall be in writing and shall include a description of the matter or thing as to which such consent or approval is requested and shall include Administrative Agent’s recommended course of action or determination in respect thereof.

Section 14.10Authorization. Administrative Agent is hereby authorized by the Lenders to execute, deliver and perform in accordance with the terms of each of the Loan Documents to which Administrative Agent is or is intended to be a party and each Lender agrees to be bound by all of the agreements of Administrative Agent contained in such Loan Documents.  Borrower shall be entitled to rely on all written agreements, approvals and consents received from Administrative Agent as being that also of the Lenders, without obtaining separate acknowledgment or proof of authorization of same.

Section 14.11Administrative Fee.  So long as the Commitments are in effect and until payment in full of all obligations under this Agreement, the Notes and the other Loan Documents, Borrower shall pay to Administrative Agent, for its sole account, the Administrative Fee.  The Administrative Fee shall be payable annually in advance commencing on the Closing Date pursuant to the Fee Letter.

Section 14.12   Defaulting Lenders.

(1)           If any Lender (a “Defaulting Lender”) shall for any reason fail to (i) make any respective Loan required pursuant to the terms of this Agreement or (ii) pay its proportionate share of an advance or disbursement to protect the Project or the Lien of the Security Documents in accordance with this Agreement, any of the other Lenders may, but shall not be obligated to, make all or a portion of the Defaulting Lender’s Loan or proportionate share of such advance, provided that such Lender gives the Defaulting Lender and Administrative Agent prior notice of its intention to do so.  The right to make such advances in respect of the Defaulting Lender shall be exercisable first by the Lender holding the greatest proportionate share and thereafter to each of the Lenders in descending order of their respective proportionate shares of the Loans or in such other manner as the Majority Lenders (excluding the Defaulting Lender) may agree on.  Any Lender making all or any portion of the Defaulting Lender’s proportionate share of the applicable Loan or advance in accordance with the foregoing terms and conditions shall be referred to as a “Special Advance Lender”.

(2)           In any case  where a Lender becomes a Special Advance Lender (i) the Special Advance Lender shall be deemed to have purchased, and the Defaulting Lender shall be deemed to have sold, a senior participation in the Defaulting Lender’s respective Loan to the extent of the amount so advanced or disbursed (the “Advanced Amount”) bearing interest at the Loan rates provided herein (including interest at the Default Rate, if applicable) and (ii) the Defaulting Lender shall have no voting rights under this Agreement or any other Loan Documents so long as it is a Defaulting Lender.  It is expressly understood and agreed that each of the respective obligations under this Agreement and the other Loan Documents, including advancing Loans, losses incurred in connection with the Loan, costs and expenses of enforcement, advancing to preserve the Lien of the Mortgage or to preserve and protect the Project, shall be without regard to any adjustment in the proportionate shares occasioned by the acts of a Defaulting Lender.  The Special Advance Lender shall be entitled to an amount (the “Unpaid Amount”) equal to the applicable Advanced Amount, plus any unpaid interest due and owing with respect thereto, less any repayments thereof made by the Defaulting Lender immediately upon demand.  The Defaulting Lender shall have the right to repurchase the senior participation in its Loan from the Special Advance Lender at any time by the payment of the Unpaid Amount.

(3)           A Special Advance Lender shall (i) give notice to the Defaulting Lender, Administrative Agent and each of the other Lenders (provided that failure to deliver said notice to any party other than the Defaulting Lender shall not constitute a default under this Agreement) of the Advance Amount and the percentage of the Special Advance Lender’s senior participation in the Defaulting Lender’s Loan and (ii) in the event of the repayment of any of the Unpaid Amount by the Defaulting Lender, give notice to the Defaulting Lender and Administrative Agent of the fact that the Unpaid Amount has been repaid (in whole or in part), the amount of such repayment and, if applicable, the revised percentage of the Special Advance Lender’s senior participation.  Provided that Administrative Agent has received notice of such participation, Administrative Agent shall have the same obligations to distribute interest, principal and other sums received by Administrative Agent with respect to a Special Advance Lender’s senior participation as Administrative Agent has with respect to the distribution of interest, principal and other sums under this Agreement; and at the time of making any distributions to the Lenders, shall make payments to the Special Advance Lender with respect to a Special Advance Lender’s senior participation in the Defaulting Lender’s Loan out of the Defaulting Lender’s share of any such distributions before paying any amounts to the Defaulting Lender.

(4)           A Defaulting Lender shall immediately pay to a Special Advance Lender all sums of any kind paid to or received by the Defaulting Lender from Borrower, whether pursuant to the terms of this Agreement or the other Loan Documents or in connection with the realization of the security therefor until the Unpaid Amount is fully repaid.  Notwithstanding the fact that the Defaulting Lender may temporarily hold such sums, the Defaulting Lender shall be deemed to hold same as a trustee for the benefit of the Special Advance Lender, it being the express intention of the Lenders that the Special Advance Lender shall have an ownership interest in such sums to the extent of the Unpaid Amount.

(5)           Each Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses and interest at the Default Rate) which they may sustain or incur by reason of the Defaulting Lender’s failure or refusal to abide by its obligations under this Agreement or the other Loan Documents, except to the extent a Defaulting Lender became a Defaulting Lender due to the gross negligence or willful misconduct of Administrative Agent and/or any Lender.  Administrative Agent shall, after payment of any amounts due to any Special Advance Lender pursuant to the terms of subsection (3) above, set-off against any payments due to such Defaulting Lender for the claims of Administrative Agent and the other Lenders pursuant to this indemnity.

(6)           In the event any Lender becomes a Defaulting Lender and none of the other Lenders elects to be a Special Advance Lender pursuant to subsection (1) above, Borrower shall have the right, at any time prior to the Completion Date, provided that no Potential Default or Event of Default exists, to cause another financial institution, reasonably acceptable to (x) the Majority Lenders if such institution is not an Eligible Assignee or (y) Administrative Agent if such institution is an Eligible Assignee, to assume Defaulting Lender’s obligations with respect to the Advance Amount on the then-existing terms and conditions of the Loan Documents (such replacement institution, a “Replacement Lender”).  Such assumption shall be pursuant to a written instrument reasonably satisfactory to administrative Agent.  Upon such assumption, the Replacement Lender shall become a “Lender” for all purposes hereunder, with a Commitment in an amount equal to the Advance Amount, and the Defaulting Lender’s Commitment shall automatically be reduced by the Advance Amount.  In connection with the foregoing, Borrower shall execute and deliver to the Replacement Lender and the Defaulting Lender substitute notes substantially in the form of Exhibit C and stating: “This Note is a substitute note as contemplated by Section 14.12 of the Agreement; it replaces and is in lieu of that certain note made by Maker dated [date of Note] to the order of [Defaulting Lender] in the principal sum of [Defaulting Lender’s original Commitment].”  Such substitute notes shall be in amounts equal to, in the case of the Replacement Lender’s note, the Advance Amount and, in the case of the Defaulting Lender’s note, its Commitment as reduced aforesaid.  Such substitute notes shall constitute “Notes” and the obligations evidenced by such substitute notes shall be secured by the Mortgage.  In connection with Borrower’s execution of substitute notes as aforesaid, Borrower shall deliver to Administrative Agent evidence, satisfactory to Administrative Agent, of all requisite partnership/limited liability company/corporate action to authorize Borrower’s execution and delivery of the substitute notes and any related documents.  Upon delivery of the foregoing substitute notes, each Defaulting Lender shall return to Borrower its note which was replaced, provided that the delivery of a substitute note to the Defaulting Lender pursuant to this Section 14.12 shall operate to void and replace the note previously held by the Defaulting Lender regardless of whether Defaulting Lender returns the same as required hereby.  Borrower, Administrative Agent and Lenders shall execute such modifications to the Loan Documents as shall, in the reasonable judgment of Administrative Agent, be necessary or desirable in connection with the substitution of Lenders in accordance with the foregoing provisions of this Section.  Lenders shall reasonably cooperate with Borrower’s attempts to obtain a Replacement Lender, but they shall not be obligated to modify the Loan Documents in connection therewith, other than modifications pursuant to the immediately preceding sentence.

Section 14.13Liability of Administrative Agent.  Administrative Agent shall not have any liabilities or responsibilities to Borrower on account of the failure of any Lender (other than Administrative Agent in its capacity as a Lender) to perform its obligations hereunder or to any Lender on account of the failure of Borrower to perform its obligations hereunder or under any other Loan Document.

Section 14.14Transfer of Agency Function.  Without the consent of Borrower or any Lender, Administrative Agent may at any time or from time to time transfer its functions as Administrative Agent hereunder to any of its offices wherever located in the United States; provided that Administrative Agent shall promptly notify Lead Borrower and the Lenders thereof.

Section 14.15Information for Lenders.  Administrative Agent shall promptly provide each Lender with copies of all financial statements delivered by Borrower or Guarantor to Administrative Agent pursuant to the Loan Documents. Administrative Agent shall promptly deliver to each Lender all material information regarding the Property, Borrower and any other holder of any of the ownership interests of Borrower furnished to or obtained by Administrative Agent with respect to the Loan.  Administrative Agent shall promptly provide each Lender with copies of all requests and notices received from Borrower by Administrative Agent and all appraisals ordered by Administrative Agent on behalf of the Lenders.

Section 14.16Pfandbriefe.  Notwithstanding anything to the contrary in this Agreement, each Lender shall be permitted to assign or otherwise transfer its interest in the Loan and the Loan Documents to a trustee, administrator or receiver (or their respective nominees, collateral agents or security trustees) of a pool securing covered mortgage bonds (Pfandbriefe) issued by a German Pfandbriefebank under German Pfandbriefe legislation in connection with a Pfandbriefe Offering.

Section 14.17Restrictions on Transfers by Borrower.  Notwithstanding any provision of this Agreement that may permit Transfers of any nature without consent of Administrative Agent and the Lenders, any Transfer of a direct or indirect ownership interest in Borrower, Borrower’s direct or indirect members, Borrower’s manager or any Guarantor shall be subject to the requirement that, after giving effect to such Transfer, such person and each Lender shall be in compliance with all Transfer Restriction Regulations.  A “Transfer Restriction Regulation” shall mean any law or regulation of any Governmental Authority, including the USA Patriot Act and regulations issued pursuant thereto and “know your customer” laws, rules, regulations and orders, or any interpretation, directive or request under any such law or regulation by any court or Governmental Authority or monetary authority charged with the interpretation or administration thereof, or any internal Lender policy resulting therefrom, or any internal Lender policy limiting the amount of loans which may be extended to any one customer of the Lender.  If any Lender determines that a proposed transfer that does not require the Lender’s consent under this Agreement would cause the Lender to be in violation of a Transfer Restriction Regulation (any such Lender being herein called a “Restricted Lender”), such Lender shall notify Borrower.  Borrower may not cause or permit the Transfer unless Borrower shall first either (i) prepay such Restricted Lender’s outstanding Loans or (ii) arrange for the transfer by such Restricted Lender of all of its right, title and interest under this Agreement and such Restricted Lender’s Note to an Eligible Assignee selected by Borrower that is reasonably satisfactory to Agent, such Eligible Assignee assumes all of the obligations of such Restricted Lender hereunder, and purchases all of such Restricted Lender’s interests hereunder for consideration equal to the aggregate outstanding principal amount of such Restricted Lender’s Loans, together with interest thereon to the date of such purchase (to the extent not paid by Borrower) and all other amounts accrued and payable hereunder to such Restricted Lender as of the date of such transfer

[Signature Pages Follow]

EXECUTED as of the date first written above.

LENDER:		EUROHYPO AG, NEW YORK BRANCH

	By:	/s/ Mark A. Fisher
Name: Mark A. Fisher
Title: Executive Director

	By:	/s/ John Hayes
Name: John Hayes
Title: Vice President

Address for Notices to Eurohypo AG, New York Branch:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, New York 10036
Attention: Legal Director
Telecopier No.: 866 267 7680

With copies to:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, New York 10036
Attention: Head of Portfolio Operations
Telecopier No.: 866 267 7680

– and –

Riemer & Braunstein LLP
Times Square Tower, Suite 2506
Seven Times Square
New York, New York 10036
Attention: Steven J. Weinstein, Esq.
Telecopier No.: (617) 692-3503

Signature Page to Consolidated, Amended and Restated Term Loan Agreement

LENDER:		DEUTSCHE GENOSSENSCHAFTS - HYPOTHEKENBANK AG

	By:	/s/ Gielens
Name: Gielens
Title: Authorized signature

	By:	/s/Köhn
Name: Köhn
Title: Authorized signature

Applicable Lending Office

Address for Notices:
Deutsche Genossenschafts-Hypothekenbank AG
Rosenstraße 2
20095 Hamburg
Germany
Attention: Polina Melnikova
Telecopier: +49 (0) 40 33 34 2916

With copies to:

Deutsche Genossenschafts-Hypothekenbank AG
Rosenstraße 2
20095 Hamburg
Germany
Attention: Johanna Jürgens
Telecopier: +49 (0) 40 33 34 2916

Trimont
Monarch Tower
3424 Peachtree Road, N.E., Suite 2200
Atlanta, GA 30326
Attention: Trica Burell
Telecopier: (404) 581-7841

Trimont
Monarch Tower
3424 Peachtree Road, N.E., Suite 2200
Atlanta, GA 30326
Attention: Laura Holton
Telecopier: (404) 582-8901

DGHYP
609 Fifth Ave., 6th Floor
New York, New York 10017-1021
Attention: Jean Barden
Telecopier: (212) 796-4313

Signature Page to Consolidated, Amended and Restated Term Loan Agreement

LENDER:	AMALGAMATED BANK

	By:	/s/ Cynthia Lash
Name: Cynthia Lash
Title: Senior Vice President

	By:	/s/
Name:
Title:

Applicable Lending Office

Address for Notices:
275 Seventh Avenue
New York, New York 10001
Attention: Cynthia Lash
Telephone No.: (212) 895-4415
Telecopier No.: (212) 895-4728

Signature Page to Consolidated, Amended and Restated Term Loan Agreement

LENDER:		TD BANK, as successor-in-interest to Commerce Bank, N.A.

	By:	/s/ Matthew Schatz
Name: Matthew Schatz
Title: Vice President

Applicable Lending Office

Address for Notices:
317 Madison Avenue
New York, New York 10017
Attention: Matthew Schatz
Telephone No.: (212) 651-2717
Telecopier No.: (212) 299-5757

With copies to:

1701 Route 70 East
Cherry Hill, New Jersey 08034

- and -

Anderson Kill & Olick, P.C.
1251 Avenue of the Americas
Attention: Arnold L. Bartfield, Esq.
Telephone No.: (212) 278-1511 Telecopier No.: (212) 278-1733

Signature Page to Consolidated, Amended and Restated Term Loan Agreement

BORROWER:	ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company

	By:	Acadia-P/A Holding Company, LLC, a Delaware
limited liability company, its sole member

		By:	Acadia Strategic Opportunity Fund II, LLC, a
Delaware limited liability company, its managing member

			By:	Acadia Realty Acquisition II, LLC, a
Delaware limited liability company, its
managing member

				By:	Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

					By:	Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By: /s/ Robert Masters
Name: Robert Masters
Title: Senior Vice President-General Counsel

Address for Notices:

c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, NY 10605
Attention: Robert Masters
Telecopier No.: 914-428-3646

Signature Page to Consolidated, Amended and Restated Term Loan Agreement

BORROWER:	FORDHAM PLACE OFFICE LLC, a Delaware limited liability company

	By:	Acadia-P/A Holding Company, LLC, a Delaware
limited liability company, its sole member

		By:	Acadia Strategic Opportunity Fund II, LLC, a
Delaware limited liability company, its managing member

			By:	Acadia Realty Acquisition II, LLC, a
Delaware limited liability company, its
managing member

				By:	Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

					By:	Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By: /s/ Robert Masters
Name: Robert Masters
Title: Senior Vice President-General Counsel

Address for Notices:

c/o Acadia Realty Trust
1311 Mamaroneck Avenue, Suite 260
White Plains, NY 10605
Attention: Robert Masters
Telecopier No.: 914-428-3646

Signature Page to Consolidated, Amended and Restated Term Loan Agreement

ADMINISTRATIVE AGENT:		EUROHYPO AG, NEW YORK BRANCH, AS Administrative Agent

	By:	/s/ Mark A. Fisher
Name: Mark A. Fisher
Title: Executive Director

	By:	/s/ John Hayes
Name: John Hayes
Title: Director

Address for Notices to Eurohypo AG, New York Branch:

Eurohypo AG, New York Branch
1114 Avenue of the Americas, 29th Floor
New York, New York 10036
Attention: Legal Director
Telecopier No.: 866 267 7680

With copies to:

Eurohypo AG, New York Branch
1114 Avenue of the Americas
New York, New York 10036
Attention: Head of Portfolio Operations
Telecopier No.: 866 267 7680

– and –

Riemer & Braunstein LLP
Times Square Tower, Suite 2506
Seven Times Square
New York, New York 10036
Attention: Steven J. Weinstein, Esq.
Telecopier No.: (617) 692-3503

Signature Page to Consolidated, Amended and Restated Term Loan Agreement

EXHIBIT A

LEGAL DESCRIPTION OF PROJECT

The condominium units (the “Units” - each a “Unit”) in the building known as The 400 E. Fordham Road Condominium and by the street number 2502 Webster Avenue, 2504 Webster Avenue and 400 East Fordham Road and 250 Webster Avenue, Bronx, New York (the “Building”), designated and described as the Retail Unit and the Office/Community Unit in that certain declaration made pursuant to Article 9-B of the Real Property Law of the State of New York (the “Condominium Act”) establishing a plan for condominium ownership of the Building and the land (the “Land”) on which the Building is situated (which Land is more particularly described below), dated October 23, 2008, and recorded in the Office of the New York City Register, Bronx County, on December 18, 2008, under CRFN 2008000481411, as amended (the “Declaration”).  The Units are also designated as the Tax Lots 1001 (as to the Retail Unit) and 1002 (as to the Office/Community Unit) in Block 3033 on the Tax Map of the City of New York of the County of the Bronx on the Tax Map and on the Floor Plans of the Building, and filed with Real Property Assessment Department on December 15, 2008 as Condominium Plan No. 116 and also filed in the Office of the New York City Register, Bronx County, as Condominium Map No. under CRFN 2008000481412;

TOGETHER WITH an undivided 70.0% interest (as to the Retail Unit) and an undivided 30.0% interest (as to the Office/Community Unit) in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing the Units is located is described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Bronx, City, County and State of New York, bounded and described as follows:

BEGINNING at a point formed by the intersection of the easterly side of Webster Avenue (100 feet wide) with the southerly side of East Fordham Road (a.k.a. Pelham Avenue, variable width) and from said point of beginning running thence; the following three (3) courses along said southerly side of East Fordham Road;

1.	South 84 degrees 34 minutes 46 seconds East, a distance of 43.27 feet to a point, thence;

2.	South 54 degrees 01 minutes 22 seconds East, a distance of 29.77 feet to a point, thence;

3.	South 40 degrees 09 minutes 32 seconds East, a distance of 85.32 feet to a point on the westerly side of Park Avenue (variable width). Thence;

4.	Along said westerly side of Park Avenue, South 00 degrees 10 minutes 48 seconds East, a distance of 201.71 feet to a point, thence;

5.
Along the common dividing line between lot 12, lot 8 and lot 4 (lands now or formerly of Automotive Realty Corporation), block 3033, North 85 degrees 39 minutes 56 seconds West, a distance of 164.24 feet to a point on the aforementioned easterly side of Webster Avenue; thence

6.	Along said easterly side of Webster Avenue, North 08 degrees 26 minutes 11 seconds East, a distance of 279.09 feet to the point or place of BEGINNING.

Ex. A

EXHIBIT B

INTENTIONALLY OMITTED

Ex. B

EXHIBIT C
[Form of Note]
PROMISSORY NOTE

$_______________	_________ __, 200_ [__________][__________]

FOR VALUE RECEIVED, ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company and FORDHAM PLACE OFFICE LLC (individually and collectively, jointly and severally, the “Borrower”), hereby promises to pay to __________________ (the “Lender”), for account of its respective Applicable Lending Offices provided for by the Agreement referred to below, at the principal office of EUROHYPO AG, NEW YORK BRANCH, at 1114 Avenue of the Americas, 2nd Floor, New York, New York 10036, the principal sum of _______________ Dollars ($___________) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

With respect to the definition of “Borrower”, except where the context otherwise provides, (i) any representations contained herein of Borrower shall be applicable to each Borrower, (ii) any affirmative covenants contained herein shall be deemed to be covenants of each Borrower and shall require performance by all Borrowers, (iii) any negative covenants contained herein shall be deemed to be covenants of each Borrower, and shall be breached if any Borrower fails to comply therewith, (iv) the occurrence of any Event of Default with respect to any Borrower shall be deemed to be an Event of Default hereunder, and (v) any Indebtedness and/or obligations of Borrower shall be deemed to include any Indebtedness and/or obligations of the Borrowers, or any Indebtedness and/or obligations of any one of them.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

This Note is one of the Notes referred to in the Loan Agreement dated as of _________ __, 200_ (as modified, supplemented, extended and in effect from time to time, the “Agreement”) among Borrower, the lenders party thereto (including the Lender) and Eurohypo AG New York Branch, as Administrative Agent, and evidences Loans made by the Lender thereunder.  Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

Ex. C

The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Sections 12.9 and 12.24 of the Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

As long as a Hedge Agreement with the Eurohypo Counterparty is in effect, the interest payable under this Note shall be increased or decreased from time to time in accordance with such Hedge Agreement.  Therefore, this Note also evidences such amounts as may become due and payable by Borrower under the Hedge Agreement with the Eurohypo Counterparty, including, without limitation, any amount payable upon or in connection with termination of such Hedge Agreement, all of which sums shall be deemed to constitute “Additional Interest” evidenced hereby and payable pursuant to this Note and in accordance with the terms and provisions of the Hedge Agreement with a Eurohypo Counterparty.

[Remainder of Page Intentionally Left Blank]

Ex. C

IN WITNESS WHEREOF, Borrower has executed and delivered this Note as of the date first above written.

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company

By:	Acadia-P/A Holding Company, LLC, a Delaware
limited liability company, its sole member

	By:	Acadia Strategic Opportunity Fund II, LLC, a
Delaware limited liability company, its managing member

		By:	Acadia Realty Acquisition II, LLC, a
Delaware limited liability company, its
managing member

			By:	Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

				By:	Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By:
Name: Robert Masters
Title: Senior Vice President-General Counsel

Ex. C

FORDHAM PLACE OFFICE LLC, a Delaware limited liability company

By:	Acadia-P/A Holding Company, LLC, a Delaware
limited liability company, its sole member

	By:	Acadia Strategic Opportunity Fund II, LLC, a
Delaware limited liability company, its managing member

		By:	Acadia Realty Acquisition II, LLC, a
Delaware limited liability company, its
managing member

			By:	Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

				By:	Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By:
Name: Robert Masters
Title: Senior Vice President-General Counsel

Ex. C

SCHEDULE OF LOANS

This Note evidences Loans made, Continued or Converted under the within-described Agreement to Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the payments, Continuations, Conversions and prepayments of principal set forth below:

Amount
Date					Paid,
Made,	Principal			Duration	Prepaid,
Continued	Amount	Type		of	Continued	Unpaid
or	of	of	Interest	Interest	or	Principal	Notation
Converted	Loan	Loan	Rate	Period	Converted	Amount	Made by

Ex. C

EXHIBIT D
[Form of Assignment and Acceptance]
ASSIGNMENT AND ACCEPTANCE
Reference is made to (a) the Loan Agreement dated as of _________ __, 200_ (as amended and in effect on the date hereof, the “Agreement”), among ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company and FORDHAM PLACE OFFICE LLC (individually and collectively, jointly and severally, the “Borrower”), the Lenders named therein and [___________], as Administrative Agent for the Lenders among Administrative Agent and each Lender.  Terms defined in the Agreement are used herein with the same meanings.

The Assignor named below hereby sells and assigns, without recourse, to the Assignee named below, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth below, the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Agreement, including, without limitation, the interests set forth below in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with (a) interest on the assigned Loans from and after the Assignment Date and (b) the amount, if any, set forth below of the fees accrued to the Assignment Date for account of the Assignor.  The Assignee hereby acknowledges receipt of a copy of the Agreement.  From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

This Assignment and Acceptance is being delivered to Administrative Agent together with, if the Assignee is not already a Lender under the Agreement, an administrative questionnaire in the form supplied by Administrative Agent, duly completed by the Assignee.  The [Assignee/Assignor] shall pay the fee payable to Administrative Agent pursuant to Section 12.24(2)(e) of the Agreement.

This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of _______.

The Assignor represents and warrants to the Assignee that the Assignor is the legal and beneficial owner of the Assigned Interest and has not created any adverse interest therein.  The Assignor and the Assignee represent and warrant to each other that they are, respectively, authorized to execute and deliver this Assignment and Acceptance.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee’s Address for Notices:

Effective Date of Assignment

(“Assignment Date”)1:

Percentage Assigned of
Facility/Commitment
(set forth, to at
least 4 decimals, as a
percentage of the
Facility and the
aggregate Commitments
	Principal Amount	of all Lenders
	Assigned	thereunder

Current Outstanding
Loans Assigned:	$	%] 2
Future Funding
Commitment: $		%
[Fees Assigned (if any):]

The terms set forth above and below are hereby agreed to:

[NAME OF ASSIGNOR] , as Assignor

By:_________________________
Name:
Title:
[NAME OF ASSIGNEE] , as Assignee
By:_________________________
Name:
Title:

1                 Must be at least five Business Days after execution hereof by all required parties.
2           Delete if no future advances are involved.

The undersigned hereby consent to the within assignment:3

[                                               ],
  as Administrative Agent

By:_________________________
    Name:
    Title:

3        Consent to be included to the extent required by Section 11.24(2) of the Agreement.

EXHIBIT E

FORM OF HEDGE AGREEMENT PLEDGE

(See attached)

Ex. E-1

EXHIBIT F

FORM OF NOTICE OF CONVERSION/CONTINUATION

_______________, 200_

Eurohypo AG, New York Branch, as Administrative Agent
1114 Avenue of the Americas
New York, New York 10036
Attn: ________________________________

Re:           Loan Agreement dated as of _______________, 200_ (as the same may be amended, modified or supplemented from time to time, the “Agreement”) by and among [BORROWER] (the “Borrower”), the lenders from time to time party to the Agreement (the “Lenders”), and EUROHYPO AG, NEW YORK BRANCH, as Administrative Agent on behalf of the Lenders (the “Administrative Agent”)
Ladies and Gentlemen:

Reference is made to the Agreement.  Capitalized terms used in this Notice of Conversion/Continuation without definition have the meanings specified in the Agreement.

Pursuant to Section 2.8(5) of the Agreement, Borrower hereby elects to convert or continue the loans described in attached Schedule 1 (the “Loans”).  In connection therewith, Borrower and the undersigned authorized officer of Borrower hereby certify that:

(1)           Representations and Warranties.  All representations and warranties of Borrower contained in the Loan Documents, including those contained in ARTICLE 7 of the Agreement, are true and correct as of the date hereof and shall be true and correct on the date of the continuation/conversion of the Loans, both before and after giving effect to such continuation/conversion; and

(2)           No Event of Default.  No Event of Default exists as of the date hereof or will result from the continuation/conversion of the Loans.

[BORROWER], a ________________________ By:___________________________ Name: Title:

Schedule 1
to Notice of Conversion/Continuation

LOAN TO BE CONVERTED OR CONTINUED

A.          All conversions and continuations must be of a Loan, or portion thereof, in a principal amount in excess of $1,000,000.

B.           Conversions/continuations to a LIBOR-based Loan under paragraphs (2) and (3) below are not permitted if, after giving effect to thereto, (a) there would be more than one (1) LIBOR-based Loans in effect, or (b) the aggregate outstanding principal amount of all LIBOR-based Loans would be reduced to be less than $1,000,000.

(1)           Conversion of a LIBOR-based Loan into a Base Rate Loan.

The following LIBOR-based Loan to a Base Rate Loan:

Amount:                   $
Requested Conversion Date:
(must be a Business Day at least three (3)
Business Days after date of notice)
Last day of current Interest Period:

(2)           Conversion of a Base Rate Loan into a LIBOR-based Loan.

The following Base Rate Loan to a LIBOR-based Loan:

Amount:                   $
Requested Conversion Date:
(must be a Business Day at least three (3)
Business Days after date of notice)

(3)           Continuation of a LIBOR-based Loan into a Subsequent Interest Period.

The following LIBOR-based Loan into a subsequent Interest Period:

Amount:                   $
Last day of current Interest Period:
(must be a Business Day at least three (3)
Business Days after date of notice)

SCHEDULE 1

COMMITMENTS

	LENDER	COMMITMENT

1.	Eurohypo AG New York Branch	$34,099,000.00

2.	Deutsche Genossenschafts-Hypothekenbank AG	$20,313,200.00

3.	Amalgamated Bank	$18,051,400.00

4.	TD Bank, N.A.	$13,536,400.00

Total Commitment:		$86,000,000.00

SCHEDULE 1.1(97)

LEASING GUIDELINES

(See attached)

SCHEDULE 1.1(146)

PROPORTIONATE SHARES

Lender	Percentage
Eurohypo AG, New York Branch	39.65%
Deutsche Genossenschafts-Hypothekenbank AG	23.62%
Amalgamated Bank	20.99%
TD Bank, N.A.	15.74%
Total	100%

SCHEDULE 2.1

PRECONDITIONS TO EFFECTIVENESS OF AGREEMENT

PART A.  CONDITIONS TO EFFECTIVENESS OF AGREEMENT.

The preconditions to effectiveness of Agreement shall be Administrative Agent’s and each Lender’s receipt, review, approval and/or confirmation of the following, at Borrower’s cost and expense, each in form and content satisfactory to Administrative Agent and each Lender in their sole and absolute discretion:

1.           The Loan Documents, executed by Borrower and, as applicable, each Borrower Party.

2.           Payment to Administrative Agent (on behalf of the Lenders) of the commitment fee as set forth in the Fee Letter.

3.           An ALTA (or equivalent) mortgagee policy of title insurance in the maximum amount of the Loans, with reinsurance and endorsements as Administrative Agent may require, containing no exceptions to title (printed or otherwise) which are unacceptable to Administrative Agent, and insuring that the Mortgage is a first-priority Lien on the Project and related collateral.  Without limitation, such policy shall (a) be on the 2006 ALTA (revised 6-17-06) form or, if not available, ALTA 1992 form (deleting arbitration and creditors’ rights, if permissible) or, if not available, the form commonly used in the state where the property is located, insuring Administrative Agent (on behalf of the Lenders) or any and its successors and assigns; and (b) include the following endorsements and/or affirmative coverages to the extent available or applicable: (1) Comprehensive endorsement, (2) Survey, (3) Zoning (with additional coverage for number and type of parking spaces), (4) Usury, (5) Doing Business, (6) Access, (7) Separate Tax Lot, (8) Environmental Protection Lien, (9) Subdivision, (10) Contiguity, (11) Tax Deed, and (12) Mortgage Recording Tax, and such endorsements and/or affirmative coverages as Administrative Agent may require in its sole and absolute discretion.

4.           All documents evidencing the formation, organization, valid existence, good standing, and due authorization of and for Borrower and each Borrower Party for the execution, delivery, and performance of the Loan Documents by Borrower and each Borrower Party, including an organizational chart for Borrower and Borrower Parties.

5.           Legal opinions issued by counsel for Borrower and each Borrower Party, opining as to the due organization, valid existence and good standing of Borrower and each Borrower Party, and the due authorization, execution, delivery, enforceability and validity of the Loan Documents with respect to, Borrower and each Borrower Party; that the Loans, as reflected in the Loan Documents, are not usurious; to the extent that Administrative Agent is not otherwise satisfied, that the Project and its use is in full compliance with all legal requirements; and as to such other matters as Administrative Agent and Administrative Agent’s counsel reasonably may specify.

Schedule 2.1 - 1

6.           Current Uniform Commercial Code searches, and litigation, bankruptcy, judgment and federal tax lien reports as requested by Administrative Agent, with respect to Borrower, Borrower’s members, and Guarantor.

7.           Evidence of insurance as required by this Agreement, and conforming in all respects to the requirements of Administrative Agent.

8.           A current “as-built” survey of the Project, dated to the reasonable satisfaction of the Administrative Agent, certified to Administrative Agent (on behalf of the Lenders) and the issuer of the title insurance, prepared by a licensed surveyor acceptable to Administrative Agent and the issuer of the title insurance, and conforming to Administrative Agent’s current standard survey requirements, which may include certification to additional participants, co-lenders and/or investors.  Without limitation, the minimum requirements for the survey shall be as set forth in the 2005 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys, “Urban Survey” classification, with the following additional items from Table A, “Optional Survey Responsibilities and Specifications”: “2” (vicinity map showing nearby highway or major intersection), “3” (flood zone designation), “4” (land area), “6” (setbacks, height and bulk restrictions), “8” (other visible improvements), “9” (parking areas), “10” (access to public way, driveway and curb cuts), “11(a)” (utilities).

9.           A current engineering report or architect’s certificate with respect to the Project, covering, among other matters, inspection of heating and cooling systems, roof and structural details, showing no failure of compliance with building plans and specifications, applicable legal requirements (including requirements of the Americans with Disabilities Act) and fire, safety and health standards and reviewing and approving, among other matters, soil tests, plans and specifications (including heating, ventilation and cooling systems, roof and structural details, mechanical and electrical systems), and compliance with local, state or federal laws, regulations, codes, etc., and containing a declaration satisfactory to Administrative Agent that there will be no asbestos in the Project.  The engineer/architect preparing such report or certificate must be satisfied that the Project is in compliance with fire, safety and health standards which such engineer/architect deems reasonable, in addition to standards imposed by law, regulation or codes.  As requested by Administrative Agent, such report shall also include an assessment of the Project’s tolerance for earthquake and seismic activity.

10.           A current Site Assessment.

11.           All appraisals, environmental reports, building condition reports and Site Assessments delivered to Administrative Agent prior to the execution of this Agreement shall be certified to Administrative Agent (on behalf of the Lenders and their successors and assigns) without modification or change thereto in the form reasonably requested by Administrative Agent which may include certification to additional participants, co-lenders and/or investors.

12.           A current rent roll of the Project, certified by Borrower or the current owner of the Project.  Such rent roll shall include the following information: (a) tenant names; (b) unit/suite numbers; (c) area of each demised Project and total area of the Project (stated in net rentable square feet); (d) rental rate (including escalations) (stated in gross amount and in amount per net rentable square foot per year); (e) lease term (commencement, expiration and renewal options); and (f) expense pass-throughs.  In addition, Borrower shall provide Administrative Agent with a copy of the standard lease form to be used by Borrower in leasing space in the Project, and, at Administrative Agent’s request, true and correct copies of all leases of the Project.

Schedule 2.1 - 2

13.           A copy of the Property Management Agreement for the Project, certified by Borrower as being true, correct and complete.

14.           Borrower’s deposit into the applicable Reserve Account of the amount required by Administrative Agent to impound for taxes and assessments under Article 4 and to fund any other required escrows or reserves.

15.           Evidence that (a) the Project and the operation thereof comply with all legal requirements, including that all requisite certificates of occupancy, building permits, and other licenses, certificates, approvals or consents required by any Governmental Authority have been issued without variance or condition, (b) following any casualty, the improvements which form a part of the Project may be reconstructed and the current use thereof restored, and (c) that there is no litigation, action, citation, injunctive proceedings, or like matter pending or threatened with respect to the validity of such matters.  At Administrative Agent’s request, Borrower shall furnish Administrative Agent with a zoning endorsement to Administrative Agent’s title insurance policy, zoning letters from applicable municipal agencies, and utility letters from applicable service providers.

16.           No change shall have occurred in the financial condition of Borrower or any Borrower Party or in the Net Operating Income of the Project, or in the financial condition of any major or anchor tenant, which would have, in Administrative Agent’s or any Lender’s judgment, a Material Adverse Effect on the Project or on Borrower’s or any Borrower Party’s ability to repay the Loans or otherwise perform its obligations under the Loan Documents.  Further, there shall not exist any material default by Borrower or any principal in Borrower (or any entity owned or controlled by any of them) under any loan, financing or similar arrangement with any lender.

17.           No condemnation or adverse zoning or usage change proceeding shall have occurred or shall have been threatened against the Project; the Project shall not have suffered any significant damage by fire or other casualty which has not been repaired; no structural change to the Project shall have occurred or to any of the Improvements thereon; no law, regulation, ordinance, moratorium, injunctive proceeding, restriction, litigation, action, citation or similar proceeding or matter shall have been enacted, adopted, or threatened by any third party or Governmental Authority, which would have, in Administrative Agent’s or any Lender’s judgment, a Material Adverse Effect on Borrower, any Borrower Party or the Project.

18.           All fees and commissions payable to real estate brokers, mortgage brokers, or any other brokers or agents in connection with the Loans or the acquisition of the Project have been paid, such evidence to be accompanied by any waivers or indemnifications deemed necessary by Administrative Agent.

19.           Intentionally Omitted.

Schedule 2.1 - 3

20.           Payment of Administrative Agent’s costs and expenses in underwriting, documenting, and closing the transaction, including fees and expenses of Administrative Agent’s inspecting engineers, consultants, and outside counsel.

21.           The Collateral Letter of Credit, if any, and the TI/LC Letter of Credit required under Article 4.

22.           Estoppel certificates and subordination, non-disturbance and attornment agreements from tenants, as requested by Administrative Agent.

23.           Service contracts, warranties, licenses and permits, applicable to the operation or use of the Project.

24.           An Appraisal of the Project, which, among other things, verifies that the value of the Project is not less than $123,900,000.00.

25.           Prepayment of the Loans under the Original Loan Agreement such that the outstanding principal balance of the Loan as of of the Closing Date will be $86,000,000.00.

26.           Such other documents or items as Administrative Agent or its counsel reasonably may require.

27.           The representations and warranties contained in this Loan Agreement and in all other Loan Documents are true and correct.

28.           The title policy, survey, insurance policies, appraisal, environmental report, engineering report and other third party reports shall run in favor of Eurohypo AG, New York Branch or its designee, as Administrative Agent on behalf of the lenders in its lending syndicate from time to time, and the successors and assigns of each of the foregoing, all of whom may rely thereon.

29.           No Potential Default or Event of Default shall have occurred or exist.

Schedule 2.1 - 4

SCHEDULE 2.4(1)

WIRE INSTRUCTIONS

Commerzbank AG, New York

Fed ABA No.:  026-008-044

For Account of:  Eurohypo AG, New York

A/C No.:  150-9409269-00USD

Ref:  400 E. Fordham Road

Schedule 2.4(1) - 1

SCHEDULE 2.4(2)

AMORTIZATION SCHEDULE

Schedule 2.4(2) - 1

SCHEDULE 7.28

ORGANIZATIONAL CHART

(See Attached)

Schedule 7.28 - 1

Schedule 7.28 - 2

Schedule 7.28 - 3

SECTION:	11
BLOCK:	3033
LOTS:	9 and 12 now known as Lots 1001 and 1002
COUNTY:	Bronx
ADDRESS:	2502 Webster Avenue, 2504 Webster Avenue, and 400-414 East Fordham Road, a/k/a 4747-4763 Park Avenue, a/k/a 2506-2526 Webster Avenue, Bronx, New York

As of November 4, 2009

MORTGAGE CONSOLIDATION AND MODIFICATION AGREEMENT

between

EUROHYPO AG, NEW YORK BRANCH,
as Administrative Agent for "Lenders" (as hereinafter defined)
(together with its successors in such capacity, "Mortgagee")

and

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC,
a Delaware limited liability company
and
FORDHAM PLACE OFFICE LLC
a Delaware limited liability company

 (jointly and severally, individually and collectively, the “Mortgagor”)

This instrument prepared by,
and after recording please return to:

Riemer & Braunstein LLP
7 Times Square, Suite 2506
New York, New York 10036
Attention:  Steven J. Weinstein, Esq.

MORTGAGE CONSOLIDATION AND MODIFICATION AGREEMENT

MORTGAGE CONSOLIDATION AND MODIFICATION AGREEMENT (this "Agreement") made as of the 4th day of November, 2009 between EUROHYPO AG, NEW YORK BRANCH, as administrative agent (“Administrative Agent”) for “Lenders” (as hereinafter defined) (together with its successors in such capacity, “Mortgagee”), having an office at 1114 Avenue of the Americas, New York, New York 10036 and ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, and FORDHAM PLACE OFFICE LLC, each a Delaware limited liability company (jointly and severally, individually and collectively, “Mortgagor”), each having an address for notice at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY  10605.

W I T N E S S E T H :

WHEREAS, Mortgagor is a party to that certain Consolidated, Amended and Restated Term Loan Agreement dated the date hereof with Administrative Agent, Lenders (as hereinafter defined) and Mortgagor (as the same may hereafter be amended, modified or supplemented from time to time, the "Loan Agreement") which consolidates, modifies and amends existing loans to Mortgagor from Eurohypo AG, New York Branch and other lenders party thereto and such other lending institutions who became "Lenders" pursuant to the Loan Agreement (each individually, a "Lender" and collectively, "Lenders");

WHEREAS, Mortgagee is the lawful owner and holder of the mortgages (collectively, the “Mortgages") more particularly described in EXHIBIT A attached hereto and made a part hereof, and the Lenders are holders of the notes (collectively, the “Existing Notes”) and other obligations secured thereby;

2

WHEREAS, the maximum principal amount which is or under any contingency may be secured by the Mortgages is $86,000,000.00 (the "Consolidated Indebtedness"), plus interest thereon and all additional interest and late payment and prepayment charges in respect thereof, plus all amounts expended by Mortgagee following a default thereunder in respect of insurance premiums and real estate taxes, and all legal costs or expenses of collection of the note(s) secured thereby or of the defense or prosecution of the rights and lien created thereby;

WHEREAS, the Mortgages are presently valid liens on all of the real property described in SCHEDULE A attached hereto and made a part hereof (the "Premises");

WHEREAS, Mortgagor is the lawful owner of the Premises; and

WHEREAS, Mortgagee has agreed to consolidate the Mortgages to form a single first lien on the entire Premises and to modify the terms of the Mortgages in the manner hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein expressed, the parties hereto covenant and agree as follows:

1.     Mortgagor hereby agrees to be bound by all of the terms of, the Mortgages, as herein modified and consolidated.  The liens of the Mortgages are hereby consolidated and coordinated to constitute a single mortgage which encumbers all of the "Mortgaged Property" (as such term is defined in the Mortgages, as modified hereby), so that together they shall hereafter constitute in law but one first mortgage, a valid and enforceable single lien upon the Premises, securing the Consolidated Indebtedness, together with interest accrued and to accrue thereon and all other sums secured thereby.

3

2.     Mortgagor hereby agrees to pay the Consolidated Indebtedness and interest thereon at the rate(s) of interest and on the terms provided for the payment of principal and interest in the replacement notes (said replacement notes, as the same may be amended, modified, extended, severed, assigned, renewed, replaced or restated, and including any substitute or replacement notes executed pursuant to the Loan Agreement, hereinafter the "Notes") delivered pursuant to and in accordance with that certain Note Consolidation, Severance and Modification Agreement (the “Note Agreement”), dated the date hereof, between each of the Lenders and Mortgagor.

3.     The Mortgages are hereby amended and restated in their entirety by EXHIBIT B attached hereto and made a part hereof, and Mortgagor hereby agrees to comply with and be bound by all of the terms, covenants and conditions set forth in said EXHIBIT B.

4.     Mortgagor hereby certifies that this Agreement secures the same indebtedness evidenced by the Existing Notes, as consolidated and modified by the Note Agreements (and evidenced by the Notes), and secured by the Mortgages, as consolidated and modified hereby, and secures no new or further indebtedness or obligation.

5.     Mortgagor represents and warrants that there exist no defenses, offsets or counterclaims with respect to its obligations under the Mortgages, as modified hereby, or under the Existing Notes, as modified by the Note Agreements (and now evidenced by the Notes), including its obligation for the payment of the Consolidated Indebtedness.

6.     The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

4

7.     This Agreement and the rights and obligations of the parties hereto shall in all respects be governed by, and construed and enforced in accordance with, the laws of the State of New York (without giving effect to New York's choice of law principles).

8.     This Agreement may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

9.     The information set forth on the cover hereof is incorporated herein.

[Remainder of page intentionally left blank.]

5

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by each of the parties hereto as of the day and year first above written.

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company

By:  Acadia-P/A Holding Company, LLC, a Delaware limited liability company, its sole member

By:  Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

By:  Acadia Realty Trust, a Maryland real estate investment trust, its general partner

 By:_/s/ Robert Masters_________
Name:  Robert Masters
Title:    Senior Vice President-General Counsel

[Signature Page to Mortgage Consolidation and Modification Agreement]

FORDHAM PLACE OFFICE LLC, a Delaware limited liability company

By:  Acadia-P/A Holding Company, LLC, a Delaware limited liability company, its sole member

By:  Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

By:  Acadia Realty Trust, a Maryland real estate investment trust, its general partner

 By: /s/ Robert Masters___________
Name:  Robert Masters
Title:    Senior Vice President-General Counsel

[Signature Page to Mortgage Consolidation and Modification Agreement]

EUROHYPO AG, NEW YORK BRANCH,
as Administrative Agent

By: /s/ Mark A. Fisher__________________
Name: Mark A. Fisher
Title: Executive Director

By: /s/ John C. Hayes___________________
Name: John C. Hayes
Title: Director

[Signature Page to Mortgage Consolidation and Modification Agreement]

STATE OF NEW YORK	)
) ss.:
COUNTY OF WESTCHESTER	)

On the 16yh day of October in the year 2009, before me, the undersigned, a notary public in and for said state, personally appeared Robert Masters, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Debra Leibler-Jones
Notary Public

My Commission Expires:	Debra Leibler-Jones
Notary Public, State of New York
Dutchess County CLK #01JO6005994
_4/20/2010_____________	Commission Expires 4/20/10

[Acknowledgement to Mortgage Consolidation and Modification Agreement]

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 16 day of October in the year 2009, before me, the undersigned, a notary public in and for said state, personally appeared Mark A. Fisher, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Patricia A. Ferro
Notary Public

My Commission Expires:	Patricia A. Ferro
Notary Public, State of New York
No. 01FE6170163
__July 2, 2011___________	Qualified in Kings County
My Commission Expires July 2, 2011

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 16 day of October in the year 2009, before me, the undersigned, a notary public in and for said state, personally appeared John C. Hayes, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Patricia A. Ferro
Notary Public

My Commission Expires:	Patricia A. Ferro
Notary Public, State of New York
No. 01FE6170163
__July 2, 2011___________	Qualified in Kings County
My Commission Expires July 2, 2011

[Acknowledgement to Mortgage Consolidation and Modification Agreement]

SCHEDULE A

Property Description

The condominium units (the “Units” - each a “Unit”) in the building known as The 400 E. Fordham Road Condominium and by the street number 2502 Webster Avenue, 2504 Webster Avenue and 400 East Fordham Road and 250 Webster Avenue, Bronx, New York (the “Building”), designated and described as the Retail Unit and the Office/Community Unit in that certain declaration made pursuant to Article 9-B of the Real Property Law of the State of New York (the “Condominium Act”) establishing a plan for condominium ownership of the Building and the land (the “Land”) on which the Building is situated (which Land is more particularly described below), dated October 23, 2008, and recorded in the Office of the New York City Register, Bronx County, on December 18, 2008, under CRFN 2008000481411, as amended (the “Declaration”).  The Units are also designated as the Tax Lots 1001 (as to the Retail Unit) and 1002 (as to the Office/Community Unit) in Block 3033 on the Tax Map of the City of New York of the County of the Bronx on the Tax Map and on the Floor Plans of the Building, and filed with Real Property Assessment Department on December 15, 2008 as Condominium Plan No. 116 and also filed in the Office of the New York City Register, Bronx County, as Condominium Map No. under CRFN 2008000481412;

TOGETHER WITH an undivided 70.0% interest (as to the Retail Unit) and an undivided 30.0% interest (as to the Office/Community Unit) in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing the Units is located is described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Bronx, City, County and State of New York, bounded and described as follows:

BEGINNING at a point formed by the intersection of the easterly side of Webster Avenue (100 feet wide) with the southerly side of East Fordham Road (a.k.a. Pelham Avenue, variable width) and from said point of beginning running thence; the following three (3) courses along said southerly side of East Fordham Road;

1.	South 84 degrees 34 minutes 46 seconds East, a distance of 43.27 feet to a point, thence;

2.	South 54 degrees 01 minutes 22 seconds East, a distance of 29.77 feet to a point, thence;

3.	South 40 degrees 09 minutes 32 seconds East, a distance of 85.32 feet to a point on the westerly side of Park Avenue (variable width). Thence;

4.	Along said westerly side of Park Avenue, South 00 degrees 10 minutes 48 seconds East, a distance of 201.71 feet to a point, thence;

Schedule A

5.
Along the common dividing line between lot 12, lot 8 and lot 4 (lands now or formerly of Automotive Realty Corporation), block 3033, North 85 degrees 39 minutes 56 seconds West, a distance of 164.24 feet to a point on the aforementioned easterly side of Webster Avenue; thence

6.	Along said easterly side of Webster Avenue, North 08 degrees 26 minutes 11 seconds East, a distance of 279.09 feet to the point or place of BEGINNING.

Schedule A

EXHIBIT A

Prior Mortgage(s)

ACQUISTION LOAN MORTGAGES

A.   Mortgage in the original principal amount of $550,000 made by Alfred M. Rogers and Florence Hills Rogers, his wife, and Howard J. Rogers and Elizabeth J. Rogers, his wife, to Dollar Savings Bank of the City of New York dated 2/2/25 and recorded 2/2/25 in Liber 876 page 139.

     Mortgage Tax Paid:  $

     1.   Said mortgage A was extended by Extension Agreement dated 6/14/30 and recorded 6/26/30 in Liber 1513 page 64.

     2.   A $100,000 subordinate interest in said mortgage A was assigned by Dollar Savings Bank of the City of New York to Lillian Markowitz and Maybelle Mintz by Assignment of Mortgage dated 2/28/50 and recorded 3/10/50 in Liber 2590 page 367.

     3.   Maybelle Mintz thence assigned her interest in the $100,000 subordinate interest in said mortgage A to Lillian Markowitz by Assignment of Mortgage dated 10/16/50 and recorded 8/6/52 in Liber 2802 page 174.

     4.   Lillian Markowitz thence assigned her interest in the $100,000 subordinate interest in said mortgage A to The Emigrant Industrial Savings Bank by Assignment of Mortgage dated 7/22/52 and recorded 8/6/52 in Liber 2802 page 189.

     5.   Priority interest in said mortgage A was assigned by Dollar Savings Bank of the City of New York to The Emigrant Industrial Savings Bank by Assignment of Mortgage dated 7/17/52 and recorded 8/6/52 in Liber 2802 page 170.

B.   Mortgage in the original principal amount of $294,793.25 made by Bruce Realty Company of New York, Inc. to The Emigrant Savings Bank dated 7/22/52 and recorded 8/6/52 in Liber 2802 page 153.

     Mortgage Tax Paid:  $

     1.   Said mortgages A and B were consolidated to form a single lien of $600,000 by Consolidation, Spreader, Extension and Modification Agreement made by and between The Emigrant Industrial Savings Bank and Bruce Realty Company of New York, Inc. dated 7/22/52 and recorded 8/6/52 in Liber 2802 page 161.

     2.   Said mortgages A and B, as consolidated, were assigned by The Emigrant Savings Bank to The Seamen's Bank for Savings in the City of New York by Assignment of Mortgage dated 2/18/64 and recorded 2/21/64 in Liber 3860 mp 3.

Exhibit A

C.   Mortgage in the original principal amount of $769,437.11 made by Bruce Realty Company of New York, Inc. to The Seamen's Bank for Savings in the City of New York dated 2/20/64 and recorded 2/21/64 in Liber 3868 page 36.

     Mortgage Tax Paid:  $

     1.   Said mortgages A, B and C were consolidated to form a single lien of $1,200,000 by Consolidation and Extension Agreement made by and between Bruce Realty Company of New York, Inc. and The Seamen's Bank for Savings in the City of New York dated 2/20/64 and recorded 2/27/64 in Liber 3869 page 192.

     2.   Said mortgages A, B and C, as consolidated, were modified by Extension Agreement made by and between Bruce Realty Company of New York, Inc. and The Seamen's Bank for Savings dated as of 6/10/78 and recorded 8/3/78 in Reel 367 page 1877.

     3.   Said mortgages A, B and C, as consolidated, were assigned by The Seamen's Bank for Savings (f/k/a The Seamen's Bank for Savings in the City of New York) to Chemical Bank by Assignment of Mortgage dated 8/18/83 and recorded 8/30/83 in Reel 515 page 965.

     4.   Said mortgages A, B and C, as consolidated, were modified by Extension Agreement made by and between 400 East Fordham Associates and Chemical Bank dated 8/22/83 and recorded 8/30/83 in Reel 515 page 919.

     5.   Said mortgages A, B and C, as consolidated, were further assigned by Chemical Bank to Crossland Savings, FSB by Assignment of Mortgage dated 3/17/86 and recorded 3/26/86 in Reel 639 Page 1930.

D.   Mortgage in the original principal amount of $498,000 made by 400 East Fordham Associates to Bruce Realty Company of New York, Inc. dated 6/15/82 and recorded 6/28/82 in Reel 476 page 897.

     Mortgage Tax Paid:  $ 7,470.00

     1.   Said mortgage D was assigned by Bruce Realty Company Liquidating Trust (successor in interest to Bruce Realty Company of New York, Inc.) to New Enterprises, Inc. by Assignment of Mortgage dated 11/21/84 and recorded 12/6/84 in Reel 570 Page 875.

     2.   Said mortgage D was further assigned by New Enterprises, Inc. to Chemical Bank by Assignment of Mortgage dated 11/29/84 and recorded 12/6/84 in Reel 570 Page 872.

Exhibit A

     3.   Said mortgage D was further assigned by Chemical Bank to New Enterprises, Inc. by Assignment of Mortgage dated 3/17/86 and recorded 3/26/86 in Reel 639 Page 1928.

     4.   Said mortgage D was further assigned by New Enterprises, Inc. to Crossland Savings, FSB by Assignment of Mortgage dated 3/17/86 and recorded 3/26/86 in Reel 639 Page 1939.

E.   Mortgage in the original principal amount of $2,305,982.59 made by 400 East Fordham Associates to Crossland Savings, FSB dated 3/17/86 and recorded 3/26/86 in Reel 639 Page 1920.

     Mortgage Tax Paid:  $ 51,885

     1.   Said mortgages A, B, C, D and E were consolidated to form a single lien of $3,200,000 by Consolidation and Extension Agreement made by and between 400 East Fordham Associates and Crossland Savings, FSB dated 3/17/86 and recorded 3/26/86 in Reel 639 Page 1941.

     2.   Said mortgages A, B, C, D and E, as consolidated, were assigned by Crossland Savings, FSB to Crossland Commercial Funding Corp. I by Assignment of Mortgage dated as of 6/22/89 and recorded 6/30/89 in Reel 928 Page 90.

     3.   Said mortgages A, B, C, D and E, as consolidated, were further assigned by Crossland Commercial Funding Corp. I to Wilmington Trust Company, as Trustee, by Collateral Assignment of Mortgage dated as of 6/22/89 and recorded 6/30/89 in Reel 928 Page 85.

     4.   Said mortgages A, B, C, D and E, as consolidated, were further assigned by Wilmington Trust Company, as Trustee, to Crossland Commercial Funding Corp. I by Assignment of Mortgage dated 6/15/93 and recorded 7/2/93 in Reel 1174 Page 1111.

     5.   Said mortgages A, B, C, D and E, as consolidated, were further assigned by Crossland Commercial Funding Corp. I to Crossland Federal Savings Bank by Assignment of Mortgage dated 12/13/93 and recorded 12/20/93 in Reel 1205 Page 1723.

     6.   Said mortgages A, B, C, D and E, as consolidated, were further assigned by Crossland Federal Savings Bank to Bear, Stearns Funding, Inc. by Assignment of Mortgage Without Covenant dated 12/12/95 and recorded 1/22/96 in Reel 1365 page 349.

F.   Mortgage in the original principal amount of $1,095,319.74 made by 400 East Fordham Associates to Bear, Stearns Funding, Inc. dated 12/13/95 and recorded 1/22/96 in Reel 1365 page 227.

Exhibit A

     Mortgage Tax Paid:  $

     1.   Said mortgages A, B, C, D, E and F were consolidated to form a single lien of $4,000,000 by Consolidation, Modification, Spreader and Extension Agreement made by and between 400 East Fordham Associates and Bear, Stearns Funding, Inc. dated as of 12/13/95 and recorded 1/22/96 in Reel 1365 page 235.

     2.   Said mortgages A, B, C, D, E and F, as consolidated, were assigned by Bear, Stearns Funding, Inc. to LaSalle National Bank, as trustee for the registered holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series, 1996-1 by Assignment of Mortgage dated 7/19/96 and recorded 11/22/04 as CRFN 2004000722254.

     3.   Said mortgages A, B, C, D, E and F, as consolidated, were assigned by LaSalle National Bank, as trustee for the registered holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates Series, 1996-1 to Acadia Realty Limited Partnership by Assignment of Mortgage dated 9/8/04 and recorded 11/22/04 as CRFN 2004000722256.

     4.   Said mortgages A, B, C, D, E and F, as consolidated, were assigned by Acadia Realty Limited Partnership to Bank of China, New York Branch by Assignment of Mortgage dated 10/26/04 and recorded 2/18/05 as CRFN 2005000103995.

G.   Mortgage in the original principal amount of $14,597,734.90 made by Acadia-PA East Fordham Acquisitions, LLC (f/k/a Acadia-P/A East Fordham Acquisitions, LLC) to Bank of China, New York Branch dated 10/26/04 and recorded 2/18/05 as CRFN 2005000103996.

     Mortgage Tax Paid:  $ 401,426.76

     1.   Said mortgages A, B, C, D, E, F and G were consolidated to form a single lien of $18,000,000 by a Consolidated and Restated Mortgage, Assignment of Leases and Rents and Security Agreement made between Acadia-PA East Fordham Acquisitions, LLC (f/k/a Acadia-P/A East Fordham Acquisitions, LLC) and Bank of China, New York Branch, dated 10/26/04 and recorded 2/18/05 as CRFN 2005000103997.

     2.   Said mortgages A, B, C, D, E, F and G, as consolidated, were assigned by Bank of China, New York Branch to Bank of America, N.A. by Assignment of Mortgage dated 11/01/06 and recorded 11/22/06 as CRFN 2006000650021.

     3.   Said mortgages A, B, C, D, E, F and G, as consolidated, were modified and assumed by Mortgage Assumption, Modification and Spreader Agreement made between Bank of America, N.A. and Acadia-PA East Fordham Acquisitions, LLC dated as of 11/1/06 and recorded 11/22/06 as CRFN 2006000650022.

Exhibit A

     4.   Said Mortgages A, B, C, D, E, F and G, as consolidated, were assigned by Bank of America, N.A. to Eurohypo AG, New York Branch, as Administrative Agent pursuant to the Assignment of Mortgage by Bank of America, N.A. to Eurohypo AG, New York Branch, as Administrative Agent, dated 10/5/07 and recorded 11/2/07 as CRFN 2007000554121 and as modified by the Mortgage Assumption, Modification  and Spreader Agreement in the amount of $18,000,000 made between Acadia-PA East Fordham Acquisitions, LLC and Eurohypo AG, New York Branch, as Administrative Agent, dated as of 10/5/07 and recorded 11/2/07 as CRFN 2007000554123.  Said Mortgage Assumption, Modification and Spreader Agreement was amended by that certain First Amendment to Mortgage Assumption, Modification and Spreader Agreement made by and among Acadia-PA East Fordham Acquisitions, LLC and Fordham Place Office LLC to Eurohypo AG, New York Branch, as Administrative Agent, dated 12/30/08 and recorded 1/15/09 as CRFN 2009000014261.

BUILDING LOAN MORTGAGE

H.   Building Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing in the original principal amount of $75,339,243.00 made by Acadia-PA East Fordham Acquisitions, LLC to Eurohypo AG, New York Branch, as Administrative Agent, dated 10/5/07 and recorded 11/2/07 as CRFN 2007000554119.

     Mortgage Tax Paid:  $2,109,497.60

1.   Said mortgage H was amended by that certain First Amendment to Building Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by and among Acadia-PA East Fordham Acquisitions, LLC and Fordham Place Office LLC to Eurohypo AG, New York Branch, as Administrative Agent, dated 12/30/08 and recorded 1/15/09 as CRFN 2009000014259.

PROJECT LOAN MORTGAGES

I.   Project Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing in the original principal amount of $1,930,757.00 made by Acadia-PA East Fordham Acquisitions, LLC to Eurohypo AG, New York Branch, as Administrative Agent, dated 10/5/07 and recorded 11/2/07 as CRFN 2007000554120.

     Mortgage Tax Paid:  $54,062.40

1.   Said mortgage I was amended by that certain First Amendment to Project Loan Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing made by and among Acadia-PA East Fordham Acquisitions, LLC and Fordham Place Office LLC to Eurohypo AG, New York Branch, as Administrative Agent, dated 12/30/08 and recorded 1/15/09 as CRFN 2009000014260.

Exhibit A

On which said Mortgages A, B, C, D, E, F, G, H and I remains the unpaid principal sum of $86,000,000.00, which said Mortgages A, B, C, D, E, F, G, H and I are consolidated into one joint lien and first mortgage.

Exhibit A

EXHIBIT B

Form of Mortgage

See Attached

(ii)

EXHIBIT B
Mortgage, Assignment of Leases and Rents,
 Security Agreement and Fixture Filing

made by

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC,

a Delaware limited liability company

and

FORDHAM PLACE OFFICE, LLC

a Delaware limited liability company,

(jointly and severally, individually and collectively, the “Mortgagor”)

in favor of

Eurohypo AG, New York Branch, as Administrative Agent

(together with its successors in such capacity, “Mortgagee”)

Dated: As of November 4, 2009

__________________________________

Section:                      11
Block:                      3033
Lots:                      9 and 12 now known as Lots 1001 and 1002

2502 Webster Avenue, 2504 Webster Avenue, and 400-414 East Fordham Road, a/k/a 4747-4763 Park Avenue, a/k/a 2506-2526 Webster Avenue, Bronx, New York
City of New York, Bronx County, State of New York

__________________________________

Mortgage Amount: $86,000,000.00

__________________________________

RECORD AND RETURN TO:
RIEMER & BRAUNSTEIN LLP
7 Times Square, Suite 2506
New York, New York 10036
Attention:  Steven J. Weinstein, Esq.
__________________________________

THIS MORTGAGE DOES NOT COVER REAL PROPERTY PRINCIPALLY IMPROVED OR TO BE IMPROVED BY ONE OR MORE STRUCTURES CONTAINING IN THE AGGREGATE NOT MORE THAN SIX RESIDENTIAL DWELLING UNITS, EACH DWELLING UNIT HAVING ITS OWN SEPARATE COOKING FACILITIES.

TABLE OF CONTENTS

Exhibit A    -  Description of Land
Exhibit B    -  Personal Property Collateral

(ii)

MORTGAGE, ASSIGNMENT OF LEASES AND
RENTS, SECURITY AGREEMENT AND FIXTURE FILING

THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING (this “Mortgage”) is made as of the ___ day of November, 2009 by ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC (“Acquisitions”) and FORDHAM PLACE OFFICE LLC (“Office”; together with Acquisitions, individually and collectively, jointly and severally, “Mortgagor”), each a limited liability company duly organized and validly existing under the laws of the State of Delaware and having an office at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY  10605, in favor of EUROHYPO AG, NEW YORK BRANCH, having an office at 1114 Avenue of the Americas, New York, New York 10036, as Administrative Agent for the lenders referred to below (in such capacity, together with its successors in such capacity, “Mortgagee”).

W I T N E S S E T H:

WHEREAS, Acquisitions and the Office are the fee owners of that certain tract of land located in the County of Bronx, State of New York and being more fully described in Exhibit A attached hereto (the “Land”); and
WHEREAS, Mortgagor, certain lenders (collectively, the “Lenders”) and Mortgagee are parties to a Loan Agreement dated as of the date hereof (said Loan Agreement, as modified and supplemented and in effect from time to time, being herein called the “Loan Agreement”; and except as otherwise herein expressly provided, all terms defined in the Loan Agreement are being used herein as defined therein), which Loan Agreement provides, among other things, for Loans to be made by the Lenders to Mortgagor in an aggregate principal amount not exceeding $86,000,000.00 to be evidenced by, and repayable with interest thereon in accordance with, various Notes to be executed and delivered to the respective order of the Lenders (collectively, as such notes may be consolidated, severed, modified, amended, restated or extended, the “Notes”); and

WHEREAS, pursuant to that certain Declaration of Condominium for The 400 E. Fordham Road Condominium (hereinafter, the “Declaration”) dated as of October 23, 2008 and recorded on December 18, 2008 in the New York County Office of the New York City Register as CRFN 2008000481411, together with all amendments thereto, if any, Acquisitions has established a condominium consisting of two (2) separate and distinct units, more specifically identified in the Declaration as the “Retail Unit” and the “Office/Community Unit”; and

WHEREAS, Acquisitions has transferred the Office/Community Unit to Fordham Office; and

WHEREAS, it is a condition to the obligation of the Lenders to extend credit to Mortgagor pursuant to the Loan Agreement that Mortgagor execute and deliver this Mortgage as the Mortgage under the Loan Agreement.

NOW, THEREFORE, in consideration of the foregoing recitals, which are incorporated into the operative provisions of this Mortgage by this reference, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged,

To secure the payment of an indebtedness in the principal sum of EIGHTY-SIX MILLION DOLLARS ($86,000,000.00), lawful money of the United States of America to be paid with interest (including, without limitation, any Additional Interest under any Hedge Agreement to the extent provided in the Loan Agreement) according to the Notes, and the payment and performance of all other Obligations (defined below) of Mortgagor hereunder, Mortgagor has mortgaged, given, granted, bargained, sold, alienated, conveyed, confirmed, pledged, assigned and hypothecated and by these presents do mortgage, give, grant, bargain, sell, alienate, convey, confirm, pledge, assign and hypothecate unto Mortgagee all right, title, interest and estate of Mortgagor, now owned, or hereafter acquired, in and to the following property, rights and interests (such property, rights and interests being collectively referred to herein as the “Mortgaged Property”), subject only to the Permitted Encumbrances (as defined below):

(i)           the Land;

(ii)           any and all buildings, constructions and improvements now or hereafter erected or located in or on the Land or any portion thereof, including all Equipment (defined below) and other articles now or hereafter attached or affixed thereto or located thereon and owned or ground leased by Mortgagor, together with all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof (collectively, the “Improvements”), all of which shall be deemed and construed to be part of the realty;

(iii)           all of the estate, rights, title, interest, claims or demands of any nature whatsoever of Mortgagor, whether in law or in equity, in possession or expectancy, in and to the Mortgaged Property or any part thereof;

(iv)           all easements, streets, rights-of-way, strips and gores of land, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Mortgaged Property (including any and all development rights, air rights, signage rights, rights under trackage agreements, mineral, mining, oil and gas rights and rights to produce or share in the production of anything related thereto and similar or comparable rights of any nature whatsoever now or hereafter appurtenant to the Project or now or hereafter transferred to the Project) and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Project to the center line thereof and all the estates, rights, titles, interests, dower and rights of dower, curtesy and rights of curtesy property, possessions, claims and demands whatsoever, both at law and in equity, of Mortgagor of, in and to the Project, and every part and parcel thereof, with the appurtenances thereto (collectively, the “Appurtenances”; the Land, the Improvements and the Appurtenances being referred to herein, collectively, as the “Premises”);

(v)           all machinery, apparatus, equipment, fittings, fixtures (including all heating, air conditioning, plumbing, lighting, communications and elevator fixtures) and other property of every kind and nature whatsoever owned or leased by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Mortgaged Property, or appurtenant thereto, or useable in connection with the present or future operation and occupancy of the Mortgaged Property and all building equipment, materials and supplies of any nature whatsoever owned by Mortgagor, or in which Mortgagor has or shall have an interest, now or hereafter located upon the Mortgaged Property, including all such items that do not constitute personal property under the laws of the State of New York (herein collectively referred to as the “Equipment”), and the right, title and interest of Mortgagor in and to any of the Equipment that may be subject to any security agreements (as defined in the Uniform Commercial Code of the State of New York (the “Uniform Commercial Code”)), superior or inferior or pari passu in lien to the lien of this Mortgage;

(vi)           all awards or payments, including interest thereon, and the right to receive the same, which may heretofore or hereafter be made with respect to the whole or part of the Mortgaged Property, whether from the exercise of the right of eminent domain (including any proceeding or transfer in lieu of or in anticipation of the exercise of such right), or for any other injury to or decrease in the value of the Mortgaged Property, including any award resulting from a change of any streets (whether as to grade, access or otherwise) and any award for severance damages;

(vii)           all tax refunds, including interest thereon, and tax abatements, and the right to receive the same, which may be payable or available with respect to the Mortgaged Property;

(viii)           all leasehold estates, leases, ground leases, subleases, licenses, concessionaire agreements, bailments or other agreements affecting the use, enjoyment or occupancy of the Mortgaged Property or any portion thereof now or hereafter existing or entered into (including any use or occupancy arrangements created pursuant to Section 365(d) of Title 11 of the United States Code (the “Bankruptcy Code”) or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any tenant or occupant of any portion of the Mortgaged Property (a “Tenant”) and all extensions, amendments and modifications thereto heretofore or hereafter entered into (collectively, the “Leases”), and all right, title and interest of Mortgagor thereunder, including all guaranties thereof;

(ix)           all rents, issues, profits, royalties, use and occupancy charges (including all oil and gas or other mineral royalties and bonuses), income and other benefits now or hereafter derived from any portion of the Mortgaged Property or the use or occupancy thereof (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings, or any assignment for the benefit of creditors, in respect of any Tenant of any portion of the Mortgaged Property and all claims as a creditor in connection with any of the foregoing) and all cash or security deposits, advance rentals, and all deposits or payments of a similar nature relating thereto (collectively, the “Rents”);

(x)           all proceeds of and any unearned premiums on any insurance policies that may now or hereafter cover the Mortgaged Property, including the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damage to the Mortgaged Property;

(xi)           all right, title and interest of Mortgagor in, to and under all plans, specifications, maps, surveys, studies, reports, permits, licenses, architectural, engineering and construction contracts, books of account, insurance policies and other documents, of whatever kind or character, relating to the use, development, construction upon, occupancy, leasing, sale or operation of the Mortgaged Property;

(xii)           all the fixtures and, to the extent the same constitutes an interest in real property, all of the property described in Exhibit B attached hereto, now owned or hereafter acquired by Mortgagor, and all appurtenances and additions thereto and betterments, renewals, substitutions and replacements thereof (collectively, the “Fixtures”); and, if the lien and security interest of this Mortgage is subject to any security interest in such property, all right, title and interest of Mortgagor now owned or hereafter arising in and to any and all such property is hereby assigned to Mortgagee, together with the benefits of all deposits and payments now or hereafter made thereon by or on behalf of Mortgagor;

(xiii)           all right, title and interest now owned or hereafter acquired by Mortgagor in and to all options to purchase or ground lease the Mortgaged Property or any portion thereof or interest therein, and in and to any greater estate in the Premises or any other Mortgaged Property;

(xiv)           the right, in the name and on behalf of Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property, and to commence any action or proceeding to protect the interest of Mortgagee and the Lenders in the Mortgaged Property;

(xv)           all proceeds, products, substitutions, and accessions of the foregoing of every type; and

(xvi)           all right, title and interest of Mortgagor in, to and under (including the benefits thereunder) the Declaration (as defined above).

As used herein, “Permitted Encumbrances” means the outstanding liens, easements, restrictions, security interests and other exceptions to title set forth in the policy of title insurance insuring the lien of this Mortgage, together with the liens and security interests in favor of Mortgagee created by the Loan Documents.
TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the use and benefit of Mortgagee, and the successors and assigns of Mortgagee, forever;
PROVIDED ALWAYS, that if the principal of and interest (including, without limitation, any Additional Interest) on the Notes and all of the other Obligations shall be paid in full according to the terms of the Notes, the Loan Agreement, any Hedge Agreement (but only if entered into with a Eurohypo Counterparty thereof pursuant to the terms of the Loan Agreement) and the other Loan Documents and Mortgagor shall abide by and comply with each and every covenant contained herein or therein, then this Mortgage and the estate hereby granted shall cease, terminate and become void.
TO PROTECT THE SECURITY OF THIS MORTGAGE, MORTGAGOR HEREBY COVENANTS AND AGREES WITH MORTGAGEE AND THE LENDERS AS FOLLOWS:

OBLIGATIONS

(b)           Obligations.

This Mortgage is executed, acknowledged and delivered by Mortgagor to secure and enforce the following obligations (collectively, the “Obligations”), subject to the limitations set forth in Section 1.02 hereof:

(i)           Payment of the entire unpaid principal amount of the Notes, together with all interest (including, without limitation, any Additional Interest) accrued and unpaid thereon, any fees due under the Fee Letter and all other amounts that may or shall become due and owing under this Mortgage, the Notes, the Loan Agreement, the Hedge Agreement (but only if entered into with a Eurohypo Counterparty thereof pursuant to the terms of the Loan Agreement) and the other Loan Documents, including all sums advanced pursuant to the terms of this Mortgage to protect and preserve the Mortgaged Property and the lien and security interest hereby created therein at the time and in the manner provided therein for such payment;

(ii)           Full and prompt performance of every obligation, covenant and agreement of Mortgagor arising under or in connection with this Mortgage, the Notes, the Loan Agreement and all other Loan Documents at the time and in the manner provided therein for such performance;

(iii)           Payment of all other indebtedness and liabilities and performance of all other obligations of Mortgagor to Mortgagee and the Lenders arising pursuant to or in connection with this Mortgage or any other Loan Document (including, without limitation, as Additional Interest, any Hedge Agreement, but only if entered into with a Eurohypo Counterparty thereof pursuant to the terms of the Loan Agreement); and

(iv)           All renewals, extensions, amendments, modifications, consolidations and changes of, or substitutions or replacements for, all or any part of the items described under clauses (a) through (c) above.

(c)           Maximum Secured Indebtedness.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE MAXIMUM AMOUNT OF PRINCIPAL INDEBTEDNESS SECURED BY THIS MORTGAGE AT THE TIME OF EXECUTION OR WHICH UNDER ANY CONTINGENCY MAY HEREAFTER BECOME SECURED BY THIS MORTGAGE AT ANY TIME IS EIGHTY-SIX MILLION DOLLARS ($86,000,000.00); TOGETHER WITH (A) INTEREST (INCLUDING, WITHOUT LIMITATION, ANY ADDITIONAL INTEREST) ON THE AFORESAID PRINCIPAL INDEBTEDNESS AT THE RATES SET FORTH IN THE NOTES AND (B) AMOUNTS EXPENDED BY MORTGAGEE AFTER DEFAULT OF SUMS ADVANCED OR PAID FOR HEREUNDER TO MAINTAIN THE LIEN OF THIS MORTGAGE OR TO PROTECT THE PREMISES SECURED BY THIS MORTGAGE, INCLUDING, WITHOUT LIMITATION, AMOUNTS IN RESPECT OF INSURANCE PREMIUMS, IMPOSITIONS (OR PAYMENTS IN LIEU OF IMPOSITIONS), LITIGATION EXPENSES TO PROSECUTE OR DEFEND THE RIGHTS, REMEDIES AND LIEN OF THIS MORTGAGE OR TITLE TO THE PREMISES SECURED HEREBY, AND ANY COSTS, CHARGES OR AMOUNTS TO WHICH MORTGAGEE OR THE LENDERS BECOME SUBROGATED UPON PAYMENT, WHETHER UNDER RECOGNIZED PRINCIPLES OF LAW OR EQUITY OR UNDER EXPRESS STATUTORY AUTHORITY.
10.

PARTICULAR COVENANTS AND AGREEMENTS OF MORTGAGOR

(a)           Payment of Secured Obligations.

Mortgagor shall pay and perform the Obligations in full in accordance with the terms of the Notes, the Loan Agreement and the other Loan Documents.

(b)           Title, etc.

(i)           Mortgagor represents and warrants that (i) Mortgagor is lawfully seized and possessed of good, marketable and insurable fee simple title to the Premises and good sufficient and legal title to all other portions of the Mortgaged Property, in each case subject to no Liens other than Permitted Encumbrances and (iii) it has the full power and lawful authority to grant, bargain, sell, release, convey, warrant, assign, transfer, mortgage, pledge, set over and confirm unto Mortgagee the Mortgaged Property as hereinabove provided.

(ii)           Mortgagor shall, at Mortgagor’s sole cost and expense, preserve Mortgagor’s title to the Mortgaged Property and the validity, enforceability and first priority of the lien of this Mortgage (subject to the Permitted Encumbrances) and shall forever warrant and defend the same to Mortgagee against the claims of each and every Person claiming or threatening to claim the same or any part thereof.

(iii)           If the lien or security interest created by this Mortgage, or the validity, enforceability or priority thereof or of this Mortgage, or if title or any of the rights of Mortgagor or Mortgagee in or to the Mortgaged Property, shall be endangered or questioned, or shall be attacked directly or indirectly, or if any action or proceeding is instituted against Mortgagor, Mortgagee or any Lender with respect thereto, Mortgagor will promptly notify Mortgagee thereof and will diligently take such action as may be required to cure any defect that may be developed or claimed, and will take all necessary and proper steps for the defense of such action or proceeding, including the employment of counsel, the prosecution or defense of litigation and (subject to Mortgagee’s approval, not to be unreasonably withheld or delayed) the release or discharge of any and all adverse claims.  Mortgagee shall have the right to appear in and defend any such actions or proceedings (whether or not originally named as a party to such actions or proceedings) and is hereby authorized and empowered (but shall not be obligated) to take such additional steps as it may deem necessary or proper, in the name and on behalf of Mortgagor, for the defense of any such action or proceeding or the protection of the lien, security interest, validity, enforceability or priority of this Mortgage or of such title or rights, including the employment of counsel, the institution, prosecution or defense of litigation, the compromise, release or discharge of such adverse claims, the purchase of any tax title and the removal of such prior liens and security interests.

(c)           Further Assurances; Filing; Re-Filing; etc.

(i)           Mortgagor shall execute, acknowledge and deliver, from time to time, such further instruments as may be necessary, or that Mortgagee may reasonably require to accomplish the purposes of this Mortgage.

(ii)           Mortgagor, immediately upon the execution and delivery of this Mortgage, and thereafter from time to time, shall cause this Mortgage, any security agreement or mortgage supplemental hereto and each instrument of further assurance to be executed, acknowledged, filed, registered or recorded and refiled, re-registered or re-recorded in such manner and in such places as may be required by Mortgagee or by any present or future law in order to publish notice of and perfect the lien and estate of this Mortgage upon, and security interest in, the Mortgaged Property.

(iii)           Mortgagor shall pay all filing, registration and recording fees, all refiling, re-registration and re-recording fees, and all expenses incident to the execution, filing, recording and acknowledgment of this Mortgage, any security agreement or mortgage supplemental hereto and any instrument of further assurance, and all Federal, state, county and municipal stamp taxes, mortgage taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution, delivery, filing and recording of the Notes, this Mortgage, the Loan Agreement or any of the other Loan Documents, any security agreement or mortgage supplemental hereto or any instruments of further assurance.

(d)           Liens; Transfers.

Mortgagor shall not create or suffer to be created any Lien upon the Mortgaged Property prior to, on a parity with, or subordinate to the lien of this Mortgage or permit any transfers in violation of Section 9.1 of the Loan Agreement, other than Permitted Encumbrances.

(e)           Insurance.

Mortgagor shall cause the Mortgaged Property to be insured in the manner and to the extent required by Section 3.1 of the Loan Agreement.

(f)           Impositions.

Mortgagor shall pay or cause to be paid, before any fine, penalty, interest or cost attaches thereto, all Impositions (as defined below) in accordance with Section 9.2 of the Loan Agreement, including, without limitation, all taxes, assessments, water and sewer rates, utility charges and all other governmental or nongovernmental charges or levies now or hereafter assessed or levied against any part of the Mortgaged Property (including, without limitation, nongovernmental levies or assessments such as maintenance charges, owner association dues or charges or fees, levies or charges resulting from covenants, conditions and restrictions affecting the Mortgaged Property) or upon the lien or estate of Mortgagee therein, as well as all claims for labor, materials or supplies that, if unpaid, might by law become a prior lien thereon (collectively, the “Impositions”), and within ten (10) days after request by Mortgagee will exhibit receipts showing payment of any of the foregoing; provided, however, that if by law any such Imposition may be paid in installments (whether or not interest shall accrue on the unpaid balance thereof), Mortgagor may pay the same in installments (together with accrued interest on the unpaid balance thereof) as the same respectively become due, before any fine, penalty or cost attaches thereto.

(g)           Maintenance of the Improvements and Equipment.

Mortgagor shall (i) not permit the Improvements or Fixtures to be removed or demolished; (ii) maintain the Mortgaged Property in good repair, working order and condition; and (iii) restore and repair the Improvements and Equipment or any part thereof now or hereafter affected by any Casualty Event or Taking in accordance with the Loan Agreement.

(h)           Compliance With Laws.

Mortgagor covenants and agrees to (i) comply with all applicable laws, including, without limitation, Environmental Laws, in accordance with Article 5 of the Loan Agreement and the Environmental Indemnity and (ii) indemnify and hold Mortgagee and the Lenders harmless from and against any and all losses, liabilities, claims, damages or expenses arising from Mortgagor’s failure to so comply with applicable law, including, without limitation, Environmental Laws, in accordance with the Loan Agreement and the Environmental Indemnity.

(i)           Limitations of Use.

Mortgagor shall not initiate, join in or consent to any change in any private restrictive covenant, zoning ordinance or other public or private restrictions limiting or defining the uses that may be made of the Premises or any part thereof without the prior written consent of Mortgagee.  Mortgagor shall comply with the provisions of all Governmental Approvals and all licenses, agreements and private covenants, conditions and restrictions that at any time are applicable to the Mortgaged Property.

(j)           Actions to Protect Mortgaged Property.

If Mortgagor shall fail beyond any applicable notice and/or grace period to (i) effect the insurance required by Section 2.05 hereof, (ii) make the payments required by Section 2.06 hereof or (iii) perform or observe any of its other covenants or agreements hereunder, Mortgagee may, without obligation to do so, and upon notice to Mortgagor (except in an emergency) effect or pay the same; provided however, any such payment by the Mortgagee shall not affect whether such failure by the Mortgagor constitutes an Event of Default.  To the maximum extent permitted by law, all sums, including reasonable attorneys’ fees and disbursements, so expended or expended to sustain the lien or estate of this Mortgage or its priority, or to protect or enforce any of the rights hereunder, or to recover any of the Obligations, shall be a lien on the Mortgaged Property, and shall, subject to the provisions of Section 1.02 hereof, be deemed to be added to the Obligations secured hereby, and shall be paid by Mortgagor within 10 days after demand therefor, together with interest thereon at the Post-Default Rate.  For such purpose, Mortgagor expressly grants to Mortgagee, in addition to, and without prejudice to, any other rights and remedies hereunder, (1) the right to enter upon (and, in Mortgagee’s discretion, to take possession of) the Mortgaged Property to such extent and as often as it may deem necessary or desirable to prevent or remedy any such default or to take any such action, and (2) the right to appear in, defend or bring any action or proceeding to protect Mortgagee’s interest in the Mortgaged Property or, during the continuance of an Event of Default, to foreclose this Mortgage or collect the Obligations, and Mortgagor hereby irrevocably appoints and constitutes Mortgagee as Mortgagor’s lawful attorney-in-fact, coupled with an interest and with full power of substitution, for such purposes and the taking of all acts incidental thereto.  No such advance, performance or action or proceeding shall be deemed to have cured such Default or any Event of Default (as hereinafter defined) with respect thereto.  In any action or proceeding to foreclose this Mortgage or recover or collect the Obligations, Mortgagee and the Lenders shall be entitled to recover the reasonable costs, expenses and attorneys’ fees and disbursements incurred in foreclosing or attempting to collect upon the Obligations, which costs, expenses and attorneys’ fees, to the extent permitted by applicable law, shall also be secured by this Mortgage.

(k)           Insurance and Condemnation Proceeds.

Mortgagor assigns to Mortgagee on behalf of the Lenders, all of Mortgagor’s right, title and interest in (i) all awards or payments, including interest thereon, and the right to receive the same, which may heretofore or hereafter be made with respect to the whole or part of the Mortgaged Property, whether from the exercise of the right of eminent domain (including any proceeding or transfer in lieu of or in anticipation of the exercise of such right), or for any other injury to or decrease in the value of the Mortgaged Property, including any award resulting from a change of any streets (whether as to grade, access or otherwise) and any award for severance damages and (ii) all proceeds of and any unearned premiums on any insurance policies that may now or hereafter cover the Mortgaged Property, including the right to receive and apply the proceeds of any insurance, judgments or settlements made in lieu thereof, for damage to the Mortgaged Property.  Any Insurance Proceeds or Condemnation Awards shall be held and applied by Mortgagee in accordance with Article X of the Loan Agreement.

(l)           Inspections.

Mortgagor shall permit Mortgagee and each Lender, and their agents, representatives and employees, upon reasonable prior notice to Mortgagor, to inspect the Mortgaged Property and conduct such environmental and engineering studies as Mortgagee may require pursuant to the Environmental Indemnity, provided that such inspections and studies shall not materially interfere with the use and operation of the Mortgaged Property.

11.

ASSIGNMENT OF LEASES AND RENTS

(a)           Assignment of Rents, Issues and Profits.

(i)           Mortgagor hereby absolutely and unconditionally assigns to Mortgagee, as part of the consideration for the transactions contemplated by this Mortgage and the other Loan Documents, the Rents and Leases and other documents or instruments evidencing the Rents now or hereafter in effect and any and all deposits or letters of credit held as security under the Leases, it being intended by Mortgagor and Mortgagee that such assignment constitutes an absolute and present assignment and not an assignment for additional security only.  Nothing contained in the foregoing sentence shall be construed to bind Mortgagee to the performance of any of the covenants, conditions or provisions contained in any such Lease or other document or otherwise to impose any obligation on Mortgagee (including any liability under the covenant of quiet enjoyment contained in any Lease), except that Mortgagee shall be accountable for any money or security actually received pursuant to such assignment.  Such assignment and grant shall continue in effect until the Obligations have been indefeasibly paid in full, the execution of this Mortgage constituting and evidencing the irrevocable consent of Mortgagor to the entry upon and taking possession of the Mortgaged Property by Mortgagee and the exercise by Mortgagee of the rights and powers granted pursuant  hereto, including, without limitation, those set forth in clauses (i) through (vii) below, regardless of whether foreclosure has been instituted and without applying for a receiver.  Such assignment shall include, without limitation:

the immediate and continuing right to receive and collect all amounts payable by all Tenants, including without limitation (A) all Rents,(B) all damages or other amounts payable in the event of any expiration or termination of any Lease pursuant to the terms thereof, by operation of law or otherwise, (C) any indemnification against, or reimbursement for, sums paid and costs and expenses incurred by Mortgagor under any Lease or otherwise, (D) any award in the event of the bankruptcy of any Tenant or guarantor of a Lease, and (E) all security deposits, other security instruments, other deposits or prepayments with respect to any such Leases;

all claims, rights, powers, privileges and remedies of Mortgagor, whether provided for in any Lease or arising by statute or at law or in equity or otherwise, consequent on any failure on the part of any Tenant to perform or comply with any term of any Lease;

all right to take all action upon the happening of a default under any Lease as shall be permitted by any Lease or by law, including, without limitation, the commencement, conduct and consummation of proceedings at law or in equity;

the full power and authority, in the name of Mortgagor, or otherwise, to enforce, collect, receive and make receipt for any and all of the foregoing and to do any and all other acts and things whatsoever which Mortgagor, or any landlord is or may be entitled to do under any Lease;

the full power and authority, in the name of Mortgagor, or otherwise, to enforce any Lease;

the full power and authority, in the name of Mortgagor, or otherwise, to lease the Mortgaged Property; and

the right to apply the Rents to the payment of the Obligations in accordance with the Loan Agreement.

(ii)           During the term hereof, all rights, powers and privileges of Mortgagee herein set forth are coupled with an interest and are irrevocable, subject to the terms and conditions hereof, and Mortgagor will not take any action under any Lease or otherwise which is inconsistent with this Mortgage or any of the terms hereof or thereof and any such action inconsistent herewith or therewith shall, to the fullest extent permitted by applicable law, be void.  Any further assignment of any rents, issues, or profits from the Mortgaged Property shall to the fullest extent permitted by law be void.  To the fullest extent permitted by applicable law, Mortgagor hereby waives any requirement that Mortgagee commence any foreclosure proceeding with respect to any or all of the Mortgaged Property prior to enforcement of any remedies pursuant to this Article 3, including the right to commence and prosecute an action to appoint a receiver for rents and all other amounts due under any Leases.  Mortgagor will, from time to time, upon request of Mortgagee, execute all instruments and further assurances and all supplemental instruments and take all such action as Mortgagee from time to time may reasonably request in order to perfect, preserve and protect the interests intended to be assigned to Mortgagee hereby.

(iii)           Mortgagor hereby agrees that it will not, unilaterally or by agreement, (i) subordinate, amend, modify, extend, discharge, terminate, surrender, waive or otherwise change any term of any Lease in any manner which would violate this Mortgage, the Loan Agreement or the other Loan Documents or (ii) except for security deposits, accept a prepayment of Rent in excess of Rent for one month.  If any Lease shall be amended as permitted hereby, such Lease shall continue to be subject to the provisions hereof without the necessity of any further act by any of the parties hereto, subject to the provisions of any non-disturbance agreement which Mortgagee may have granted in accordance with the provisions of this Mortgage.

(b)           Grant of License; Revocation.

Until the occurrence of an Event of Default, Mortgagee waives its rights under Section 3.01 above, and grants Mortgagor a license to collect the Rents and enforce any rights, remedies, entitlements, benefits and/or powers assigned hereunder or granted to Mortgagee, including, without limitation, those enumerated in clauses (i) through (vii) of Section 3.01(a).  Such license to collect, receive and retain the Rents and enforce such rights, remedies, entitlements, benefits and/or powers shall be automatically revoked and the rights of Mortgagor thereunder shall automatically cease and terminate upon the occurrence of an Event of Default under this Mortgage.  In such event, (i) Mortgagor hereby authorizes Mortgagee to receive and collect the Rents due under the terms of each Lease and to direct any Tenant, by written notice from Mortgagee or otherwise, to forward such Rents by mail or in person to Mortgagee and (ii) Mortgagor shall immediately pay to Mortgagee any Rents held by or under the control of Mortgagor.  Mortgagor hereby irrevocably appoints and constitutes Mortgagee as Mortgagor’s lawful attorney-in-fact, coupled with an interest and with full power of substitution, for the purpose of taking any of the actions described in the immediately preceding sentence and all acts incidental thereto.  Following the revocation of the license herein granted, Mortgagee may retain and apply the Rents toward payment of the Obligations in such order, priority and proportions as Mortgagee, in its discretion, shall deem proper, or to the operation, maintenance and repair of the Mortgaged Property, and irrespective of whether Mortgagee shall have commenced a foreclosure of this Mortgage or shall have applied or arranged for the appointment of a receiver with respect thereto.

(c)           Direction to Tenants.

Mortgagor hereby irrevocably authorizes and directs each Tenant of the Mortgaged Property, upon receipt of notice from Mortgagee of an Event of Default, to pay all Rents due or to become due under its Lease directly to Mortgagee or to any appointed receiver of the Mortgaged Property.  Each such Tenant shall have the right to rely upon any such notice of Mortgagee directing the payment of all Rents to Mortgagee, without any obligation to inquire as to the actual existence of the Event of Default, notwithstanding any claim of Mortgagor to the contrary and Mortgagor shall have no rights or claims against any Tenant for any Rents so paid to Mortgagee.  Mortgagor shall facilitate, in all reasonable ways, the collection of the Rents by Mortgagee and will, upon request by Mortgagee, execute a written notice to each Tenant directing the Tenant to pay the Rents payable under such Tenant’s respective Lease to Mortgagee.  Each Tenant is hereby expressly authorized and directed, upon demand by Mortgagee and without the necessity of any further consent by, or notice from, Mortgagor, to attorn to Mortgagee as the owner of the Leases and to pay any and all Rents due to Mortgagor pursuant to such Tenant’s Lease directly to Mortgagee or to any appointed receiver, and to observe and perform such Tenant’s obligations under the Tenant’s Lease to or for Mortgagee and to accept performance of the landlord’s obligations under the Lease from Mortgagee.  Each Tenant is hereby expressly relieved of any and all duty, liability or obligation to Mortgagor in respect of all payments so made.  The payment of Rents to Mortgagee pursuant to Mortgagee’s demand and the performance of obligations under any Lease to or for the benefit of Mortgagee shall not cause Mortgagee to assume or be bound by any of the provisions of any such Lease and shall not relieve Mortgagor of its obligations thereunder.

(d)           Section 291-f Agreement.

(i)           This Mortgage is intended to be, and shall operate as, the agreement described in Section 291-f of the Real Property Law of the State of New York and shall be entitled to the benefits afforded thereby.

(ii)           Mortgagor shall (unless such notice is contained in such Tenant’s Lease) deliver notice of this Mortgage, which notice shall be to all present and future holders of any interest in any Lease, by assignment or otherwise, and shall take such other action as may now or hereafter be reasonably required to afford Mortgagee the full protections and benefits of such Section 291-f; and

(iii)           Mortgagor shall request the recipient of any such notice to acknowledge the receipt thereof.

12.

SECURITY AGREEMENT; FIXTURE FILING

(a)           Creation of Security Interest.

This Mortgage constitutes both a real property mortgage and a “security agreement”, within the meaning of the Uniform Commercial Code.  The Mortgaged Property includes both real and personal property and all other rights and interest, whether tangible or intangible in nature, of Mortgagor in the Mortgaged Property whether now or hereafter existing.  Mortgagor by executing and delivering this Mortgage has granted and hereby grants to Mortgagee, as security for the Obligations, a security interest in (a) the Mortgaged Property, and (b) the personal property identified on Exhibit B attached hereto whether now or hereafter existing, in each case to the fullest extent that the same may be subject to the Uniform Commercial Code (all of such personal property so subject to the Uniform Commercial Code, the “Personal Property Collateral”).  If an Event of Default shall exist, (i) Mortgagee, in addition to any other rights and remedies that it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including the right to take possession of the Personal Property Collateral, or any part thereof, and to take such other measures as Mortgagee may deem necessary for the care, protection and preservation of the Personal Property Collateral and (ii) upon request or demand of Mortgagee, Mortgagor shall, at Mortgagor’s sole expense, assemble the Personal Property Collateral and make it available to Mortgagee at a convenient place acceptable to Mortgagee.  Mortgagor shall pay to Mortgagee on demand any and all expenses, including reasonable attorneys’ fees, costs and disbursements, incurred or paid by Mortgagee in protecting its interest in the Personal Property Collateral and in enforcing its rights hereunder with respect to the Personal Property Collateral.  Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personal Property Collateral sent to Mortgagor in accordance with the provisions of this Mortgage at least five (5) Business Days prior to such sale, disposition or other action, shall constitute reasonable notice to Mortgagor, and the method of sale or disposition or other intended action set forth or specified in such notice shall conclusively be deemed to be commercially reasonable within the meaning of the Uniform Commercial Code unless objected to by Mortgagor within three (3) Business Days after such notice.  The proceeds of any sale or disposition of the Personal Property Collateral, or any part thereof, may be applied by Mortgagee to the payment of the Obligations in such priority and proportions as Mortgagee in its discretion shall deem proper.

(b)           Continuation Statements; Amendments.

Mortgagor hereby authorizes Mortgagee to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Personal Property Collateral without the signature of Mortgagor where permitted by applicable law.

(c)           Fixture Filing.

This Mortgage shall also constitute a “fixture filing” filed as a fixture filing in the Official Records of the County Recorder of the county in which the Mortgaged Property is located for the purposes of the Uniform Commercial Code against all of the Mortgaged Property which is or is to become fixtures.  Information concerning the security interest herein granted may be obtained at the address of Debtor (Mortgagor).

13.

DEFAULTS; REMEDIES

(a)           Events of Default.

If any Event of Default (herein, an “Event of Default”) under the Loan Agreement shall occur and be continuing then, as more particularly provided in the Loan Agreement, the unpaid principal of and accrued interest on the Notes and all other Obligations under the Loan Agreement may be declared, or may become, due and payable, without presentment, demand, protest or other formalities of any kind, all of which have been waived pursuant to the Loan Agreement.
(b)           Remedies.

If an Event of Default shall have occurred and be continuing, this Mortgage may, to the maximum extent permitted by law, be enforced, and Mortgagee may exercise any right, power or remedy permitted to it hereunder, under the Loan Agreement or under any of the other Loan Documents or by law, and, without limiting the generality of the foregoing, Mortgagee may, personally or by its agents, exercise any of the following to the maximum extent permitted by law:

(i)           Subject to any applicable provisions of the Notes, the Loan Agreement, the Hedge Agreement and the other Loan Documents, Mortgagee may declare all or any portion of the unpaid principal balance under the Notes, together with all accrued and unpaid interest (including, without limitation, any Additional Interest) thereon, and all other unpaid Obligations, to be immediately due and payable;

(ii)           Mortgagee may enter into or upon the Premises, personally or by its agents, nominees or attorneys, and may dispossess Mortgagor and its agents and servants therefrom, and thereupon Mortgagee at its sole discretion may:  (i) use, operate, manage, control, insure, maintain, repair, restore and otherwise deal with all and every portion of the Mortgaged Property and conduct business thereon, in any case either in the name of Mortgagee or in such other name as Mortgagee shall deem best; (ii) complete any construction with respect to the Mortgaged Property in such manner and form as Mortgagee deems advisable; (iii) make alterations, additions, renewals, replacements and improvements to or on the Mortgaged Property; (iv) exercise all rights and powers of Mortgagor with respect to the Mortgaged Property, whether in the name of Mortgagor or otherwise, including the right to make, cancel, enforce or modify Leases, obtain and evict tenants, and demand, sue for, collect and receive all Rents; and (v) apply the receipts of all such Rents to the payment of the Obligations as provided in the Loan Agreement, after deducting therefrom all expenses (including reasonable attorneys’ fees and disbursements) incurred in connection with the aforesaid operations and all amounts necessary to pay the operating costs for the Mortgaged Property and other charges in connection with the Mortgaged Property, as well as just and reasonable compensation for the services of Mortgagee, its agents, nominees and attorneys.

(iii)           With or without entry, personally or by its agents, nominees or attorneys, Mortgagee may sell all or any portion of the Mortgaged Property and all or any portion of Mortgagor’s estate, right, title, interest, claim and demand therein and right of redemption thereof at one or more private or public sales in the manner and to the extent permitted by law, as an entirety or in parcels or portions, and Mortgagee shall have the statutory power of sale if and to the extent provided by applicable law.

(iv)           Mortgagee may institute proceedings for the complete or partial foreclosure of this Mortgage against all or any portion of the Mortgaged Property, in which case the Mortgaged Property may be sold for cash or upon credit, as an entirety or in parcels or portions.

(v)           Mortgagee may institute an action, suit or proceeding at law or in equity for the specific performance of any covenant, condition or agreement contained herein or in the Notes, the Loan Agreement or any other Loan Document, or in aid of the execution of any power granted hereunder or for the enforcement of any other appropriate legal or equitable remedy.

(vi)           Mortgagee may recover judgment on the Notes, either before, during or after any proceedings for the foreclosure (or partial foreclosure) or enforcement of this Mortgage.

(vii)           Mortgagee may, as a matter of right, secure the appointment of a receiver, trustee, liquidator or similar official of the Mortgaged Property or any portion thereof, and Mortgagor hereby consents and agrees to such appointment, without notice to Mortgagor and without regard to the adequacy of the security for the Obligations and without regard to the solvency of Mortgagor or any other Person liable for the payment of the Obligations, and such receiver or other official shall have all rights and powers permitted by applicable law and such other rights and powers as the court making such appointment may confer, but the appointment of such receiver or other official shall not impair or in any manner prejudice the rights of Mortgagee to receive the Rents with respect to the Mortgaged Property pursuant to this Mortgage.

(viii)           In addition to the rights which Mortgagee may have herein, upon the occurrence of any Event of Default, Mortgagee, at its option, may require Mortgagor to pay monthly in advance to Mortgagee, or any receiver appointed to collect the Rents, the fair and reasonable rental value for the use and occupation of any portion of the Mortgaged Property occupied by Mortgagor and may require Mortgagor to vacate and surrender possession to Mortgagee of the Mortgaged Property or to such receiver and, Mortgagor may be evicted by summary proceedings or otherwise.

(ix)           Mortgagee shall have all of the rights and remedies with respect to the Mortgaged Property and the Personal Property Collateral of a secured party under the Uniform Commercial Code (whether or not said Uniform Commercial Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the applicable laws, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other power of ownership pertaining to the Mortgaged Property or the Personal Property Collateral as if Mortgagee were the sole and absolute owner thereof (and Mortgagor agrees to take all such action as may be appropriate to give effect to such right).

(x)           Mortgagee or the Lenders may pursue against Mortgagor, any other rights and remedies of Mortgagee permitted by law, equity or contract or as set forth herein or in the Loan Agreement, the Hedge Agreement or the other Loan Documents.

(xi)           Reference is made to Section 1401(1) of the New York Real Property Actions and Proceedings Law.  Mortgagor agrees that, during the existence of any Event of Default hereunder or the Notes secured hereby, Mortgagee shall have the right to sell the Land and without limitation, that this Mortgage may be foreclosed in the manner prescribed in Article 14 of the New York Real Property Actions and Proceedings Law for a non-judicial proceeding for foreclosure by power of sale in accordance with the requirements of such Article 14 or any provision of New York law which may hereafter be enacted permitting foreclosure by sale, power of sale or similar procedure.

(c)           Application of Proceeds.

The proceeds of any sale made either under the power of sale hereby given or under a judgment, order or decree made in any action to foreclose or to enforce this Mortgage, or of any monies held by Mortgagee hereunder shall be applied in the following order:

(i)           First, to payment of the costs and expenses of taking possession of the Mortgaged Property, and of the costs and expenses of the sale, including but not limited to Mortgagee’s fees, legal fees and disbursements, title charges and transfer taxes, and payment of all expenses, liabilities and advances of Mortgagee;

(ii)           Second, payment of all sums expended by Mortgagee under the terms of this Mortgage and not yet repaid, together with interest on such sums at the Post-Default Rate;

(iii)           Third, to payment of the secured indebtedness and all other Obligations secured by this Mortgage, including, without limitation, interest at the Post-Default Rate provided for under the Loan Documents, and any charge expressly required to be paid under the Notes in order to prepay principal, in any order that Mortgagee chooses in its sole discretion; and

(iv)           Finally, the remainder, if any, of such funds shall be disbursed to Mortgagor or to any other Person or Persons legally entitled thereto.

(d)           Right to Sue.

Mortgagee shall have the right from time to time to sue for any sums required to be paid by Mortgagor under the terms of this Mortgage as the same become due, without regard to whether or not the Obligations shall be, or have become, due and without prejudice to the right of Mortgagee thereafter to bring any action or proceeding of foreclosure or any other action upon the occurrence of any Event of Default existing at the time such earlier action was commenced.

(e)           Powers of Mortgagee.

Mortgagee may at any time or from time to time renew or extend this Mortgage or (with the agreement of Mortgagor) alter or modify the same in any way, or waive any of the terms, covenants or conditions hereof or thereof, in whole or in part, and may release any portion of the Mortgaged Property or any other security, and grant such extensions and indulgences in relation to the Obligations, or release any Person liable therefor as Mortgagee may determine without the consent of any junior lienor or encumbrancer, without in any manner affecting the priority of the Lien and estate of this Mortgage on or in any part of the Mortgaged Property, and without affecting the liability of any other Person liable for any of the Obligations.

(f)           Remedies Cumulative.

(i)           No right or remedy herein conferred upon or reserved to Mortgagee is intended to be exclusive of any other right or remedy, and each and every right and remedy shall be cumulative and in addition to any other right or remedy under this Mortgage and the other Loan Documents, or under applicable law, whether now or hereafter existing; the failure of Mortgagee to insist at any time upon the strict observance or performance of any of the provisions of this Mortgage or to exercise any right or remedy provided for herein or under applicable law, shall not impair any such right or remedy nor be construed as a waiver or relinquishment thereof.

(ii)           Mortgagee shall be entitled to enforce payment and performance of any of the Obligations and to exercise all rights and powers under this Mortgage or under any Loan Document or any laws now or hereafter in force, notwithstanding that some or all of the Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise; neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Mortgagee’s right to realize upon or enforce any other security now or hereafter held by Mortgagee, it being stipulated that Mortgagee shall be entitled to enforce this Mortgage, any of the Security Documents and any other security now or hereafter held by Mortgagee in such order and manner as Mortgagee, in its sole discretion, may determine; every power or remedy given by the Loan Agreement, this Mortgage or any of the other Loan Documents to Mortgagee, or to which Mortgagee is otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Mortgagee, and Mortgagee may pursue inconsistent remedies.

(g)           General Provisions.

(i)           Effect of Judgment.  No recovery of any judgment by Mortgagee and no levy of an execution under any judgment upon any other property of Mortgagor shall adversely affect in any manner or to any extent the Lien of this Mortgage upon the Mortgaged Property, or any rights, powers or remedies of Mortgagee hereunder.  Such Lien, rights, powers and remedies of Mortgagee shall continue unimpaired as before.

(ii)           Continuing Power of Sale.  The power of sale conferred upon Mortgagee in this Mortgage shall not be exhausted by any one or more sales as to any portion of the Mortgaged Property or the Personal Property Collateral remaining unsold, but shall continue unimpaired, to the fullest extent permitted by law, until all of the Obligations are paid in full.

(iii)           Right to Purchase.  At any sale of the Mortgaged Property or the Personal Property Collateral or any portion thereof pursuant to the provisions of this Mortgage, Mortgagee shall have the right to purchase the Mortgaged Property (or such portion thereof) being sold, and in such case shall have the right to credit against the amount of the bid made therefor (to the extent necessary) all or any portion of the Obligations.

(iv)           Adjournment of Sale.  Mortgagee may postpone or adjourn from time to time any sale of all or any part of the Mortgaged Property by it to be made hereunder or by virtue hereof by announcement at the time and place appointed for such sale or such adjourned sale or sales; and, except as otherwise provided by any applicable provision of law, Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so postponed or adjourned, as the case may be.

(v)           Right to Terminate Proceedings.  Mortgagee may terminate or rescind any proceeding or other action brought in connection with its exercise of the remedies provided in this Article 5 at any time before the conclusion thereof, as determined in Mortgagee’s sole discretion and without prejudice to Mortgagee.

(vi)           No Waiver or Release.  Mortgagee may resort to any remedies and the security given by the Loan Documents, in whole or in part, and in such portions and in such order as determined in Mortgagee’s sole discretion.  No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Loan Documents.  The failure of Mortgagee to exercise any right, remedy or option provided in the Loan Documents shall not be deemed a waiver of such right, remedy or option or of any covenant or obligation secured by the Loan Documents.  No acceptance by Mortgagee of any payment after the occurrence of an Event of Default and no payment by Mortgagee of any obligation for which Mortgagor is liable hereunder shall be deemed to waive or cure any Event of Default with respect to Mortgagor, or Mortgagor’s liability to pay such obligation.  No sale of all or any portion of the Mortgaged Property, no forbearance on the part of Mortgagee, and no extension of time for the payment of the whole or any portion of the Obligations or any other indulgence given by Mortgagee to Mortgagor or any other Person, shall operate to release or in any manner affect the interest of Mortgagee in any remaining portion of the Mortgaged Property or the liability of Mortgagor to pay and perform the Obligations, except to the extent that such liability shall be reduced by net proceeds actually received by Mortgagee with respect to any portion of the Mortgaged Property.  No waiver by Mortgagee shall be effective unless it is in writing and then only to the extent specifically stated.

(vii)           No Impairment; No Release.  The interests and rights of Mortgagee under the Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Mortgagee may grant with respect to any of the Obligations; (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Mortgagee may grant with respect to the Mortgaged Property or any portion thereof; or (iii) any waiver, release or indulgence granted to any maker, endorser, guarantor or surety of any of the Obligations.

(viii)           Waivers and Agreements Regarding Remedies.  To the fullest extent Mortgagor may legally do so, Mortgagor, for itself and for all persons hereunder claiming through or under it or who may at any time acquire a lien on all or any part of the Mortgaged Property or any interest therein:

agrees that Mortgagor will not at any time insist upon, plead, claim or take the benefit or advantage of any laws now or hereafter in force providing for any appraisal or appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisal or appraisement, stay of execution, extension and notice of election to accelerate or declare due the whole or any portion of the Obligations;

waives all rights to a marshaling of the assets of Mortgagor and others with interests in Mortgagor, and of the Mortgaged Property, or to a sale in inverse order of alienation in the event of foreclosure of the interests hereby created, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the Loan Documents to a sale of the Mortgaged Property for the collection of the Obligations without any prior or different resort for collection, or the right of Mortgagee to the payment of the Obligations out of the net proceeds from the Mortgaged Property in preference to every other claimant whatsoever;

waives any right to bring or utilize any defense, counterclaim or setoff; provided, however, that if such counterclaim or setoff is based on a claim which could be tried in an action for money damages, the foregoing waiver shall not bar a separate action for such damage (unless such claim is required by law or applicable rules of procedure to be pleaded in or consolidated with the action initiated by Mortgagee), but such separate action shall not thereafter be consolidated with any foreclosure action of Mortgagee; and provided further that the bringing of such separate action for money damages shall not be deemed to afford any grounds for staying any such foreclosure action;

waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the provisions of any laws pertaining to the rights and remedies of sureties; and

waives any right which it may have to require the Mortgaged Property (or any part thereof) to be sold as one or more units.

(ix)           Subrogation.  If all or any portion of the proceeds of the Notes or any disbursement shall be used directly or indirectly to pay off, discharge or satisfy, in whole or in part, any prior Lien upon the Mortgaged Property or any portion thereof, then Mortgagee shall be subrogated to, and shall have the benefit of the priority of, such other Lien and any additional security held by the holder thereof.

(h)           No Mortgagee-in-Possession.

None of the enforcement of any of the remedies under this Article 5, the assignment of the Leases and Rents under Article 3, the security interests under Article 4, nor any other remedies afforded to Mortgagee and/or the Lenders under the Loan Documents, at law or in equity shall cause Mortgagee or any Lender to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any Lender to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.

14.

MISCELLANEOUS

(a)           Release by Mortgagee.

Upon the termination of the Commitments under and as defined in the Loan Agreement and the payment in full of the Obligations, Mortgagee shall release the lien of this Mortgage, or upon the request of Mortgagor, and, provided that Mortgagor shall pay Mortgagee’s reasonable expenses, assign, without recourse, representation or warranty of any kind, this Mortgage to Mortgagor’s designee, or to the person or persons legally entitled thereto, by an instrument duly acknowledged in form for recording.

(b)           Notices.

All notices, demands, consents, requests or other communications that are permitted or required to be given by any party to the other hereunder shall be in writing and given in the manner specified in the Loan Agreement.

(c)           No Waiver.

Any failure by Mortgagee to insist upon strict performance of any of the terms, provisions or conditions of this Mortgage or the other Loan Documents shall not be deemed to be a waiver of same, and Mortgagee shall have the right at any time to insist upon strict performance of all of such terms, provisions and conditions.

(d)           Amendments; etc.

This Mortgage cannot be modified, changed or discharged except by an agreement in writing, duly acknowledged in form for recording, signed by Mortgagor and Mortgagee and, to the extent provided in the Loan Agreement, the consent of the Lenders.  For purposes hereof, a statement by the  Mortgagee in any modification or supplement to this Mortgage to the effect that such modification or supplement has been consented to by the Lenders as provided in the Loan Agreement shall be conclusive evidence of such consent and it shall not be necessary for a copy of such consent to be recorded with such modification or supplement as a condition to such modification or supplement being recorded in the appropriate real estate records.

(e)           Successors and Assigns.

This Mortgage applies to, inures to the benefit of and binds Mortgagor and Mortgagee and their respective successors and assigns, as permitted under the Loan Agreement, and shall run with the Premises.

(f)           Captions.

The captions or headings at the beginning of each Article and Section hereof are for the convenience of reference and are not a part of this Mortgage.

(g)           Severability.

If any term or provision of this Mortgage or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Mortgage, or the application of such term or provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Mortgage shall be valid and enforceable to the maximum extent permitted by law.  If any portion of the Obligations shall for any reason not be secured by a valid and enforceable lien upon any part of the Mortgaged Property, then any payments made in respect of the Obligations (whether voluntary or under foreclosure or other enforcement action or procedure or otherwise) shall, for purposes of this Mortgage (except to the extent otherwise required by applicable law) be deemed to be made (i) first, in respect of the portion of the Obligations not secured by the lien of this Mortgage, (ii) second, in respect of the portion of the Obligations secured by the lien of this Mortgage, but which lien is on less than all of the Mortgaged Property, and (iii) last, to the portion of the Obligations secured by the lien of this Mortgage, and which lien is on all of the Mortgaged Property.

(h)           Usury  Savings Clause.

It is the intention of Mortgagor, Mortgagee and the Lenders to conform strictly to the usury and similar laws relating to interest payable on loans from time to time in force, and all agreements between Mortgagor, Mortgagee and the Lenders, whether now existing or hereafter arising and whether oral or written, are hereby expressly limited so that in no contingency or event whatsoever, whether by acceleration of maturity hereof otherwise, shall the amount paid or agreed to be paid in the aggregate to the Lenders as interest (whether or not designated as interest, and including any amount otherwise designated by deemed constitute interest by a court of competent jurisdiction) hereunder or under the other Loan Documents or in any other agreement given to secure the Obligations, or in any other document evidencing, securing or pertaining to the Obligations, exceed the maximum amount (the “Maximum Rate”) permissible under applicable laws.  If under any circumstances whatsoever fulfillment of any provision hereof, of the Loan Agreement or of the other Loan Documents, at the time performance of such provisions shall be due, shall involve exceeding the Maximum Rate, then, ipso facto, the obligation to be fulfilled shall be reduced to the Maximum Rate.  For purposes of calculating the actual amount of interest paid and/or payable hereunder in respect of laws pertaining to usury or such other laws, all sums paid or agreed to be paid to the Lenders for the use, forbearance or detention of the Obligations evidenced hereby, outstanding from time to time shall, to the extent permitted by applicable law, be amortized, pro-rated, allocated and spread from the date of disbursement of the proceeds of the Notes until payment in full of all of such indebtedness, so that the actual rate of interest on account of such Obligations is uniform through the term hereof.  If under any circumstances any Lender shall ever receive an amount which would exceed the Maximum Rate, such amount shall be deemed a payment in reduction of the principal amount of the Loans and shall be treated as a voluntary prepayment under the Loan Agreement and shall be so applied in accordance with the provisions of the Loan Agreement or if such excessive interest exceeds the Outstanding amount of the Loans and any other Obligations, the excess shall be deemed to have been a payment made by mistake and shall be refunded to Mortgagor.

(i)           CERTAIN WAIVERS.

MORTGAGOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, IN CONNECTION WITH ANY FORECLOSURE OR OTHER ACTION BROUGHT BY MORTGAGEE TO ENFORCE ITS RIGHTS AND REMEDIES UNDER THIS MORTGAGE, ANY AND EVERY RIGHT MORTGAGOR MAY HAVE TO (A) INTERPOSE ANY COUNTERCLAIM THEREIN, OTHER THAN A COMPULSORY COUNTERCLAIM, AND (B) HAVE THE SAME CONSOLIDATED WITH ANY OTHER OR SEPARATE SUIT, ACTION OR PROCEEDING.  NOTHING CONTAINED IN THE IMMEDIATELY PRECEDING SENTENCE SHALL PREVENT OR PROHIBIT THE BORROWER FROM INSTITUTING OR MAINTAINING A SEPARATE ACTION AGAINST THE ADMINISTRATIVE AGENT OR THE LENDERS WITH RESPECT TO ANY ASSERTED CLAIM.

(j)           GOVERNING LAW.

THIS MORTGAGE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(k)           SUBMISSION TO JURISDICTION.

THE PROVISIONS OF SECTION 12.21 OF THE LOAN AGREEMENT SHALL BE APPLICABLE TO THIS AGREEMENT.

(l)           WAIVER OF JURY TRIAL.

EACH OF MORTGAGOR, MORTGAGEE AND THE LENDERS HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS MORTGAGE, THE NOTES, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(m)           Attorney-In-Fact.

Mortgagor hereby irrevocably appoints Mortgagee (on behalf of the Lenders) and its successors and assigns, as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Personalty and Fixtures in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare, execute and file or record financing statements, continuation statements, applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the collateral, and (d) while any Event of Default exists, to perform any obligation of Mortgagor hereunder; however: (i) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (ii) any sums advanced by Mortgagee in such performance shall be added to and included in the Obligations and shall bear interest at the Default Rate; (iii) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (iv) neither Mortgagee nor any Lender shall be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section.

(n)           New York Lien Law.

Pursuant to Section 13 of the Lien Law of the State of New York, Mortgagor shall receive the advances secured by this Mortgage and shall hold the right to receive such advances as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Premises before using any part of the total of the same for any other purpose.
(o)           Limitation on Liability.

The liability of each Mortgagor hereunder is joint and several.  Notwithstanding the foregoing, Mortgagor’s liability hereunder is subject to the limitation on liability provisions of Section 13.1 of the Loan Agreement.
[signature page follows]

IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor as of the day and year first above written.

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC,
a Delaware limited liability company

By:	/s/Robert Masters
Name: Robert Masters
Title: Senior Vice President

FORDHAM PLACE OFFICE, LLC,
a Delaware limited liability company

By:	/s/Robert Masters
Name: Robert Masters
Title: Senior Vice President

STATE OF NEW YORK	)
) ss.:
COUNTY OF NEW YORK	)

On the 4th day of November, 2009, before me, the undersigned, personally appeared __________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity and that by his signature on the instrument the individual or the person upon behalf of which the individual acted executed the instrument.

/s/ Debra Liebler-Jones
Signature and Office of individual
taking acknowledgement

EXHIBIT A
LEGAL DESCRIPTION OF LAND

The condominium units (the “Units” - each a “Unit”) in the building known as The 400 E. Fordham Road Condominium and by the street number 2502 Webster Avenue, 2504 Webster Avenue and 400 East Fordham Road and 250 Webster Avenue, Bronx, New York (the “Building”), designated and described as the Retail Unit and the Office/Community Unit in that certain declaration made pursuant to Article 9-B of the Real Property Law of the State of New York (the “Condominium Act”) establishing a plan for condominium ownership of the Building and the land (the “Land”) on which the Building is situated (which Land is more particularly described below), dated October 23, 2008, and recorded in the Office of the New York City Register, Bronx County, on December 18, 2008, under CRFN 2008000481411, as amended (the “Declaration”).  The Units are also designated as the Tax Lots 1001 (as to the Retail Unit) and 1002 (as to the Office/Community Unit) in Block 3033 on the Tax Map of the City of New York of the County of the Bronx on the Tax Map and on the Floor Plans of the Building, and filed with Real Property Assessment Department on December 15, 2008 as Condominium Plan No. 116 and also filed in the Office of the New York City Register, Bronx County, as Condominium Map No. under CRFN 2008000481412;

TOGETHER WITH an undivided 70.0% interest (as to the Retail Unit) and an undivided 30.0% interest (as to the Office/Community Unit) in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing the Units is located is described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Bronx, City, County and State of New York, bounded and described as follows:

BEGINNING at a point formed by the intersection of the easterly side of Webster Avenue (100 feet wide) with the southerly side of East Fordham Road (a.k.a. Pelham Avenue, variable width) and from said point of beginning running thence; the following three (3) courses along said southerly side of East Fordham Road;

1.	South 84 degrees 34 minutes 46 seconds East, a distance of 43.27 feet to a point, thence;

2.	South 54 degrees 01 minutes 22 seconds East, a distance of 29.77 feet to a point, thence;

3.	South 40 degrees 09 minutes 32 seconds East, a distance of 85.32 feet to a point on the westerly side of Park Avenue (variable width). Thence;

4.	Along said westerly side of Park Avenue, South 00 degrees 10 minutes 48 seconds East, a distance of 201.71 feet to a point, thence;

5.
Along the common dividing line between lot 12, lot 8 and lot 4 (lands now or formerly of Automotive Realty Corporation), block 3033, North 85 degrees 39 minutes 56 seconds West, a distance of 164.24 feet to a point on the aforementioned easterly side of Webster Avenue; thence

6.	Along said easterly side of Webster Avenue, North 08 degrees 26 minutes 11 seconds East, a distance of 279.09 feet to the point or place of BEGINNING.

Exhibit A-1

EXHIBIT B

PERSONAL PROPERTY COLLATERAL

As used in this Exhibit B, the term “Premises” means that certain real property, including all improvements thereon, more particularly described in Schedule 1 attached hereto.  All capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in that certain Mortgage, Assignment of Leases and Rents and Security Agreement dated as of November 4, 2009 by and from ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC and FORDHAM PLACE OFFICE, LLC, each a limited liability company duly organized and validly existing under the laws of the State of Delaware (“Debtor”), in favor of EUROHYPO AG, NEW YORK BRANCH, as Administrative Agent for the Lenders referred to therein (collectively, the “Secured Party”) (as amended, modified, extended, split or consolidated, the “Mortgage”).

(i)           All personal property in all of its forms, including, without limitation, all goods, supplies, equipment, furniture, furnishings, fixtures, machinery, inventory (including, without limitation, inventory as such term is defined in the Uniform Commercial Code), raw materials, work in process and construction materials which Debtor now or hereafter owns or in which Debtor now or hereafter acquires an interest or right, including, without limitation, those in which Debtor has an interest or right of any kind, those which are now or hereafter located on or affixed to the Premises, and those in transit thereto or in any other location, or used or useful in the operation, use or occupancy of the Premises or the construction of any improvements thereon, including, without limitation, all documents of title with respect to such personal property, any interest of Debtor in and to personal property that is leased or subject to any superior security interest, all books, records, ledger cards, leases, other documents of whatever kind or character, relating to the Premises;

(ii)           All computer programs, tapes, disks, and related data processing software (owned by Debtor or in which it has an interest) that at any time evidence or contain information relating to the Premises or to Debtor’s business thereon;

(iii)           All fees, income, rents, issues, profits, earnings, receipts, royalties and revenues which, after the date hereof and while any portion of the indebtedness secured hereby remains unpaid, may accrue to Debtor from such goods, fixtures, furnishings, equipment and building materials or any part thereof located on the Premises, or which may be received or receivable by Debtor from any hiring, using, letting, leasing, subhiring, subletting, or subleasing of the Premises;

Exhibit B-1

(iv)           All of Debtor’s present and future rights and claims to receive payments of money, utility deposits, services or property relating to the Premises, including, without limitation, rights to all deposits from tenants of the Premises, rights to receive payment with respect to media and advertising agreements and sponsorships, amounts payable on account of the sale of interests in Debtor, accounts receivable, deposit or other accounts (including, without limitation, deposit accounts maintained with Secured Party; and accounts as that term is defined in the Uniform Commercial Code), chattel paper, notes, drafts, contract rights, rights to performance, instruments (including, without limitation, instruments as such term is defined in the Uniform Commercial Code), general intangibles, principal, interest and payments due on account of goods sold, services rendered, loans made or credit extended, guaranties, letters of credit, documents, drafts, acceptances, and tax refunds, together with title or interest in all documents evidencing or securing the same, and judgments taken on any rights or claims which now or hereafter relate to, are derived from or used in connection with the Premises or the ownership, construction, use, operation, maintenance, occupancy or enjoyment thereof or the conduct of business or activities therefrom;

(v)           All of Debtor’s rights and interests in all other general intangibles including all payment intangibles (as the foregoing terms are defined in the Uniform Commercial Code) and Debtor’s rights and interest relating to the Premises or the construction, development, use or operation thereof, or used in connection therewith, including but not limited to all governmental permits relating to construction or other activities on the Premises, all names under or by which the Premises may at any time be operated or known, all rights to carry on business under any such names, or any variant thereof, all trade names, trademarks and franchises relating in any way to the Premises, all patents and copyrights of Debtor relating in any way to the Premises, all good will in any way relating to the Premises, all licenses and permits relating in any way to, or to the operation of, the Premises, all contract rights, all options, all purchase orders, all manufacturers’ warranties with respect to improvements, all construction contracts, all maintenance contracts, and all of Debtor’s claims and rights arising under or pursuant to Section 365 of the Bankruptcy Code, 11 U.S.C. § 365;

(vi)           All of Debtor’s rights under all warranties, guaranties or insurance policies (whether or not Secured Party is the loss payee thereunder) covering the Premises or any of the aforesaid collateral, and all proceeds, loss payments and premium refunds payable regarding the same;

(vii)           All of Debtor’s rights and interests in reserves, deferred payments, deposits, refunds, cost savings and payments of any kind relating to the construction of any improvements on the Premises;

(viii)           All of Debtor’s rights and interests in all causes of action, claims compensation and recoveries for any damage to or condemnation or taking of the Premises or the aforesaid collateral, or for any conveyance in lieu thereof, whether direct or consequential, or for any damage or injury to the Premises or the aforesaid collateral, or for any loss or diminution in value of the Premises or the aforesaid collateral;

(ix)           All architectural, structural, mechanical and engineering plans and specifications prepared for construction of improvements or extraction of minerals or gravel from the Premises and all studies, data and drawings related thereto; and also all contracts and agreements relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings or to the construction of improvements on or extraction of minerals or gravel from the Premises;

(x)           All sums on deposit with the Secured Party for any reason whatsoever pursuant to the terms and provisions of the Mortgage to be recorded in the office of the County Recorder of New York County, State of New York simultaneously with the filing of financing statements with respect to the collateral described above; and

(xi)           All proceeds, products, offspring, rents, profits, income, benefits, accessions, substitutions and replacements from sale, collection, exchange or other disposition of the aforesaid collateral, whether such disposition is voluntary or involuntary.

Exhibit B-2

SCHEDULE 1
LEGAL DESCRIPTION OF LAND

The condominium units (the “Units” - each a “Unit”) in the building known as The 400 E. Fordham Road Condominium and by the street number 2502 Webster Avenue, 2504 Webster Avenue and 400 East Fordham Road and 250 Webster Avenue, Bronx, New York (the “Building”), designated and described as the Retail Unit and the Office/Community Unit in that certain declaration made pursuant to Article 9-B of the Real Property Law of the State of New York (the “Condominium Act”) establishing a plan for condominium ownership of the Building and the land (the “Land”) on which the Building is situated (which Land is more particularly described below), dated October 23, 2008, and recorded in the Office of the New York City Register, Bronx County, on December 18, 2008, under CRFN 2008000481411, as amended (the “Declaration”).  The Units are also designated as the Tax Lots 1001 (as to the Retail Unit) and 1002 (as to the Office/Community Unit) in Block 3033 on the Tax Map of the City of New York of the County of the Bronx on the Tax Map and on the Floor Plans of the Building, and filed with Real Property Assessment Department on December 15, 2008 as Condominium Plan No. 116 and also filed in the Office of the New York City Register, Bronx County, as Condominium Map No. under CRFN 2008000481412;

TOGETHER WITH an undivided 70.0% interest (as to the Retail Unit) and an undivided 30.0% interest (as to the Office/Community Unit) in the Common Elements (as such term is defined in the Declaration).

The Land upon which the Building containing the Units is located is described as follows:

ALL that certain plot, piece or parcel of land, situate, lying and being in the Borough of Bronx, City, County and State of New York, bounded and described as follows:

BEGINNING at a point formed by the intersection of the easterly side of Webster Avenue (100 feet wide) with the southerly side of East Fordham Road (a.k.a. Pelham Avenue, variable width) and from said point of beginning running thence; the following three (3) courses along said southerly side of East Fordham Road;

1.	South 84 degrees 34 minutes 46 seconds East, a distance of 43.27 feet to a point, thence;

2.	South 54 degrees 01 minutes 22 seconds East, a distance of 29.77 feet to a point, thence;

3.	South 40 degrees 09 minutes 32 seconds East, a distance of 85.32 feet to a point on the westerly side of Park Avenue (variable width). Thence;

4.	Along said westerly side of Park Avenue, South 00 degrees 10 minutes 48 seconds East, a distance of 201.71 feet to a point, thence;

5.
Along the common dividing line between lot 12, lot 8 and lot 4 (lands now or formerly of Automotive Realty Corporation), block 3033, North 85 degrees 39 minutes 56 seconds West, a distance of 164.24 feet to a point on the aforementioned easterly side of Webster Avenue; thence

Exhibit B

Along said easterly side of Webster Avenue, North 08 degrees 26 minutes 11 seconds East, a distance of 279.09 feet to the point or place of beginning.

2

THIS REPLACEMENT NOTE AMENDS, RESTATES AND REPLACES IN ITS ENTIRETY THAT CERTAIN (I) ACQUISTION LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO AMALGAMATED BANK DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $3,778,734.12, (II) BUILDING LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO AMALGAMATED BANK DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $15,815,942.69 AND (III) PROJECT LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO AMALGAMATED BANK DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $405,323.19.

REPLACEMENT NOTE

$18,051,400.00	November 4, 2009
New York, New York

FOR VALUE RECEIVED, ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC and FORDHAM PLACE OFFICE LLC, each a Delaware limited liability company (“Borrower”), hereby promises to pay to AMALGAMATED BANK (the “Lender”), for account of its respective Applicable Lending Offices provided for by the Agreement referred to below, at the principal office of Eurohypo AG, New York Branch, at 1114 Avenue of the Americas, 2nd Floor, New York, New York 10036, the principal sum of Eighteen Million Fifty-One Thousand Four Hundred and 00/100 Dollars ($18,051,400.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

This Note is one of the Notes referred to in the Consolidated, Amended and Restated Term Loan Agreement dated as of the date hereof (as modified, supplemented, extended and in effect from time to time, the “Agreement”) between Borrower, the lenders party thereto (including the Lender) and Eurohypo AG, New York Branch, as Administrative Agent, and evidences Loans made by the Lender thereunder, and is issued pursuant to that certain Note Consolidation, Severance and Modification Agreement between said parties dated as of the date hereof as one of the four replacement notes described therein.  Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as expressly permitted by Section 12.24 of the Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

[Remainder of page intentionally left blank]

Executed as of the date first written above.

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company

By:  Acadia-P/A Holding Company, LLC, a Delaware limited liability company, its sole member

By:  Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

By:  Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By: /s/ Robert Masters
Name:  Robert Masters
Title:    Senior Vice President-General Counsel

FORDHAM PLACE OFFICE LLC, a Delaware limited liability company

By:  Acadia-P/A Holding Company, LLC, a Delaware limited liability company, its sole member

By:  Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

By:  Acadia Realty Trust, a Maryland real estate investment trust, itsgeneral partner

By: /s/ Robert Masters
Name:  Robert Masters
Title:    Senior Vice President-General Counsel

THIS REPLACEMENT NOTE AMENDS, RESTATES AND REPLACES IN ITS ENTIRETY THAT CERTAIN (I) ACQUISTION LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO DEUTSCHE GENOSSENSCHAFTS - HYPOTHEKENBANK AG DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $4,251,075.89,  (II) BUILDING LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO DEUTSCHE GENOSSENSCHAFTS - HYPOTHEKENBANK AG DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $17,792,935.52 AND (III) PROJECT LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO DEUTSCHE GENOSSENSCHAFTS - HYPOTHEKENBANK AG DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $455,988.59.

REPLACEMENT NOTE

$20,313,200.00	November 4, 2009
New York, New York

FOR VALUE RECEIVED, ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC and FORDHAM PLACE OFFICE LLC, each a Delaware limited liability company (“Borrower”), hereby promises to pay to DEUTSCHE GENOSSENSCHAFTS - HYPOTHEKENBANK AG (the “Lender”), for account of its respective Applicable Lending Offices provided for by the Agreement referred to below, at the principal office of Eurohypo AG, New York Branch, at 1114 Avenue of the Americas, 2nd Floor, New York, New York 10036, the principal sum of Twenty Million Three Hundred Thirteen Thousand Two Hundred and 00/100 Dollars ($20,313,200.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

This Note is one of the Notes referred to in the Consolidated, Amended and Restated Term Loan Agreement dated as of the date hereof (as modified, supplemented, extended and in effect from time to time, the “Agreement”) between Borrower, the lenders party thereto (including the Lender) and Eurohypo AG, New York Branch, as Administrative Agent, and evidences Loans made by the Lender thereunder, and is issued pursuant to that certain Note Consolidation, Severance and Modification Agreement between said parties dated as of the date hereof as one of the four replacement notes described therein.  Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as expressly permitted by Section 12.24 of the Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

[Remainder of page intentionally left blank]

Executed as of the date first written above.

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company

By:  Acadia-P/A Holding Company, LLC, a Delaware limited liability company, its sole member

By:  Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

By:  Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By: /s/ Robert Masters
Name:  Robert Masters
Title:    Senior Vice President-General Counsel

FORDHAM PLACE OFFICE LLC, a Delaware limited liability company

By:  Acadia-P/A Holding Company, LLC, a Delaware limited liability company, its sole member

By:  Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

By:  Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By: /s/ Robert Masters
Name:  Robert Masters
Title:    Senior Vice President-General Counsel

THIS REPLACEMENT NOTE AMENDS, RESTATES AND REPLACES IN ITS ENTIRETY THAT CERTAIN (I) AMENDED AND RESTATED ACQUISTION LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO EUROHYPO AG, NEW YORK BRANCH DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $4,302,088.81,  (II) AMENDED AND RESTATED BUILDING LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO EUROHYPO AG, NEW YORK BRANCH DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $18,006,450.75, (III) AMENDED AND RESTATED PROJECT LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO EUROHYPO AG, NEW YORK BRANCH DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $461,460.44, (IV) ACQUISITION LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO EUROHYPO AG, NEW YORK BRANCH DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $2,834,050.59, (V) BUILDING LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO EUROHYPO AG, NEW YORK BRANCH DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $11,861,957.02 AND (VI) PROJECT LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO EUROHYPO AG, NEW YORK BRANCH DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $303,992.39.

REPLACEMENT NOTE

$34,099,000.00	November 4, 2009
New York, New York

FOR VALUE RECEIVED, ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC and FORDHAM PLACE OFFICE LLC, each a Delaware limited liability company (“Borrower”), hereby promises to pay to EUROHYPO AG, NEW YORK BRANCH (the “Lender”), for account of its respective Applicable Lending Offices provided for by the Agreement referred to below, at the principal office of Eurohypo AG, New York Branch, at 1114 Avenue of the Americas, 2nd Floor, New York, New York 10036, the principal sum of Thirty-Four Million Ninety-Nine Thousand and 00/100 Dollars ($34,099,000.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

This Note is one of the Notes referred to in the Consolidated, Amended and Restated Term Loan Agreement dated as of the date hereof (as modified, supplemented, extended and in effect from time to time, the “Agreement”) between Borrower, the lenders party thereto (including the Lender) and Eurohypo AG, New York Branch, as Administrative Agent, and evidences Loans made by the Lender thereunder, and is issued pursuant to that certain Note Consolidation, Severance and Modification Agreement between said parties dated as of the date hereof as one of the four replacement notes described therein.  Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as expressly permitted by Section 12.24 of the Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

As long as a Hedge Agreement with the Eurohypo Counterparty is in effect, the interest payable under this Note shall be increased or decreased from time to time in accordance with such Hedge Agreement.  Therefore, this Note also evidences such amounts as may become due and payable by Borrower under the Hedge Agreement with the Eurohypo Counterparty, including, without limitation, any amount payable upon or in connection with termination of such Hedge Agreement, all of which sums shall be deemed to constitute “Additional Interest” evidenced hereby and payable pursuant to this Note and in accordance with the terms and provisions of the Hedge Agreement with a Eurohypo Counterparty.

[Remainder of page intentionally left blank]

Executed as of the date first written above.

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company

By:  Acadia-P/A Holding Company, LLC, a Delaware limited liability company, its sole member

By:  Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

By:  Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By: /s/ Robert Masters
Name:  Robert Masters
Title:    Senior Vice President-General Counsel

FORDHAM PLACE OFFICE LLC, a Delaware limited liability company

By:  Acadia-P/A Holding Company, LLC, a Delaware limited liability company, its sole member

By:  Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Limited Partnership, aDelaware limited partnership, its sole member

By:  Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By: /s/ Robert Masters
Name:  Robert Masters
Title:    Senior Vice President-General Counsel

THIS REPLACEMENT NOTE AMENDS, RESTATES AND REPLACES IN ITS ENTIRETY THAT CERTAIN (I) ACQUISTION LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO EUROHYPO AG, NEW YORK BRANCH DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $2,834,050.59, WITH AN ALLONGE ENDORSEMENT DATED NOVEMBER 20, 2009 IN THE ORIGINAL PRINCIPAL AMOUNT OF $2,834,050.59 MADE PAYABLE TO COMMERCE BANK, N.A.  (II) BUILDING LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO EUROHYPO AG, NEW YORK BRANCH DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $11,861,957.02, WITH AN ALLONGE ENDORSEMENT DATED NOVEMBER 20, 2009 IN THE ORIGINAL PRINCIPAL AMOUNT OF $11,861,957.02 MADE PAYABLE TO COMMERCE BANK, N.A. AND (III) PROJECT LOAN NOTE FROM ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC AND FORDHAM PLACE OFFICE LLC TO EUROHYPO AG, NEW YORK BRANCH DATED NOVEMBER 16, 2007 IN THE ORIGINAL PRINCIPAL AMOUNT OF $303,992.39, WITH AN ALLONGE ENDORSEMENT DATED NOVEMBER 20, 2009 IN THE ORIGINAL PRINCIPAL AMOUNT OF $303,992.39 MADE PAYABLE TO COMMERCE BANK, N.A. .

REPLACEMENT NOTE

$13,536,400.00	November 4, 2009
New York, New York

FOR VALUE RECEIVED, ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC and FORDHAM PLACE OFFICE LLC, each a Delaware limited liability company (“Borrower”), hereby promises to pay to TD BANK, as successor-in-interest to Commerce Bank, N.A. (the “Lender”), for account of its respective Applicable Lending Offices provided for by the Agreement referred to below, at the principal office of Eurohypo AG, New York Branch, at 1114 Avenue of the Americas, 2nd Floor, New York, New York 10036, the principal sum of Thirteen Million Five Hundred Thirty-Six Thousand Four Hundred and 00/100 Dollars ($13,536,400.00) (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to Borrower under the Agreement), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Agreement.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Agreement or hereunder in respect of the Loans made by the Lender.

This Note is one of the Notes referred to in the Consolidated, Amended and Restated Term Loan Agreement dated as of the date hereof (as modified, supplemented, extended and in effect from time to time, the “Agreement”) between Borrower, the lenders party thereto (including the Lender) and Eurohypo AG, New York Branch, as Administrative Agent, and evidences Loans made by the Lender thereunder, and is issued pursuant to that certain Note Consolidation, Severance and Modification Agreement between said parties dated as of the date hereof as one of the four replacement notes described therein.  Terms used but not defined in this Note have the respective meanings assigned to them in the Agreement.

The Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as expressly permitted by Section 12.24 of the Agreement, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York without regard to conflicts of laws principles other than Section 5-1401 of the General Obligations Law of the State of New York.

[Remainder of page intentionally left blank]

Executed as of the date first written above.

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company

By:  Acadia-P/A Holding Company, LLC, a Delaware limited liability company, its sole member

By:  Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

By:  Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By: /s/ Robert Masters
Name:  Robert Masters
Title:    Senior Vice President-General Counsel

FORDHAM PLACE OFFICE LLC, a Delaware limited liability company

By:  Acadia-P/A Holding Company, LLC, a Delaware limited liability company, its sole member

By:  Acadia Strategic Opportunity Fund II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Acquisition II, LLC, a Delaware limited liability company, its managing member

By:  Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

By:  Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By: /s/ Robert Masters
Name:  Robert Masters
Title:    Senior Vice President-General Counsel

RENT ROLL
400 E. FORDHAM RD., BRONX, NY

Printed: 10/4/2007

Tenants	Begin Area (SF)	Redev Area (SF)	% of Existing GLA	% of New GLA	Begin Rent P.S.F.	RCD Date	Expiration Date	Possible Rent Concessions	Dec-04	Dec-05 Year 1	Dec-06 Year 2	Dec-07 Year 3	Dec-08 Year 4	Dec-09 Year 5	Dec-10 Year 6	Dec-11 Year 7	Dec-12 Year 8	Dec-13 Year 9	Dec-14 Year 10
									4 months										
EXISTING ANCHOR																			
Sears Base	100,703		80%		2.73		1/31/2007	-	91,667	275,000	275,000	24,110	-	-	-	-	-	-	-
Sears Percentage					8.44		1/31/2007	-	283,333	326,828	564,270	319,000	-	-	-	-	-	-	-
Subtotal: Anchor Tenant	100,703								375,000	601,828	839,270	343,110	-	-	-	-	-	-	-
Offices		Usable	Leasable																
HIP, currently, entire 5th floor)	8,079	8,079	10,772	3%	29.40		4/30/2007		76,367	237,540	74,180	39,560	-	-	-	-	-	-	-
New Tenant					34.00	8/1/2009		4-5 months FR						152,403	373,573	381,044	388,665	396,439	404,367
Mental Health Lynch (6th fl)	2,828	2,828	3,771	1%	15.80		12/31/2010		14,328	44,695	46,483	48,342	50,276	52,287	54,378	-	-	-	-
Mental Health renewal					34.00			4-5 months FR								128,203	133,331	138,664	144,211
Mental Health B (6th fl)	4,184	4,184	5,579	2%	15.40		8/31/2010		21,200	64,400	67,008	69,698	72,486	75,386	51,584	-	-	-	-
Mental Health renewal					34.00			4-5 months FR							65,225	188,675	197,202	205,152	213,355
Phoenix Progress (6th fl)	1,314	1,314	1,752	1%	15.20		4/30/2009		6,656	20,504	21,324	22,177	23,064	7,996	-	-	-	-	-
Phoenix Progress renewal					34.00			4-5 months FR						39,712	58,565	61,051	64,470	67,008	69,658
Subtotal: Existing Offices	16,405	16,405	21,873	6.66%					118,551	367,179	214,004	179,007	145,826	327,983	602,328	760,872	783,686	807,361	831,632
New Office Tenants																			
4th Floor		20,344	27,659	8%	38.00	1-1-2009		4-5 months FR						1,051,029	1,072,050	1,093,491	1,115,351	1,137,668	1,160,421
5th Floor - net out HIP		8,491	11,321	3%	38.00	4-1-2009		4-5 months FR						322,953	436,670	445,403	454,311	463,397	472,665
6th Floor - net out Mental Health and Phoenix		8,400	11,200	3%	38.00	4-1-2009		4-5 months FR						319,493	431,990	440,630	449,442	458,431	467,600
7th Floor		8,385	11,180	3%	38.00	8-1-2009		4-5 months FR						176,920	428,378	436,946	445,685	454,599	463,691
8th Floor		8,502	11,336	3%	38.00	8-1-2009		4-5 months FR						179,388	434,356	443,043	451,904	460,942	470,161
9th Floor		8,502	11,336	3%	38.00	8-1-2009		4-5 months FR						179,388	434,356	443,043	451,904	460,942	470,161
10th Floor		8,502	11,336	3%	38.00	12-1-2009		4-5 months FR						35,406	431,476	440,106	448,908	457,886	467,044
11th Floor		8,502	11,336	3%	38.00	12-1-2009		4-5 months FR						35,406	431,476	440,106	448,908	457,886	467,044
12th Floor		8,502	11,336	3%	38.00	12-1-2009		4-5 months FR						35,406	431,476	440,106	448,908	457,886	467,044
13th Floor		8,502	11,336	3%	38.00	5-1-2010		4-5 months FR							287,965	436,527	445,258	454,163	463,246
14th Floor		6,124	8,165	2%	38.00	5-1-2010		4-5 months FR							207,422	314,431	320,720	327,134	333,677
Subtotal: New Offices		103,156	137,541	42.04%					-	-	-	-	-	2,335,387	5,027,615	5,373,831	5,481,307	5,590,933	5,702,752
Subtotal: Office Tenants		119,561	159,415	49%					118,551	367,179	214,004	179,007	145,826	2,663,370	5,629,943	6,134,703	6,264,994	6,398,194	6,534,374
New Retail Tenants																			
Concourse																			
Sears (Concourse)			33,598	14%	32.26	8-1-2008		-	-	-	-	-	451,344	1,083,820	1,083,820	1,083,820	1,083,820	1,106,400	1,151,559
Sears - Lobby (Ground Floor)			892	0%	32.26	8-1-2008		-	-	-	-	-	11,583	28,775	28,775	28,775	28,775	29,350	30,501
Sears - Freight Elevator (Ground Floor)			422	0%	32.26	8-1-2008		-	-	-	-	-	5,669	13,613	13,613	13,613	13,613	13,885	14,450
Sears Total (signed lease)			34,912	14%	32.26				-	-	-	-	468,996	1,126,208	1,126,208	1,126,208	1,126,208	1,149,635	1,196,490
Ground Floor																			
Walgreen's (signed lease)			10,873	4%	110.34	8-1-2008		-	-	-	-	-	499,726	1,200,000	1,200,000	1,200,000	1,200,000	1,240,000	1,320,000
Retail 2 - Proposed Dallas BBQ			4,638	2%	100.00	9-1-2008		-	-	-	-	-	153,353	463,800	463,800	463,800	463,800	475,395	510,180
Retail 7 - proposed ATM			500	0%	200.00	9-1-2008		-	-	-	-	-	33,151	100,000	100,000	100,000	100,000	102,500	110,000
Ground Floor			*16,011*	7%															
2nd Floor																			
Best Buy (2nd Floor)			30,637	12%	31.07	9-1-2008		-	-	-	-	-	315,559	951,892	951,892	951,892	951,892	962,838	995,679
Best Buy (Ground Floor)			5,536	2%	100.00	9-1-2008		-	-	-	-	-	183,522	553,600	553,600	553,600	553,600	559,966	579,066
Best Buy - Loading (Ground Floor)			1,720	1%	100.00	9-1-2008		-	-	-	-	-	57,019	172,000	172,000	172,000	172,000	173,978	179,912
Best Buy - Stairs (Ground Floor)			295	0%	0.00	9-1-2008		-	-	-	-	-	-	-	-	-	-	-	-
Best Buy - Freight Elev (Concourse)			130	0%	0.00	9-1-2008		-	-	-	-	-	-	-	-	-	-	-	-
Best Buy Total (signed lease)			38,318	16%	$44				-	-	-	-	556,100	1,677,492	1,677,492	1,677,492	1,677,492	1,696,783	1,754,656
Retail 8 - Proposed Dallas BBQ			4,015	2%	35.00	9-1-2008		-	-	-	-	-	46,585	140,525	140,525	140,525	140,525	144,038	154,578
3rd Floor																			
24 Hour Fitness			31,441	13%	36.00	11-1-2008		-	-	-	-	-	186,062	1,131,876	1,131,876	1,131,876	1,131,876	1,150,341	1,245,064
24 Hour Fitness- Lobby (Ground Floor)			596	0%	36.00	11-1-2008		-	-	-	-	-	3,527	21,456	21,456	21,456	21,456	21,814	23,602
24 Hour Fitness - Elev. M.R. (Concourse)			127	0%	0.00	11-1-2008		-	-	-	-	-	-	-	-	-	-	-	-
24 Hour Fitness - Elev. (2nd Floor)			137	0%	0.00	11-1-2008		-	-	-	-	-	-	-	-	-	-	-	-
24 Hour Fitness - Egt. Stair (4th Floor)			237	0%	0.00	11-1-2008		-	-	-	-	-	-	-	-	-	-	-	-
3rd Floor Tenant Total			*32,538*	13%															
Subtotal: Retail Tenants		125,784	125,784	51%	46.60				0	0	0	0	1,947,900	5,861,357	5,861,357	5,861,357	5,861,357	5,980,905	6,314,563
		Usable	Leasable																
Total	117,108	245,347	285,201	100%					493,551	1,169,006	1,053,214	522,917	2,093,726	8,524,727	11,491,300	11,996,060	12,126,250	12,379,100	12,848,943

Note:

Existing Office Assumptions:

-Historical rents based on actuals.	
-At expiration, assume rent is based on leasable gross SF.	
-Renewal Rent is $ sf	34.00
-HIP's consistent with current bumps of:	3.0%
-Mental Health and Phoenix continue bumps of:	4.0%

New Office Assumptions:

-Office Rent:	38.00
-Base Rent based on leasable gross SF.	
-Office space loss factor:	25.0%
-Annual Increases of:	2.0%

Retail Assumptions:

-Retail 2: Added the 299 sf from Retail 7.	299
-Note: Blended Rate for Dallas BBQ:	69.84
-For non-leased space, assumes yr 5 % increase:	10.0%

Acadia-PA East Fordham Acquisitions LLC
Fordham Place - 400 E. Fordham
Amortization Tables

Proposed Loan Amount	$86,000,000	**Amortization Pmt 1-1?**	$1,107,098.65
Amortization Period	30 years	**Amortization Pmt 13-?**	$1,172,417.57
Debt Constant	7.00%		
Assumed Interest Rate	5.74623%		

Payment	Beginning Balance	Payment	Interest	Principal	Ending Balance
1	$86,000,000.00	$501,666.67	$411,813.09	$89,853.57	$85,910,146.43
2	$85,910,146.43	$501,666.67	$411,382.83	$90,283.84	$85,819,862.58
3	$85,819,862.58	$501,666.67	$410,950.50	$90,716.17	$85,729,146.42
4	$85,729,146.42	$501,666.67	$410,516.10	$91,150.56	$85,637,995.85
5	$85,637,995.85	$501,666.67	$410,079.63	$91,587.04	$85,546,408.81
6	$85,546,408.81	$501,666.67	$409,641.06	$92,025.61	$85,454,383.21
7	$85,454,383.21	$501,666.67	$409,200.39	$92,466.27	$85,361,916.93
8	$85,361,916.93	$501,666.67	$408,757.62	$92,909.05	$85,269,007.88
9	$85,269,007.88	$501,666.67	$408,312.72	$93,353.95	$85,175,653.93
10	$85,175,653.93	$501,666.67	$407,865.69	$93,800.98	$85,081,852.96
11	$85,081,852.96	$501,666.67	$407,416.52	$94,250.14	$84,987,602.82
12	$84,987,602.82	$501,666.67	$406,965.20	$94,701.46	$84,892,901.35
13	$84,892,901.35	$501,666.67	$406,511.72	$95,154.94	$84,797,746.41
14	$84,797,746.41	$501,666.67	$406,056.07	$95,610.60	$84,702,135.81
15	$84,702,135.81	$501,666.67	$405,598.24	$96,068.43	$84,606,067.39
16	$84,606,067.39	$501,666.67	$405,138.21	$96,528.45	$84,509,538.93
17	$84,509,538.93	$501,666.67	$404,675.98	$96,990.68	$84,412,548.25
18	$84,412,548.25	$501,666.67	$404,211.54	$97,455.13	$84,315,093.12
19	$84,315,093.12	$501,666.67	$403,744.87	$97,921.79	$84,217,171.33
20	$84,217,171.33	$501,666.67	$403,275.97	$98,390.69	$84,118,780.64
21	$84,118,780.64	$501,666.67	$402,804.83	$98,861.84	$84,019,918.80
22	$84,019,918.80	$501,666.67	$402,331.43	$99,335.24	$83,920,583.56
23	$83,920,583.56	$501,666.67	$401,855.76	$99,810.91	$83,820,772.64
24	$83,820,772.64	$501,666.67	$401,377.81	$100,288.86	$83,720,483.79
25	$83,720,483.79	$501,666.67	$400,897.57	$100,769.09	$83,619,714.69
26	$83,619,714.69	$501,666.67	$400,415.04	$101,251.63	$83,518,463.06
27	$83,518,463.06	$501,666.67	$399,930.19	$101,736.47	$83,416,726.59
28	$83,416,726.59	$501,666.67	$399,443.02	$102,223.64	$83,314,502.95
29	$83,314,502.95	$501,666.67	$398,953.52	$102,713.14	$83,211,789.81
30	$83,211,789.81	$501,666.67	$398,461.68	$103,204.99	$83,108,584.82
31	$83,108,584.82	$501,666.67	$397,967.48	$103,699.19	$83,004,885.63
32	$83,004,885.63	$501,666.67	$397,470.91	$104,195.75	$82,900,689.88
33	$82,900,689.88	$501,666.67	$396,971.97	$104,694.70	$82,795,995.18
34	$82,795,995.18	$501,666.67	$396,470.64	$105,196.03	$82,690,799.15
35	$82,690,799.15	$501,666.67	$395,966.90	$105,699.76	$82,585,099.39
36	$82,585,099.39	$501,666.67	$395,460.76	$106,205.91	$82,478,893.48

EXHIBIT E

FORM OF HEDGE AGREEMENT PLEDGE

(See attached)

\

ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT

(Hedge Agreement)

ASSIGNMENT, PLEDGE AND SECURITY AGREEMENT (this "Agreement") dated as of the day of , 20_ between ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware and FORDHAM PLACE OFFICE LLC, a limited liability company duly organized and validly existing under the laws of the State of Delaware (hereinafter, jointly and severally, and singly and collectively, "Pledgor") having its principal place of business at c/o Acadia Realty Trust, 1311 Mamaroneck Avenue, Suite 260, White Plains, NY 10605, and EUROHYPO AG, NEW YORK BRANCH, having an office at 1114 Avenue of the Americas, New York, New York 10036, as Administrative Agent for the lenders referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

R E C I T A L S :

A. Pledgor, certain lenders (the "Lenders") and the Administrative Agent are parties to a Loan Agreement dated as of _, 2009 (said Loan Agreement, as modified and supplemented and in effect from time to time, being herein called the "Loan Agreement"; and, except as otherwise herein expressly provided, all terms defined in the Loan Agreement are being used herein as defined therein), which Loan Agreement provides, among other things, for Loans to be made by the lenders party thereto from time to time to Pledgor in an aggregate principal amount not exceeding $________ to finance the property located at ____________, _________, _________.  The loans are to be evidenced by, and repayable with interest thereon in accordance with those certain promissory notes dated of even date herewith (collectively, and in each case as the same may be consolidated, replaced, severed, modified, amended or extended from time to time, the "Notes") in the aggregrate principal amount of $______________.

B. In consideration of the foregoing, Pledgor has agreed to assign, pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined).

C. The execution of this Agreement is a condition precedent to the obligation of the Lenders to make the Loans.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1    Certain Definitions. As used herein, the following terms shall have the following meanings (all tenns defined in the singular to have the same meanings when used in the plural and vice versa):

"Accounts" shall have the meaning assigned to such term in Section 3(d) hereof. "Administrative Agent" shall have the meaning ascribed thereto in the heading of this Agreement.

"Agreement" shall have the meaning ascribed thereto in the preamble ofthis Agreement.

"Collateral" have the meaning ascribed thereto in Section 3 hereof.

"Counterparty" shall mean ________________________ as counterparty under the Hedge Agreement.

"Disposition" shall mean any sale, assignment, transfer or other disposition of any of the Collateral by Pledgor to any other Person (other than any such sale, assignment, transfer or other disposition to Administrative Agent as contemplated by this Agreement).

"Event of Default" shall have the meaning ascribed thereto in Section 8.01.

"Hedge Agreement" shall mean (a) during the initial term of the Loans, that certain [Agreement], dated as of _____, 200_, between Borrower and the Counterparty, together with the schedule thereto and a trade confinnation thereunder, each dated as of the date of the aforementioned [Agreement], with respect to an interest rate swap transaction in the notional amount of $ ______ and attached hereto as Exhibit B and (b) any other Hedge Agreement entered into by Pledgor in accordance with the Loan Agreement.

"Instruments" shall have the meaning assigned to such tenn in Section 3(c) hereof.

"Lenders" shall have the meaning ascribed thereto in the recitals to this Agreement.

"Loan Agreement" shall have the meaning ascribed thereto in the recitals to this Agreement.

"Pledgor" shall have the meaning ascribed thereto in the preamble ofthis Agreement.

"Secured Obligations" shall mean, collectively, all obligations, liabilities and indebtedness of every nature of Pledgor, from time to time owing to the Administrative Agent or any Lender under or in connection with this Agreement, the Notes or any other Loan Document to which it is a party, including principal, interest, fees (including fees of counsel), and expenses whether now or hereafter existing under the Loan Documents.

"Uniform Commercial Code"  shall mean the Uniform Commercial Code in effect from time to time in the State of _______ or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than _________, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

Section 2 Representations and Warranties.  Pledgor represents and warrants to the Administrative Agent and the Lenders that:

(a) Pledgor is the sole beneficial owner of the Collateral and no Lien currently exists or will exist upon the Collateral, or any portion thereof, at any time (and no right or option to acquire the same exists or will exist in favor of any other Person), except for the pledge and security interest in favor of the Administrative Agent created, granted and confirmed herein, which pledge and security interest constitutes a first priority perfected pledge and security interest in and to all of the Collateral.

(b) There currently exists and will exist no offsets, counterclaims, defenses or deductions to Pledgor's right to receive any payments of money, or any other consideration, under or with respect to any of the Collateral.

Section 3 Assignment, Pledge and Security Interest. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, Pledgor hereby irrevocably assigns, pledges, sets over, delivers and grants to the Administrative Agent a security interest in all of Pledgor's right, title and interest in the following property, whether now owned by Pledgor or hereafter acquired and whether now existing or hereafter coming into existence and wherever located (collectively, the "Collateral"):

(a) all of Pledgor's right title and interest in the Hedge Agreement;

(b) all moneys due and to become due, and all other consideration paid and to be paid, to Pledgor under, pursuant to or in connection with the Collateral, whether or not such property interest shall be classified as an account or a general intangible under the Uniform Commercial Code, and all accounts and general intangibles (each as defined in the Uniform Commercial Code) arising from or in connection with, existing in respect of, or relating to, the Collateral (such rights to the payment of money and other consideration, and such accounts and general intangibles, being collectively referred to herein as "Accounts");

(c) all instruments or chattel paper (each as defined in the Uniform Commercial Code) of Pledgor evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of any of the Accounts (herein collectively called "Instruments"); and

(d) all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the property of Pledgor described in the preceding clauses ofthis Section 3.

Section 4 Counterparty. Pledgor shall, and hereby does, irrevocably direct Counterparty to make any payments to become payable under or pursuant to the Hedge Agreement into an Additional Cash Collateral Account established pursuant to the provisions of the Cash Management Agreement, or otherwise as directed by the Administrative Agent, until such time as this Agreement is terminated or otherwise canceled (and the parties hereto shall jointly notify Counterparty of the same) at which time any such payments shall be made as directed by or on behalf of the Pledgor. Pledgor shall cause Counterparty to execute and deliver to the Administrative Agent, not later than thirty (30) days from and after the date hereof, a letter agreement, substantially in the form of Exhibit A attached hereto, evidencing Counterparty's acknowledgment of such direction and agreement to act in accordance with the provisions of this Agreement, including without limitation this Section 4 and Section 6(h) hereof.

Section 5 Present Assignment. The assignment contained in Section 3 is present and absolute and Pledgor shall not take any action with respect to the Collateral without the Administrative Agent's prior approval.

Section 6 Covenants. Pledgor agrees that, at its sole cost and expense, until the payment and satisfaction in full ofthe Secured Obligations in accordance with their terms:

(a) Pledgor shall not take or omit to take any action, or do anything, or grant any consent, waiver or ratification, that may (i) impair the value of the Collateral or the value of the liens created, granted and/or confirmed herein, (ii) cause or permit any lien (other than the liens granted hereunder) to encumber any of the Collateral or (iii) result in a Disposition of the Collateral;

(b) Pledgor shall promptly perform and observe all of the terms, covenants and conditions required to be performed and observed by it under or in respect of the Collateral, and any and all documents and agreements related thereto, including any confidentiality agreements executed by Pledgor in connection therewith, and shall do all things necessary to preserve and to keep unimpaired its rights thereunder;

(c) Pledgor shall promptly furnish the Administrative Agent with copies of any notice given or received under or in respect of any of the Collateral;

(d) If Pledgor shall fail promptly to perform or observe any of the terms, covenants or conditions required to be performed or observed by it under or in respect of the Collateral, the Administrative Agent may, in its sole discretion, take such action as is appropriate to cause such terms, covenants or conditions promptly to be performed or observed on behalf of Pledgor but no such action by the Administrative Agent shall release Pledgor from any of its obligations with respect to the Collateral, the Notes, the Security Documents, any of the other Loan Documents or this Agreement;

(e) Pledgor shall not and shall not agree to (i) surrender its rights and interests with respect to the Collateral, nor terminate or cancel or permit the termination or cancellation of any of its rights with respect to the Collateral, or (ii) modify, change, supplement, alter, terminate, cancel, waive, release or amend, nor permit the modification, change, supplementation, alteration, termination, cancellation, waiver, release or amendment of, its rights with respect to the Collateral or the terms thereof, either orally or in writing; and Pledgor does hereby expressly release, relinquish and surrender unto the Administrative Agent all its right, power and authority to terminate, cancel, modify, change, supplement, alter, waive, release or amend any ofits rights with respect to the Collateral;

(f) Pledgor shall deliver to the Administrative Agent, promptly after Pledgor knows or has reason to believe that any breach or default by an account debtor or other Person obligated under with respect to the Collateral, a notice of such breach or default describing the same in reasonable detail and, together with such notice, a description of the action that Pledgor has taken or proposes to take with respect thereto. Without limiting the generality of the foregoing, and upon any such breach or default, Pledgor, at the written request of the Administrative Agent, shall promptly enforce its rights and remedies with respect to the Collateral as is necessary and appropriate in order to collect any defaulted payments, provided that the manner of such enforcement shall be approved by the Administrative Agent and, in any event, Pledgor shall not exercise any rights or remedies with respect to the Collateral on account of any breach or default under or in respect thereof without the prior written approval of the Administrative Agent;

(g) Pledgor shall warrant and defend its title to the Collateral and the pledge and security interest granted in favor of the Administrative Agent therein against all claims and demands of all Persons whomsoever, and shall maintain and preserve such pledge and security interest at all times;

(h) If Pledgor shall be entitled to receive any payments with respect to the Collateral, Pledgor shall cause such payments to be directly paid over to the Administrative Agent and applied to payments due under the Notes; and

(i) If Pledgor fails to perfonn any of the covenants or obligations contained herein, the Administrative Agent may itself perform, or cause performance of, such covenants or obligations, and the reasonable expenses of Administrative Agent incurred in connection therewith shall be payable by Pledgor to the Administrative Agent in accordance with Section 9 hereof.

Section 7       Perfection; Further Assurances.

7.01 Perfection.

(a) Pledgor authorizes the Administrative Agent to execute and deliver such financing statements and other documents as the Administrative Agent may reasonably require to perfect the security interests granted by Section 3 of this Agreement. In addition, Pledgor shall, from time to time, promptly execute, acknowledge and deliver, or cause the execution, acknowledgement and delivery of, such documents or instruments, and shall take or cause to be taken such other actions, as the Administrative Agent may reasonably request for the perfection against Pledgor and all third parties of the security interests granted herein, or for the continuation and protection thereof. Pledgor shall promptly give to the Administrative Agent evidence satisfactory to the Administrative Agent of all such actions. Without limiting the generality of the foregoing, Pledgor shall, promptly upon the execution and delivery of this Agreement, and at any time or from time to time thereafter upon the request of the Administrative Agent, execute, acknowledge and deliver such financing and continuation statements, notices and additional security agreements, make such notations on its records and take such other action as the Administrative Agent may reasonably request for the purpose of so perfecting, maintaining and protecting the security interests granted herein. Pledgor hereby irrevocably designates, makes, constitutes and appoints the Administrative Agent (and all Persons designated by the Administrative Agent) as Pledgor's true and lawful attorney (and agent-in-fact) to take any of the foregoing actions in the name of Pledgor, and Pledgor hereby further authorizes the Administrative Agent to effect any filing or recording which the Administrative Agent has requested pursuant to this Section 7 without the signature of Pledgor to the extent permitted by applicable law so long as the Administrative Agent has requested Pledgor to take any such action and Pledgor has failed to do so promptly.

(b) Pledgor shall deliver and pledge to the Administrative Agent all Instruments, endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as the Administrative Agent may reasonably request.

7.02 Records and Inspection. Pledgor shall also:

(a) keep full and accurate books and records relating to the Collateral as required in order to reflect the security interests granted by this Agreement; and

(b) permit representatives of the Administrative Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and forward copies of any notices or communications received by Pledgor with respect to the Collateral, in such manner as the Administrative Agent may reasonably request.

7.03 Other Financing Statements and Liens. Pledgor shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Administrative Agent is not named as the sole secured party.

7.04 Name; State of Formation. Pledgor shall not change its name, the location of its chief executive office, its state of formation or organizational structure unless Pledgor shall have complied with the provisions of Section [____] of the Loan Agreement.

7.05 Preservation of Rights. The Administrative Agent shall not be required to take steps necessary to preserve any rights against prior parties to any ofthe Collateral.

Section 8 Default; Remedies.

8.01 Events of Default. The following occurrences or happenings at any time and from time to time shall constitute events of default (each, an "Event of Default") under this Agreement which shall entitle Assignee to exercise its rights and remedies under this Agreement:

(a) the occurrence of an Event of Default under the Loan Agreement; or

(b) the failure of Pledgor to cause the deposit of any payments it is entitled to receive with respect to the Collateral directly with the Administrative Agent.

8.02 Remedies.

(a) If an Event of Default shall occur and be continuing:

(i) The Administrative Agent may (or at the direction of the Majority Lenders in accordance with the Loan Agreement shall) make any reasonable compromise or settlement deemed desirable with respect to any of the Collateral and may extend the time of payment, arrange for payment in installments, or otherwise modify the terms of, any ofthe Collateral;

(ii) The Administrative Agent shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Administrative Agent were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(iii) The Administrative Agent in its discretion may (or at the direction of the Majority Lenders in accordance with the Loan Agreement will), in its name or in the name of Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any ofthe Collateral, but shall be under no obligation to do so;

(iv) The Administrative Agent may, upon ten days' prior written notice to Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of the Administrative Agent or any of its agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute and cannot be waived), and the Administrative Agent or anyone else may be the purchaser, lessee, assignee or recipient ofany or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or rightofwhatsoeverkind, includinganyrightorequity ofredemption(statutoryor otherwise), of Pledgor, any such demand, notice and right or equity being hereby expressly waived and released. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; provided the Administrative Agent shall give Pledgor ten (10) days' prior notice of the date of such adjourned sale;

(v) Pledgor shall, at the request of the Administrative Agent, assemble the Collateral owned by it at such place or places, reasonably convenient to the Administrative Agent; and

(vi) the Administrative Agent may (or at the direction of the Majority Lenders in accordance with the Loan Agreement will) exercise such other rights and remedies as may be available to it or the Lenders pursuant to the other Loan Documents, or at law or in equity.

(b) Until the termination of this Agreement in accordance with Section 9, the power of sale and all other rights, powers and remedies granted to the Administrative Agent hereunder shall continue to exist and may be exercised by it at any time and from time to time. No sale or other disposition of all or any part of the Collateral by the Administrative Agent pursuant to this Section 8 shall be deemed to relieve Pledgor of its obligations under the Secured Obligations except to the extent the proceeds thereof are applied by the Administrative Agent to the payment ofthe Secured Obligations.

8.03 Private Sale, Etc.

(a) The Administrative Agent shall incur no liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 8.02 hereof conducted in a commercially reasonable manner. Pledgor hereby waives any claims against the Administrative Agent arising by reason ofthe fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount ofthe Secured Obligations, even if the Administrative Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

(b) To the fullest extent it may lawfully so agree, Pledgor agrees that it will not at any time insist upon, claim, plead, or take any benefit or advantage of any appraisement, valuation, stay, extension, moratorium, redemption, or similar law now or hereafter in force in order to prevent, delay, or hinder the enforcement hereof or the absolute sale of any part of the Collateral or the possession thereof by any purchaser at any sale pursuant to this Agreement; and Pledgor for itself and all who claim through it, so far as it or they now or hereafter lawfully may do so, hereby waives the benefit of all such laws, and all right to have the Collateral marshalled upon any foreclosure hereof, and agrees that any court having jurisdiction to foreclose this Agreement may order the sale of the Collateral as an entirety. Without limiting the generality of the foregoing, Pledgor hereby: (i) authorizes the Administrative Agent and/or the Lenders, in their sole discretion and without notice to or demand upon Pledgor and without otherwise affecting the obligations of Pledgor hereunder or in respect of the Secured Obligations (and without affecting any such other collateral), from time to time to hold other collateral (in addition to the Collateral, including, without limitation, the Mortgage) for payment of the Secured Obligations or any other obligations, or any part thereof, and to exchange, enforce or release such other collateral or any part thereof and to accept and hold any endorsement or guarantee of payment of the Secured Obligations or any part thereof and to release or substitute any endorser or guarantor or any other person granting security for or in any other way obligated upon any Secured Obligations or any part thereof; and (ii) waives and releases any and all right to require the Administrative Agent to collect any of the Secured Obligations from any specific item or items of the Collateral, from any other party liable as guarantor or in any other manner in respect of any of the Secured Obligations or from any collateral (other than the Collateral) for any of such obligations.

8.04 Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, shall be applied by the Administrative Agent:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of the Administrative Agent and the fees and expenses of its agents and counsel, and all expenses incurred and advances made by the Administrative Agent in connection therewith;

Next, to the payment in full of the Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing or as the Lenders holding the same may otherwise agree; and

Finally, to the payment to Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 8, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Pledgor or any issuerofor obligor on any ofthe Collateral.

8.05 Attorney-in-fact; Etc. Pledgor hereby appoints the Administrative Agent as its true and lawful attorney, which appointment is irrevocable and coupled with interest, with full power of substitution, in the name of Pledgor (a) to give notice of this Agreement at any time to each Person or entity with obligations owing to Pledgor (provided such obligations are included in the Collateral), (b) to demand, receive, compromise, sue for, and give acquittance for, any and all moneys and claims for money due and to become due under or arising out of such obligations or this Agreement, (c) to endorse any checks or other Instruments or orders in connection therewith, (d) to file any claims or take any actions or institute any proceedings which the Administrative Agent may deem to be necessary or advisable in its discretion and to compromise, litigate or settle the same and (e) to take any other action which by the terms of this Agreement is to be taken by Pledgor; provided, that the Administrative Agent may not exercise such power of attorney until an Event of Default shall have occurred and be continuing. Notwithstanding any provision to the contrary contained herein, neither the Administrative Agent nor any of its nominees or assignees shall have any obligation or liability by reason of or arising out of this Agreement to make any inquiry as to the nature or sufficiency of, to present or file any claim with respect to, or to take any action to collect or enforce the payment of, any amounts to which it may be entitled at any time or times due to this Agreement.

8.06 Non-Waiver.

(a) No right or remedy herein conferred upon or reserved to the Administrative Agent is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and continuing, shall be in addition to every other right or remedy given hereunder or under the other Loan Documents, or now or hereafter existing at law or in equity, and may be exercised from time to time and as often as may be deemed expedient by the Administrative Agent (or as directed by the Majority Lenders in accordance with the Loan Agreement.

(b) No delay or omission by the Administrative Agent or any of the Lenders to exercise any right or remedy hereunder or under any other Loan Document upon any Default or Event of Default, or failure of the Administrative Agent to insist on strict performance of any term ofthis Agreement or other Loan Document shall impair such exercise, or be construed to be a waiver of any such Potential Default or Event of Default or an acquiescence therein. No act of the Administrative Agent or any of the Lenders shall be construed as an election to proceed under anyone provision of this Agreement or of any other Loan Document to the exclusion of any other provision.

(c) The failure, refusal or waiver by the Administrative Agent or any of the Lenders of its right to assert any right or remedy hereunder or under any other Loan Document upon any default or Event of Default on the part of Pledgor or other occurrence shall not be construed as waiving such right or remedy upon any other or subsequent default or Event of Default or other occurrence.

(d) Neither the Administrative Agent nor any of the Lenders shall have any obligation to pursue any rights or remedies it may have under any other agreement securing the Secured Obligations or any portion thereof, prior to pursuing its rights or remedies hereunder or under the other Loan Documents.

(e) Acceptance of any payment after the occurrence of any Potential Default or Event of Default shall not be deemed a waiver or a cure of such Potential Default or Event of Default, and acceptance of any payment in an amount less than any amount then due shall be deemed an acceptance on account only.

(f) Pledgor shall not be relieved of its obligation to satisfy the Secured Obligations, including, without limitation, its obligations to pay the Loans at the time and in the manner provided for its payment in the Loan Documents by reason of, and the rights of the Administrative Agent and the Lenders hereunder shall not be affected by, (i) any failure of the Administrative Agent or any of the Lenders to comply with any request of any other obligor for the Secured Obligations to take any action to foreclose this Agreement or otherwise enforce any of the provisions of any Loan Document, (ii) any release, regardless of consideration, of the whole or any part of the collateral covered by the Security Documents or any other security for the Secured Obligations, or (iii) any alteration, extension, renewal, change, modification, release, amendment, compromise or cancellation, in whole or in part, of any term, covenant or provision of any ofthe Loan Documents, including any increase or decrease in the principal amount of the Loans or in the rate of interest applicable thereto or any extension oftime for payment thereof.

Section 9 Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of all Secured Obligations. When all Secured Obligations shall have been satisfied in full, this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order ofPledgor. This Agreement shall also constitute a security agreement as that term is used in the UCC; provided that to the extent that the UCC is used to define any term herein or in any other Loan Document and such term is defined differently in different Articles or Divisions of the UCC, the definition of such term contained in Article or Division 9 shall govern or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than New York, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

Section 10 Expenses. Pledgor agrees to reimburse the Administrative Agent and each of the Lenders for all costs and expenses of the Administrative Agent (including, without limitation, the reasonable fees and expenses oflegal counsel) in connection with (a) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (i) performance by the Administrative Agent of any obligations of Pledgor in respect of the Collateral that Pledgor has failed or refused to perform, (ii) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Administrative Agent in respect thereof, by litigation or otherwise, including expenses of insurance, (iii) judicial or regulatory proceedings and (iv) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or other transaction contemplated thereby is consummated) and (b) the enforcement of this Section 10, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof. The provisions of this Section 10 shall survive the termination of this Agreement.

Section 11 No Obligation by the Administrative Agent or the Lenders. Neither the Administrative Agent nor any ofthe Lenders shall be obligated to perform or discharge, nor does any of them hereby undertake to perform or discharge, any obligation, duty or liability of Pledgor under any ofthe Collateral.

Section 12 Reasonable Care. Beyond the exercise of reasonable care in the custody thereof, the Administrative Agent shall not have any duty as to any Collateral or any income thereon in its possession or control or in the possession or control of any agents for, or of, the Administrative Agent for the preservation of rights against any Person or otherwise with respect thereto. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which a reasonable person would exercise under similar circumstances, it being understood that the Administrative Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof by reason of any act or omission of the Administrative Agent or its agents, employees or bailees, except to the extent that such loss or damage results from the Administrative Agent's gross negligence or willful misconduct.

Section 13 Miscellaneous.

13.01 GOVERNING LAW; CONSENT TO JURISDICTION.

(A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY THE ADMINISTRATIVE AGENT AND LENDERS AND ACCEPTED BY PLEDGOR IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF PLEDGOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT THE ADMINISTRATIVE AGENT'S OPTION (WHICH DECISION SHALL BE MADE BY THE MAJORITY LENDERS) BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF [NEW YORK], COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND PLEDGOR WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. PLEDGOR DOES HEREBY DESIGNATE AND APPOINT [ ] AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO PLEDGOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON PLEDGOR, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. PLEDGOR (A) SHALL GIVE PROMPT NOTICE TO THE ADMINISTRATIVE AGENT OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (B) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (C) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

Nothing in this Section 13.01 shall affect the right of the Administrative Agent or any Lender to serve legal process in any other manner permitted by law or affect the right ofthe Administrative Agent or any Lender to bring any suit, action or proceeding against Pledgor or the property of Pledgor in the courts of any other jurisdictions.

13.02 Notices. All notices, requests, demands, statements, authorizations, approvals, directions, consents and other communications provided for herein shall be given or made in writing and shall be deemed sufficiently given or served for all purposes as of the date (a) when hand delivered (provided that delivery shall be evidenced by a receipt executed by or on behalf of the addressee), (b) three (3) days after being sent by postage pre-paid registered or certified mail, return receipt requested, (c) one (1) Business Day after being sent by reputable overnight courier service (with delivery evidenced by written receipt), or (d) with a simultaneous delivery by one of the means in (a), (b) or (c) by facsimile, when sent, with confirmation and a copy sent by first class mail, in each case addressed to the intended recipient at the "Address for Notices" specified below; or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Unless otherwise expressly provided herein, Pledgor shall only be required to send notices, requests, demands, statements, authorizations, approvals, directions, consents and other communications to the Administrative Agent on behalf of all of the Lenders.

(a) Notices and other communications to the Administrative Agent hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent. The Administrative Agent or Pledgor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Address for Notices:

If to Pledgor: [________________________]
_________________________
_________________________
_________________________
Attention: _________________ Telecopier No.: _____________

With Copies to: [________________________]
_________________________
_________________________
_________________________
Attention: _________________ Telecopier No.: _____________

If to Administrative Agent:

Eurohypo AG, New York Branch
1114 Avenue of the Americas
New York, New York 10036
Attention: Head of Portfolio Administration
Telecopier No.: 866-267-7680

With copies to:

Eurohypo AG, New York Branch
1114 Avenue of the Americas
New York, New York 10036
Attention: Head of Portfolio Administration
Telecopier No.: 866-267-7680

- and -

Riemer & Braunstein LLP Times Square Tower, Suite 2506 Seven Times Square New York, New York 10036 Attention: Steven J. Weinstein, Esq. Telecopier No.: (617) 692-3503

13.03 Amendments, Etc. The terms of this Agreement may be waived, modified and amended only by an instrument in writing duly executed by Pledgor and the Administrative Agent (with any required consent of the Lenders pursuant to the Loan Agreement). Any such waiver, modification or amendment shall be binding upon the Administrative Agent, each Lender, each holder of any ofthe Notes and Pledgor.

13.04 No Waiver. No failure on the part of the Administrative Agent, any Lender or any of their agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Administrative Agent, any Lender or any of their agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

13.05 Cumulative Remedies. All rights and remedies set forth in this Agreement are cumulative, and the Administrative Agent (on behalf of the Lenders) may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security of any right or remedy afforded hereby; and no such right or remedy set forth in this Agreement shall be deemed exclusive of any of the remedies or rights granted to the Administrative Agent and the Lenders in the Notes, the Mortgage or any other Loan Document. Nothing contained in this Agreement shall be deemed to limit or restrict the rights and remedies of the Administrative Agent and/or the Lenders under any ofthe other document related to the Secured Obligations.

13.06 Agent's Discretion. Whenever the Administrative Agent exercises any right pursuant to this Agreement to approve or disapprove, to determine whether any arrangement or term is satisfactory or to give its consent, the decision of the Administrative Agent to approve or disapprove, to decide whether such arrangements or terms are satisfactory or not satisfactory or to consent shall (except as is otherwise specifically herein provided) be in the sole discretion of the Administrative Agent and shall be final and conclusive. In the event that a claim or adjudication is made that the Administrative Agent has acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, it has an obligation to act reasonably or promptly, the Administrative Agent shall not be liable for any monetary damages, and Pledgor's remedies shall be limited to injunctive relief or declaratory judgment.

13.07 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of Pledgor, the Administrative Agent, the Lenders and any holder of any of the Secured Obligations (provided, however, that Pledgor shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent).

13.08 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

13.09 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

13.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (a) the other provisions hereof shall remain in full force and effect in such jurisdiction and (b) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

13.11 WAIVERS BY PLEDGOR. EXCEPT AS IS OTHERWISE EXPRESSLY PROVIDED FOR HEREIN, PLEDGOR WAIVES (A) PRESENTMENT, DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NON-PAYMENT, INTENT TO ACCELERATE, ACCELERATION, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY ADMINISTRATIVE AGENT OR ANY OF THE LENDERS ON WHICH PLEDGOR MAY IN ANY WAY BE LIABLE AND HEREBY RATIFIES AND CONFIRMS WHATEVER THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS MAY DO IN THIS REGARD; (B) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL OR OBTAINING ANY BOND OR SECURITY WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING THE ADMINISTRATIVE AGENT TO EXERCISE ANY OF THE ADMINISTRATIVE AGENT'S OR THE LENDERS' REMEDIES; (C) ANY AND ALL RIGHTS TO ASSERT ANY OFFSET, NONCOMPULSORY COUNTERCLAIM, CROSS-CLAIM OR DEFENSE (OTHER THAN PAYMENT) OF ANY NATURE WHATSOEVER WITH RESPECT TO THIS AGREEMENT OR THE SECURED OBLIGATIONS OR OTHERWISE IN ANY ACTION OR PROCEEDING BROUGHT BY THE ADMINISTRATIVE AGENT OR THE LENDERS WITH RESPECT TO THE SECURED OBLIGATIONS, OR ANY PORTION THEREOF, OR TO ENFORCE, FORECLOSE OR REALIZE UPON ANY OF THE LIENS OR SECURITY INTERESTS CREATED BY THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS; AND (D) NOTICE OF ACCEPTANCE HEREOF. PLEDGOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO THE ADMINISTRATIVE AGENT'S ENTERING INTO THIS AGREEMENT AND THAT THE ADMINISTRATIVE AGENT AND THE LENDERS ARE RELYING UPON THE FOREGOING WAIVERS IN MAKING THE LOANS AND IN THEIR FUTURE DEALINGS WITH PLEDGOR. PLEDGOR SHALL NOT BE ENTITLED TO ANY NOTICES OF ANY NATURE WHATSOEVER FROM THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS EXCEPT WITH RESPECT TO MATTERS FOR WHICH THIS AGREEMENT SPECIFICALLY AND EXPRESSLY PROVIDE FOR THE GIVING OF NOTICE BY THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS TO PLEDGOR AND EXCEPT WITH RESPECT TO MATTERS FOR WHICH PLEDGOR IS NOT, PURSUANT TO APPLICABLE LEGAL REQUIREMENTS, PERMITTED TO WAIVE THE GIVING OF NOTICE. PLEDGOR HEREBY EXPRESSLY WAIVES THE RIGHT TO RECEIVE ANY NOTICE FROM THE ADMINISTRATIVE AGENT AND ANY OF THE LENDERS WITH RESPECT TO ANY MATTER FOR WHICH THIS AGREEMENT DOES NOT SPECIFICALLY AND EXPRESSLY PROVIDE FOR THE GIVING OF NOTICE BY THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS TO PLEDGOR.

13.12 WAIVER OF JURY TRIAL. PLEDGOR, THE ADMINISTRATIVE AGENT AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF EITHER PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THE LOANS OR THE PROJECT (INCLUDING, WITHOUT LIMITATION, ANY ACTION TO RESCIND OR CANCEL THIS ASSIGNMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS DEED OF TRUST WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER A MATERIAL INDUCEMENT FOR THE ADMINISTRATIVE AGENT AND EACH LENDER TO ENTER THIS AGREEMENT.

13.13 Conflicts with Loan Agreement. Notwithstanding anything to the contrary contain in this Assignment, in the event of a conflict or ambiguity created between the Loan Agreement and any provision herein, the terms ofthe Loan Agreement shall govern and control.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

ACADIA-PA EAST FORDHAM ACQUISITIONS, LLC, a Delaware limited liability company

By:	Acadia-P/A Holding Company, LLC, a Delaware
limited liability company, its sole member

	By:	Acadia Strategic Opportunity Fund II, LLC, a
Delaware limited liability company, its managing member

		By:	Acadia Realty Acquisition II, LLC, a
Delaware limited liability company, its
managing member

			By:	Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

				By:	Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By: _______________________
Name: Robert Masters
Title: Senior Vice President-General Counsel

FORDHAM PLACE OFFICE LLC, a Delaware limited liability company

By:	Acadia-P/A Holding Company, LLC, a Delaware
limited liability company, its sole member

	By:	Acadia Strategic Opportunity Fund II, LLC, a
Delaware limited liability company, its managing member

		By:	Acadia Realty Acquisition II, LLC, a
Delaware limited liability company, its
managing member

			By:	Acadia Realty Limited Partnership, a Delaware limited partnership, its sole member

				By:	Acadia Realty Trust, a Maryland real estate investment trust, its general partner

By:
Name: Robert Masters
Title: Senior Vice President-General Counsel

ADMINISTRATIVE AGENT:

EUROHYPO AG, NEW YORK BRANCH,
as Administrative Agent

By:	__________________________________
Name: Title:

By:	__________________________________
Name: Title:

EXHIBIT A

ACKNOWLEDGMENT OF SECURITY INTEREST

The undersigned, _____________, Counterparty to the Hedge Agreement, by its execution of this acknowledgment of the security interest granted in the foregoing Assignment, Pledge and Security Agreement (the "Pledge Agreement"), hereby consents to the pledge and grant of the security interest in favor of Eurohypo, AG, New York Branch, as Administrative Agent (the "Administrative Agent"), and the other terms of the Pledge Agreement, and agrees that (i) it will make all termination payments into the following account: ______________ Eurohypo AG, New York Branch, 1114 Avenue of the Americas, New York, New York 10036 or as otherwise directed by the Administrative Agent, and (ii) upon receipt by Counterparty ofinstructions from the Administrative Agent with respect to thereto (to be given to Counterparty at its address set forth below, but otherwise in accordance with the provision for notices set forth in the Pledge Agreement), Counterparty will make all payments of all sums (including, without limitation, all termination payments) payable or to become payable by it under or pursuant to the Hedge Agreement, into an account or as otherwise directed by the Administrative Agent. All such payments shall be made without offset or deduction for any claim by the undersigned against Pledgor, all of which such claims will be asserted directly or separately against Pledgor. In consideration of the foregoing agreement by Counterparty, Pledgor agrees that (i) Counterparty shall be entitled to conclusively rely (without any independent investigation) on the Administrative Agent's statement that the Administrative Agent is entitled to payment under the Hedge Agreement, and (ii) Counterparty shall be held harmless and shall be fully indemnified by Pledgor, from and against any and all claims, other than those ultimately determined to be founded on gross negligence or willful misconduct of Counterparty, and from and against any damages, penalties, judgments, liabilities, losses or expenses (including reasonable attorneys' fees and disbursements) incurred by Counterparty as a result of the assertion of any claim, by any person or entity, arising out of, or otherwise related to, any actions taken or omitted to be taken by Counterparty in reliance upon any such notice provided by the Administrative Agent.

Counterparty agrees that, until such time as it receives from the Administrative Agent written notice that the Pledge Agreement is terminated or otherwise canceled, Counterparty shall not, without first obtaining the Administrative Agent's prior written consent, amend, modify, cancel or terminate the Hedge Agreement (except for partial reductions of the notional amount under the Hedge Agreement for which no consent of the Administrative Agent is required under the express terms of the Loan Agreement, that are certified by Pledgor to the Administrative Agent and Counterparty in a written instrument to be in compliance with the first proviso set forth in Section 6(e)(i) of the Pledge Agreement), and no attempt to amend, modify, cancel or terminate the Hedge Agreement (except for partial reductions as provided above) without the Administrative Agent's prior written consent, shall be binding on the Administrative Agent or of any force or effect.

Ex. A-1

Counterparty hereby agrees that, in the event of any breach or default by the Pledgor under the Hedge Agreement that has not been cured by Pledgor, and in the event of any termination event that could be claimed by Counterparty under the Hedge Agreement as a result of any act, omission, event or condition attributable to Pledgor which could be cured through the paYment ofmoney or otherwise through performance by a person other than Pledgor, that has not been cured by Pledgor, Counterparty shall notify the Administrative Agent at its address set forth in the Pledge Agreement (and otherwise in accordance with the procedures for notice set forth in the Pledge Agreement) of the occurrence of such breach, default or event. Counterparty further agrees that the Administrative Agent shall have the right to cure any such breach, default or event; that the Counterparty shall accept any such cure tendered by the Administrative Agent within the same period for cure of such breach, default or event set forth in the Hedge Agreement, which cure period shall be measured, however, from the date notice of such breach, default or event is delivered to the Administrative Agent in accordance herewith) (herein, the "Cure Period"); and that Counterparty shall not terminate the Hedge Agreement or exercise any remedies on account of such breach, default or event, unless the Administrative Agent fails to cure such breach, default or event within the Cure Period. Counterparty acknowledges and agrees that the Administrative Agent shall have the right (but shall be under no obligation) to cure such breach, default or event, and that neither the tender of any such cure by or on behalf of the Administrative Agent, nor this Acknowledgment or any term or provision of the Pledge Agreement, shall be deemed to result in the assumption by the Administrative Agent of any obligations ofthe Pledgor under the Hedge Agreement.

ACKNOWLEDGED AND CONSENTED TO:

[COUNTERPARTY]

By:	_________________________
Name:
Title:

Address For Notices:
_____________________
_____________________

Ex A-2